  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2001
                                                     REGISTRATION NO. 333-74303
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                 (Originator of the Trusts described herein)
            (Exact name of registrant as specified in its charter)

                        CHASE CREDIT CARD MASTER TRUST
               (Issuer with respect to the Offered Securities)

              DELAWARE                       22-2382028
  (State or other jurisdiction of         (I.R.S. employer
   incorporation or organization)      identification number)

                        WHITE CLAY CENTER BUILDING 200
                                  ROUTE 273
                            NEWARK, DELAWARE 19711
                                (302) 575-5000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ANDREW T. SEMMELMAN
                                VICE PRESIDENT
                          CHASE MANHATTAN BANK USA,
                             NATIONAL ASSOCIATION
                      C/O WHITE CLAY CENTER BUILDING 200
                                  ROUTE 273
                                   ----------
                            NEWARK, DELAWARE 19711
                                (302) 575-5000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

    David M. Eisenberg, Esq.         James Y. Lee, Esq.           Andrew M. Faulkner, Esq.
   Simpson Thacher & Bartlett     The Chase Manhattan Bank      Skadden, Arps, Slate, Meagher
      425 Lexington Avenue             270 Park Avenue                   & Flom LLP
    New York, New York 10017      New York, New York 10017            Four Times Square
         (212) 455-2000                (212) 270-6255                New York, NY 10036
                                                                       (212) 735-2853

                                   ----------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration Statement.

   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |B*

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |BX

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |B*

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |B*

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |B*

                       CALCULATION OF REGISTRATION FEE

                                                PROPOSED MAXIMUM OFFERING
      TITLE OF EACH CLASS        AMOUNT TO BE    PRICE PER UNIT OR SHARE  PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
OF SECURITIES TO BE REGISTERED  REGISTERED (1)             (2)                  OFFERING PRICE        REGISTRATION FEE
------------------------------  -------------- -------------------------  -------------------------- ----------------
Asset Backed Certificates         $1,000,000               100%                   $1,000,000              $250.00
------------------------------  -------------- -------------------------  -------------------------- ----------------
Asset Backed Notes                $1,000,000               100%                   $1,000,000                   --
------------------------------  -------------- -------------------------  -------------------------- ----------------
 Total                            $1,000,000               100%                   $1,000,000              $250.00
------------------------------  -------------- -------------------------  -------------------------- ----------------

(1) If any registered securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $1,000,000. In no event will the aggregate initial offering price of securities registered hereunder exceed $1,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.
(2) The proposed maximum offering price per unit or share will be determined from time to time by the registrant of the securities registered hereunder.

   The registrant hereby amends this Registration Statement on any date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   ----------

   The attached prospectus and either of the attached prospectus supplements may be used by J.P. Morgan Securities Inc., a wholly owned subsidiary of J.P. Morgan Chase & Co. and an affiliate of the Transferor, in connection with offers and sales related to market-making transactions in the securities.
J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.
================================================================================

                               EXPLANATORY NOTE

This Form S-3 Registration Statement (file no. 333-     ) includes, on behalf
of Chase Manhattan Bank USA, National Association (the "Bank"), as originator of the trusts described herein, a base prospectus and two model prospectus supplements. One model prospectus supplement describes an offering by Chase Credit Card Master Trust of asset backed certificates. The other model prospectus supplement describes an offering by Chase Credit Card Owner Trust 200 - of asset backed notes. The prospectus and each prospectus supplement have been prepared to comply with the "Plain English" Rules (Release No. 33-7497), including Rule 421(b) and Rule 421(d) under the Securities Act of 1933, as amended, and related revisions to Regulation S-K and Form S-3 adopted by the Securities and Exchange Commission.

[FLAG]

The information in this prospectus supplement and prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus supplement nor the prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


           SUBJECT TO COMPLETION, DATED ________, 200_



PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED ________, 200_


CHASE CREDIT CARD MASTER TRUST
Issuer

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, Transferor

THE CHASE MANHATTAN BANK, Servicer



$__________  CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 200_-_


$__________  CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 200_-_




                                        Class A Certificates                  Class B Certificates

Principal Amount                       $___________________                  $___________________
Price                                  $__________ (______%)                 $__________ (______%)
Underwriters' Commissions              $__________ (______%)                 $__________ (______%)
Proceeds to the Issuer                 $__________ (______%)                 $__________ (______%)
Certificate Rate                           one-month LIBOR +                     one-month LIBOR +
                                                  ____% p.a.                             ___% p.a.
Interest Payment Dates                   monthly on the 15th                   monthly on the 15th
First Interest Payment Date                  _________, 200_                          ______, 200_
Scheduled Principal Payment                          _______                              ________
Date                                       distribution date                     distribution date






THE CLASS B CERTIFICATES ARE SUBORDINATED TO THE CLASS A CERTIFICATES.

These securities are interests in Chase Credit Card Master Trust and are backed only by the assets of the trust. Neither these securities nor the assets of the trust are obligations of Chase Manhattan Bank USA, N.A., The Chase Manhattan Bank or any of their affiliates, or obligations insured by the FDIC.

These securities are highly structured. Before you purchase these securities, be sure you understand the structure and the risks. See "Risk Factors" beginning on page S-11 of this prospectus supplement.

WE INTEND TO APPLY TO HAVE THE SECURITIES LISTED ON THE LUXEMBOURG STOCK
EXCHANGE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters of each class of certificates have agreed to purchase those certificates, subject to the terms and conditions in the underwriting agreement.

Underwriters of the Class A certificates



JPMORGAN


Underwriter of the Class B certificates


JPMORGAN


        The date of this Prospectus Supplement is __________, 200_.

                             TABLE OF CONTENTS

                                                                       PAGE


WHERE TO FIND INFORMATION IN THESE DOCUMENTS............................S-3

SUMMARY OF TERMS........................................................S-4

STRUCTURAL SUMMARY......................................................S-5
The Series 200_-_ Certificates .........................................S-5
Available Credit Enhancement............................................S-5
Chase Credit Card Master Trust..........................................S-5
Scheduled Principal Payments and
         Potential Later Payments ......................................S-6
Shortfalls in Expected Cashflows........................................S-6
Optional Redemption.....................................................S-6
Credit Enhancement......................................................S-6
Minimum Yield on the Receivables;
         Possible Early Principal
         Repayment of Series 200_ ......................................S-7
Tax Status of Class A, Class B and Chase
         Credit Card Master Trust ......................................S-7
ERISA Considerations ...................................................S-8
Mailing Address and Telephone Number
         of Principal Executive Offices ................................S-8

Selected Master Trust
         Portfolio Summary Data.........................................S-9

RECENT DEVELOPMENT......................................................S-9
Change in Accounting Standards..........................................S-9

RISK FACTORS...........................................................S-11

CHASE CREDIT CARD MASTER TRUST PORTFOLIO...............................S-17
General ...............................................................S-17
Delinquency and Loss Experience........................................S-17
Characteristics of Receivables Portfolio...............................S-18

MATURITY CONSIDERATIONS................................................S-22
Controlled Accumulation................................................S-22
Rapid Amortization Period..............................................S-23
Historical Payment Rates...............................................S-23

RECEIVABLE YIELD CONSIDERATIONS........................................S-24

USE OF PROCEEDS........................................................S-25

DESCRIPTION OF THE CERTIFICATES........................................S-26
General................................................................S-26
Interest Allocations...................................................S-26
Principal Allocations..................................................S-27
Controlled Accumulation Period.........................................S-28
Rapid Amortization Period..............................................S-28
Allocation Percentages.................................................S-29
Application of Collections.............................................S-30
Excess Spread..........................................................S-31
Reallocation of Cash Flows.............................................S-37
Shared Excess Finance Charge
         Collections...................................................S-37
Shared Principal Collections...........................................S-37
Required Collateral Interest...........................................S-38
Defaulted Receivables..................................................S-38
Principal Funding Account..............................................S-39
Reserve Account........................................................S-40
Pay Out Events.........................................................S-41
Servicing Fees and Expenses............................................S-44
Certificateholder Reports..............................................S-44

LISTING AND GENERAL INFORMATION........................................S-45

UNDERWRITING...........................................................S-47

ERISA CONSIDERATIONS...................................................S-48

OTHER SERIES ISSUED AND OUTSTANDING....................................S-51

GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT............................S-62

                WHERE TO FIND INFORMATION IN THESE DOCUMENTS



         The attached prospectus provides general information about Chase Credit Card Master Trust, including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of Series 200_-_ are described in this supplement.



         This supplement begins with several introductory sections describing your series and Chase Credit Card Master Trust in abbreviated form:

         o Summary of Terms provides important amounts, dates and other terms of your series;


         o Structural Summary gives a brief introduction to the key structural features of your series and directions for locating further information;

         o Selected Master Trust Portfolio Summary Data gives certain financial information about the assets of the trust; and


         o    Risk Factors describes risks that apply to your series.

         As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.


         This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc., an affiliate of Chase Manhattan Bank USA, N.A. and The Chase Manhattan Bank and a wholly owned subsidiary of J.P. Morgan Chase & Co., in connection with offers and sales related to market-making transactions in the certificates offered by this supplement and the attached prospectus. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.



You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these certificates in any state where the offer is not permitted.

TO UNDERSTAND THE STRUCTURE AND TERMS OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.

                              SUMMARY OF TERMS



Transferor:                   Chase Manhattan Bank USA, National Association--
                              "Chase USA"
Servicer:                     The Chase Manhattan Bank--"Chase Bank"
Trustee:                      The Bank of New York
Pricing Date:                 _________, 200_
Closing Date:                 _________, 200_
Clearance and Settlement:     DTC/Clearstream/Euroclear
Master Trust Assets:          receivables originated in VISA and MasterCard
                              accounts, including recoveries on charged-off receivables and fees payable by VISA and MasterCard to Chase USA



Series Structure:                       Amount             % of Total Series
         Class A                     $___________                 84%
         Class B                     $___________                  7%
         Collateral Interest         $___________                  9%
Annual Servicing Fee:                                              2%


                                             CLASS A                          CLASS B

Credit Enhancement:                   subordination of Class B          subordination of collateral
                                      and the collateral interest       interest


Interest Rate:                        one-month LIBOR + __%             one-month LIBOR + __%
                                      p.a.                              p.a.

Interest Accrual Method:              actual/360                        actual/360

Interest Payment Dates:               monthly (15th)                    monthly (15th)

Interest Rate Index Reset Date:       2 business days before each       2 business days before each
                                      interest payment date             interest payment date

First Interest Payment Date:

Scheduled Principal Payment Date:

Commencement of Controlled
Accumulation Period
(subject to adjustment):

Series 200_-_ Legal Final Maturity:

Application for Exchange Listing:     Luxembourg                        Luxembourg

CUSIP Number:

ISIN:

Common Code:


Anticipated Ratings:
(Moody's/S&P/Fitch)              Aaa/AAA/AAA                       A2/A/A

It is a condition of issuance that at least one of the anticipated ratings be obtained for Class A and Class B certificates.


                             STRUCTURAL SUMMARY


         This summary briefly describes certain major structural components of Series 200_-_. To fully understand the terms of Series 200_-_ you will need to read both this supplement and the attached prospectus in their entirety.

THE SERIES 200_-_ CERTIFICATES


Your certificates represent the right to a portion of collections on the underlying Chase Credit Card Master Trust assets. Your certificates will also be allocated a portion of net losses on receivables, if any. Any collections allocated to your series will be used to make interest or principal payments, to pay a portion of the fees of Chase Bank as servicer and to cover net losses allocated to your series. Any collections allocated to your series in excess of the amount owed to you or Chase Bank as servicer will be shared with other series of certificates issued by the trust, or returned to Chase USA. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement.

For further information on allocations and payments, see "Description of the Certificates--Allocation Percentages" and "--Application of Collections" in this supplement. For further information about the receivables supporting your certificates, see "Chase Credit Card Master Trust Portfolio" and "Receivable Yield Considerations" in this supplement. For a more detailed discussion of the certificates, see "Description of the Certificates" in this supplement.

AVAILABLE CREDIT ENHANCEMENT


Your certificates feature credit enhancement by means of the subordination of other interests, which is intended to protect you from net losses and shortfalls in cash flow. Credit enhancement is provided to Class A by the following:


     o    subordination of Class B; and

     o    subordination of the collateral interest.


Credit enhancement is provided to Class B by the following:


     o    subordination of the collateral interest.


The effect of subordination is that the more subordinated interests will absorb any net losses allocated to Series 200_-_, and make up any shortfalls in cash flow, before the more senior interests are affected. On the closing date the collateral interest will be $__________, or 9% of Series 200_-_. If the cash flow and any subordinated interest do not cover all net losses allocated to Series 200_-_, your payments of interest and principal will be reduced and you may suffer a loss of principal.

For a description of the subordination of Class B to Class A, see "Risk Factors--Class B Bears Losses Before Class A" and "Description of the Certificates--Subordination" in this supplement. For a discussion of losses, see "Description of the Certificates--Defaulted Receivables" in this supplement. See "Risk Factors" in this supplement for more detailed discussions of the risks of investing in Series 200_-_.


CHASE CREDIT CARD MASTER TRUST


Your series is one of __________ outstanding series issued by the trust. The trust is maintained by the trustee for the benefit of:

     o    certificateholders of Series 200_-_;

     o    certificateholders of other series issued by the trust;

     o providers of credit enhancements for Series 200_-_ and other series issued by the trust; and

     o    Chase USA.

Each series has a claim to a fixed dollar amount of Chase Credit Card Master Trust's assets, regardless of the total amount of receivables in the trust at any time. Chase USA holds the remaining claim to Chase Credit Card Master Trust's assets, which fluctuates with the total amount of receivables in the trust. Chase USA, as the holder of that remainder, has the right to purchase the outstanding Series 200_-_ certificates at any time when the outstanding amount of the Series 200_-_ certificateholders' interest in Chase Credit Card Master Trust is less than 5% of the original amount of that interest.



For more information on Chase Credit Card Master Trust's assets, see "Chase Credit Card Master Trust Portfolio" and "Receivable Yield Considerations" in this supplement and "Chase USA's Credit Card Activities" and "The Receivables" in the attached prospectus.


SHARED EXCESS FINANCE CHARGE COLLECTIONS


         Collections of finance charge receivables - and other amounts treated like collections of finance charge receivables - in excess of the amount required to make payments or deposits for the certificates of your series will be made available to other series included in Group I whose allocation of collections of finance charge receivables is not sufficient to make its required payments or deposits. We call these collections EXCESS finance charge collections. If the certificates of your series require more collections of finance charge receivables than allocated through the investor percentage, they will have access to collections of finance charge receivables - and other amounts treated like finance charge collections - from other series in Group I. Each series that is part of Group I and has a shortfall will receive a share of the total amount of excess finance charge collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month. Excess finance charge collections remaining after payment of all shortfalls for other series in Group I will be paid to Chase USA. For more information with respect to the sharing of excess collections, see "Description of the Certificates -- Shared Excess Finance Charge Collections" and
"-- Principal Collections" in this Supplement.

SCHEDULED PRINCIPAL PAYMENTS AND POTENTIAL LATER PAYMENTS


Chase Credit Card Master Trust expects to pay the entire principal amount of Class A in one payment on the ________ distribution date, and the entire principal amount of Class B in one payment on the ________ distribution date. In order to accumulate the funds to pay Class A on its scheduled payment date, the trust will accumulate principal collections in a principal funding account. The trust will deposit funds into the principal funding account during a "controlled accumulation period." The length of the controlled accumulation period may be as long as twelve months, but will be shortened if Chase USA expects that a shorter period will suffice for the accumulation of the Class A payment amount. The accumulation period will end on the scheduled payment date for Class A, when the funds on deposit in the principal funding account will be paid to Class A.



If Class A is not fully repaid on its scheduled payment date, Class A will begin to amortize by means of monthly payments of all principal collections allocated to Series 200_-_ until it is fully repaid.

After Class A is fully repaid the trust will use principal collections allocated to Series 200_-_ to repay Class B. Because of the relatively small principal payment required to repay Class B, the trust expects to pay the Class B principal in full in one month. If Class B is not fully repaid on its scheduled payment date, Class B will begin to amortize by means of monthly payments of all principal collections allocated to Series 200_ after Class A is fully repaid.


For more information on scheduled principal payments, the controlled accumulation period and Class B principal payments, see "Maturity Considerations" and "Description of the Certificates--Principal Allocations," "--Controlled Accumulation Period" and "--Application of Collections--Payments of Principal" in this supplement and "Description of the Securities--Description of the Certificates--Principal Allocations" in the attached prospectus.


Prior to the commencement of an accumulation or amortization period for Series 200_-_, principal collections will be paid to Chase USA or shared with other series that are amortizing or in an accumulation period.



SHORTFALLS IN EXPECTED CASHFLOWS

If the funds available in the principal funding account on the scheduled Class A principal payment date are insufficient to pay Class A principal in full, the trustee will use the available funds to pay in part each of the outstanding Class A certificates. On each investor principal subsequent transfer date, the trustee will apply all available investor principal collections it receives to the further payment of each of the outstanding Class A certificates until they have been paid in full.

If Class A remains outstanding on the scheduled Class B principal payment date, the trustee will use available investor principal collections to pay Class A until Class A has been paid in full. If available investor principal collections remaining after Class A has been paid in full are insufficient to pay Class B in full, the trustee will use those funds to pay in part each of the outstanding Class B certificates. On each subsequent transfer date, the trustee will apply all available investor principal collections to the further payment of each of the outstanding Class B certificates until they have been paid in full.

For more information on shortfalls in expected cashflows, see "Description of the Certificates--Principal Allocations and "-Payments of Principal" in this supplement.


OPTIONAL REDEMPTION

Chase USA, as transferor of the receivables to the master trust, has the right, but not the obligation, to purchase the series certificate, and cause the payment in full of the outstanding certificates, when the outstanding amount of the series certificate is less than or equal to 5% of the amount of the series certificate at the closing date.

For more information with respect to optional redemption of the certificates, see "Description of the Securities--Description of the Certificates--Optional Redemption" in this supplement and "Description of the Securities--Description of the Certificates--Optional Repurchase" in the attached prospectus.


CREDIT ENHANCEMENT

         The Class B certificates and the collateral interest will be subordinated to the Class A certificates. The collateral interest will be subordinated to the Class B certificates. Principal payments that are allocated to the Class B certificates may be reallocated to pay the Class A required amount and the Class B investor interest may be reduced if the collateral interest is equal to zero. Similarly, principal payments that are allocated to the Collateral Interest may be reallocated to pay the Class A required amount and the Class B required amount and the collateral interest may be reduced. If excess spread is not available to reimburse these reductions in the Class B investor interest, the percentage of collections of finance charge receivables allocated to the Class B certificates in later periods and the amount of interest and principal distributable to Class B certificateholders will be reduced. No principal will be paid to Class B until the Class A investor interest is paid in full.

MINIMUM YIELD ON THE RECEIVABLES; POSSIBLE EARLY PRINCIPAL REPAYMENT OF SERIES 200-_



Class A or Class B may be repaid earlier than its scheduled principal repayment date if collections on the underlying receivables, together with other amounts available for payment to securityholders, are too low. The minimum amount that must be available for payment to Series 200_-_ in any month, referred to as the base rate, is the sum of the interest payable to Class A, the interest payable to Class B and the interest payable to the holder of the collateral interest, in each case for the related interest period, plus the servicing fee for the related month. If the average trust portfolio yield for Series 200_-_less net charge-offs for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 200_-_ and the trust will commence a rapid amortization of Series 200_, and holders of Series 200_-_ certificates will receive principal payments earlier than the scheduled principal repayment date.


Series 200_-_ is also subject to several other pay out events, which could cause Series 200_-_ to amortize, and which are summarized under the heading "Description of the Certificates--Pay Out Events" in this supplement. If Series 200_-_ begins to amortize, Class A will receive monthly payments of principal until it is fully repaid; Class B will then receive monthly payments of principal until it is fully repaid. In that event, your certificates may be repaid prior to the scheduled payment date.

The final payment of principal and interest will be made no later than the ________ distribution date, which is the Series 200_-_ final payment date.



For more information on pay out events, the portfolio yield and base rate, early principal repayment and rapid amortization, see "Maturity
Considerations," "Description of the Certificates--Principal Allocations" and "--Pay Out Events" in this supplement and "Description of the Securities--Description of the Certificates--Principal Allocations" and "--Final Payment of Principal; Series Termination" in the attached prospectus.


TAX STATUS OF CLASS A, CLASS B AND CHASE CREDIT CARD MASTER TRUST

Simpson Thacher & Bartlett, tax counsel to Chase USA, is of the opinion that:


     o under existing law the Class A and Class B certificates will be characterized as debt for U.S. federal income tax purposes; and

     o Chase Credit Card Master Trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.


For further information regarding the application of U.S. federal income tax laws, see "Tax Matters" in the attached prospectus.

ERISA CONSIDERATIONS

Class A Certificates: The underwriters anticipate that the Class A certificates, will be held by at least 100 persons who are independent of Chase USA and each other. Chase USA anticipates that the Class A certificates will meet the other criteria for treatment as "publicly-offered securities." If so, subject to important considerations described under "ERISA Considerations" in this prospectus supplement and "Employee Benefit Plan Considerations" in the attached prospectus, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Class B Certificates: Pension plans and other investors subject to ERISA cannot acquire Class B certificates. Prohibited investors include:


     o    "employee benefit plans" as defined in section 3(3) of ERISA;

     o any "plan" as defined in section 4975 of the U.S. Internal Revenue Code; and

     o any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any such plan's investment in the entity, including insurance company general accounts.


By purchasing any Class B certificates, you certify that you are not within any of those categories.

For further information regarding the application of ERISA, see "ERISA Considerations" in this supplement and "Employee Benefit Plan
Considerations" in the attached prospectus.

MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES


The mailing address of Chase Manhattan Bank USA, National Association is
White Clay Center Building 200, Newark, Delaware 19711, and the telephone number is (302) 575-5000.

                SELECTED MASTER TRUST PORTFOLIO SUMMARY DATA


The chart below shows the geographic distribution of the receivables in the trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 5% of receivables in the trust portfolio.


                             [GRAPHIC OMITTED]







Pie chart describing the "Geographic Distribution of Receivables in the Master Trust Portfolio as of July 1, 2001." The chart indicates that the geographic distribution of the Receivables is as follows: (i) 12.22% in California, (ii) 12.30% in New York, (iii) 7.90% in Texas, (iv) 6.73% in Florida, (v) 5.44% in New Jersey and (vi) 55.41% of the receivables distributed among the remaining states.


The chart below shows the percentages of the receivables in the trust portfolio arising under accounts within the age brackets shown.



                             [GRAPHIC OMITTED]

The chart below shows the portfolio yield, payment rate and net charge-off rate for the trust portfolio for each month from July 1999 to June 2001.



                             [GRAPHIC OMITTED]



"Portfolio yield" for any month means the total amount of collected finance charges and interchange fees allocated to Chase Credit Card
Master Trust for the month, expressed as a percentage of total outstanding principal receivables at the beginning of the month.

The "payment rate" for any month is the total amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of total outstanding receivables at the beginning of the month.

The amount of "net charge-offs" for any month is the amount of charged-off receivables recorded in the month, net of any recoveries from earlier charge-offs on receivables in the trust portfolio, expressed as a percentage of total outstanding principal receivables at the beginning of the month.


                               RECENT DEVELOPMENT

CHANGE IN ACCOUNTING STANDARDS

Under existing accounting rules, Chase USA records the issuance of certificates and related transfers of receivables to the master trust as a sale of the credit card receivables. The Financial Accounting Standards Board has adopted revised accounting rules applicable to transfers of receivables. Chase USA expects the board to delay the effective date of certain provisions of the revised accounting rules as such rules would apply to banks, such as Chase
USA, until at least December 31, 2001. Chase USA has not determined how it will comply with the revised accounting rules. However, Chase USA will comply with such rules so as to continue to record the transfers of receivables to the master trust as sales under generally accepted accounting principles.

One method under consideration to comply with the revised accounting rules is to interpose one or more special purpose entities--structured to comply with the requirements of applicable accounting rules for such special purpose entities-- between Chase USA as a seller of the credit card receivables, and the master trust. These special purpose entities, which would be owned by Chase USA, would purchase the credit card receivables from Chase USA and transfer them to the master trust. In order to effect such a change in the structure of the transaction some of the operative documents, including the pooling and servicing agreement and the indenture, would need to be amended. Chase USA has not determined the scope of the necessary amendments or whether consent of the holders of the certificates or the holders of any other series of notes or certificates will be required in order to implement the necessary amendments. Therefore, the series supplement pursuant to which the certificates will be issued provides that, by purchasing the certificates, you will be consenting to any such amendments. Notwithstanding whether Chase USA ultimately determines that consent is or is not required to implement the necessary amendments, it will be a condition of any such amendment that the rating agencies confirm that the amendment will not cause the ratings assigned to outstanding certificates or other series of certificates or notes to be withdrawn or reduced.

                                RISK FACTORS


         The following is a summary of all material risks that apply to an investment in the certificates. The remainder of this supplement and the attached prospectus provide much more detailed information about these risks. You should consider the following risk factors in light of your investment strategy in deciding whether to purchase the certificates.


YOU MAY RECEIVE PRINCIPAL          If the average trust net yield allocated
PAYMENTS EARLIER OR LATER          to Series 200_-_ - called portfolio
THAN THE SCHEDULED PRINCIPAL       yield - for any three consecutive months
PAYMENT DATE IF THE PORTFOLIO      is less than the amount of interest
YIELD IS REDUCED                   payable on the certificates for the
                                   related interest period, plus the
                                   servicing fee for the series averaged
                                   for the same three months, a pay out
                                   event will occur for your series. The
                                   trust then will commence a rapid
                                   amortization of your certificates, and
                                   holders of Series 200_-_ certificates
                                   will receive principal payments earlier
                                   than the scheduled principal payment
                                   date. Additionally, if principal
                                   collections on receivables allocated to
                                   other series are available for
                                   application to a rapid amortization of
                                   your certificates, a rapid amortization
                                   may be substantially shortened. Because
                                   of the potential for early repayment if
                                   the portfolio yield on the receivables
                                   falls below the minimum amount, any
                                   circumstances that tend to reduce the
                                   portfolio yield increase the risk of
                                   early repayment of your certificates.

                                   The following four factors could result
                                   in reduced portfolio yield:

CHASE USA MAY CHANGE THE           Chase USA will transfer to the trust
TERMS AND CONDITIONS OF THE        receivables arising under specified
ACCOUNTS                           credit card accounts, but Chase USA will
                                   continue to own those accounts. As the
                                   owner of those accounts, Chase USA
                                   retains the right to change various
                                   terms and conditions of those accounts,
                                   including finance charges and other fees it charges and the required minimum monthly payment. Chase USA may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns. See "Description of the Securities--Description of the
                                   Certificates--Addition of Master Trust
                                   Assets" and "Chase USA's Credit Card
                                   Activities--Billing and Payments" in the attached prospectus.

SECURITIES INTEREST RATE AND       Finance charges on some of the accounts
RECEIVABLES INTEREST RATE MAY      in the trust accrue at a variable rate
RESET AT DIFFERENT TIMES           above a stated prime rate or other index
                                   under the terms of the agreement with
                                   the cardholder. The certificate rate of
                                   your certificate is based on one-month LIBOR.
                                   Changes in one-month LIBOR might not be
                                   reflected in the prime rate or other index, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your certificates and other amounts required to be funded out of collections of finance charge receivables.

                                   Finance charges on some of the accounts
                                   in the trust accrue at a fixed rate. If
                                   one-month LIBOR increases, the interest
                                   payments on your certificates and other
                                   amounts required to be funded out of
                                   collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on the accounts will remain the same unless and until the fixed rates on the accounts are reset.

                                   A decrease in the spread between
                                   collections of finance charge
                                   receivables and those allocated to make
                                   interest payments on your certificates
                                   could reduce the portfolio yield and
                                   increase the risk of early repayment of
                                   your certificates as described above.

CHANGES TO CONSUMER                Federal and state consumer protection
PROTECTION LAWS MAY                laws regulate the creation and
IMPEDE CHASE'S                     enforcement of consumer loans, including
COLLECTION EFFORTS                 credit card accounts and receivables.
                                   Changes or additions to those
                                   regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that we can charge on credit card account balances, resulting in reduced collections. See "Description of the
                                   Securities--Description of the
                                   Certificates--Pay Out Events" in the
                                   attached prospectus.

                                   Receivables that do not comply with
                                   consumer protection laws may not be
                                   valid or enforceable in accordance with
                                   their terms against the obligors on
                                   those receivables. Chase USA makes
                                   representations and warranties relating
                                   to the validity and enforceability of
                                   the receivables in the trust. No other
                                   party will make any examination of the
                                   receivables or the related records for
                                   the purpose of determining the presence
                                   or absence of defects, compliance with
                                   representations and warranties, or for
                                   any other purpose. The only remedy if
                                   any of Chase USA's representations or
                                   warranties is violated, and the
                                   violation continues beyond the period of time allowed to correct the violation, is that Chase USA must accept reassignment of the receivables affected by the violation. See "Certain Legal Aspects of the

                                   Receivables--Consumer Protection Laws"
                                   in the attached prospectus.

CARDHOLDERS MAY MAKE               The receivables transferred to the trust
PRINCIPAL PAYMENTS AT              may be repaid by cardholders at any
ANY TIME                           time. We cannot assure the creation of
                                   additional receivables in the trust's
                                   accounts or that any particular pattern
                                   of cardholder payments will occur. A
                                   significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced amounts of collections in the trust portfolio and could increase the risk of early repayment of your certificates as described above. See "Maturity
                                   Considerations" in this supplement.

ALLOCATIONS OF CHARGED-OFF         CMB as servicer will write off the
RECEIVABLES COULD REDUCE           receivables arising in accounts in the
PAYMENTS TO YOU                    trust portfolio if the receivables
                                   become uncollectible or are otherwise
                                   more than 180 days past due. Your series will be allocated a portion of these charged-off receivables. If the amount of charged-off receivables allocated to your series exceeds the amount of funds available for reimbursement of those charge-offs, you may suffer a loss in the repayment of your principal. See
                                   "Chase Credit Card Master Trust
                                   Portfolio--Delinquency and Loss
                                   Experience" and "Description of the
                                   Certificates--Reallocation of Cash
                                   Flows," "--Application of Collections"
                                   and "--Defaulted Receivables" in this
                                   supplement.

ISSUANCE OF ADDITIONAL SERIES BY   Chase Credit Card Master Trust, as a
THE MASTER TRUST MAY AFFECT THE    trust, may issue series of certificates
TIMING OF PAYMENTS TO YOU          from time to time. The trust may issue
                                   additional series of certificates with
                                   terms that are different from your
                                   series without your prior review or
                                   consent. It is a condition to the
                                   issuance of each new series that each
                                   rating agency that has rated an
                                   outstanding series confirm in writing
                                   that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. The rating agency confirmation will be based primarily on the trust's ability to pay principal by the legal final maturity date and interest on each payment date, but the rating agency will not consider how the terms of a new series could affect the timing and amounts of payments on your series. See "Description of the
                                   Securities--Description of the
                                   Certificates--Issuing New Series of
                                   Certificates" in the attached
                                   prospectus.


CHASE USA MAY ADD ACCOUNTS         In addition to the accounts already
WITH DIFFERENT TERMS TO            designated for the trust, Chase USA is
THE MASTER TRUST PORTFOLIO         permitted to designate additional
                                   accounts for the trust portfolio and to
                                   transfer the receivables in those
                                   accounts to the trust. Any new accounts
                                   and receivables may have different terms and conditions than the accounts and receivables already in the trust - such as higher or lower fees or interest rates, or longer or shorter principal allocation terms. Credit card accounts purchased by Chase USA may be included as additional accounts if conditions in the pooling and servicing agreement are satisfied. Credit card accounts purchased by Chase USA will have been created using the account originator's underwriting criteria, not those used by Chase USA. The account originator's underwriting criteria may be more or less stringent than those of Chase USA.
                                   The new receivables may produce higher or lower collections or charge-offs over time than the receivables already in the trust and could tend to reduce the amount of collections allocated to your series. See
                                   "Description of the Securities--Description of the Certificates--Addition of Master Trust
                                   Assets" in the attached prospectus.

CHASE USA MAY NOT BE ABLE TO       If Chase USA's percentage interest in
ADD NEW ACCOUNTS WHEN RE-          the accounts of the trust falls to 7% or
QUIRED UNDER THE POOLING AND       less, Chase USA will be required to
SERVICING AGREEMENT                maintain that level by designating
                                   additional accounts for the trust
                                   portfolio and transferring the
                                   receivables in those accounts to the
                                   trust. Chase USA may not have any
                                   additional accounts to add at that time.
                                   If Chase USA fails to add accounts when
                                   required, a "pay out event" will occur
                                   and you could receive payment of
                                   principal sooner than you expected. See
                                   "Description of the
                                   Securities--Description of the
                                   Certificates--Addition of Master Trust
                                   Assets" in the attached prospectus.

INSOLVENCY OR BANKRUPTCY OF        Chase USA accounts for the transfer of
CHASE USA COULD RESULT IN          receivables to the trust as a sale.
ACCELERATED, DELAYED OR            However, a court could conclude that
REDUCED PAYMENTS TO YOU            Chase USA still owns the receivables and
                                   that the trust holds only a security
                                   interest. If a court concludes that the
                                   transfer to the trust is only a grant of a security interest in the receivables, a tax or government lien on our property arising before new receivables come into existence may have priority over the trust's interests in those receivables.
                                   See "Certain Legal Aspects of the
                                   Receivables--Transfer of Receivables"
                                   and "Description of the
                                   Securities--Description of the
                                   Certificates--Chase USA's
                                   Representations and Warranties" in the
                                   attached prospectus.

                                   Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition or engages in violations of its by-laws or regulations, the Comptroller is authorized to appoint the FDIC as receiver. Under such circumstances, the FDIC could:

                                   o   require the trustee to go through an
                                       administrative claims procedure to
                                       establish its right to payments
                                       collected on the receivables in the
                                       trust;

                                   o   request a stay of proceedings with
                                       respect to the trust's claims
                                       against Chase USA; or

                                   o   repudiate without compensation Chase
                                       USA's ongoing obligations under the
                                       pooling and servicing agreement, such as the duty to collect payments or otherwise service the receivables

                                   If the FDIC were to take any of those
                                   actions payments on your certificates
                                   could be delayed or reduced.

                                   By statute, the FDIC as conservator or
                                   receiver is authorized to repudiate any
                                   "contract" of Chase USA upon payment of
                                   "actual direct compensatory damages." This authority may be interpreted by the FIDC to permit it to repudiate the transfer of receivables to the master trust. Under a recently enacted FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover, or recharacterize the bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors. Chase USA believes the new FDIC regulation applies to the transfer of receivables under the pooling and service agreement and that the conditions of the regulation have been satisfied.

                                   If a condition required under FDIC
                                   regulation, or other statutory or regulatory requirement applicable to the transaction, were found to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the receivables to the master trust. In that event the master trust could be limited to seeking recovery based upon its security interest in the receivables. The FDIC statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment actual direct compensatory damages measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of receivables, payments of principal and interest on your notes could be delayed or reduced. See "Certain Legal Aspects of Receivables--Certain Matters Relating to Receivership" in the attached prospectus.


                                   If a conservator or receiver were
                                   appointed for Chase USA, then a "pay out event" would occur for all outstanding series which may cause payment of the certificates earlier than expected. Under the terms of the pooling and servicing agreement new principal receivables would not be transferred to the trust and the trustee would sell the receivables unless holders of more than 50% of the investor interest of each class of outstanding certificates gave the trustee other instructions. The trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. The conservator or receiver may nonetheless have the power:


                                   o   regardless of the terms of the
                                       pooling and servicing agreement:

                                       o   to prevent the beginning of a
                                           rapid amortization period,

                                       o   to prevent the early sale of the
                                           receivables and termination of
                                           the trust or

                                       o   to require new principal
                                           receivables to continue being
                                           transferred to the trust; or

                                   o   regardless of your instructions,

                                       o   to require the early sale of the
                                           receivables,

                                       o   to require termination of the
                                           trust and retirement of the
                                           certificates or

                                       o   to prohibit the continued
                                           transfer of principal
                                           receivables to the trust.

                                   In addition, if the servicer defaults on its obligations under the pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the trustee or the holders of securities issued by the trust from appointing a new servicer under the pooling and servicing agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

YOU WILL HAVE LIMITED CONTROL      You will not have the right to vote to
OF MASTER TRUST ACTIONS            direct the trustee to take any actions
                                   other than the right to vote to declare
                                   a pay out event or a servicer default.

YOU MAY NOT BE ABLE TO RESELL      The underwriters may assist in resales
YOUR CERTIFICATES                  of any class of the certificates but
                                   they are not required to do so. A
                                   secondary market for your certificates
                                   may not develop. If a secondary market
                                   does develop, it might not continue or
                                   it might not be sufficiently liquid to
                                   allow you to resell your certificates.

CLASS B BEARS LOSSES BEFORE        Class B is subordinated to Class A.
CLASS A                            Principal allocations to Class B will
                                   not begin until Class A has been paid in full. If principal collections allocated to your series are reallocated to make interest allocations and not reimbursed, the full amount of Class B principal may not be repaid. If receivables had to be sold, the net proceeds of that sale available to pay principal on the certificates would be paid first to Class A before any remaining net proceeds would be available for payments due to Class B.

                  CHASE CREDIT CARD MASTER TRUST PORTFOLIO

         Defined terms are indicated by boldface type. Both the attached prospectus and this supplement contain a glossary of important terms, where definitions can be found.


GENERAL


         The assets of the trust include credit card receivables generated through accounts that Chase USA has designated as trust accounts. The trust accounts are accounts designated when the trust was established and additional accounts that have been designated since that time. Chase USA is permitted to add accounts, and at times is required to add accounts, to the trust. Chase USA can remove accounts from the trust if the conditions to removal are satisfied. As a result, the composition of the trust is expected to change over time. See "The Receivables" in the attached prospectus for a general description of the receivables in the trust.


DELINQUENCY AND LOSS EXPERIENCE


         The following table provides you with delinquency experience for the MASTER TRUST PORTFOLIO as of the indicated dates. Number of Days Delinquent means the number of days after the first billing date following the original billing date; for example, 30 days delinquent means that the minimum payment was not received within 60 days of the original billing date. Delinquencies are calculated as a percentage of outstanding receivables as of the end of the indicated month.



                                              DELINQUENCY EXPERIENCE
                                              MASTER TRUST PORTFOLIO
                                           (DOLLAR AMOUNTS IN MILLIONS)

                         AS OF JUNE 30,                                 AS OF DECEMBER 31,
                                               --------------------------------------------------------------------
                              2001                      2000                   1999                   1998
                      ---------------------    ----------------------- ---------------------- ----------------------
                                 PERCENTAGE                PERCENTAGE             PERCENTAGE             PERCENTAGE
NUMBER OF DAYS        DELINQUENT  OF TOTAL      DELINQUENT  OF TOTAL   DELINQUENT  OF TOTAL   DELINQUENT  OF TOTAL
DELINQUENT              AMOUNT   RECEIVABLES      AMOUNT   RECEIVABLES   AMOUNT   RECEIVABLES   AMOUNT   RECEIVABLES
- -----------------   ---------- ----------    ----------- ----------- ---------- ----------- ---------- -----------
30 to 59 Days......     $296       1.46%           $306      1.39%       $257        1.29%      $264        1.49%
60 to 89 Days......      220       1.08             242      1.10         185        0.92        177        1.00
90 Days or More....      429       2.11             477      2.17         393        1.97        369        2.08
                      ------     ----------    ----------  ----------- ---------- ---------- ----------  -----------
     TOTAL.........     $946       4.65%         $1,025      4.66%       $835        4.18%      $810        4.57%
                      ======     ==========    ==========  =========== ========== ========== ==========  ===========


         The following table provides you with loss experience for the MASTER TRUST PORTFOLIO for the indicated periods. Average Principal Receivables Outstanding is the average of the beginning of the month balance of trust PRINCIPAL RECEIVABLES outstanding during the indicated period. Gross Charge-Offs shown include only the principal portion of charged-off receivables. Also excluded from Gross Charge-Offs is the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods or customer disputes. The percentage reflected for the six months ended June 30, 2001 is an annualized figure.



                                                  LOSS EXPERIENCE
                                              MASTER TRUST PORTFOLIO
                                           (DOLLAR AMOUNTS IN MILLIONS)

                                              SIX MONTHS ENDED                   YEAR ENDED DECEMBER 31,
                                                  JUNE 30,          -----------------------------------------------
                                                    2001                2000              1999             1998
                                              -----------------     -------------     ------------     ------------
Average Principal Receivables Outstanding.....     $20,291             $20,486          $18,332          $15,658
Gross Charge-Offs.............................         674               1,161            1,120            1,109
Recoveries....................................          44                  69               75               84
Net Charge-Offs...............................         630               1,093            1,045            1,025
Net Charge-Offs as a Percentage of Average
   Principal Receivables Outstanding..........        6.21%               5.33%            5.70%            6.55%




         As of June 30, 2001, accounts 60 or more days delinquent were 3.19% of total receivables compared with 3.27% as of December 31, 2000. Accounts 60 or more days delinquent were 2.89% and 3.08% of total receivables as of December 31, 1999 and 1998, respectively. Delinquencies are a leading indicator of future charge-offs.

         For the six month period ended June 30, 2001, net charge-offs as a percentage of average principal receivables outstanding were 6.21% compared with 5.33% for the year ended December 31, 2000. Delinquencies and charge-offs depend on a variety of factors, including:


         o general economic conditions and trends in consumer bankruptcy filings,

         o the availability of other sources of credit, and

         o seasonal variations in consumer spending and borrowing patterns.


         The increase in charge-offs in the first half of 2001 can be attributed primarily to increased bankruptcy filings as well as to general deterioration in economic conditions.

         Net charge-offs as a percentage of average principal receivables outstanding were 5.70% and 6.55% for the years ended December 31, 1999 and 1998, respectively.


CHARACTERISTICS OF RECEIVABLES PORTFOLIO


         The receivables and the accounts in the MASTER TRUST PORTFOLIO, as of the beginning of the day on July 1, 2001:

         o included approximately $19.55 billion of PRINCIPAL RECEIVABLES and $0.81 billion of FINANCE CHARGE RECEIVABLES;

         o      had an average principal receivables balance of $1,703;

         o had an average credit limit of $7,925, of which the average principal receivables balance represented approximately 22%;

         o represented approximately 55% of aggregate receivables in the BANK PORTFOLIO;

         o      had an average age of 93 months;

         o had billing addresses in all 50 states and the District of Columbia;

         o approximately 55% were standard accounts, representing approximately 53% of outstanding PRINCIPAL RECEIVABLES balances; and

         o approximately 45% were premium accounts, representing approximately 47% of outstanding PRINCIPAL RECEIVABLES balances.

         The following tables summarize characteristics of the MASTER TRUST PORTFOLIO as of the beginning of the day on July 1, 2001. Because the composition of the MASTER TRUST PORTFOLIO may change in the future, these tables are not necessarily indicative of the composition of the MASTER TRUST PORTFOLIO at any subsequent time.




                                          COMPOSITION BY ACCOUNT BALANCE
                                              MASTER TRUST PORTFOLIO


                                                                PERCENTAGE OF                         PERCENTAGE OF
                                                  NUMBER OF     TOTAL NUMBER        RECEIVABLES           TOTAL
ACCOUNT BALANCE                                    ACCOUNTS      OF ACCOUNTS        OUTSTANDING       RECEIVABLES
- --------------------------------------------   ------------   -------------   -------------------   -------------
Credit Balance................................        172,246      1.50%         $   (26,542,902)        (0.13)%
No Balance....................................      4,768,876     41.53                        0          0.00
$0.01 to $1,500.00............................      3,007,847     26.19            1,438,298,739          7.06
$1,500.01 to $5,000.00........................      1,944,055     16.93            5,852,328,064         28.73
$5,000.01 to $10,000.00.......................      1,273,351     11.09            9,216,635,543         45.25
$10,000.01 to $20,000.00......................        312,038     42.72            3,768,817,732         18.50
Over $20,000.00...............................          4,695      0.04              119,482,729          0.59
                                                 ------------   -------------   -------------------   -------------
     TOTAL....................................     11,483,108    100.00%         $20,369,019,925        100.00%
                                                 ============   =============   ===================   =============





                                            COMPOSITION BY CREDIT LIMIT
                                              MASTER TRUST PORTFOLIO


                                                              PERCENTAGE OF                          PERCENTAGE OF
                                                NUMBER OF     TOTAL NUMBER         RECEIVABLES           TOTAL
CREDIT LIMIT                                    ACCOUNTS       OF ACCOUNTS         OUTSTANDING       RECEIVABLES
- -------------------------------------------    -----------    -------------    -------------------   --------------
$0.00......................................            531         0.01%       $          (7,166)         (0.00)%
$0.01 to $1,500.00.........................        620,173         5.40              378,454,791          1.86
$1,500.01 to $5,000.00.....................      2,578,111        22.45            2,765,335,435         13.57
$5,000.01 to $10,000.00....................      5,428,245        47.27            8,475,421,355         41.61
Over $10,000.00............................      2,856,048        24.87            8,749,815,510         42.96
                                               -----------    -------------    ------------------    --------------
     TOTAL.................................     11,483,108       100.00%       $  20,369,019,925        100.00%
                                               ===========    =============    ===================   ==============



                                       COMPOSITION BY PERIOD OF DELINQUENCY
                                              MASTER TRUST PORTFOLIO


                                                                  PERCENTAGE
                                                                      OF                              PERCENTAGE OF
                                                   NUMBER OF     TOTAL NUMBER      RECEIVABLES           TOTAL
PAYMENT STATUS                                     ACCOUNTS      OF ACCOUNTS       OUTSTANDING        RECEIVABLES
---------------------------------------------    -------------   ------------  -------------------   --------------
Current......................................       11,061,743      96.33%     $  18,553,815,576         91.08%
1 to 29 days delinquent......................          229,019       1.99            869,573,310          4.27
30 to 59 days delinquent.....................           67,780       0.59            296,481,098          1.46
60 to 89 days delinquent.....................           44,311       0.39            220,164,703          1.08
90 days delinquent or more...................           80,255       0.70            428,985,238          2.11
                                                  ------------   ------------  -------------------   --------------
     TOTAL...................................       11,483,108     100.00%     $  20,369,019,925        100.00%
                                                  ============   ============  ===================   ==============



         In the Composition by Account Seasoning table below, account age is determined by the number of months elapsed since the account was originally opened, except that for some accounts converted from standard to premium accounts, account age is determined by the number of months since the account was converted.



                                         COMPOSITION BY ACCOUNT SEASONING
                                              MASTER TRUST PORTFOLIO


                                                          PERCENTAGE OF                              PERCENTAGE OF
                                       NUMBER OF          TOTAL NUMBER           RECEIVABLES            TOTAL
ACCOUNT AGE                            ACCOUNTS           OF ACCOUNTS            OUTSTANDING         RECEIVABLES
- ------------------------------   --------------       ----------------       ----------------      -------------
Not More than 6 Months..........                0             0.00%            $              0           0.00%
Over 6 Months to 12 Months......           27,951             0.24                   41,593,080           0.20
Over 12 Months to 24 Months.....          826,039             7.20                1,271,708,619           6.24
Over 24 Months to 36 Months.....          978,526             8.52                1,700,809,755           8.35
Over 36 Months to 48 Months.....        1,321,303            11.51                2,123,745,663          10.43
Over 48 Months to 60 Months.....        1,728,486            15.05                2,664,353,225          13.08
Over 60 Months to 120 Months....        3,833,395            33.38                7,014,665,607          34.44
Over 120 Months.................        2,767,408            24.10             $  5,552,143,976          27.26
                                   --------------       ----------------       ----------------      -------------
         TOTAL                         11,483,108           100.00%            $ 20,369,019,925         100.00%
                                   ==============       ================       ================      =============

                                        GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                              MASTER TRUST PORTFOLIO


                                                 PERCENTAGE OF                      PERCENTAGE OF
                                   NUMBER OF     TOTAL NUMBER       RECEIVABLES        TOTAL
STATE                              ACCOUNTS       OF ACCOUNTS       OUTSTANDING      RECEIVABLES
-------------------------------    ----------    --------------   ----------------  --------------
California ....................    1,436,414           12.51%        $2,489,060,136       12.22%
New York ......................    1,437,040           12.51          2,506,156,484       12.30
Texas .........................      809,409            7.05          1,610,077,112        7.90
Florida .......................      785,307            6.84          1,370,900,544        6.73
New Jersey ....................      619,919            5.40          1,108,711,305        5.44
Illinois ......................      550,565            4.79            949,986,302        4.66
Ohio ..........................      442,610            3.85            790,378,513        3.88
Pennsylvania ..................      415,670            3.62            680,347,288        3.34
Massachusetts .................      366,461            3.19            588,814,511        2.89
Michigan ......................      358,345            3.12            636,904,130        3.13
Virginia ......................      257,063            2.24            477,161,869        2.34
Georgia .......................      223,709            1.95            443,942,184        2.18
Maryland ......................      218,507            1.90            391,204,544        1.92
Indiana .......................      213,920            1.86            375,812,937        1.84
North Carolina ................      218,238            1.90            407,762,199        2.00
Connecticut ...................      186,534            1.62            330,332,977        1.62
Missouri ......................      181,935            1.58            319,724,694        1.57
Tennessee .....................      163,079            1.42            282,407,392        1.39
Washington ....................      162,014            1.41            307,853,367        1.51
Arizona .......................      152,854            1.33            290,654,076        1.43
Wisconsin .....................      187,175            1.63            294,488,374        1.45
Minnesota .....................      169,388            1.48            262,958,545        1.29
Louisiana .....................      148,786            1.30            257,795,646        1.27
Colorado ......................      154,013            1.34            271,975,839        1.33
Alabama .......................      136,132            1.19            250,036,900        1.23
Kentucky ......................      122,434            1.07            204,693,711        1.00
Oklahoma ......................      106,042            0.92            195,198,572        0.96
South Carolina ................      102,454            0.89            191,394,877        0.94
Oregon ........................      102,206            0.89            189,260,387        0.93
Nevada ........................       78,820            0.69            166,808,799        0.82
Arkansas ......................       88,455            0.77            159,038,699        0.78
Kansas ........................       80,032            0.70            144,383,287        0.71
Mississippi ...................       76,523            0.67            136,530,343        0.67
Iowa ..........................       82,461            0.72            126,686,727        0.62
New Hampshire .................       58,324            0.51            104,783,113        0.51
Rhode Island ..................       59,419            0.52             97,148,692        0.48
New Mexico ....................       54,394            0.47            102,822,124        0.50
Hawaii ........................       40,225            0.35             80,491,523        0.40
Maine .........................       47,673            0.42             84,884,190        0.42
West Virginia .................       52,346            0.46             85,966,830        0.42
Nebraska ......................       49,159            0.43             81,174,334        0.40
Utah ..........................       40,577            0.35             74,627,378        0.37
Idaho .........................       30,913            0.27             55,535,491        0.27
Vermont .......................       27,149            0.24             52,377,746        0.26
Delaware ......................       26,579            0.23             52,309,531        0.26
Montana .......................       29,128            0.25             50,858,657        0.25
Washington, D.C. ..............       22,011            0.19             42,159,325        0.21
Alaska ........................       17,660            0.15             38,839,754        0.19
Wyoming .......................       17,483            0.15             31,955,555        0.16
South Dakota ..................       19,985            0.17             34,898,053        0.17
North Dakota ..................       18,251            0.16             30,315,322        0.15
Other .........................       37,318            0.33             58,429,037        0.29
                                  ----------          ------        ---------------      ------
          TOTAL ...............   11,483,108          100.00%       $20,369,019,925      100.00%

                          MATURITY CONSIDERATIONS

     Each class of certificates is scheduled to receive principal as follows:

     o the Class A scheduled certificate payment date is the ___________ distribution date, following the controlled accumulation; and

     o the Class B scheduled certificate payment date is the ___________ distribution date, following payment of Class A.

CONTROLLED ACCUMULATION

     Principal for payment to Class A will accumulate in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD. The CONTROLLED ACCUMULATION PERIOD is scheduled to begin at the close of business on the last day of the ___________ MONTHLY PERIOD, but may be delayed based on recent payment rate experience and the amount of principal collections expected to be available for sharing from other series. On each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD, the trustee shall deposit into the PRINCIPAL FUNDING ACCOUNT for the benefit of the Class A certificateholders, the least of:

     o             the CONTROLLED DEPOSIT AMOUNT,

     o             AVAILABLE INVESTOR PRINCIPAL COLLECTIONS, and

     o the CLASS A ADJUSTED INVESTOR INTEREST before any deposits on that TRANSFER DATE.

     The length of the CONTROLLED ACCUMULATION PERIOD may be adjusted if Chase USA believes that, based on expected collections of principal, Class A will be fully repaid on the CLASS A SCHEDULED PAYMENT DATE. Whether or not the CONTROLLED ACCUMULATION PERIOD is shortened, we can give no assurance that principal adequate to repay Class A will be available on the CLASS A SCHEDULED PAYMENT DATE.

     Note that if the RAPID AMORTIZATION PERIOD begins before the CONTROLLED ACCUMULATION PERIOD, there will be no accumulation of principal. If the RAPID AMORTIZATION PERIOD begins during the CONTROLLED ACCUMULATION PERIOD, all principal in the PRINCIPAL FUNDING ACCOUNT will be paid to Class A on the next DISTRIBUTION DATE.

See "Description of the Certificates--Principal Allocations" and
"Controlled Accumulation" in this supplement for a more detailed discussion.

     Principal for payment to Class B is expected to be available in one lump sum on the ________ DISTRIBUTION DATE without a CONTROLLED
ACCUMULATION PERIOD. Principal will not be paid to Class B until Class A is fully repaid.

RAPID AMORTIZATION PERIOD

     If a PAY OUT EVENT occurs, a rapid amortization will begin and any principal in the PRINCIPAL FUNDING ACCOUNT and principal allocated to your series will be distributed to Class A on the following DISTRIBUTION DATE. If Class A is not paid in full on the CLASS A SCHEDULED PAYMENT DATE, all principal allocated to your series on each subsequent monthly DISTRIBUTION DATE will be paid to Class A until Class A is fully repaid. After Class A is repaid, any remaining principal allocated to your series will be paid to Class B on each monthly DISTRIBUTION DATE until Class B, net of charge-offs, is repaid, and finally to the COLLATERAL INTEREST holder on each monthly DISTRIBUTION DATE until the COLLATERAL INTEREST, net of charge-offs, is repaid. If charge-offs are allocated to your class of certificates and not reimbursed, principal will be paid to you only up to your investor interest net of these charge-offs.

See "Description of the Certificates--Principal Allocations" and "--Pay Out Events" in this supplement for a more detailed discussion.

HISTORICAL PAYMENT RATES

     The following table provides you with the highest and lowest cardholder monthly payment rates for the MASTER TRUST PORTFOLIO during any month in the periods shown, and the average cardholder monthly payment rate for all months in the periods shown. These payment rates are calculated as total payments collected during each month as a percentage of total outstanding trust receivables at the beginning of the month. Monthly averages are shown as an arithmetic average of the payment rate for each month during the indicated period. Payment rates shown in this table are based on total cash payments toward principal and finance charges made by cardholders whose receivables are included in the trust.





                                         CARDHOLDER MONTHLY PAYMENT RATES
                                              MASTER TRUST PORTFOLIO


                                        SIX MONTHS
                                       ENDED JUNE 30,                        YEAR ENDED DECEMBER 31,
                                                           -----------------------------------------------------------
                                            2001                  2000                 1999                1998
                                     ------------------    ------------------    ----------------    -----------------
Highest Month....................          15.70%                15.97%              14.45%               12.70%
Lowest Month.....................          13.47%                13.81%              12.21%               10.96%
Monthly Average..................          15.01%                14.82%              13.51%               12.11%


     We can give no assurance that cardholder monthly payment rates in the future will be similar to this historical experience. If there is a slowdown in the payment rate below the payment rate used to determine the amount deposited in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD, we cannot assure you if you hold Class A certificates that there will be sufficient time to accumulate the principal collections necessary to pay you principal on the CLASS A SCHEDULED PAYMENT DATE. If the trust cannot repay Class A due to insufficient funds in the PRINCIPAL FUNDING ACCOUNT, principal payments to Class B will be delayed since you cannot receive principal if you hold Class B certificates until Class A is fully repaid. See "Maturity Considerations" in the attached prospectus.

                      RECEIVABLE YIELD CONSIDERATIONS



     Gross revenues from finance charges and fees collected from accounts in the MASTER TRUST PORTFOLIO for the six months ended June 30, 2001 and each of the three calendar years 2000, 1999 and 1998 are set forth in the following table. In the following table:


     o Finance Charges and Fees Collected include periodic and minimum finance charges, annual membership fees, late charges, cash advance transaction fees, INTERCHANGE, overlimit fees and fees for returned checks;

     o Average Principal Receivables Outstanding is the average of the beginning of the month balance of trust PRINCIPAL RECEIVABLES outstanding;

     o Yield from Finance Charges and Fees Collected is calculated as a percentage of Average Principal
                  Receivables Outstanding;

     o historical yield figures are calculated on a cash collections basis; and


     o the percentage reflected for the six months ended June 30, 2001 is an annualized figure.


                                                  PORTFOLIO YIELD
                                              MASTER TRUST PORTFOLIO
                                           (DOLLAR AMOUNTS IN MILLIONS)


                                                 SIX MONTHS
                                                   ENDED
                                                  JUNE 30,                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------------------
                                                   2001                 2000                1999            1998
                                              ----------------      -------------      ------------      --------------

Finance Charges and Fees Collected............     $1,837               $3,820            $3,373           $2,795
Average Principal Receivables Outstanding.....    $20,291              $20,486           $18,332          $15,658
Yield from Finance Charges and Fees Collected.     18.11%               18.65%            18.40%           17.85%






                              USE OF PROCEEDS

         The net proceeds from the sale of your certificates will be:

         o used to make an initial deposit into an account for the benefit of the COLLATERAL INTEREST holder; and

         o paid to Chase USA in consideration for a portion of the interest of Chase USA in the accounts receivables.

Chase USA will use the proceeds it receives for general corporate purposes.

                      DESCRIPTION OF THE CERTIFICATES



         The following is a summary of the material provisions of the certificates. This summary is not a complete description of the terms of the certificates. You should refer to "Description of the Securities--Description of the Certificates" in the attached prospectus as well as the Pooling and Servicing Agreement and the Series 200_-__ Supplement for a complete description.



GENERAL



         The certificates will be issued under the POOLING AND SERVICING AGREEMENT and the SERIES 200_-__ SUPPLEMENT. Each certificate represents the right to receive allocations of cardholder payments which have been received from accounts transferred to the trust. In particular, the certificates will be allocated:


         o a FLOATING INVESTOR PERCENTAGE of collections of FINANCE CHARGE RECEIVABLES;

         o a FLOATING INVESTOR PERCENTAGE of DEFAULT AMOUNTS that will reduce your INVESTOR INTEREST if not paid from collections of FINANCE CHARGE RECEIVABLES or REALLOCATED PRINCIPAL COLLECTIONS;

         o during the REVOLVING PERIOD, a FLOATING INVESTOR PERCENTAGE of collections of PRINCIPAL RECEIVABLES; and

         o during the CONTROLLED ACCUMULATION PERIOD or a RAPID AMORTIZATION PERIOD, a FIXED INVESTOR PERCENTAGE of PRINCIPAL RECEIVABLES that will be used to repay your principal.

         The trustee will also allocate to the certificates:

         o        SHARED PRINCIPAL COLLECTIONS; and

         o        EXCESS FINANCE CHARGE COLLECTIONS.

         Certificates will be issued in $1,000 denominations and integral multiples of $1,000, are in registered form and will be available only in book-entry form through DTC. As described in the attached prospectus, as long as the certificates are held in book-entry form, you will only be able to transfer your certificates through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made to the certificateholders in whose names certificates are registered on the RECORD DATE, to the extent of available funds, on each DISTRIBUTION DATE.

         The certificates are included in GROUP I. The series listed under "Other Series Issued and Outstanding" below are also included in GROUP I and additional series issued by the trust may also be included in GROUP I.

INTEREST ALLOCATIONS

         If you purchase Class A certificates you will receive a payment from available funds of CLASS A MONTHLY INTEREST plus overdue CLASS A MONTHLY INTEREST and interest on overdue CLASS A MONTHLY INTEREST on the 15th day of each month, or if that date is not a business day you will be paid on the next business day.

         If you purchase Class B certificates you will receive a payment from available funds of CLASS B MONTHLY INTEREST plus overdue CLASS B MONTHLY INTEREST and interest on overdue CLASS B MONTHLY INTEREST on the 15th day of each month, or if that date is not a business day you will be paid on the next business day.

         On each DISTRIBUTION DATE, you will receive an interest payment based on the interest rate for your class and the outstanding balance of your certificates as follows:

         o the Class A certificate rate is _____% per annum above one-month LIBOR; and

         o the Class B certificate rate is _____% per annum above one-month LIBOR.

         The trustee will calculate the amount of interest to be paid to you by multiplying:

         o        the principal balance of your class as of the last RECORD
                  DATE by

         o        the certificate rate for your class by

         o a fraction equal to the number of actual days for that interest period divided by 360.

         If you do not receive your interest in full on any DISTRIBUTION DATE, you will be paid the shortfall on a following DISTRIBUTION DATE as well as interest at the interest rate for your class on those unpaid amounts to the extent of available funds.

         The initial interest payment and the initial interest period will be adjusted to account for a [shorter][longer] first period.

         The trustee will determine one-month LIBOR on the second business day prior to the beginning of each interest period by referring to the rate for dollar deposits for one month on Telerate Page 3750 at 11:00 a.m. London time. If the rate does not appear, the trustee will request four major banks in the London interbank market to provide quotes for interest rates on dollar deposits for one month and will use the arithmetic mean of the quotes. If less than two London banks provide quotes, the trustee will request major New York City banks to provide quotes for interest rates on dollar deposits to be lent to European banks for one month and will use the arithmetic mean of the quotes.


         You can call the trustee at 212-815-7425 to obtain the Class A and B interest rates for the prior and current interest periods. Chase USA will also notify the Luxembourg Stock Exchange by the first day of the interest period of the Class A and Class B interest rates and the amount of interest to be paid to each class of certificates on the next DISTRIBUTION DATE. This information will also be included in the monthly certificateholder statement.


         Interest payments on your certificate will be funded from:

         o FINANCE CHARGE RECEIVABLES collected during the prior month and allocated to your series based on the FLOATING INVESTOR PERCENTAGE described under "--Allocation Percentages" -- other than INTERCHANGE used to pay a portion of the SERVICING FEE;

         o investment earnings on amounts deposited in the PRINCIPAL FUNDING ACCOUNT for the prior month; and

         o amounts deposited in the ACCUMULATION PERIOD RESERVE ACCOUNT but only if necessary to pay interest to you.

PRINCIPAL ALLOCATIONS

         Principal payments on your certificate will be funded from:

         o collections of PRINCIPAL RECEIVABLES allocated to your series; plus

         o        SHARED PRINCIPAL COLLECTIONS allocated to your series; minus

         o collections of PRINCIPAL RECEIVABLES reallocated to pay the CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT; minus

         o collections of PRINCIPAL RECEIVABLEs reallocated to other series.

         During the REVOLVING PERIOD, these amounts will be :

         o used as REALLOCATED PRINCIPAL COLLECTIONs to make payments of the CLASS A REQUIREd AMOUNT or the CLASS B REQUIRED AMOUNT;

         o if there has been a reduction of the REQUIRED COLLATERAL INTERESt paid to the COLLATERAl INTEREST holder; or

         o treated as SHARED PRINCIPAL COLLECTIONs and may be used to pay principal to other series or to Chase USA.

         During the CONTROLLED ACCUMULATION PERIOD, an amount equal to the least of:

         o AVAILABLE INVESTOR PRINCIPAL COLLECTIONS allocated to your series,

         o        the CONTROLLED DEPOSIT AMOUNT, and

         o the excess of the CLASS A ADJUSTED INVESTOR INTEREST over the amount on deposit in the PRINCIPAL FUNDING ACCOUNT will be deposited in the PRINCIPAL FUNDING ACCOUNT for distribution to Class A certificateholders on the ___________ DISTRIBUTION DATE.

         After the earlier of:

         o the date the Class A certificates have been paid in full, or

         o the date the PRINCIPAL FUNDING ACCOUNT equals the amount of the CLASS A INVESTOR INTEREST,

an amount equal to the lesser of:

         o         AVAILABLE INVESTOR PRINCIPAL COLLECTIONS, and

         o         the CLASS B INVESTOR INTEREST

will be available to pay principal to the Class B certificates on the _______ DISTRIBUTION DATE. There will be no accumulation of principal in the PRINCIPAL FUNDING ACCOUNT for Class B certificates.

         After the CLASS A and CLASS B INVESTOR INTERESTS have been paid, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be distributed to the COLLATERAL INTEREST holder until the earlier of:

         o        the date the COLLATERAL INTEREST has been paid, and


         o        the SERIES 200_-____ TERMINATION DATE.


CONTROLLED ACCUMULATION PERIOD


         The CONTROLLED ACCUMULATION PERIOD is scheduled to last 12 months. However, the servicer may extend the REVOLVING PERIOD and postpone the CONTROLLED ACCUMULATION PERIOD by providing a notice to the trustee. The servicer can extend the revolving period only if the number of months needed to fund the PRINCIPAL FUNDING ACCOUNT based on expected principal collections needed to pay principal on Class A is less than 12 months. On each DETERMINATION DATE from the ___, 200_ DETERMINATION DATE until the CONTROLLED ACCUMULATION PERIOD begins, the servicer will review the amount of expected principal collections until the CLASS A SCHEDULED PAYMENT DATE and may elect to postpone the CONTROLLED ACCUMULATION PERIOD. In making the determination, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to certificateholders of all other series which are not expected to be amortizing or accumulating principal. In no case will the CONTROLLED ACCUMULATION PERIOD be reduced to less than one month.


RAPID AMORTIZATION PERIOD

         The RAPID AMORTIZATION PERIOD will begin upon the occurrence of a PAY OUT EVENT. During the RAPID AMORTIZATION PERIOD, the Class A certificateholders will receive:

         o        amounts in the PRINCIPAL FUNDING ACCOUNT, if any, and

         o the AVAILABLE INVESTOR PRINCIPAL COLLECTIONS until the Class A certificates have been paid in full.

         After the Class A certificates have been paid in full, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be paid to the Class B certificateholders until the earlier of:

         o        the date the Class B certificates are paid in full, and

         o        the SERIES TERMINATION DATE.

SUBORDINATION

         The Class B certificates and the COLLATERAL INTEREST will be subordinated to the Class A certificates. The COLLATERAL INTEREST will be subordinated to the Class B certificates. Principal payments that are allocated to the Class B certificates may be reallocated to pay the CLASS A REQUIRED AMOUNT and the CLASS B INVESTOR INTEREST may be reduced if the COLLATERAL INTEREST is equal to zero. Similarly, principal payments that are allocated to the Collateral Interest may be reallocated to pay the CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT and the COLLATERAL INTEREST may be reduced. If EXCESS SPREAD is not available to reimburse these reductions in the CLASS B INVESTOR INTEREST, the percentage of collections of FINANCE CHARGE RECEIVABLES allocated to the Class B certificates in later periods and the amount of interest and principal distributable to Class B certificateholders will be reduced. No principal will be paid to Class B until the CLASS A INVESTOR INTEREST is paid in full.

ALLOCATION PERCENTAGES

         The trustee will use the FLOATING INVESTOR PERCENTAGE to allocate to the INVESTOR INTEREST collections of FINANCE CHARGE RECEIVABLES and DEFAULT AMOUNTS at any time and collections of PRINCIPAL RECEIVABLES during the REVOLVING PERIOD.

         o The FLOATING INVESTOR PERCENTAGE for each month will equal a fraction

                  - the numerator of which is equal to the ADJUSTED INVESTOR INTEREST; and

                  - the denominator of which is generally equal to the greater of:

                           o        the sum of the amount of PRINCIPAL
                                    RECEIVABLES in the trust and any amount
                                    on deposit in the EXCESS FUNDING
                                    ACCOUNT as of the close of business on
                                    the last day of the prior month; and

                           o        the sum of the numerators used to
                                    calculate the investor percentages for
                                    allocations of FINANCE CHARGE
                                    RECEIVABLES, DEFAULT AMOUNTS or
                                    PRINCIPAL RECEIVABLES for all trust
                                    series outstanding.

These amounts allocated to the INVESTOR INTEREST will be allocated to:

         o        the Class A certificates based on the CLASS A FLOATING
                  ALLOCATION;

         o        the Class B certificates based on the CLASS B FLOATING
                  ALLOCATION; and

         o        the COLLATERAL INTEREST based on the COLLATERAL FLOATING
                  ALLOCATION.

         The trustee will use the FIXED INVESTOR PERCENTAGE to allocate to the INVESTOR INTEREST collections of PRINCIPAL RECEIVABLES during the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD.

         o The FIXED INVESTOR PERCENTAGE for each month will equal a fraction

                  - the numerator of which is equal to the INVESTOR INTEREST as of the last day of the REVOLVING PERIOD; and

                  - the denominator of which is generally equal to the greater of:

                           o        the sum of the amount of PRINCIPAL
                                    RECEIVABLES in the trust and any amount
                                    on deposit in the EXCESS FUNDING
                                    ACCOUNT as of the close of business on
                                    the last day of the prior month; and

                           o        the sum of the numerators used to
                                    calculate the investor percentage for
                                    allocations of PRINCIPAL RECEIVABLES
                                    for all trust series outstanding.


         When there has been an addition or removal of receivables during the prior month, the denominator used to determine these percentages will be adjusted.

         PRINCIPAL RECEIVABLES allocated to the INVESTOR INTEREST will be further allocated to:

         o        the Class A certificates based on the CLASS A FIXED
                  ALLOCATION;

         o        the Class B certificates based on the CLASS B FIXED
                  ALLOCATION; and

         o        the COLLATERAL INTEREST based on the COLLATERAL FIXED
                  ALLOCATION.

APPLICATION OF COLLECTIONS

         Payment of Interest, Fees and Other Items. On each Transfer Date, AVAILABLE FUNDS will be applied as described below.

         o CLASS A AVAILABLE FUNDS will be distributed as described below:

                  - an amount equal to CLASS A MONTHLY INTEREST, plus the amount of any overdue CLASS A MONTHLY INTEREST and CLASS A ADDITIONAL INTEREST, will be deposited into the DISTRIBUTION ACCOUNT for payment to Class A certificateholders;

                  - an amount equal to the CLASS A SERVICING FEE for the related MONTHLY PERIOD, plus the amount of any overdue CLASS A SERVICING FEE, will be paid to the servicer;

                  - an amount equal to the CLASS A INVESTOR DEFAULT AMOUNT for the related MONTHLY PERIOD will be treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS and deposited into the PRINCIPAL ACCOUNT; and

                  - the balance, if any, will constitute a portion of EXCESS SPREAD and will be allocated and distributed as described below under "--Excess Spread."

         o CLASS B AVAILABLE FUNDS will be distributed as described below:

                  - an amount equal to CLASS B MONTHLY INTEREST, plus the amount of any overdue CLASS B MONTHLY INTEREST and CLASS B ADDITIONAL INTEREST, will be deposited into the DISTRIBUTION ACCOUNT for distribution to Class B certificateholders;

                  - an amount equal to the CLASS B SERVICING FEE for the related MONTHLY PERIOD, plus the amount of any overdue CLASS B SERVICING FEE, will be paid to the servicer; and

                  - the balance, if any, will constitute a portion of EXCESS SPREAD and will be allocated and distributed as described below under "--Excess Spread."

         o COLLATERAL AVAILABLE FUNDS will be distributed as described below:

                  - if neither CMB or any of its affiliates nor The Bank of New York is the servicer, an amount equal to the COLLATERAL INTEREST SERVICING FEE for the related MONTHLY PERIOD, plus the amount of any overdue COLLATERAL INTEREST SERVICING FEE, will be paid to the servicer; and

                  - the balance, if any, will constitute a portion of EXCESS SPREAD and will be allocated and distributed as described below under "--Excess Spread."

EXCESS SPREAD

         On each TRANSFER DATE, EXCESS SPREAD and EXCESS FINANCE CHARGE COLLECTIONS available to Series 200-_ will be applied in the following order of priority:

         o an amount equal to the CLASS A REQUIRED AMOUNT, if any, will be used to fund:

                  - CLASS A MONTHLY INTEREST plus any overdue CLASS A MONTHLY INTEREST and any CLASS A ADDITIONAL INTEREST, then

                  - the CLASS A SERVICING FEE and any overdue CLASS A SERVICING FEE, then

                  - an amount equal to the CLASS A INVESTOR DEFAULT AMOUNT and be treated as AVAILABLE INVESTOR PRINCIPAL COLLECTIONS;

         o an amount equal to the aggregate amount of CLASS A INVESTOR CHARGE-OFFS which have not been previously reimbursed will be deposited into the Principal Account and treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS;

         o an amount equal to the CLASS B REQUIRED AMOUNT, if any, will be used to fund:

                  - CLASS B MONTHLY INTEREST plus the amount of any overdue CLASS B MONTHLY INTEREST and any CLASS B ADDITIONAL INTEREST, then

                  - the CLASS B SERVICING FEE plus any overdue CLASS B SERVICING FEE, and

                  - an amount equal to the CLASS B INVESTOR DEFAULT AMOUNT and be treated as a portion of Available Investor Principal Collections;

         o an amount equal to the amount by which the CLASS B INVESTOR INTEREST has been reduced below the initial CLASS B INVESTOR INTEREST for reasons other than the payment of principal to the Class B certificateholders will be deposited into the PRINCIPAL ACCOUNT and treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS;

         o an amount equal to the COLLATERAL MONTHLY INTEREST, plus the amount of any COLLATERAL MONTHLY INTEREST previously due but not distributed to the COLLATERAL INTEREST holder, will be distributed to the COLLATERAL INTEREST holder for distribution in accordance with the LOAN AGREEMENT;

         o if CMB or any of its affiliates or The Bank of New York is the servicer, an amount equal to the COLLATERAL INTEREST SERVICING FEE for the related MONTHLY PERIOD, plus the amount of any overdue COLLATERAL INTEREST SERVICING FEE, will be paid to the servicer;

o an amount equal to the COLLATERAL DEFAULT AMOUNT, if any, will be deposited into the PRINCIPAL ACCOUNT and treated as AVAILABLE INVESTOR PRINCIPAL COLLECTIONS;

         o an amount equal to the amount by which the COLLATERAL INTEREST has been reduced below the REQUIRED COLLATERAL INTEREST for any reason other than the payment of principal to the COLLATERAL INTEREST holder will be deposited into the PRINCIPAL ACCOUNT and treated as a portion of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS;

         o on and after the RESERVE ACCOUNT FUNDING DATE, an amount up to the excess, if any, of the REQUIRED RESERVE ACCOUNT AMOUNT over the AVAILABLE RESERVE ACCOUNT AMOUNT will be deposited into the RESERVE ACCOUNT;

         o an amount equal to the amounts determined to be payable pursuant to the LOAN AGREEMENT will be paid to the COLLATERAL INTEREST holder; and

         o the balance, if any, will constitute EXCESS FINANCE CHARGE COLLECTIONS to be applied for the benefit of other series in accordance with the POOLING AND SERVICING AGREEMENT.

         The figure below demonstrates the application of collections of FINANCE CHARGE RECEIVABLES allocated to Series 200_- [ ]. The figure is a simplified demonstration of the allocation and payment provisions contained in this supplement and the attached prospectus.




[GRAPHIC OMITTED]

         Payments of Principal. On each TRANSFER DATE, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS on deposit in the PRINCIPAL ACCOUNT will be applied in the following manner:

         o on each TRANSFER DATE during the REVOLVING PERIOD, all AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be distributed or deposited in the following priority:

                  - an amount equal to the COLLATERAL MONTHLY PRINCIPAL will be paid to the COLLATERAL INTEREST holder in accordance with the LOAN AGREEMENT; and

                  -        the balance will be treated as SHARED PRINCIPAL
                           COLLECTIONS;

         o on each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD or the RAPID AMORTIZATION PERIOD, all AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be distributed or deposited in the following priority:

                  - an amount equal to CLASS A MONTHLY PRINCIPAL will be

                           o        during the CONTROLLED ACCUMULATION
                                    PERIOd, deposited in the PRINCIPAL
                                    FUNDING ACCOUNT up to the CONTROLLED
                                    DEPOSIT AMOUNT, and

                           o during the RAPID AMORTIZATION PERIOd, distributed to Class A certificateholders; and

                  - for each TRANSFER DATE after the CLASS A INVESTOR INTEREST has been paid in full an amount equal to the CLASS B MONTHLY PRINCIPAL will be distributed to the Class B certificateholders;

                  - on each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD in which a reduction in the REQUIRED COLLATERAL INTEREST has occurred, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS not applied to CLASS A MONTHLY PRINCIPAL or CLASS B MONTHLY PRINCIPAL will be applied in accordance with the LOAN AGREEMENT to reduce the COLLATERAL INTEREST to the REQUIRED COLLATERAL INTEREST; and

                  - on each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD, the balance of AVAILABLE INVESTOR PRINCIPAL COLLECTIONS not paid for the benefit of the Class A certificateholders, the Class B certificateholders or the COLLATERAL INTEREST holders, if any, will be treated as Shared Principal Collections.

         You will receive the final distribution of principal and interest on the certificates no later than the SERIES 200_-____ TERMINATION DATE. After the SERIES 200_-____ TERMINATION DATE, the trust will have no further obligation to pay principal or interest on the certificates.


         The following diagram provides you with an outline of the allocation of principal collections This figure is a simplified demonstration of the allocation and payment provisions contained in this supplement and the attached prospectus.


[GRAPHIC OMITTED]

REALLOCATION OF CASH FLOWS

         Each month, the servicer will calculate the CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT. These amounts are generally equal to the amount of interest plus the portion of the INVESTOR SERVICING FEE and INVESTOR DEFAULT AMOUNT allocated to Class A or Class B that cannot be paid from CLASS A AVAILABLE FUNDS or CLASS B AVAILABLE FUNDS.

         The CLASS A REQUIRED AMOUNT will be paid, to the extent necessary, from:

         o        EXCESS SPREAD, then

         o        REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS, then

         o        REALLOCATED CLASS B PRINCIPAL COLLECTIONS.

         REALLOCATED PRINCIPAL COLLECTIONS are principal collections allocated to Class B or to the COLLATERAL INTEREST that are then reallocated to make interest payments, pay a portion of the servicing fee and cover INVESTOR DEFAULT AMOUNTS allocated to a more senior class.

SHARED EXCESS FINANCE CHARGE COLLECTIONS


         Collections of FINANCE CHARGE RECEIVABLES - and other amounts treated like collections of FINANCE CHARGE RECEIVABLES - in excess of the amount required to make payments or deposits for the certificates of your series will be made available to other series included in GROUP I whose allocation of collections of FINANCE CHARGE RECEIVABLES is not sufficient to make its required payments or deposits. We call these collections EXCESS FINANCE CHARGE COLLECTIONS. If the certificates of your series require more collections of FINANCE CHARGE RECEIVABLES than allocated through the investor percentage, they will have access to collections of FINANCE CHARGE RECEIVABLES - and other amounts treated like finance charge collections - from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of EXCESS FINANCE CHARGE COLLECTIONS available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month. EXCESS FINANCE CHARGE COLLECTIONS remaining after payment of all shortfalls for other series in GROUP I will be paid to Chase USA.


SHARED PRINCIPAL COLLECTIONS


         Collections of PRINCIPAL RECEIVABLES allocated to the INVESTOR INTEREST in excess of:

                  o the CONTROLLED DEPOSIT AMOUNT and principal payment, if any, to the COLLATERAL INTEREST holder during the CONTROLLED ACCUMULATION PERIOD, and

                  o principal payments to the certificateholders or the COLLATERAL INTEREST holder, during the RAPID AMORTIZATION PERIOD,

will be made available to other series whose allocation of principal collections is not sufficient to make payments or deposits required to be made from principal collections allocated to those series. We call these collections SHARED PRINCIPAL COLLECTIONS. If the certificates require more principal collections than allocated through the investor percentage, you will share in the excess available from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of SHARED PRINCIPAL COLLECTIONS available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month. SHARED PRINCIPAL COLLECTIONS will not, however, be available to cover INVESTOR CHARGE-OFFS for any series.

         If SHARED PRINCIPAL COLLECTIONS exceed shortfalls, the trustee will distribute the remaining amount to the holder of the TRANSFEROR CERTIFICATE or, under certain circumstances, deposit it into the EXCESS FUNDING ACCOUNT.

REQUIRED COLLATERAL INTEREST


         With respect to any TRANSFER DATE, if the COLLATERAL INTEREST is less than the REQUIRED COLLATERAL INTEREST, available EXCESS SPREAD will be allocated to increase the COLLATERAL INTEREST to cover the shortfall. Any EXCESS SPREAD that is not required to be deposited in the RESERVE ACCOUNT will be applied in accordance with the LOAN AGREEMENT.

DEFAULTED RECEIVABLES

         The INVESTOR DEFAULT AMOUNT represents the investor's share of losses from the trust. On each TRANSFER DATE, CMB as servicer will calculate the INVESTOR DEFAULT AMOUNT by multiplying:

         o        the FLOATING INVESTOR PERCENTAGE for that month, by

         o the total amount of receivables in trust portfolio accounts that were charged-off for that month.

The INVESTOR DEFAULT AMOUNT will be further allocated:

         o to the Class A certificateholders based on the CLASS A FLOATING ALLOCATION;

         o to the Class B certificateholders based on the CLASS B FLOATING ALLOCATION; and

         o to the COLLATERAL INTEREST holder based on the COLLATERAL FLOATING ALLOCATION.

If the CLASS A INVESTOR DEFAULT AMOUNT exceeds the amount of CLASS A AVAILABLE FUNDS, EXCESS SPREAD and REALLOCATED PRINCIPAL COLLECTIONS allocated to fund the CLASS A INVESTOR DEFAULT AMOUNT for any MONTHLY PERIOD, then first the COLLATERAL INTEREST, then second the CLASS B INVESTOR INTEREST and third the CLASS A INVESTOR INTEREST will be reduced by the excess. Any reduction in the CLASS A INVESTOR INTEREST as a result of a CLASS A INVESTOR CHARGE-OFF may be reimbursed by EXCESS SPREAD on a later TRANSFER DATE.

If the CLASS B INVESTOR DEFAULT AMOUNT exceeds the amount of EXCESS SPREAD and REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS allocated to fund the CLASS B INVESTOR DEFAULT AMOUNT for any MONTHLY PERIOD, then first the COLLATERAL INTEREST and second the CLASS B INVESTOR INTEREST will be reduced by the excess. The CLASS B INVESTOR INTEREST will also be reduced by the amount of:

         o REALLOCATED CLASS B PRINCIPAL COLLECTIONS in excess of the COLLATERAL INTEREST; and

         o the CLASS B INVESTOR INTEREST allocated to protect the Class A certificates.

Any reduction in the CLASS B INVESTOR INTEREST may be reimbursed by EXCESS SPREAD on a later TRANSFER DATE.

If the COLLATERAL DEFAULT AMOUNT exceeds the amount of EXCESS SPREAD allocated to fund the COLLATERAL DEFAULT AMOUNT for any MONTHLY PERIOD, the COLLATERAL INTEREST will be reduced by the excess. The COLLATERAL INTEREST will also be reduced by the amount of:

         o        REALLOCATED PRINCIPAL COLLECTIONS; and

         o the COLLATERAL INTEREST allocated to the Class B certificates and Class A certificates.

Any reductions in the COLLATERAL INTEREST may be reimbursed by EXCESS SPREAD on a later TRANSFER DATE.


PRINCIPAL FUNDING ACCOUNT


         The trustee will establish the PRINCIPAL FUNDING ACCOUNT in which it will collect principal collections - other than REALLOCATED PRINCIPAL COLLECTIONS - including SHARED PRINCIPAL COLLECTIONS, during the CONTROLLED ACCUMULATION PERIOD. The amounts collected will be used to make principal payment to holders of Class A certificates on the CLASS A SCHEDULED PAYMENT DATE. However, if a rapid amortization occurs, those amounts will be paid to you if you hold Class A certificates on the first DISTRIBUTION DATE after the RAPID AMORTIZATION PERIOD begins.
There is no PRINCIPAL FUNDING ACCOUNT for the Class B certificates.

         The servicer will direct the trustee to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the POOLING AND SERVICING AGREEMENT. As stated above, investment earnings on these investments will be treated as Collections of FINANCE CHARGE RECEIVABLES. We call these amounts PRINCIPAL FUNDING INVESTMENT PROCEEDS. If for any month, the PRINCIPAL FUNDING INVESTMENT PROCEEDS are less than the product of:

         o the balance of the PRINCIPAL FUNDING ACCOUNT as of the RECORD DATE, and

         o the CLASS A CERTIFICATE RATE in effect for the related INTEREST PERIOD, and

                  o a fraction that is equal to the actual number of days in the MONTHLY PERIOD divided by 360,

then the Trustee will withdraw the shortfall from the RESERVE ACCOUNT described below and treat those amounts as CLASS A AVAILABLE FUNDS.


RESERVE ACCOUNT


         The trustee will establish the RESERVE ACCOUNT that it will use to fund investment earnings shortfalls during the CONTROLLED ACCUMULATION PERIOD. At least three months prior to the beginning of the CONTROLLED ACCUMULATION PERIOD, the trustee will begin to deposit EXCESS SPREAD into this account until the account balance equals the REQUIRED RESERVE ACCOUNT AMOUNT.

         Chase USA may change the formula for calculating the REQUIRED RESERVE ACCOUNT AMOUNT if the rating agencies agree that the modification to the formula will not result in negative rating action on the certificates and an authorized officer of Chase USA certifies that, in the reasonable belief of Chase USA, the modification will not result in a PAY OUT EVENT.

         CMB as servicer will direct the trustee to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the POOLING AND SERVICING AGREEMENT. Investment earnings (net of expenses and losses) will be retained in this account. The trustee will withdraw money from this account in excess of the REQUIRED RESERVE ACCOUNT AMOUNT on each TRANSFER DATE and the amount withdrawn will be distributed to the COLLATERAL INTEREST holder under the terms of the LOAN AGREEMENT.

         On each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD and on the first TRANSFER DATE during the RAPID AMORTIZATION PERIOD, the servicer will withdraw from the RESERVE ACCOUNT and treat as CLASS A AVAILABLE FUNDS the lesser of:

         o         the AVAILABLE RESERVE ACCOUNt AMOUNt, and

         o the PRINCIPAL FUNDING INVESTMENT SHORTFALL for that TRANSFER DATE.

         The RESERVE ACCOUNT will terminate on the earliest to occur of:

         o         the termination date of the trust,

         o if the CONTROLLED ACCUMULATION PERIOd has not begun, the first TRANSFER DATE after the RAPID AMORTIZATION PERIOD has begun, and

         o if the CONTROLLED ACCUMULATION PERIOd has begun, the earlier of

                  - the first TRANSFER DATE with respect to the RAPID AMORTIZATION PERIOD, and


                  - the TRANSFER DATE immediately preceding the SERIES 200_-[ ] TERMINATION DATE


Upon termination of this account, funds in this account will be distributed to the COLLATERAL INTEREST holder to be applied in accordance with the LOAN AGREEMENT.


PAY OUT EVENTS


         The REVOLVING PERIOD will continue until the scheduled date for the beginning of the CONTROLLED ACCUMULATION PERIOD unless one of the events identified in the chart on the following page occurs. The chart also indicates whether each listed PAY OUT EVENT is an automatic event or an event that requires a majority vote of the certificateholders and the COLLATERAL INTEREST holder to declare the occurrence of a PAY OUT EVENT. Additionally, some events cause a rapid amortization of the certificates while others will cause a rapid amortization for all series issued by the trust and outstanding when the event occurs.



                                                                                  REQUIRES A
                                                                               MAJORITY VOTE OF
                                                                              CERTIFICATEHOLDERS   CAUSES RAPID     CAUSES RAPID
                                                                                AND COLLATERAL    AMORTIZATION OF  AMORTIZATION OF
PAY OUT EVENT                                                                  INTEREST HOLDER 1  SERIES 200_-[ ]    ALL SERIES
                                                                             -------------------- --------------- ---------------

1.   Chase USA fails to make a payment or deposit when required to
     under the POOLING AND SERVICING AGREEMENT or within five days                     X                 X
     after that date.

2.   Chase USA fails to observe or perform any covenant or agreement                   X                 X
     and that failure has a material adverse effect on you and the failure continues unremedied for 60 days after written notice to Chase USA.

3.   Chase USA makes a representation or warranty that was materially                  X                 X
     incorrect when made and that continues to be materially incorrect for
     60 days after written notice to Chase USA and as a result you are materially and adversely affected, unless Chase USA accepts reassignment of the related RECEIVABLES.

4.   Chase USA provides materially incorrect information about the trust               X                 X
     accounts and that information continues to be materially incorrect for
     60 days after written notice to Chase USA and as a result you are materially and adversely affected, unless Chase USA accepts reassignment of the related RECEIVABLES.

5.   The average of the PORTFOLIO YIELDS for three consecutive MONTHLY                                   X
     PERIODS is less than the average of the BASE RATES for the same period.



                                      S-42

____________________


1 Each specified PAY OUT EVENT requires the vote of the certificateholders and the COLLATERAL INTEREST holder holding more than 50% of the Series 200_-[ ] INVESTOR INTEREST by aggregate principal amount or the vote of the trustee. Unless otherwise specified, PAY OUT EVENTS are declared upon occurrence without the necessity for a vote.


6. Chase USA fails to transfer receivables under additional accounts or participations when required under the POOLING AND SERVICING
     AGREEMENT.

7.   A SERVICER DEFAULT occurs which has a material adverse effect on                  X                 X
     you.

8.   There are insufficient funds in the DISTRIBUTION ACCOUNT to pay the                                 X                X
     CLASS A INVESTOR INTEREST in full on the CLASS A SCHEDULED
     PAYMENT DATE or the CLASS B INVESTOR INTEREST in full on the CLASS
     B SCHEDULED PAYMENT DATE.

9.   Chase USA becomes bankrupt or insolvent or enters receivership or                                                    X
     conservatorship.

10.  Chase USA becomes unable to transfer RECEIVABLES to the trust in                                                     X
     accordance with the POOLING AND SERVICING AGREEMENT.

11.  The trust becomes subject to regulation as an "investment company"                                                   X
     under the Investment Company Act of 1940.


         Once a rapid amortization begins, principal will begin to be distributed to the Class A certificates on the first DISTRIBUTION DATE following the month in which the PAY OUT EVENT occurred or was declared. If a rapid amortization begins, the average life of the certificates you hold may be shortened.

SERVICING FEES AND EXPENSES

         The trustee will pay the servicer a 2% annual servicing fee payable in twelve equal monthly installments. We expect to pay half of the SERVICING FEE from collections of FINANCE CHARGE RECEIVABLES and half of the servicing fee from INTERCHANGE allocated to the INVESTOR INTEREST. INTERCHANGE paid to the servicer is limited to 1% of the INVESTOR INTEREST less amounts on deposit in the PRINCIPAL FUNDING ACCOUNT. If there is not enough INTERCHANGE to pay half of the SERVICING FEE, none of the trust, the trustee nor the certificateholders will be responsible for paying the servicer the amount of any shortfall. The portion of the servicing fee allocable to the INVESTOR INTEREST - referred to in this supplement as the INVESTOR SERVICING FEE - will equal one-twelfth of the product of:

                           o        2%; and

                           o the ADJUSTED INVESTOR INTEREST at the end of the preceding MONTHLY PERIOD.

         The servicer will pay expenses out of the servicing fee it receives, including the fees and expenses of the trustee and independent certified public accountants and other fees not stated to be paid by the trust. CMB as the servicer will not be responsible for the payment of any federal, state or local taxes on your certificates.

CERTIFICATEHOLDER REPORTS

         You will receive a monthly report from the trustee as described in the attached prospectus.
The report will also specify:

                           o amounts withdrawn from the PRINCIPAL FUNDING ACCOUNT; and

                           o the COLLATERAL INTEREST, if any, for such TRANSFER DATE.

         So long as the certificates are listed on the Luxembourg Stock Exchange, we will publish a notice in a daily newspaper in Luxembourg that provides the information contained in the monthly report. We expect initially to publish the notice in the Luxemburger Wort.

         If definitive certificates are issued, the monthly notice will be mailed to your address as it appears on the trustee's register.

                      LISTING AND GENERAL INFORMATION


         We intend to apply to the Luxembourg Stock Exchange to list the Class A certificates and Class B certificates. In connection with the listing application, the Organization Certificate and By-laws of the Bank, and legal notice relating to the issuance of the Class A certificates and the Class B certificates will be deposited before we list with the Chief
Registrar of the District Court of Luxembourg, where you may obtain copies of those documents. The Class A certificates and the Class B certificates have been accepted for clearance through the facilities of DTC, CLEARSTREAM and EUROCLEAR.

         The securities identification numbers for the certificates are listed below:


                                                             International
                                                               Securities
                                                             Identification
                                    CUSIP Number             Number (ISIN)              Common Code
Class A certificates
Class B certificates


         As of the date of this supplement, the trust is not involved in any litigation or arbitration proceeding relating to claims that are material in the context of the issuance of the certificates, nor so far as Chase USA is aware are any of those proceedings pending or threatened.


         Except as disclosed in this prospectus supplement, there has been no material adverse change in the financial position of the trust since ___________, 200__ through the date of this prospectus supplement.

         The transactions described in this prospectus supplement were authorized by resolutions adopted by Chase USA's Board of Directors on __________, 200__ and by Chase USA's Asset and Loan Securitization Committee as of ________, 200__.

         Copies of the POOLING AND SERVICING AGREEMENT, the SERIES 200__ SUPPLEMENT, the annual report of independent certified public accountants described in "Description of the Securities--Description of the Certificates--Evidence as to Compliance" in the attached prospectus, the documents referred to under "Where You Can Find More Information" and the reports to certificateholders referred to under "Reports to Securityholders" and "Description of the Securities--Description of the Certificates--Reports to Certificateholders" in the attached prospectus will be available free of charge at the office of the LISTING AGENT in Luxembourg. Financial information regarding Chase USA is included in the consolidated financial statements of J.P. Morgan Chase & Co. in The
J.P. Morgan Chase & Co.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Such report is available, and reports for subsequent years will be available, at the office of the LISTING AGENT.


         So long as there is no paying agent and transfer agent in Luxembourg, Banque Generale du Luxembourg, S.A. will act as intermediary agent in Luxembourg. If securities are issued in fully registered, certificated form under the circumstances described in the attached prospectus, a paying agent and transfer agent will be appointed in Luxembourg.

         The certificates, the POOLING AND SERVICING AGREEMENT and the SERIES 200_-_ SUPPLEMENT are each governed by the laws of the State of New York.

         Any notice to noteholders will be validly given if published in a leading daily newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort, and in at least one Belgian newspaper or, if any of those newspapers shall cease to be published or timely publication in that newspaper shall not be practicable, in such other newspapers as the LISTING AGENT deems necessary to give fair and reasonable notice to noteholders. Any such notice will be deemed to have been given on the date of the last publication provided above.

         Although we intend to apply to list the certificates on the Luxembourg Stock Exchange, we cannot guarantee that the application for the listing will be accepted. You should consult with the LISTING AGENT in Luxembourg to determine whether or not the certificates are listed on the Luxembourg Stock Exchange.

         This prospectus supplement and the attached prospectus have been prepared by Chase USA solely for use in connection with the offering and listing of the certificates described in this prospectus supplement. At the request of the Luxembourg Stock Exchange, Chase USA confirms that it has taken reasonable care to ensure that facts stated in this prospectus supplement and the attached prospectus are true and accurate in all material respects and there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion in this prospectus supplement or the prospectus and that Chase USA accepts responsibility accordingly.

                               UNDERWRITING


         Chase USA has agreed to sell to the underwriters listed below the amount of certificates of each class set forth next to each underwriter's name. Each underwriter has agreed to purchase that amount of those certificates.


Class A Certificates                           Principal Amount
J.P. Morgan Securities Inc.                 $
                                                 ----------------

=============
   Total                                    $
                                                 ================

Class B Certificates
J.P. Morgan Securities Inc.                 $
                                                 ----------------

         The price to public, underwriters' discounts and commissions, the concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of each class of certificates are as follows:


                                                   Underwriting             Selling
                              Price to            discounts and           concessions,           Reallowance,
                               Public              commissions            not to exceed          not to exceed
                         -------------------    ------------------    --------------------    -------------------
Class A certificates            ____%                 ____%                  ____%                   ____%
Class B certificates            ____%                 ____%                  ____%                   ____%

         After the offering is completed, Chase USA will receive the proceeds, after deduction of the underwriting and other expenses, listed below:


                           Proceeds to Transferor
                    (as % of the principal Underwriting
                                 Proceeds to                 amount of the                discounts and
                                  Transferor                 certificates)                 concessions
                            ----------------------     --------------------------     ----------------------
Class A certificates               $_______                      ____%                       $_______
Class B certificates               $_______                      ____%                       $_______

         After the public offering, the public offering price and other selling terms may be changed by the underwriters.


         The underwriters' obligations to acquire any Series 200_-__ certificates will be subject to certain conditions. The underwriters will offer the Series 200_-__ certificates for sale only if the trust issues the certificates, and all conditions to the issuance of the certificates are satisfied or waived. The underwriters have agreed either to purchase all of the Series 200_-__ certificates, or none of them.


         The underwriters may reject any orders in whole or in part.


         J.P. Morgan Securities Inc. is a wholly-owned subsidiary of J.P. Morgan Chase & Co. and an affiliate of Chase USA and The Chase Manhattan Bank.


         Each underwriter has represented and agreed that:

         (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on,

         (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and resolutions with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom, and

         (c) if that underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.


         This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the certificates. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. has no obligation to make a market in the certificates and any such market-making may be discontinued at any time without notice, in its sole discretion. J.P. Morgan Securities Inc. is among the underwriters participating in the initial distribution of the certificates.




                              ERISA CONSIDERATIONS

         ERISA and the tax code prohibit certain PLANS from engaging in transactions involving the assets of a PLAN with "parties in interest" under ERISA or "disqualified persons" under the tax code with respect to the PLAN. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the tax code for such persons, unless a statutory, regulatory or administrative exemption is available. PLANS that are governmental PLANS and some church PLANS, as these PLANS are defined by ERISA, are not subject to ERISA requirements.

CLASS A CERTIFICATES

         A violation of the fiduciary and prohibited transaction rules could occur if the transferor, the trustee, any of the underwriters or any of their affiliates were a party in interest or a disqualified person with respect to a PLAN and the Class A certificates were purchased with assets of that PLAN, unless there is a statutory, regulatory or administrative exemption. The transferor, the trustee, any of the underwriters and their affiliates are likely to be parties in interest or disqualified persons with respect to many PLANS. Before purchasing the Class A certificates, a PLAN fiduciary or other PLAN investor should consider whether a prohibited transaction might arise by reason of the relationship between the PLAN and the transferor, the trustee, any of the underwriters or any of their affiliates and should consult their counsel regarding the purchase in light of the fiduciary and prohibited transaction rules of ERISA and the tax code and the considerations described below and in the attached prospectus.

         Under certain circumstances, an ERISA regulation treats the assets of an entity in which a PLAN holds an equity interest as "plan assets" of such PLAN. Because the Class A certificates will represent beneficial interests in the trust, and despite the agreement of the transferor and the certificate owners to treat the Class A certificates as debt instruments the Class A certificates are likely to be considered equity interests in the trust for purposes of this regulation. Accordingly, the assets of the trust are likely to be treated as "plan assets" of the investing PLANS for purposes of ERISA and the tax code, unless the exception for "publicly-offered securities" is applicable. This exception is described in the attached prospectus. The Chase USA anticipates that the Class A certificates will meet the criteria for treatment as "publicly-offered securities", as described in the attached prospectus, because:

         o no restrictions will be imposed on the transfer of the Class A certificates;

         o the underwriters anticipate that the Class A certificates will be held by at least 100 or more investors who were independent of the issuer and of one another at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met; and

         o the Class A certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

         If the foregoing exception under the ERISA regulation was not satisfied, transactions involving the trust and parties in interest/disqualified persons with respect to a PLAN that purchases or holds Class A certificates might be prohibited under ERISA and/or the tax code and result in excise tax and other liabilities unless an exemption was available, and any such exemption may not provide relief for all transactions involving the assets of the trust even if it would otherwise apply to the purchase of a Class A certificate by a PLAN.

CLASS B CERTIFICATES

         The Class B underwriter currently does not expect that the Class B certificates will be held by at least 100 independent investors and, therefore, does not expect that the Class B certificates will qualify as publicly-offered securities under the ERISA regulation referred to in the preceding paragraph. Accordingly, the Class B certificates may not be acquired or held by:

         o      any employee benefit PLAN that is subject to ERISA;

         o any PLAN or other arrangement including an individual retirement account or Keogh Plan, that is subject to the tax code; or

         o any entity whose underlying assets include "plan assets" under the regulation because the PLAN invested in the entity.

         By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.

CONSULTATION WITH COUNSEL

         PLAN fiduciaries or other persons contemplating purchasing the certificates on behalf of or with the assets of any PLAN should consult their own counsel concerning the consequences to the PLAN of an investment in the certificates, including the consequences to the PLAN if the assets of the trust were to become subject to the fiduciary and prohibited transaction rules of ERISA and the tax code.

         Finally, PLAN fiduciaries and other PLAN investors should consider the fiduciary standards under ERISA or other applicable law in the context of the PLAN'S particular circumstances before authorizing an investment of a portion of the PLAN'S assets in the certificates. Accordingly, among other factors, PLAN fiduciaries and other PLAN investors should consider whether the investment:

         o satisfies the diversification requirement of ERISA or other applicable law;

         o      is in accordance with the PLAN's governing instruments; and

         o is prudent in light of the risk factors and other factors discussed in this prospectus supplement.

                    OTHER SERIES ISSUED AND OUTSTANDING



         The table below discusses the principal characteristics of the [ ] other series of certificates previously issued by the trust and currently outstanding and the notes issued by various owner trusts and secured by certain certificates issued by the master trust. For more specific information with respect to any series, any prospective investor should contact The Chase Manhattan Bank at (212) 270-6000. The Chase Manhattan Bank will provide, without charge, to any prospective investor, a copy of the disclosure documents for any other publicly issued series.



SERIES 1995-3

1.  Class A Certificates
     Initial Investor Interest.................................................................$450,000,000
     Certificate Rate................................................................................ 6.23%
     Controlled Accumulation Amount (subject to adjustment).....................................$37,500,000
     Commencement of Controlled Accumulation Period (subject to adjustment)...................July 31, 2001
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.............................................................$35,795,636.36
     Other Enhancement................................................Subordination of Class B Certificates
     Scheduled Payment Date.................................................................August 15, 2002
     Series 1995-3 Termination Date..........................................................April 15, 2005
     Series Issuance Date.................................................................November 21, 1995

2.  Class B Certificates
     Initial Investor Interest..................................................................$25,568,000
     Certificate Rate................................................................................ 6.39%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date..............................................................September 15, 2002
     Series 1995-3 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates




                                      S-51

SERIES 1995-4

1.  Class A Certificates
     Initial Investor Interest.................................................................$300,000,000
     Certificate Rate.............................................................Three Month LIBOR + 0.20%
     Controlled Accumulation Amount (subject to adjustment).....................................$25,000,000
     Commencement of Controlled Accumulation Period
         (subject to adjustment)...........................................................October 31, 2001
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.............................................................$35,714,857.14
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date...............................................................November 25, 2002
     Series 1995-4 Termination Date...........................................................July 25, 2005
     Series Issuance Date.................................................................November 29, 1995

2.  Class B Certificates
     Initial Investor Interest..................................................................$21,428,000
     Certificate Rate.............................................................Three Month LIBOR + 0.32%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date ..............................................................November 25, 2002
     Series 1995-4 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates






                                      S-52




SERIES 1996-2

1.  Class A Certificates
     Initial Investor Interest.................................................................$550,000,000
     Certificate Rate................................................................................ 5.98%
     Controlled Accumulation Amount (subject to adjustment)..................................$45,833,333.33
     Commencement of Controlled Accumulation Period
         (subject to adjustment)..........................................................December 31, 2004
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.............................................................$43,750,000.00
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date................................................................January 15, 2006
     Series 1996-2 Termination Date......................................................September 15, 2008
     Series Issuance Date..................................................................January 23, 1996

2.  Class B Certificates
     Initial Investor Interest..................................................................$31,250,000
     Certificate Rate................................................................................ 6.16%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date...............................................................February 15, 2006
     Series 1996-2 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates



                                      S-53

SERIES 1996-3

1.  Class A Certificates
     Initial Investor Interest.................................................................$411,983,000
     Certificate Rate................................................................................ 7.09%
     Controlled Accumulation Amount (subject to adjustment)..................................$34,331,916.67
     Commencement of Controlled Accumulation Period (subject to adjustment)....................May 31, 2005
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.............................................................$32,772,440.86
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date...................................................................June 15, 2006
     Series 1996-3 Termination Date.......................................................February 15, 2009
     Series Issuance Date..................................................................... May 30, 1996

2.  Class B Certificates
     Initial Investor Interest..................................................................$23,408,000
     Certificate Rate................................................................................ 7.27%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date...................................................................July 15, 2006
     Series 1996-3 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates

SERIES 1996-4

1.  Class A Certificates
     Initial Investor Interest...............................................................$1,400,000,000
     Certificate Rate.............................................................. One Month LIBOR + 0.13%
     Controlled Accumulation Amount (subject to adjustment)................................ $116,666,666.67
     Commencement of Controlled Accumulation Period
         (subject to adjustment)...........................................................October 31, 2002
     Annual Servicing Fee Percentage.................................................................. 2.0%
     Initial Collateral Interest............................................................$150,000,666.67
     Other Enhancement................................................Subordination of Class B Certificates
     Scheduled Payment Date...............................................................November 17, 2003
     Series 1996-4 Termination Date...........................................................July 17, 2006
     Series Issuance Date.................................................................November 14, 1996



                                      S-54

2.  Class B Certificates
     Initial Investor Interest................................................................ $116,666,000
     Certificate Rate.............................................................. One Month LIBOR + 0.35%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date...............................................................December 15, 2003
     Series 1996-4 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates

SERIES 1997-1

1.  Class A Certificates
     Initial Investor Interest...............................................................$1,150,000,000
     Certificate Rate.............................................................. One Month LIBOR + 0.09%
     Controlled Accumulation Amount (subject to adjustment)..................................$95,833,333.33
     Commencement of Controlled Accumulation Period
          (subject to adjustment)..........................................................January 31, 2003
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest...............................................................$123,214,619
     Other Enhancement................................................Subordination of Class B Certificates
     Scheduled Payment Date...............................................................February 15, 2004
     Series 1997-1 Termination Date........................................................October 15, 2006
     Series Issuance Date.................................................................February 24, 1997

2.  Class B Certificates
     Initial Investor Interest..................................................................$95,833,000
     Certificate Rate............................................................... One Month LIBOR  0.29%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.................................... Same as above for Class A Certificates
     Scheduled Payment Date................................................................. March 15, 2004
     Series 1997-1 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates






                                      S-55




SERIES 1997-3

1.  Class A Certificates
     Initial Investor Interest.................................................................$250,000,000
     Certificate Rate............................................................................... 6.777%
     Controlled Accumulation Amount
         (subject to adjustment)....................................One-twelfth of outstanding balance of
                                                                     Class A Certificates on August 1, 2003
     Commencement of Controlled Accumulation Period
         (subject to adjustment)............................................................August 31, 2003
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$26,786,048
     Other Enhancement................................................Subordination of Class B Certificates
     Scheduled Payment Date..............................................................September 15, 2004
     Series 1997-3 Termination Date............................................................May 15, 2007
     Series Issuance Date................................................................September 22, 1997

2.  Class B Certificates
     Initial Investor Interest..................................................................$20,833,000
     Certificate Rate...............................................................One Month LIBOR + 0.35%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.................................... Same as above for Class A Certificates
     Scheduled Payment Date................................................................October 15, 2004
     Series 1997-3 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates

SERIES 1997-4

1.  Class A Certificates
     Initial Investor Interest.................................................................$600,000,000
     Certificate Rate...............................................................One Month LIBOR + 0.16%
     Controlled Accumulation Amount (subject to adjustment).....................................$50,000,000
     Commencement of Controlled Accumulation Period
         (subject to adjustment)..........................................................November 30, 2001
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$64,285,715
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date...............................................................December 15, 2002
     Series 1997-4 Termination Date.........................................................August 15, 2005
     Series Issuance Date..................................................................December 8, 1997



                                      S-56

2.  Class B Certificates
     Initial Investor Interest..................................................................$50,000,000
     Certificate Rate...............................................................One Month LIBOR + 0.36%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date................................................................January 15, 2003
     Series 1997-4 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates

SERIES 1997-5

1.  Class A Certificates
     Initial Investor Interest.................................................................$500,000,000
     Certificate Rate............................................................................... 6.194%
     Controlled Accumulation Amount (subject to adjustment).....................................$41,666,667
     Commencement of Controlled Accumulation Period
         (subject to adjustment)..........................................................November 30, 2001
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$39,772,819
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date...............................................................December 15, 2002
     Series 1997-5 Termination Date........................................................ August 15, 2005
     Series Issuance Date.................................................................December 23, 1997

2.  Class B Certificates
     Initial Investor Interest..................................................................$28,409,000
     Certificate Rate............................................................................... 6.388%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date................................................................January 15, 2003
     Series 1997-5 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates

SERIES 1998-1

1.  Class A-1 Certificates
     Initial Investor Interest.................................................................$273,822,563
     Certificate Rate..............................................................One Month LIBOR + 0.231%
     Controlled Accumulation Amount (subject to adjustment).....................................$22,818,547
     Commencement of Controlled Accumulation Period
         (subject to adjustment)...........................................................January 31, 2004
     Annual Servicing Fee Percentage...................................................................2.0%
     Enhancement......................Subordination of Class B Certificates and Initial Collateral Interest
     Scheduled Payment Date...............................................................February 15, 2005
     Series 1998-1 Termination Date........................................................October 15, 2007
     Series Issuance Date.................................................................February 12, 1998


                                      S-57


     Class A-2 Certificates
     Initial Investor Interest.................................................................$245,278,391
     Certificate Rate.............................................................One Month LIBOR + 0.1885%
     Controlled Accumulation Amount (subject to adjustment).................................... $20,439,866
     Commencement of Controlled Accumulation Period
         (subject to adjustment)...........................................................January 31, 2004
     Annual Servicing Fee Percentage...................................................................2.0%
     Enhancement......................Subordination of Class B Certificates and Initial Collateral Interest
     Scheduled Payment Date...............................................................February 15, 2005
     Series 1998-1 Termination Date........................................................October 15, 2007
     Series Issuance Date.................................................................February 12, 1998

     Class A-3 Certificates
     Initial Investor Interest.................................................................$243,131,534
     Certificate Rate.............................................................One Month LIBOR + 0.2445%
     Controlled Accumulation Amount (subject to adjustment).....................................$20,260,961
     Commencement of Controlled Accumulation Period
         (subject to adjustment)...........................................................January 31, 2004
     Annual Servicing Fee Percentage...................................................................2.0%
     Enhancement......................Subordination of Class B Certificates and Initial Collateral Interest
     Scheduled Payment Date...............................................................February 15, 2005
     Series 1998-1 Termination Date........................................................October 15, 2007
     Series Issuance Date.................................................................February 12, 1998

2.  Class B Certificates
     Initial Investor Interest..................................................................$63,519,000
     Certificate Rate...............................................................One Month LIBOR + 0.37%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$81,668,141
     Scheduled Payment Date..................................................................March 15, 2005
     Series 1998-1 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates



                                      S-58

SERIES 1998-2

1.  Class A Certificates
     Initial Investor Interest.................................................................$800,000,000
     Certificate Rate............................................................Federal Funds Rate + 0.24%
     Controlled Accumulation Amount (subject to adjustment).....................................$66,666,667
     Commencement of Controlled Accumulation Period
         (subject to adjustment)...........................................................January 31, 2000
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$85,714,953
     Other Enhancement................................................Subordination of Class B Certificates
     Scheduled Payment Date...............................................................February 15, 2001
     Series 1998-2 Termination Date.......................................................February 15, 2003
     Series Issuance Date.....................................................................March 9, 1998

2.  Class B Certificates
     Initial Investor Interest..................................................................$66,666,000
     Certificate Rate.............................................................. One Month LIBOR + 0.25%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.................................... Same as above for Class A Certificates
     Scheduled Payment Date..................................................................March 15, 2003
     Series 1998-2 Termination Date................................. Same as above for Class A Certificates
     Series Issuance Date........................................... Same as above for Class A Certificates

SERIES 1998-3

1.  Class A Certificates
     Initial Investor Interest.................................................................$600,000,000
     Certificate Rate............................................................................... 6.000%
     Controlled Accumulation Amount (subject to adjustment).....................................$50,000,000
     Commencement of Controlled Accumulation Period
         (subject to adjustment).............................................................March 31, 2002
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$47,728,182
     Other Enhancement................................................Subordination of Class B Certificates
     Scheduled Payment Date..................................................................April 15, 2003
     Series 1998-3 Termination Date.........................................................August 15, 2005
     Series Issuance Date.......................................................................May 1, 1998

2.  Class B Certificates
     Initial Investor Interest..................................................................$34,090,000
     Certificate Rate............................................................................... 6.150%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.................................... Same as above for Class A Certificates
     Scheduled Payment Date....................................................................May 15, 2003
     Series 1998-3 Termination Date................................. Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates



                                      S-59

SERIES 1998-4

1.  Class A Certificates
     Initial Investor Interest.................................................................$552,486,188
     Certificate Rate............................................................. One Month LIBOR + 0.134%
     Controlled Accumulation Amount (subject to adjustment).....................................$46,040,516
     Commencement of Controlled Accumulation Period (subject to adjustment).................. July 31, 2007
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$59,195,465
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date................................................................ August 15, 2008
     Series 1998-4 Termination Date.......................................................December 15, 2010
     Series Issuance Date.................................................................... July 28, 1998

2.  Class B Certificates
     Initial Investor Interest..................................................................$46,040,000
     Certificate Rate...............................................................One Month LIBOR + 0.36%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.................................... Same as above for Class A Certificates
     Scheduled Payment Date..............................................................September 15, 2008
     Series 1998-4 Termination Date................................. Same as above for Class A Certificates
     Series Issuance Date........................................... Same as above for Class A Certificates


SERIES 1998-5

1.  Class A Certificates
     Initial Investor Interest.................................................................$650,000,000
     Certificate Rate...............................................................One Month LIBOR + 0.16%
     Controlled Accumulation Amount (subject to adjustment).....................................$54,166,667
     Commencement of Controlled Accumulation Period
         (subject to adjustment)............................................................August 31, 2002
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$69,643,524
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date..............................................................September 15, 2003
     Series 1998-5 Termination Date........................................................January 15, 2006
     Series Issuance Date................................................................September 24, 1998



                                      S-60

2.  Class B Certificates
     Initial Investor Interest..................................................................$54,166,000
     Certificate Rate...............................................................One Month LIBOR + 0.36%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.................................... Same as above for Class A Certificates
     Scheduled Payment Date................................................................October 15, 2003
     Series 1998-5 Termination Date................................. Same as above for Class A Certificates
     Series Issuance Date........................................... Same as above for Class A Certificates

SERIES 1998-6

1.  Class A Certificates
     Initial Investor Interest.................................................................$650,000,000
     Certificate Rate............................................................. One Month LIBOR  + 0.26%
     Controlled Accumulation Amount (subject to adjustment).....................................$54,166,667
     Commencement of Controlled Accumulation Period (subject to adjustment)..................April 30, 2001
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$69,643,524
     Other Enhancement................................................Subordination of Class B Certificates
     Scheduled Payment Date....................................................................May 15, 2002
     Series 1998-6 Termination Date......................................................September 15, 2004
     Series Issuance Date.................................................................November 24, 1998

2.  Class B Certificates
     Initial Investor Interest..................................................................$54,166,000
     Certificate Rate.............................................................. One Month LIBOR + 0.51%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date...................................................................June 15, 2002
     Series 1998-6 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates

SERIES 1999-1

1.  Class A Certificates
     Initial Investor Interest.................................................................$750,000,000
     Certificate Rate...............................................................One Month LIBOR + 0.16%
     Controlled Accumulation Amount (subject to adjustment).....................................$62,500,000
     Commencement of Controlled Accumulation Period (subject to adjustment)..................April 30, 2001
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$80,357,143
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date....................................................................May 15, 2004
     Series 1999-1 Termination Date......................................................September 15, 2006
     Series Issuance Date.....................................................................March 4, 1999

2.  Class B Certificates
     Initial Investor Interest..................................................................$62,500,000
     Certificate Rate...............................................................One Month LIBOR + 0.39%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date...................................................................June 15, 2004
     Series 1999-1 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates

SERIES 1999-2

1.  Class A Certificates
     Initial Investor Interest.................................................................$500,000,000
     Certificate Rate...............................................................One Month LIBOR + 0.14%
     Controlled Accumulation Amount (subject to adjustment).....................................$41,666,667
     Commencement of Controlled Accumulation Period (subject to adjustment)....................May 31, 2001
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest................................................................$53,572,096
     Other Enhancement............................................... Subordination of Class B Certificates
     Scheduled Payment Date...................................................................June 15, 2002
     Series 1999-2 Termination Date........................................................October 15, 2004
     Series Issuance Date.....................................................................July 15, 1999

2.  Class B Certificates
     Initial Investor Interest..................................................................$41,666,000
     Certificate Rate...............................................................One Month LIBOR + 0.36%
     Annual Servicing Fee Percentage...................................................................2.0%
     Initial Collateral Interest.....................................Same as above for Class A Certificates
     Scheduled Payment Date...................................................................July 15, 2002
     Series 1999-2 Termination Date..................................Same as above for Class A Certificates
     Series Issuance Date............................................Same as above for Class A Certificates


SERIES 1999-3

Series 1999-3 Certificate

     Initial Principal Amount..................................................................$965,590,000
     Controlled Accumulation Amount (subject to adjustment).....................................$70,833,334
     Commencement of Controlled Accumulation Period (subject to adjustment)................ August 31, 2003
     Annual Servicing Fee Percentage .................................................................2.00%
     Series 1999-3 Termination Date ...................................................... January 15, 2007
     Series Issuance Date ...............................................................September 29, 1999

1.  Class A Notes
     Initial Class A Principal Amount..........................................................$850,000,000
     Note Rate........................................................................................6.66%
     Enhancement                                           Subordination of Class B Notes and Class C Notes
     Scheduled Payment Date .............................................................September 15, 2004
     Note Issuance Date .................................................................September 29, 1999


2.  Class B Notes
     Initial Class B Principal Amount ..........................................................$48,295,000
     Note Rate........................................................................................6.95%
     Enchancement                                                            Subordination of Class C Notes
     Scheduled Payment Date ...............................................................October 15, 2004
     Note Issuance Date ................................................Same as above for the Class A Notes

3.  Class C Notes
     Initial Class C Principal Amount...........................................................$67,615,000
     Note Rate .....................................................................One Month LIBOR + 0.95%
     Enhancement ................................................................Owner Trust Spread Account
     Scheduled Payment Date ............................................Same as above for the Class B Notes
     Note Issuance Date ..............................Same as above for the Class A Notes and Class B Notes

SERIES 2000-1

Series 2000-1 Certificate

     Initial Principal Amount..................................................................$892,857,000
     Controlled Accumulation Amount (subject to adjustment).....................................$62,500,000
     Commencement of Controlled Accumulation Period (subject to adjustment)................January 31, 2004
     Annual Servicing Fee Percentage.....................................................................2%
     Series 2000-1 Termination Date...........................................................June 15, 2007
     Series Issuance Date.....................................................................March 2, 2000

1.  Class A Notes
     Initial Class A Principal Amount..........................................................$750,000,000
     Note Rate .....................................................................One Month LIBOR + 0.17%
     Enhancement                                           Subordination of Class B Notes and Class C Notes
     Scheduled Payment Date ..............................................................February 15, 2005
     Note Issuance Date.......................................................................March 2, 2000

2.  Class B Notes
     Initial Class B Principal Amount...........................................................$62,500,000
     Note Rate......................................................................One Month LIBOR + 0.35%
     Enchancement                                                            Subordination of Class C Notes
     Scheduled Payment Date..................................................................March 15, 2005
     Note Issuance Date ................................................Same as above for the Class A Notes

3.  Class C Notes
     Initial Class C Principal Amount...........................................................$80,357,000
     Note Rate .....................................................................One Month LIBOR + 0.73%
     Enhancement                                                                 Owner Trust Spread Account
     Scheduled Payment Date ............................................Same as above for the Class B Notes
     Note Issuance Date...............................Same as above for the Class A Notes and Class B Notes

SERIES 2000-2

Series 2000-2 Certificate

     Initial Principal Amount................................................................$1,071,429,000
     Controlled Accumulation Amount (subject to adjustment).....................................$75,000,000
     Commencement of Controlled Accumulation Period (subject to adjustment) ..............February 28, 2002
     Annual Servicing Fee Percentage ....................................................................2%
     Series 2000-2 Termination Date...........................................................July 15, 2005
     Series Issuance Date....................................................................April 13, 2000

1.  Class A Notes
     Initial Class A Principal Amount..........................................................$900,000,000
     Note Rate......................................................................One Month LIBOR + 0.10%
     Enchancement                                          Subordination of Class B Notes and Class C Notes
     Scheduled Payment Date .................................................................March 17, 2003
     Note Issuance Date......................................................................April 13, 2000

2.  Class B Notes
     Initial Class B Principal Amount...........................................................$75,000,000
     Note Rate .....................................................................One Month LIBOR + 0.29%
     Enhancement                                                             Subordination of Class C Notes
     Scheduled Payment Date .................................................................April 15, 2003
     Note Issuance Date ................................................Same as above for the Class A Notes

3.  Class C Notes
     Initial Class C Principal Amount...........................................................$96,429,000
     Note Rate .....................................................................One Month LIBOR + 0.68%
     Enchancement                                                                Owner Trust Spread Account
     Scheduled Payment Date.............................................Same as above for the Class B Notes
     Note Issuance Date...............................Same as above for the Class A Notes and Class B Notes

SERIES 2000-3

Series 2000-3 Certificate

     Initial Principal Amount..................................................................$892,857,000
     Controlled Accumulation Amount (subject to adjustment).....................................$62,500,000
     Commencement of Controlled Accumulation Period (subject to adjustment).................August 31, 2004
     Annual Servicing Fee Percentage.....................................................................2%
     Series 2000-3 Termination Date........................................................January 15, 2008
     Series Issuance Date...................................................................October 3, 2000

1.  Class A Notes
     Initial Class A Principal Amount..........................................................$750,000,000
     Note Rate......................................................................One Month LIBOR + 0.13%
     Enhancement                                           Subordination of Class B Notes and Class C Notes
     Scheduled Payment Date..............................................................September 15, 2005
     Note Issuance Date.....................................................................October 3, 2000

2.  Class B Notes
     Initial Class B Principal Amount...........................................................$62,500,000
     Note Rate......................................................................One Month LIBOR + 0.35%
     Enhancement                                                             Subordination of Class C Notes
     Scheduled Payment Date................................................................October 17, 2005
     Note Issuance Date.................................................Same as above for the Class A Notes

3.  Class C Notes
     Initial Class C Principal Amount...........................................................$80,357,000
     Note Rate......................................................................One Month LIBOR + 0.70%
     Enhancement                                                                 Owner Trust Spread Account
     Scheduled Payment Date.............................................Same as above for the Class B Notes
     Note Issuance Date...............................Same as above for the Class A Notes and Class B Notes

SERIES 2001-1

Series 2001-1 Certificate
     Initial Principal Amount..................................................................$850,000,000
     Controlled Accumulation Amount (subject to adjustment).....................................$59,500,000
     Commencement of Controlled Accumulation Period (subject to adjustment)................January 31, 2005
     Annual Servicing Fee Percentage.....................................................................2%
     Series 2001-1 Termination Date...........................................................June 16, 2008
     Series Issuance Date....................................................................March 15, 2001

1.  Class A Notes
     Initial Class A Principal Amount..........................................................$714,000,000
     Note Rate......................................................................One Month LIBOR + 0.14%
     Enhancement                                           Subordination of Class B Notes and Class C Notes
     Scheduled Payment Date...............................................................February 15, 2006
     Note Issuance Date......................................................................March 15, 2001

2.  Class B Notes
     Initial Class B Principal Amount...........................................................$59,500,000
     Note Rate......................................................................One Month LIBOR + 0.40%
     Enhancement                                                             Subordination of Class C Notes
     Scheduled Payment Date..................................................................March 15, 2006
     Note Issuance Date.................................................Same as above for the Class A Notes

3.  Class C Notes
     Initial Class C Principal Amount...........................................................$76,500,000
     Note Rate......................................................................One Month LIBOR + 0.85%
     Enhancement                                                                 Owner Trust Spread Account
     Scheduled Payment Date.............................................Same as above for the Class B Notes
     Note Issuance Date...............................Same as above for the Class A Notes and Class B Notes

SERIES 2001-2

Series 2001-2 Certificate
     Initial Principal Amount..................................................................$595,238,000
     Controlled Accumulation Amount (subject to adjustment).....................................$41,666,667
     Commencement of Controlled Accumulation Period (subject to adjustment)..................April 30, 2005
     Annual Servicing Fee Percentage.....................................................................2%
     Series 2001-2 Termination Date......................................................September 15, 2008
     Series Issuance Date.....................................................................June 14, 2001

1.  Class A Notes
     Initial Class A Principal Amount..........................................................$500,000,000
     Note Rate......................................................................One Month LIBOR + 0.12%
     Enhancement                                           Subordination of Class B Notes and Class C Notes
     Scheduled Payment Date....................................................................May 15, 2006
     Note Issuance Date.......................................................................June 14, 2001

2.  Class B Notes
     Initial Class B Principal Amount...........................................................$41,666,000
     Note Rate......................................................................One Month LIBOR + 0.36%
     Enhancement                                                             Subordination of Class C Notes
     Scheduled Payment Date...................................................................June 15, 2006
     Note Issuance Date.................................................Same as above for the Class A Notes

3.  Class C Notes
     Initial Class C Principal Amount...........................................................$53,572,000
     Note Rate......................................................................One Month LIBOR + 0.90%
     Enhancement                                                                 Owner Trust Spread Account
     Scheduled Payment Date.............................................Same as above for the Class B Notes
     Note Issuance Date...............................Same as above for the Class A Notes and Class B Notes

SERIES 2001-3

Series 2001-3 Certificate
     Initial Principal Amount..................................................................$892,857,000
     Controlled Accumulation Amount (subject to adjustment).....................................$62,500,000
     Commencement of Controlled Accumulation Period (subject to adjustment)..................April 30, 2003
     Annual Servicing Fee Percentage.....................................................................2%
     Series 2001-3 Termination Date......................................................September 15, 2006
     Series Issuance Date.....................................................................June 14, 2001

1.  Class A Notes
     Initial Class A Principal Amount..........................................................$750,000,000
     Note Rate......................................................................One Month LIBOR + 0.07%
     Enhancement                                           Subordination of Class B Notes and Class C Notes
     Scheduled Payment Date....................................................................May 17, 2004
     Note Issuance Date.......................................................................June 14, 2001

2.  Class B Notes
     Initial Class B Principal Amount...........................................................$62,500,000
     Note Rate......................................................................One Month LIBOR + 0.34%
     Enhancement                                                             Subordination of Class C Notes
     Scheduled Payment Date...................................................................June 15, 2004
     Note Issuance Date.................................................Same as above for the Class A Notes

3.  Class C Notes
     Initial Class C Principal Amount...........................................................$80,357,000
     Note Rate......................................................................One Month LIBOR + 0.85%
     Enhancement                                                                 Owner Trust Spread Account
     Scheduled Payment Date.............................................Same as above for the Class B Notes
     Note Issuance Date...............................Same as above for the Class A Notes and Class B Notes

SERIES 2001-4

Series 2001-4 Certificate
     Initial Principal Amount................................................................$1,000,000,000
     Controlled Accumulation Amount (subject to adjustment).....................................$70,000,000
     Commencement of Controlled Accumulation Period (subject to adjustment)...................June 30, 2005
     Annual Servicing Fee Percentage.....................................................................2%
     Series 2001-4 Termination Date.......................................................November 17, 2008
     Series Issuance Date....................................................................August 1, 2001

1.  Class A Notes
     Initial Class A Principal Amount..........................................................$840,000,000
     Note Rate........................................................................................5.50%
     Enhancement                                           Subordination of Class B Notes and Class C Notes
     Scheduled Payment Date...................................................................July 17, 2006
     Note Issuance Date......................................................................August 1, 2001

2.  Class B Notes
     Initial Class B Principal Amount...........................................................$70,000,000
     Note Rate......................................................................One Month LIBOR + 0.38%
     Enhancement                                                             Subordination of Class C Notes
     Scheduled Payment Date.................................................................August 15, 2006
     Note Issuance Date.................................................Same as above for the Class A Notes

3.  Class C Notes
     Initial Class C Principal Amount...........................................................$90,000,000
     Note Rate......................................................................One Month LIBOR + 0.90%
     Enhancement                                                                 Owner Trust Spread Account
     Scheduled Payment Date.............................................Same as above for the Class B Notes
     Note Issuance Date...............................Same as above for the Class A Notes and Class B Notes


                GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT


         "ADJUSTED INVESTOR INTEREST" means,

         o       the Investor Interest minus

         o       the amount on deposit in the Principal Funding Account.

         "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, for any Monthly
          Period, the sum of:

         o collections of Principal Receivables received during that Monthly Period and other amounts allocable to the Investor Interest, plus


         o any Shared Principal Collections from other series that are allocated to Series 200_- __, minus


         o the amount of Reallocated Principal Collections used to fund the Class A Required Amount and the Class B Required Amount.

         "AVAILABLE RESERVE ACCOUNT AMOUNT" means for any Transfer Date, an amount equal to the lesser of the amount on deposit in the Reserve Account and the Required Reserve Account Amount on that Transfer Date available to be withdrawn from the Reserve Account.

         "BASE RATE" means, for any Monthly Period, the annualized percentage equivalent of a fraction:

         o       the numerator of which is the sum of

                -     the Class A Monthly Interest,

                -     the Class B Monthly Interest,

                -     the Collateral Monthly Interest, and

                -     the Investor Servicing Fee for that Monthly Period, and

         o the denominator of which is the Investor Interest as of the close of business on the last day of that Monthly Period.

         "CLASS A ADDITIONAL INTEREST" means an amount equal to the product of:

         o a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times

        o the sum of the Class A Certificate Rate in effect for that Interest Period, plus 2% per annum, and

         o       any overdue Class A interest from any prior Distribution Date.

         "CLASS A ADJUSTED INVESTOR INTEREST" means, an amount equal to:

         o       the Class A Investor Interest, minus

         o       the amount on deposit in the Principal Funding Account.

         "CLASS A AVAILABLE FUNDS" means, for any Monthly Period, an amount equal to the sum of:

         o the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest - excluding the portion of collections of Finance Charge Receivables attributable to Servicer Interchange,

         o Principal Funding Investment Proceeds, if any, for the related Transfer Date, and

         o amounts, if any, to be withdrawn from the Reserve Account that are required to be included in Class A Available Funds.

          "CLASS A CERTIFICATE RATE" means a rate of ____% per annum above LIBOR calculated on the related LIBOR Determination Date for each Interest Period.

         "CLASS A FIXED ALLOCATION" means, for any Monthly Period after the Revolving Period, the percentage equivalent of a fraction:

         o the numerator of which is the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and

         o the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

         "CLASS A FLOATING ALLOCATION" means, for any Monthly Period, the percentage equivalent of a fraction:

         o the numerator of which is the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period, and

         o the denominator of which is equal to the Adjusted Investor Interest as of the close of business on that day.

         "CLASS A INITIAL INVESTOR INTEREST" means $_____.

         "CLASS A INVESTOR CHARGE-OFF" means, for any Monthly Period, the amount by which the Class A Investor Interest is reduced after the Collateral Interest and the Class B Investor Interest have been reduced to zero due to the allocation of the Investor Default Amount.

         "CLASS A INVESTOR DEFAULT AMOUNT" means a portion of the Investor Default Amount that is allocated to the Class A certificateholders on each Transfer Date in an amount equal to the product of:

         o the Class A Floating Allocation applicable during the related Monthly Period and

         o       the Investor Default Amount for that Monthly Period.

         "CLASS A INVESTOR INTEREST" means, for any date, an amount equal to:

         o       the Class A Initial Investor Interest, minus

         o the aggregate amount of principal payments made to Class A certificateholders before that date, minus

         o the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all preceding Transfer Dates over the amount of any reimbursements of Class A Investor Charge-Offs for all preceding Transfer Dates.

         "CLASS A MONTHLY INTEREST" means, for any Distribution Date, an amount equal to the product of:

         o       the Class A Certificate Rate for the related Interest Period,

         o the actual number of days in that Interest Period divided by 360 and

         o the principal balance of the Class A certificates on the related Record Date.

         "CLASS A MONTHLY PRINCIPAL" means, with respect to any Transfer Date during to the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the least of:

         o the Available Investor Principal Collections on deposit in the Principal Account,

         o for each Transfer Date during the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for that Transfer Date and

         o the Class A Adjusted Investor Interest prior to any deposits on that Transfer Date.

         "CLASS A REQUIRED AMOUNT" shall equal the amount, if any, by which the sum of:

         o Class A Monthly Interest and overdue Class A Monthly Interest and Class A Additional Interest,

         o       the Class A Servicing Fee and any overdue Class A
                 Servicing Fee, and

         o the Class A Investor Default Amount exceeds the Class A Available Funds for the related Monthly Period.

         "CLASS A SCHEDULED PAYMENT DATE" means the ________ Distribution Date.

         "CLASS A SERVICING FEE" means the share of the Investor Servicing Fee allocable to the Class A Investor Interest equal to one-twelfth of the product of:

         o       the Class A Floating Allocation,

         o       the Net Servicing Fee Rate and

         o       the Adjusted Investor Interest.

         "CLASS B ADDITIONAL INTEREST" means an amount equal to the product of:

         o a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times

        o the sum of the Class B Certificate Rate for that Interest Period, plus 2% per annum, and

         o       any overdue Class B interest from any prior Transfer Date.

         "CLASS B AVAILABLE FUNDS" means, with respect to any Monthly Period, the Class B Floating Allocation of

         o collections of Finance Charge Receivables allocated to the Investor Interest minus

         o the portion of collections of Finance Charge Receivables attributable to Servicer Interchange.

         "CLASS B CERTIFICATE RATE" means a rate of ____% per annum above LIBOR calculated on the related LIBOR Determination Date with respect to each Interest Period.

         "CLASS B FIXED ALLOCATION" means, for any Monthly Period after the Revolving Period, the percentage equivalent of a fraction:

         o the numerator of which is equal to the Class B Investor Interest at the close of business on the last day of the Revolving Period, and

         o the denominator of which is equal to the Investor Interest at the close of business on the last day of the Revolving Period.

         "CLASS B FLOATING ALLOCATION" means, for any Monthly Period, the percentage equivalent of a fraction:

         o the numerator of which is the Class B Investor Interest at the close of business on the last day of the preceding Monthly Period, and

         o the denominator of which is equal to the Adjusted Investor Interest as of the close of business on that day.

         "CLASS B INITIAL INVESTOR INTEREST" means $___________.

         "CLASS B INVESTOR CHARGE-OFF" means, for any Monthly Period, the amount by which the Class B Investor Interest is reduced if the Collateral Interest is reduced to zero due to the allocation of the Investor Default Amount and Reallocated Principal Collections.

         "CLASS B INVESTOR DEFAULT AMOUNT" means a portion of the Investor Default Amount that is allocated to the Class B certificateholders on each Transfer Date in an amount equal to the product of:

         o the Class B Floating Allocation applicable during the related Monthly Period and

         o       the Investor Default Amount for that Monthly Period.

         "CLASS B INVESTOR INTEREST" means, for any date, an amount equal to:

         o       the Class B Initial Investor Interest, minus

         o the aggregate amount of principal payments made to Class B certificateholders before that date, minus

         o the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus

         o the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus

         o an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates and plus

         o the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the preceding three bullet items.

         "CLASS B MONTHLY INTEREST" means, for any Distribution Date, an amount equal to the product of:

         o       the Class B Certificate Rate for the related Interest Period,

         o the actual number of days in that Interest Period divided by 360 and

         o the outstanding principal balance of the Class B certificates on the related Record Date.

         "CLASS B MONTHLY PRINCIPAL" means, with respect to any Transfer Date during the Controlled Accumulation Period or the Rapid Amortization Period, after the Class A certificates have been paid in full, an amount equal to the lesser of:

         o the Available Investor Principal Collections on deposit in the Principal Account with respect to that Transfer Date minus the portion of Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date and

         o       the Class B Investor Interest for that Transfer Date.

         "CLASS B REQUIRED AMOUNT" shall equal the sum of:

         o       the amount, if any, by which the sum of

                - Class B Monthly Interest and overdue Class B Monthly Interest and Class B Additional Interest thereon, and

                -     the Class B Servicing Fee and any overdue Class B
                      Servicing Fee

exceeds the Class B Available Funds for the related Monthly Period; and

         o the Class B Investor Default Amount, if any, for the related Monthly Period.

         "CLASS B SCHEDULED PAYMENT DATE" means the ________ Distribution Date.

         "CLASS B SERVICING FEE" means the share of the Investor Servicing Fee allocable to the Class B Investor Interest equal to one-twelfth of the product of:

         o       the Class B Floating Allocation,

         o       the Net Servicing Fee Rate, and

         o       the Adjusted Investor Interest.

         "CLOSING DATE" means the date of issuance of the series.

         "COLLATERAL AVAILABLE FUNDS" means, with respect to any Monthly Period, the Collateral Floating Allocation of:

         o collections of Finance Charge Receivables allocated to the Investor Interest, minus

         o the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange.

         "COLLATERAL CHARGE-OFF" means the amount by which the Collateral Interest is reduced due to the allocation of the Investor Default Amount and Reallocated Principal Collections.

         "COLLATERAL DEFAULT AMOUNT" means a portion of the Investor Default Amount that is allocated to the Collateral Interest on each Transfer Date in an amount equal to the product of:

         o       the Investor Default Amount for the related Monthly Period and

         o       the Collateral Floating Allocation for that Monthly Period.

         "COLLATERAL FIXED ALLOCATION" means, for any Monthly Period after the Revolving Period, the percentage equivalent of a fraction:

         o the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and

         o the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

         "COLLATERAL FLOATING ALLOCATION" means, for any Monthly Period, the percentage equivalent of a fraction:

         o the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period and

         o the denominator of which is equal to the Adjusted Investor Interest as of the close of business on that day.

         "COLLATERAL INTEREST" means, for any date, an amount equal to:

         o       the Initial Collateral Interest, minus

         o the aggregate amount of principal payments made to the Collateral Interest holder prior to that date, minus

         o the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus

         o the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus

         o an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates plus

         o the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted according to the three preceding bullets.

         "COLLATERAL INTEREST SERVICING FEE" means the share of the Investor Servicing Fee allocable to the Collateral Interest holder equal to one-twelfth of the product of:

         o       the Collateral Floating Allocation,

         o       the Net Servicing Fee Rate, and

         o       the Adjusted Investor Interest.

         "COLLATERAL MONTHLY INTEREST" means, for any Transfer Date, an amount equal the product of:

         o the Collateral Rate, provided, however, that for purposes of calculating the Base Rate for that Transfer Date, the Collateral Rate will be equal to the lesser of

                -     the interest rate designated in the Loan Agreement and

                -     LIBOR plus 1.5% per annum,

         o the actual number of days in the related Interest Period divided by 360 and

         o the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest.

         "COLLATERAL MONTHLY PRINCIPAL" means:

         o for any Transfer Date during the Revolving Period following any reduction of the Required Collateral Interest, an amount equal to the lesser of

                - the excess, if any, of the Collateral Interest over the Required Collateral Interest on such Transfer Date, and

                - the Available Investor Principal Collections on that Transfer Date or

         o for any Transfer Date during the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the lesser of

                - the excess, if any, of the Collateral Interest over the Required Collateral Interest on such Transfer Date, and

                -     the excess, if any, of

                      o the Available Investor Principal Collections on such Transfer Date over

                      o the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

         "COLLATERAL RATE" means an amount equal to the interest rate with respect to the Collateral Interest designated in the Loan Agreement.

         "CONTROLLED ACCUMULATION AMOUNT" means the amount scheduled to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period which is initially scheduled to be $_____ but can become a larger amount if the Controlled Accumulation Period is shorter than twelve months.

         "CONTROLLED ACCUMULATION PERIOD" means, unless a Pay Out Event has occurred, the period commencing at the close of business after the Revolving Period and ending on the first to occur of:

         o       the commencement of the Rapid Amortization Period or


         o       the Series 200_-[ ] Termination Date.


         "CONTROLLED DEPOSIT AMOUNT" means the amount to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period to cover principal amounts due Class A certificateholders on the Class A Scheduled Payment Date equal to the sum of:

         o       the Controlled Accumulation Amount for that Transfer Date, and

         o any remaining shortfall in the Controlled Deposit Amount for any prior Distribution Date.

         "DEFAULT AMOUNT" means the Receivables in Defaulted Accounts for any Monthly Period.

         "DETERMINATION DATE" means the fourth business day preceding each Transfer Date.

         "DISTRIBUTION DATE" means the 15th day of each month, or if the 15th day is not a business day, the next business day.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "EUROCLEAR" means the Euroclear System which is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office.

         "EXCESS FINANCE CHARGE COLLECTIONS" means those finance charge collections described under "Description of the Certificates--Shared Excess Finance Charge Collections" in this supplement.

         "EXCESS SPREAD" means, for each Transfer Date, the sum of the amounts remaining after:

         o application of the Class A Available Funds to the Class A Required Amount,

         o application of the Class B Available Funds to interest payments and the portion of the servicing fee allocated to Class B and

         o application of Collateral Available Funds to the payment of the Collateral Interest Servicing Fee, if any, plus the amount of any overdue Collateral Interest Servicing Fee if CMB or any affiliate or The Bank of New York is not the servicer.

         "FIXED INVESTOR PERCENTAGE" means the Investor Percentage described under "Description of Certificates--Allocation Percentages" in this supplement.

         "FLOATING INVESTOR PERCENTAGE" means the Investor Percentage described under "Description of the Certificates--Allocation Percentages" in this supplement.


         "GROUP I" means the group of series under the trust to which the Series 200_-__ certificates belong.


         "INITIAL COLLATERAL INTEREST" means $__________.

         "INITIAL INVESTOR INTEREST" means $_______.

         "INTEREST PERIOD" means, in relation to any Distribution Date, the period from the previous Distribution Date through the day before that Distribution Date.

         "INVESTOR DEFAULT AMOUNT" means the product of:

         o       the Default Amount and

         o       the Floating Investor Percentage.

         "INVESTOR INTEREST" means, the sum of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest.

         "INVESTOR SERVICING FEE" means, as of any Transfer Date, an amount equal to one-twelfth of the product of:

         o       2.0%, and

         o the Adjusted Investor Interest as of the last day of the Monthly Period preceding that Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of

                - a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the _________ Monthly Period and the denominator of which is 360,

                -     2.0%, and

                -     the Investor Interest on the Closing Date.

         "LIBOR" means as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, "LIBOR" will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period.

         "LIBOR DETERMINATION DATE" means:


         o _____, 200_ for the period from the Closing Date through _____, 200_, and


         o for any other Interest Period, the second business day before the Distribution Date on which that Interest Period begins.

         "LISTING AGENT" means the Banque Generale du Luxembourg, S.A.

         "LOAN AGREEMENT" means the loan agreement among the trustee, Chase USA, the servicer and the Collateral Interest holder.


         "MONTHLY INTEREST" means interest accrued for a specific month for the Series 200_-[ ], any class of certificates or the Collateral Interest.

         "MONTHLY PERIOD" means a calendar month, except that the first Monthly Period for Series 200_-[ ]:

         o       begins on the Closing Date for Series 200_-[  ] and

         o ends on the last day of the calendar month before the month in which the first Distribution Date occurs for Series 200_-[ ].

         "NET SERVICING FEE RATE" means 1.0% per annum.

         "PAY OUT EVENT" means any of the events described under "Description of the Certificates--Pay Out Events" in this supplement.

         "PORTFOLIO YIELD" means the annualized percentage equivalent of a fraction:

         o       the numerator of which is the sum of

                -     collections of Finance Charge Receivables,

                - investment earnings on amounts in the Principal Funding Account, and

                - amounts withdrawn from the Accumulation Period Reserve Account, and deposited into the Finance Charge Account for such Monthly Period calculated on a cash basis after subtracting the Investor Default Amount and

         o       the denominator of which is the Investor Interest.

         "PRINCIPAL ACCOUNT" means an account held for the benefit of the certificateholders in which the servicer will deposit collections of Principal Receivables allocated to the certificateholders.

         "PRINCIPAL FUNDING ACCOUNT" means an Eligible Deposit Account held for the benefit of the Class A certificateholders in which collections of Principal Receivables allocated to the Class A certificateholders are accumulated.

         "PRINCIPAL FUNDING INVESTMENT PROCEEDS" means, for each Transfer Date:

         o       the investment earnings on funds in the Principal Funding
                 Account minus

         o       investment expenses and losses

for the period from and including the immediately preceding Transfer Date to but excluding that Transfer Date.

         "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" means, for any Monthly Period, collections of Principal Receivables allocable to the Class B Investor Interest for that Monthly Period in an amount not to exceed the greater of:

         o the amount applied to fund the Class A Required Amount, if any, and

         o the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

         "REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS" means, for any Monthly Period, collections of Principal Receivables allocable to the Collateral Interest for that Monthly Period in an amount not to exceed the greater of:

         o the amount applied to fund the Class A Required Amount and the Class B Required Amount, and

         o the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

         "REALLOCATED PRINCIPAL COLLECTIONS" means the sum of all Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections.

         "RECORD DATE" means the last business day of the calendar month preceding a Distribution Date which is the day on which a certificateholder must be the registered holder of a certificate to receive a payment on that Distribution Date.

         "REFERENCE BANKS" means four major banks in the London interbank market selected by the servicer.

         "REQUIRED COLLATERAL INTEREST" means for any Transfer Date, 9% of the sum of:

         o       the Class A Adjusted Investor Interest,

         o       the Class B Investor Interest, and

         o       the Collateral Interest

after taking into account deposits into the Principal Funding Account on that Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $__________; provided, however,

         o that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date will equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of the reduction or Pay Out Event,

         o in no event will the Required Collateral Interest exceed the unpaid principal amount of the certificates as of the last day of the Monthly Period preceding the Transfer Date after taking into account payments to be made on the related Distribution Date and

         o the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

         "REQUIRED RESERVE ACCOUNT AMOUNT" means for any Transfer Date on or after the Reserve Account Funding Date an amount equal to:

         o 0.50% of the outstanding principal balance of the Class A certificates or

         o       any other amount designated by Chase USA;

provided, that if Chase USA designates a lesser amount, Chase USA will provide the servicer, the Collateral Interest holder and the trustee with evidence that the Rating Agency Condition has been satisfied and will certify that the designation will not cause a Pay Out Event.

         "RESERVE ACCOUNT" means an Eligible Deposit Account in which the servicer will deposit the Required Reserve Account Amount on or after the Reserve Account Funding Date to cover shortfalls in investment earnings on the Principal Funding Account.

         "RESERVE ACCOUNT FUNDING DATE" means the Transfer Date for the Monthly Period which begins no later than three months before the Controlled Accumulation Period starts, or an earlier date designated by the servicer.

         "REVOLVING PERIOD" means the period that begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period.


         "SERIES 200_-_ TERMINATION DATE" means the earliest to occur of :


         o the Distribution Date on which the Investor Interest is paid in full,

         o      the ______ Distribution Date and

         o      the Trust Termination Date.


         "SERIES 200_-__ SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement relating to the Series 200_-__ certificates.


         "SERVICER INTERCHANGE" means, for any Monthly Period, an amount equal to Finance Charge Receivables allocated to the Investor Interest for that Monthly Period which are attributable to Interchange but not in excess of one-twelfth of the product of:

                o the Adjusted Investor Interest, as of the last day of that Monthly Period; and

                o      1.0%.

         "SERVICING FEE" means the fee the servicer will receive as servicing compensation from the trust.

         "SHARED PRINCIPAL COLLECTIONS" means those principal collections described under "Description of the Certificates--Shared Principal Collections" in this supplement.

         "TELERATE PAGE 3750" means the display page on the Telerate Service with that number - or any other page that replaces that page on that service.

         "TRANSFER DATE" means the business day immediately prior to a Distribution Date.

                            PRINCIPAL OFFICE OF
               CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                         White Clay Center Building 200
                                   Route 273
                             Newark, Delaware 19801


                                  TRUSTEE
                            The Bank of New York
                             101 Barclay Street
                          New York, New York 10286



                      PAYING AGENT AND TRANSFER AGENT
                          The Chase Manhattan Bank
                            450 West 33rd Street
                          New York, New York 10036



                       LISTING AND INTERMEDIARY AGENT
                    Banque Generale du Luxembourg, S.A.
                           50 Avenue J.F. Kennedy
                             L-2951 Luxembourg



                      LEGAL ADVISOR TO THE TRANSFEROR
                          as to United States Law
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                          New York, New York 10017




                     LEGAL ADVISOR TO THE UNDERWRITERS
                          as to United States Law
                  Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                          New York, New York 10036




                 INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                         PricewaterhouseCoopers LLP
                        1177 Avenue of the Americas
                          New York, New York 10036

                           PROSPECTUS SUPPLEMENT
                                CHASE CREDIT
                             CARD MASTER TRUST
                                   ISSUER


                              SERIES 200_-[ ]


                                  $[    ]
                           CLASS A FLOATING RATE
                         ASSET BACKED CERTIFICATES

                                  $[    ]
                           CLASS B FLOATING RATE
                         ASSET BACKED CERTIFICATES

                         CHASE MANHATTAN BANK USA,
                            NATIONAL ASSOCIATION
                                 TRANSFEROR

                          THE CHASE MANHATTAN BANK
                                  SERVICER



                                    JPMORGAN



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
[       ], ____.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED           , 200

PROSPECTUS SUPPLEMENT                                               [CHASE LOGO]
(TO PROSPECTUS DATED      , 200 )


CHASE CREDIT CARD OWNER TRUST 200 -
Issuer

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, Transferor and Administrator THE CHASE MANHATTAN BANK, Servicer of Chase Credit Card Master Trust
$      CLASS A FLOATING RATE ASSET BACKED NOTES, SERIES 200 -
$      CLASS B FLOATING RATE ASSET BACKED NOTES, SERIES 200 -
$      CLASS C FLOATING RATE ASSET BACKED NOTES, SERIES 200 -

                                          CLASS A                  CLASS B                   CLASS C
                                 ------------------------ ------------------------  ------------------------
Principal Amount                            $                          $                         $
Price                            $               ( %)     $               ( %)      $               ( %)
Underwriters' Commissions        $               ( %)     $               ( %)      $               ( %)
Proceeds to the Transferor       $               ( %)     $               ( %)      $               ( %)
Interest Rate                       one-month LIBOR +        one-month LIBOR +         one-month LIBOR +
                                               % p.a.                   % p.a.                    % p.a.
Interest Payment Dates            monthly on the 15th      monthly on the 15th       monthly on the 15th
First Interest Payment Date                         -                        -                        -
Scheduled Note Payment Date                         -                        -                        -

--------------------------------------------------------------------------------
 THE CLASS B NOTES ARE SUBORDINATED TO THE CLASS A NOTES. THE CLASS C NOTES
 ARE SUBORDINATED TO THE CLASS A NOTES AND THE CLASS B NOTES.
--------------------------------------------------------------------------------

THESE SECURITIES ARE INTERESTS IN CHASE CREDIT CARD OWNER TRUST 200---, AND ARE BACKED ONLY BY THE ASSETS OF THE OWNER TRUST. NEITHER THESE SECURITIES NOR THE ASSETS OF THE OWNER TRUST ARE RECOURSE OBLIGATIONS OF CHASE CREDIT CARD MASTER TRUST, CHASE MANHATTAN BANK USA, N.A., THE CHASE MANHATTAN BANK OR ANY OF THEIR AFFILIATES, OR OBLIGATIONS INSURED BY THE FDIC.

THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT.

WE INTEND TO APPLY TO HAVE THE SECURITIES LISTED ON THE LUXEMBOURG STOCK
EXCHANGE.


--------------------------------------------------------------------------------
 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

The underwriters for each class of notes have agreed to purchase those notes, subject to the terms and conditions in the underwriting agreement.

Underwriters of the Class A Notes

JPMORGAN

Underwriters of the Class B Notes and the Class C Notes

JPMORGAN

   , 200

                              TABLE OF CONTENTS

WHERE TO FIND INFORMATION IN THESE
   DOCUMENTS .................................    S-3
SUMMARY OF TERMS .............................    S-4
STRUCTURAL SUMMARY ...........................    S-5
SELECTED MASTER TRUST PORTFOLIO SUMMARY
   DATA ......................................    S-9
RECENT DEVELOPMENT ...........................   S-11
RISK FACTORS .................................   S-12
   You May Receive Principal
       Payments Earlier or Later than
       the Scheduled Maturity
       Date if the Portfolio Yield is
       Reduced ...............................   S-12
   Allocations of Charged-Off
       Receivables Could Reduce
  Payments to You ............................   S-14
   Issuance of Additional Series by the
       Master Trust May Affect the
       Timing of Payments to You .............   S-14
   Chase USA May Add Accounts
       with Different Terms to the
       Master Trust Portfolio ................   S-14
   Chase USA May Not Be Able to
       Add New Accounts When
       Required under the Pooling
       and Servicing Agreement ...............   S-15
   Insolvency or Bankruptcy of Chase
       USA Could Result in
       Accelerated, Delayed or
       Reduced Payments to You ...............   S-15
   You Will Have Limited Control of
       Owner Trust and Master Trust
       Actions ...............................   S-17
   You May Not Be Able to Resell
       Your Notes ............................   S-17
   Repayment of Your Notes is
       Limited to the Owner Trust
       Assets ................................   S-17
   Class B Bears Losses Before
       Class A ...............................   S-18
   Class C Bears Losses Before
       Class A and Class B ...................   S-18
CHASE CREDIT CARD MASTER TRUST PORTFOLIO .....   S-19
   General ...................................   S-19
   Delinquency and Loss Experience ...........   S-19
   Characteristics of Receivables
       Portfolio .............................   S-20

MATURITY CONSIDERATIONS ......................   S-24
   Controlled Accumulation ...................   S-24
   Rapid Amortization Period .................   S-24
   Historical Payment Rates ..................   S-25
RECEIVABLE YIELD CONSIDERATIONS ..............   S-25
CREATION OF THE OWNER TRUST ..................   S-26
USE OF PROCEEDS ..............................   S-26
DESCRIPTION OF THE SECURITIES ................   S-27
DESCRIPTION OF THE SERIES CERTIFICATE ........   S-27
   General ...................................   S-27
   Interest Allocations ......................   S-27
   Principal Allocations .....................   S-28
   Controlled Accumulation ...................   S-28
   Allocation Percentages ....................   S-28
   Reallocation of Cash Flows ................   S-29
   Application of Collections ................   S-29
   Shared Excess Finance Charge
       Collections ...........................   S-34
   Shared Principal Collections ..............   S-34
   Defaulted Receivables .....................   S-34
   Principal Funding Account .................   S-34
   Accumulation Period Reserve
       Account ...............................   S-35
   Pay Out Events ............................   S-36
   Servicing Fees and Expenses ...............   S-38
DESCRIPTION OF THE NOTES .....................   S-38
   General ...................................   S-38
   Subordination .............................   S-38
   Interest Payments .........................   S-38
   Principal Payments ........................   S-39
   Optional Redemption .......................   S-40
   Distributions .............................   S-40
   Owner Trust Spread Account ................   S-41
   Events of Default .........................   S-42
   Noteholder Reports ........................   S-43
LISTING AND GENERAL INFORMATION ..............   S-44
UNDERWRITING .................................   S-45
OTHER SERIES ISSUED AND OUTSTANDING ..........   S-47
GLOSSARY OF TERMS FOR PROSPECTUS
   SUPPLEMENT ................................   S-58

                 WHERE TO FIND INFORMATION IN THESE DOCUMENTS

   The attached prospectus provides general information about Chase Credit Card Owner Trust 200 - and Chase Credit Card Master Trust, including terms and conditions that are generally applicable to the notes issued by the owner trust and the certificates issued by the master trust. The specific terms of the notes and the series certificate are described in this supplement.

   This supplement begins with several introductory sections describing your series, Chase Credit Card Owner Trust 200 - , and Chase Credit Card Master Trust in abbreviated form:

   o Summary of Terms provides important amounts, dates and other terms of your notes,

   o Structural Summary gives a brief introduction to the key structural features of your notes and the series certificate and directions for locating further information,

   o Selected Master Trust Portfolio Summary Data gives certain financial information about the assets of the master trust, and

   o Risk Factors describes risks that apply to your notes and the series certificate.

   As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.

   As a purchaser of notes, you should review carefully the description of the series certificate in this prospectus supplement and the prospectus. The most significant asset of the owner trust will be the series certificate issued by the master trust and pledged to secure the notes.

   This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc., an affiliate of Chase Manhattan Bank USA, N.A. and of The Chase Manhattan Bank and a wholly-owned subsidiary of J.P. Morgan Chase & Co., in connection with offers and sales related to market-making transactions in the notes offered by this supplement and the attached prospectus. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

   We are not offering these notes in any state where the offer is not permitted.

   We do not make any representation as to the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

--------------------------------------------------------------------------------
TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.
--------------------------------------------------------------------------------

                               SUMMARY OF TERMS

 Transferor and Administrator:    Chase Manhattan Bank USA, National Association--"Chase USA"
 Issuer:                          Chase Credit Card Owner Trust 200-
 Indenture Trustee:               The Bank of New York
 Owner Trustee:                   Wilmington Trust Company
 Pricing Date:                    -
 Closing Date:                    -
 Clearance and Settlement:        DTC/Clearstream/Euroclear
 Owner Trust Assets:              The series certificate issued by Chase Credit Card Master Trust representing the right to certain collections on receivables originated in the VISA and MasterCard accounts comprising the master trust portfolio, including recoveries on charged-off receivables and fees payable by VISA and
                                  MasterCard to Chase USA. The series certificate will be rated in one of the four highest rating categories by at least one nationally recognized rating agency.


                                                                   % of Initial Series
Note Structure:                Amount                              Principal Amount
   Class A                     $                                          84%
   Class B                     $                                          7%
   Class C                     $                                          9%
Annual Servicing Fee:                                                     2%

                               CLASS A                      CLASS B                                 CLASS C

Credit Enhancement:            subordination of Class B and subordination of Class C      spread account
                               Class C
ERISA Eligible:                Yes                          Yes                           Yes
(investors subject to ERISA
should consult with their
counsel)
Interest Rate:                 1-month LIBOR +              1-month LIBOR +               1-month LIBOR +
                               % p.a.                       % p.a.                        % p.a.
Interest Accrual Method:       actual/360                   actual/360                    actual/360
Interest Payment Dates:        monthly (15th)               monthly (15th)                monthly (15th)
Interest Rate Index Reset      2 business days before each  2 business days before each   2 business days before
Date:                          interest payment date        interest payment date         each interest payment date
First Interest Payment Date:
Scheduled Note Payment Date:
Final Note Payment Date
(no later than):
Application for Exchange       Luxembourg                   Luxembourg                    Luxembourg
Listing:
CUSIP Number:
ISIN:
Common Code:
Anticipated Ratings:           Aaa/AAA/AAA                  A2/A/A                        Baa2/BBB/BBB
(Moody's/S&P/Fitch)

It is a condition of issuance that at least one of the anticipated ratings be obtained for Class A and Class B notes and that at least two of the anticipated ratings be obtained for the Class C notes.

                              STRUCTURAL SUMMARY

   This summary briefly describes certain major structural components of Series 200 - . To fully understand the terms of Series 200 - you will need to read both this supplement and the attached prospectus in their entirety.

THE OWNER TRUST AND THE NOTES

The notes are obligations of the owner trust and bear interest at the rates and are payable on the dates stated in the summary of terms. The notes will be issued by the owner trust. The owner trust is a Delaware common law trust formed by Chase USA and the owner trustee for the purpose of issuing the notes. Chase USA is the beneficial owner of the owner trust.

The notes are secured by the series certificate and the proceeds of the series certificate that may be held from time to time by the owner trust.

For more information on the owner trust, see "Creation of the Owner Trust" in this supplement. For more information on the notes, see "Description of the Securities--Description of the Notes" in this supplement. For more information on the series certificate, see "Description of the Securities--Description of the Series Certificate" in this supplement.

THE MASTER TRUST AND THE SERIES CERTIFICATE

Chase Credit Card Master Trust is the issuer of the series certificate. On the closing date, the series certificate for Series 200 - will be one of outstanding series issued by the master trust. The series certificate will not be subordinated to any other series of certificates issued by the master trust. The trustee of the master trust maintains the master trust for several beneficiaries:

   o the owner trust, as holder of the series certificate for Series 200 - , is entitled to an allocation of collections on the receivables in the master trust portfolio based on the outstanding amount of the series certificate,

   o certificateholders of other series issued by the master trust are entitled to allocations of collections on the receivables based on the aggregate outstanding amount of each series,

   o providers of credit enhancements for certain series of certificates issued by the master trust are entitled to allocations of collections on the receivables based on the terms of those enhancements, and

   o Chase USA, as transferor of the receivables to the master trust, is entitled to the remainder of the collections on the receivables.

The series certificate represents an undivided interest in certain assets of the master trust. Each month, a portion of collections and net losses on the receivables will be allocated to the owner trust as holder of the series certificate. The amounts allocated to the series certificate will be used to pay principal and interest due on the notes, to cover net losses allocated to the series certificate and to pay the servicing fees and other expenses allocated to the series certificate.

For more information on the series certificate, see "Description of the Securities--Description of the Series Certificate" in this supplement. For more information on other series, see "Other Series Issued and Outstanding." For more information on the allocation of collections on the series certificate and payment on the series certificate, see "Description of the Securities--Description of the Series Certificate--Interest Allocations," "--Principal Allocations" and "--Allocation Percentages" in this supplement.

SHARING EXCESS COLLECTIONS

If the collections allocated to the series certificate exceed the principal and interest payable on the notes, the servicing fee payable to the servicer of the master trust, net losses allocated to the series certificate and any required funding of the spread account (collections greater than principal + interest + servicing fee + losses + spread account funding), the servicer will share the excess with other series of certificates issued by the master trust, and then distribute any remaining excess to Chase USA as the owner of the equity interest in the owner trust. In no case will the holders of the notes receive more than the outstanding amount of principal and interest due on the notes.

 For more information with respect to the sharing of excess collections, see "Description of the Securities--Description of the Series Certificate--Shared Excess Finance Charge Collections" and "--Shared Principal Collections" in this supplement.

SCHEDULED PAYMENT DATES; MATURITY DATES

The notes are scheduled to be paid in full on the following payment dates for each class:

 Class A
 Class B
 Class C

The owner trust expects to pay each class of notes in full on the scheduled payment date for that class.

For the benefit of the owner trust, the master trust will accumulate funds in a principal funding account for the purpose of repaying Class A. The master trust will deposit principal collections in the principal funding account during a controlled accumulation period that ends on the scheduled payment date for Class A. The controlled accumulation period may be as long as twelve months, but will be shortened if Chase USA determines that a shorter period will suffice for the accumulation of the Class A principal amount. During the controlled accumulation period, the master trust will make monthly deposits into the principal funding account in specified amounts. The funds available for deposit in the principal funding account will comprise the monthly principal collections allocated to Series 200 - but may also include principal collections allocated to other series that would otherwise be paid to Chase USA as transferor of the receivables to the master trust. In general, the availability of principal collections allocated to other series would be expected to permit Chase USA to shorten the controlled accumulation period. On the scheduled payment date for Class A, the master trust will pay to the owner trust the amount on deposit in the principal funding account, and the owner trust will make a principal allocation to Class A to the extent of the available funds.

On the scheduled payment date for Class B, if Class A has been paid in full, the master trust will pay to the owner trust all principal collections allocated to Series 200 - and the owner trust will make a principal allocation to Class B, up to the outstanding principal amount of Class B, to the extent of the available funds.

On the scheduled payment date for Class C, if Class A and Class B have been paid in full, the master trust will pay to the owner trust all principal collections allocated to Series 200 - and the owner trust will make a principal allocation to Class C, up to the outstanding principal amount of Class C, to the extent of the available funds.

The notes will mature, and any remaining principal and interest will be
payable, on      . No further payments on the notes will be made after that date.

For more information with respect to repayment of principal of notes and the controlled accumulation period, see "Description of the Securities--Description of the Notes--Principal Payments," "Maturity Considerations--Controlled Accumulation" and "Description of the Securities--Description of the Series Certificate--Controlled Accumulation" in this supplement.

SHORTFALLS IN EXPECTED CASHFLOWS

If the funds available in the principal funding account and paid to the owner trust on the scheduled Class A payment date are insufficient to pay Class A principal in full, the owner trust will use the available funds to pay in part each of the outstanding Class A notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class A notes until they have been paid in full.

If Class A remains outstanding on the scheduled Class B payment date, the owner trust will use the principal collections it receives from the master trust to pay Class A until Class A has been paid in full. If the principal collections remaining after Class A has been paid in full are insufficient to pay Class B in full, the owner trust will use those funds to pay in part each of the outstanding Class B notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class B notes until they have been paid in full.

If Class A or Class B remains outstanding on the scheduled Class C payment date, the owner trust will use the principal collections it receives from the master trust to pay Class A and Class B until Class A and Class B have been paid in full. If the available funds remaining after Class A and Class B have been paid in full are insufficient to pay Class C in full, the owner trust will use those funds to pay in part each of the outstanding Class C notes. On each subsequent payment date, the owner trust will apply all principal allocations it receives on the series certificate to the further payment of each of the outstanding Class C notes until they have been paid in full.

For more information on shortfalls in expected cashflows, see "Description of the Securities--Description of the Notes--Principal Payments" in this supplement.

OPTIONAL REDEMPTION

Chase USA, as transferor of the receivables to the master trust, has the right, but not the obligation, to purchase the series certificate, and cause the payment in full of the outstanding notes, when the outstanding amount of the series certificate is less than or equal to 5% of the amount of the series certificate at the closing date. If Chase USA exercises its right to purchase the series certificate, the purchase price received by the owner trust will be used to redeem the outstanding notes. The redemption price for any note will equal the sum of the outstanding principal amount of the note plus the accrued but unpaid interest on the note at the redemption date.

For more information with respect to optional redemption of the notes, see "Description of the Securities--Description of the Notes--Optional Redemption" in this supplement and "Description of the Securities--Description of the Certificates--Optional Repurchase" in the attached prospectus.

ALLOCATION OF NET LOSSES; CREDIT ENHANCEMENT

The series certificate represents an interest in both collections and net losses on the receivables in the master trust portfolio. The Class A and Class B notes, however, feature credit enhancement by means of the subordination of other interests, which provides the Class A and Class B notes with a measure of protection from net losses and shortfalls in cash flow. Class C has the benefit of a spread account that is available to reimburse any losses that Class C may suffer.

The master trust will allocate a portion of net losses on the receivables in the master trust portfolio to the series certificate. Finance charge collections allocated to the series certificate ordinarily will be used to pay interest on the notes, to fund the servicing fee with respect to Series 200 - and then to cover the portion of net losses allocated to the series certificate. If finance charge collections are insufficient to make all required payments and reimbursements in any month, shared finance charge collections from other series, if any, may be used to make up the shortfall.

If those amounts are not sufficient, reallocated principal collections may be used to make up the shortfall, but in that event the outstanding amount of the series certificate will be reduced by the amount of the reallocated principal. Any reduction in the outstanding amount of the series certificate may be reinstated on subsequent payment dates by application of any finance charge collections remaining after payment of all other required amounts.

If any reduction of the outstanding amount of the series certificate is not reinstated, the owner trust will not receive sufficient principal allocations for the redemption or repayment of the entire aggregate principal amount of the notes. In that event, the owner trust will pay first the principal of Class A, then the principal of Class B, and finally the principal of Class C. In this manner, Class C will be subordinated to Class A and Class B, and Class B will be subordinated to Class A.

Class C will have the benefit of the spread account maintained by the owner trust. The master trust will make payments to the owner trust out of available finance charge collections on the receivables in order to fund the spread account. If payments of principal and finance charge collections on the series certificate are insufficient to pay the principal and interest due on Class C, the owner trust will use the funds on deposit in the spread account, if any, to make up the shortfall.

For more information on allocation of losses, see "Description of the Securities--Description of the

Notes--Subordination" in this supplement. For more information with respect to the use of the spread account for payments to Class C, see "Description of the Securities--Description of the Notes--Owner Trust Spread Account."

MINIMUM YIELD ON THE RECEIVABLES; EVENTS OF DEFAULT AND ACCELERATION OF
MATURITY

The owner trust will begin to repay the principal of the notes before their scheduled payment dates if the finance charge collections on the receivables in the master trust portfolio are too low. The minimum amount of collections for any month, referred to as the base rate, is the sum of the interest payable on the notes for the related interest period, plus the servicing fee allocated to the series certificate for the related month. If the average net yield for the master trust portfolio, after deducting net loss amounts, for any three consecutive months is less than the average base rate for the same three consecutive months, a pay out event will occur with respect to the series certificate and the master trust will begin a rapid amortization of the series certificate through payment of all allocated principal to the owner trust. The owner trust, in turn, will use the proceeds of any rapid amortization to repay the notes in full or in part as described above under "--Shortfalls in Expected Cashflows."

The series certificate is also subject to several other pay out events, which could cause the start of a rapid amortization of the series certificate. Also, the notes are subject to certain events of default, which could result in the acceleration of the maturity of the notes. These other events are summarized under the headings "Description of the Securities--Description of the Series Certificate--Pay Out Events" and "--Description of the Notes--Events of Default" in this supplement.

For more information on pay out events, the portfolio yield and base rate, early principal repayment and redemption and rapid amortization, see "Maturity Considerations--Rapid Amortization Period," "Description of the Securities--Description of the Series Certificate--Pay Out Events" and "--Description of the Notes--Principal Payments" and "--Optional Redemption" in this supplement and "Description of the Securities--Description of the Certificates--Principal Allocations" and "--Final Payment of Principal; Series Termination" in the attached prospectus.

TAX STATUS OF CLASS A, CLASS B, CLASS C AND CHASE CREDIT CARD MASTER TRUST

Simpson Thacher & Bartlett, tax counsel to Chase USA, is of the opinion that:

   o under existing laws the Class A, Class B and Class C notes will be characterized as debt for U.S. federal income tax purposes, and

   o neither Chase Credit Card Owner Trust 200 - nor the Chase Credit Card Master Trust will be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For further information regarding the application of U.S. federal income tax laws, see "Tax Matters" in the attached prospectus.

ERISA CONSIDERATIONS

Subject to important considerations described under "Employee Benefit Plan Considerations" in the attached prospectus, each class of notes will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For further information regarding the application of ERISA, see "Employee Benefit Plan Considerations" in the attached prospectus.

MAILING ADDRESS AND TELEPHONE NUMBER OF
PRINCIPAL EXECUTIVE OFFICES

The mailing address of Chase Manhattan Bank USA, National Association is White Clay Center Building 200, Route 273, Newark, Delaware 19711, and its telephone number is (302) 575-5000.

                 SELECTED MASTER TRUST PORTFOLIO SUMMARY DATA

The chart below shows the geographic distribution of the receivables in the master trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 5% of receivables in the master trust portfolio.

        Geographic Distribution of Receivables in Master Trust Portfolio as of the beginning of the day on July 1, 2001

12.30%      12.22%       7.90%        6.73%        5.44%        55.41%


[ ] New York

[X] California

[ ] Texas

[ ] Florida

[ ] New Jersey

[ ] Other

The chart below shows the percentages of the receivables in the master trust portfolio arising under accounts within the age brackets shown.

            Receivables in Master Trust Portfolio by Age of Account
                 as of the beginning of the day on July 1, 2001


40.0%

35.0%

30.0%

25.0%

20.0%

15.0%

10.0%

 5.0%

 0.0%

 .20%         6.24%        8.35%        10.43%     13.08%      34.44%     27.26%

0-12         13-24        25-36        37-48      49-60       61-120     120+

                                    (months)

The chart below shows the master trust yield, payment rate and net charge-off rate for the master trust portfolio for each month from July 1999 to June 2001.

                         CHASE CREDIT CARD MASTER TRUST

[X] Master Trust Yield     o Payment Rate      ^ Net Charge-off Rate

22  20  18  16  14  12  10  8  6  4  2  0

Jul-1999

Aug-1999

Sep-1999

Oct-1999

Nov-1999

Dec-1999

Jan-2000

Feb-2000

Mar-2000

Apr-2000

May-2000

Jun-2000

Jul-2000

Aug-2000

Sep-2000

Oct-2000

Nov-2000

Dec-2000

Jan-2001

Feb-2001

Mar-2001

Apr-2001

May-2001

Jun-2001


   "Master trust yield" for any month means the total amount of collected finance charges and interchange fees allocated to Chase Credit Card Master Trust for the month, expressed as a percentage of total outstanding principal receivables at the beginning of the month.

   The "payment rate" for any month is the total amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of total outstanding receivables at the beginning of the month.

   The amount of "net charge-offs" for any month is the amount of charged-off receivables recorded in the month, net of any recoveries from earlier charge-offs on receivables in the master trust portfolio, expressed as a percentage of total outstanding principal receivables at the beginning of the month.

                              RECENT DEVELOPMENT

CHANGE IN ACCOUNTING STANDARDS

   Under existing accounting rules, Chase USA records the issuance of notes and related transfers of receivables to the master trust as a sale of the credit card receivables. The Financial Accounting Standards Board has adopted revised accounting rules applicable to the transfers of receivables. Chase USA expects the board to delay the effective date of certain provisions of the revised accounting rules as such rules would apply to banks, such as Chase USA, until at least December 31, 2001. Chase USA has not determined how it will comply with the revised accounting rules. However, Chase USA will comply with such rules so as to continue to record the transfers of receivables to the master trust as sales under generally accepted accounting principles.

   One method under consideration to comply with the revised accounting rules is to interpose one or more special purpose entities--structured to comply with the requirements of applicable accounting rules for such special purpose entities--between Chase USA, as a seller of the credit card receivables, and the master trust. These special purpose entities, which would be owned by Chase USA, would purchase the credit card receivables from Chase USA and transfer them to the master trust. In order to effect such a change in the structure of the transaction some of the operative documents, including the pooling and servicing agreement and the indenture, would need to be amended. Chase USA has not determined the scope of the necessary amendments or whether consent of the holders of the notes or the holders of any other series of notes or certificates will be required in order to implement the necessary amendments. THEREFORE, THE INDENTURE PURSUANT TO WHICH THE NOTES WILL BE ISSUED PROVIDES THAT, BY PURCHASING THE NOTES, YOU WILL BE CONSENTING TO ANY SUCH AMENDMENTS. Notwithstanding whether Chase USA ultimately determines that consent is or is not required to implement the necessary amendments, it will be a condition of any such amendment that the rating agencies confirm that the amendment will not cause the ratings assigned to any outstanding notes or other series of certificates or notes to be withdrawn or reduced.

                                 RISK FACTORS

   The following is a summary of all material risks that apply to an investment in the notes. The remainder of this supplement and the attached prospectus provide much more detailed information about these risks. You should consider the following risk factors in light of your investment strategy in deciding whether to purchase the notes.

YOU MAY RECEIVE PRINCIPAL
PAYMENTS EARLIER OR LATER THAN
THE SCHEDULED MATURITY DATE IF
THE PORTFOLIO YIELD IS REDUCED   If the average master trust net yield
                                 allocated to Series 200 - --called portfolio yield--for any three consecutive months is less than the amount of interest payable on the notes for the related interest period, plus the servicing fee allocated to the series certificate averaged for the same three consecutive months, a pay out event will occur for the series certificate for your series. The master trust then will commence a rapid amortization of the series certificate and the master trust will begin making payments of principal to the indenture trustee who holds the series certificate for your benefit. As a result, you will receive principal allocations from the indenture trustee earlier than the scheduled principal allocation date of your notes. Additionally, if principal collections on receivables allocated to other series are available for application to a rapid amortization of your securities, a rapid amortization may be substantially shortened. Because of the potential for early repayment if the portfolio yield on the receivables falls below the minimum amount, any circumstances that tend to reduce the portfolio yield increase the risk of early repayment of your notes.

                                 The following four factors could result in reduced portfolio yield:

CHASE USA MAY CHANGE THE         Chase USA will transfer to the master trust
TERMS AND CONDITIONS OF THE      receivables arising under specified credit
ACCOUNTS                         card accounts, but Chase USA will continue
                                 to own those accounts. As the owner of those accounts, Chase USA retains the right to change various terms and conditions of those accounts, including finance charges and other fees it charges and the required minimum monthly payment. Chase USA may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns. See "Description of the
                                 Securities--Description of the
                                 Certificates--Addition of Master Trust
                                 Assets" and "Chase USA's Credit Card
                                 Activities--Billing and Payments" in the attached prospectus.

SECURITIES INTEREST RATE AND     Finance charges on some of the accounts in
RECEIVABLES INTEREST RATE MAY    the master trust accrue at a variable rate
RESET AT DIFFERENT TIMES         above a stated prime rate or other index
                                 under the terms of the agreement with the cardholder. The interest rate of your note is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate or other index, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your notes and other amounts required to be funded out of collections of finance charge receivables.

                                 Finance charges on some of the accounts in the master trust accrue at a fixed rate. If LIBOR increases, the interest payments on your notes and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on the accounts will remain the same unless and until the fixed rates on the accounts are reset.

                                 A decrease in the spread between collections of finance charge receivables and those allocated to make interest payments on your notes could reduce the portfolio yield and increase the risk of early repayment of the series certificate and early repayment of your notes as described above.

  CHANGES TO CONSUMER            Federal and state consumer protection laws
  PROTECTION LAWS MAY IMPEDE     regulate the creation and enforcement of
  CHASE'S COLLECTION EFFORTS     consumer loans, including credit card
                                 accounts and receivables. Changes or
                                 additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that we can charge on credit card account balances, resulting in reduced collections. See "Description of the
                                 Securities--Description of the
                                 Certificates--Pay Out Events" in the
                                 attached prospectus.

                                 Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Chase USA makes representations and warranties relating to the validity and enforceability of the receivables in the master trust. No other party will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any of Chase USA's representations or warranties is violated, and the violation continues beyond the period of time allowed to correct the violation, is that Chase USA must accept reassignment of the receivables affected by the violation. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

  CARDHOLDERS MAY MAKE           The receivables transferred to the master
  PRINCIPAL PAYMENTS AT ANY      trust may be repaid by cardholders at any
  TIME                           time. We cannot assure the creation of
                                 additional receivables in the master trust's accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the master trust could result in reduced amounts of collections in the master trust portfolio and could increase the risk of early repayment of the series certificate and early repayment of your notes as described above. See "Maturity
                                 Considerations" in this supplement.

ALLOCATIONS OF CHARGED-OFF       CMB as servicer will write off the
RECEIVABLES COULD REDUCE         receivables arising in accounts in the
PAYMENTS TO YOU                  master trust portfolio if the receivables
                                 become uncollectible or are otherwise more than 180 days past due. The series certificate for your series will be allocated a portion of these charged-off receivables. If the amount of charged-off receivables allocated to the series certificate for your series exceeds the amount of funds available for reimbursement of those charge-offs, the owner trust as the holder of the series certificate for your series may not receive the full amount of principal and interest due to it by the scheduled note payment date for your notes and you may suffer a loss in the repayment of your principal. See "Chase Credit Card
                                 Master Trust Portfolio--Delinquency and Loss
                                 Experience" and "Description of the
                                 Securities--Description of the Series
                                 Certificate--Reallocation of Cash Flows,"
                                 "--Application of Collections" and
                                 "--Defaulted Receivables" in this
                                 supplement.

ISSUANCE OF ADDITIONAL SERIES BY Chase Credit Card Master Trust, as a master THE MASTER TRUST MAY AFFECT THE trust, may issue series of certificates from
TIMING OF PAYMENTS TO YOU        time to time. The master trust may issue an
                                 additional series certificate with terms that are different from the series certificate for your series without your prior review or consent. It is a condition to the issuance of each new series certificate that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series or of any series of securities. The rating agency confirmation will be based primarily on the master trust's ability to pay principal by the final note payment date and interest on each payment date, but the rating agency will not consider how the terms of a new series could otherwise affect the timing and amounts of payments on your series. See "Description of the Securities--
                                 Description of the Certificates--Issuing New
                                 Series of Certificates" in the attached
                                 prospectus.

CHASE USA MAY ADD ACCOUNTS       In addition to the accounts already
WITH DIFFERENT TERMS TO THE      designated for the master trust, Chase USA
MASTER TRUST PORTFOLIO           is permitted to designate additional
                                 accounts for the master trust portfolio and to transfer the receivables in those accounts to the master trust. Any newly designated accounts and receivables may have different terms and conditions than the receivables already in the master trust--such as higher or lower fees or interest rates, or longer or shorter principal allocation terms. Credit card accounts purchased by Chase USA may be designated as additional accounts if conditions in the pooling and servicing agreement are satisfied. Credit card accounts purchased by Chase USA will have been created using the account originator's underwriting criteria, not those used by Chase USA. The account originator's underwriting criteria may be more or less stringent than those of Chase USA. The new receivables may produce higher or lower collections or charge-offs over time than the receivables already in the master trust and could tend to reduce the amount of collections allocated to the series certificate for your series. See
                                 "Description of the Securities--Description of the Certificates--Addition of Master
                                 Trust Assets" in the attached prospectus.

CHASE USA MAY NOT BE ABLE TO     If Chase USA's percentage interest in the
ADD NEW ACCOUNTS WHEN            receivables in the master trust falls to 7%
REQUIRED UNDER THE POOLING AND   or less, Chase USA will be required to
SERVICING AGREEMENT              maintain that level by designating
                                 additional accounts for the master trust portfolio and transferring the receivables in those accounts to the master trust. Chase
                                 USA may not have any additional accounts to add at that time. If Chase USA fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than you expected. See
                                 "Description of the Securities--Description of the Certificates--Addition of Master
                                 Trust Assets" in the attached prospectus.

INSOLVENCY OR BANKRUPTCY OF      Chase USA accounts for the transfer of
CHASE USA COULD RESULT IN        receivables to the master trust as a sale.
ACCELERATED, DELAYED OR REDUCED  However, a court could conclude that Chase
PAYMENTS TO YOU                  USA still owns the receivables and that the
                                 master trust holds only a security interest.
                                 If a court concludes that the transfer to the master trust is only a grant of a security interest in the receivables, a tax or government lien on our property arising before new receivables come into existence may have priority over the master trust's interests in those receivables. See "Certain
                                 Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Securities--Description of the
                                 Certificates--Chase USA's Representations and Warranties" in the attached prospectus.

                                 Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations, the Comptroller is authorized to appoint the FDIC as conservator or receiver. Under such circumstances, the FDIC could:

                                  o        require the master trust trustee
                                           to go through an administrative
                                           claims procedure to establish its
                                           right to payments collected on the
                                           receivables in the master trust,

                                  o        request a stay of proceedings with
                                           respect to the master trust's
                                           claims against Chase USA, or

                                  o        repudiate without compensation
                                           Chase USA's ongoing obligations
                                           under the pooling and servicing
                                           agreement, such as the duty to
                                           collect payments or otherwise
                                           service the receivables or to
                                           provide administrative services to
                                           the owner trust.

                                 If the FDIC were to take any of those
                                 actions, payments of principal and interest on your notes could be delayed or reduced.

                                 By statute, the FDIC as conservator or
                                 receiver is authorized to repudiate any
                                 "contract" of Chase USA upon payment of
                                 "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of receivables to the master trust. Under a recently enacted FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover, or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors. Chase USA believes the new FDIC regulation applies to the transfer of receivables under the pooling and servicing agreement and that the conditions of the regulation have been satisfied.

                                 If a condition required under the FDIC
                                 regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the receivables to the master trust. In that event the master trust could be limited to seeking recovery based upon its security interest in the receivables. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of the receivables, payments of principal and interest on your notes could be delayed or reduced. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

                                 If a conservator or receiver were appointed for Chase USA, then a "pay out event" would occur for all outstanding series under the terms of the pooling and servicing agreement, which may cause payment of the notes earlier than scheduled. New principal receivables would not be transferred to the master trust and the master trust trustee would sell the receivables unless holders of more than 50% of the investor interest of each class of outstanding certificates gave the master trust trustee other instructions. The master trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. The conservator or receiver may nonetheless have the power:

                                  o        regardless of the terms of the
                                           pooling and servicing agreement,
                                           (a) to prevent the beginning of a
                                           rapid amortization period, (b) to
                                           prevent the early sale of the
                                           receivables and termination of the
                                           master trust or (c) to require new
                                           principal receivables to continue
                                           being transferred to the master
                                           trust, or

                                  o        regardless of the instructions of
                                           the certificateholders, (a) to
                                           require the early sale of of the
                                           receivables, (b) to require
                                           termination of the master trust
                                           and retirement of the certificates
                                           or (c) to prohibit the continued
                                           transfer of principal receivables
                                           to the master trust.

                                 In addition, if the servicer defaults on its obligations under the pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the master trust trustee or the holders of securities issued by the master trust from appointing a new servicer under the pooling and servicing agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

YOU WILL HAVE LIMITED CONTROL    You will have limited voting rights relating
OF OWNER TRUST AND MASTER TRUST  to actions of the owner trust and indenture
ACTIONS                          trustee. You will not have the right to vote
                                 to direct the master trust trustee to take any actions other than the right to vote to declare a pay out event or a servicer default.

YOU MAY NOT BE ABLE TO RESELL    The underwriters may assist in resales of
YOUR NOTES                       any class of the notes but they are not
                                 required to do so. A secondary market for your notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your notes.

Repayment of Your Notes is       The owner trust will not have any
Limited to the Owner Trust       significant assets other than the series
Assets                           certificate, the owner trust spread account
                                 and the note distribution account. As a
                                 result, you must rely only on those assets for repayment of your notes. Although the owner trust may be required to sell the series certificate following a pay out event, we cannot assure you that the proceeds of a sale of the series certificate will be sufficient to pay the interest or principal due to you.

                                 Additionally, the sale of the series
                                 certificate is subject to restrictions on transfer that may delay the payment on your notes.

CLASS B BEARS LOSSES BEFORE      Class B is subordinated to Class A.
CLASS A                          Principal allocations to Class B will not
                                 begin until Class A has been paid in full.
                                 If principal collections allocated to the series certificate are reallocated to make interest allocations and not reimbursed, the full amount of Class B principal may not be repaid. If receivables had to be sold, the net proceeds of that sale available to pay principal on the notes would be paid first to Class A before any remaining net proceeds would be available for payments due to Class
                                 B. See "Description of the
                                 Securities--Description of the
                                 Notes--Subordination" in this supplement.

CLASS C BEARS LOSSES BEFORE      Class C is subordinated to Class A and Class
CLASS A AND CLASS B              B. Principal allocations to Class C will not
                                 begin until Class A and Class B are repaid.
                                 If principal collections allocated to the series certificate are reallocated to make interest allocations and not reimbursed, the full amount of Class C principal may not be repaid. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to Class A, then to Class B, before any remaining net proceeds would be available for payments due to Class C. See "Description of the
                                 Securities--Description of the
                                 Notes--Subordination" in this supplement.

                   CHASE CREDIT CARD MASTER TRUST PORTFOLIO

   Defined terms are indicated by boldface type. Both the attached prospectus and this supplement contain a glossary of important terms where definitions can be found.

GENERAL

   The assets of the master trust include credit card receivables generated through accounts that Chase USA has designated as master trust accounts. The master trust accounts are accounts designated when the master trust was established and additional accounts that have been designated since that time. Chase USA is permitted to add accounts, and at times is required to add accounts, to the master trust. Chase USA can remove accounts from the master trust if the conditions to removal are satisfied. As a result, the composition of the master trust is expected to change over time. See "The Receivables" in the attached prospectus for a general description of the receivables in the master trust.

DELINQUENCY AND LOSS EXPERIENCE

   The following table provides you with delinquency experience for the MASTER TRUST PORTFOLIO as of the indicated dates. Number of Days Delinquent means the number of days after the first billing date following the original billing date; for example, 30 days delinquent means that the minimum payment was not received within 60 days of the original billing date. Delinquencies are calculated as a percentage of outstanding receivables as of the end of the indicated month.

                            DELINQUENCY EXPERIENCE
                            MASTER TRUST PORTFOLIO
                         (DOLLAR AMOUNTS IN MILLIONS)

                        AS OF JUNE 30,            AS OF DECEMBER 31,
                             2001                        2000
                  --------------------------- ---------------------------
                                 PERCENTAGE                  PERCENTAGE
NUMBER OF DAYS     DELINQUENT     OF TOTAL     DELINQUENT     OF TOTAL
DELINQUENT           AMOUNT      RECEIVABLES     AMOUNT      RECEIVABLES
----------------  ------------ -------------  ------------ -------------
30 to 59 Days  ..     $296          1.46%        $  306         1.39%
60 to 89 Days  ..      220          1.08%           242         1.10%
90 Days or More        429          2.11%           477         2.17%
                  ------------ -------------  ------------ -------------
  TOTAL .........     $946          4.65%        $1,025         4.66%
                  ============ =============  ============ =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             1999                         1998
                  --------------------------- -----------------------------
                                 PERCENTAGE                  PERCENTAGE OF
NUMBER OF DAYS     DELINQUENT     OF TOTAL     DELINQUENT        TOTAL
DELINQUENT           AMOUNT      RECEIVABLES     AMOUNT       RECEIVABLES
----------------  ------------ -------------  ------------ ---------------
30 to 59 Days  ..     $257          1.29%         $264           1.49%
60 to 89 Days  ..      185          0.92%          177           1.00%
90 Days or More        393          1.97%          369           2.08%
                  ------------ -------------  ------------ ---------------
  TOTAL .........     $835          4.18%         $810           4.57%
                  ============ =============  ============ ===============

   The following table provides you with loss experience for the MASTER TRUST PORTFOLIO for the indicated periods. Average Principal Receivables Outstanding is the average of the beginning of the month balance of master trust PRINCIPAL RECEIVABLES outstanding during the indicated period. Gross Charge-Offs shown include only the principal portion of charged-off receivables. Also excluded from Gross Charge-Offs is the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods or customer disputes. The percentage shown for the six months ended June 30, 2001 is annualized.

                                LOSS EXPERIENCE
                            MASTER TRUST PORTFOLIO
                         (DOLLAR AMOUNTS IN MILLIONS)

                                              SIX MONTHS
                                            ENDED JUNE 30,     YEAR ENDED DECEMBER 31,
                                            -------------- -------------------------------
                                                 2001         2000       1999      1998
                                            -------------- ---------  --------- ---------
Average Principal Receivables Outstanding       $20,291      $20,486   $18,332    $15,658
Gross Charge-Offs .........................         674        1,161     1,120      1,109
Recoveries ................................          44           69        75         84
Net Charge-Offs ...........................         630        1,093     1,045      1,025
Net Charge-Offs as a Percentage of Average
 Receivables Outstanding ..................        6.21%        5.33%     5.70%      6.55%

   As of June 30, 2001, accounts 60 or more days delinquent were 3.19% of total receivables compared with 3.27% as of December 31, 2000, 2.89% as of December 31, 1999 and 3.08% as of December 31, 1998. Delinquencies are a leading indicator of future charge-offs. For the six months ended June 30, 2001 net charge-offs as a percentage of average principal receivables outstanding were 6.21% compared with 5.33% for the year ended December 31, 2000, 5.70% for the year ended December 31, 1999 and 6.55% for the year ended December 31, 1998.

   Delinquencies and charge-offs depend on a variety of factors, including:

   o general economic conditions and trends in consumer bankruptcy filings,

   o     the availability of other sources of credit, and

   o     seasonal variations in consumer spending and borrowing patterns.

   We attribute the general decrease in charge-offs in 2000 to the following factors:

   o improving general economic conditions reduced the number of consumers that were unable to make the minimum payments on their accounts and the number of consumers filing for bankruptcy, and

   o we took steps to improve account management techniques and made significant investments in decision support technology. These steps include implementing refined credit scoring models, improved collection techniques, enhanced credit line management and underwriting.

   The increase in charge-offs in the first half of 2001 can be attributed primarily to increased bankruptcy filings as well as to a general deterioration in economic conditions.

CHARACTERISTICS OF RECEIVABLES PORTFOLIO

   The receivables and the accounts in the MASTER TRUST PORTFOLIO, as of the beginning of the day on July 1, 2001:

   o included approximately $19.55 billion of PRINCIPAL RECEIVABLES and $0.81 billion of FINANCE CHARGE RECEIVABLES,

   o     had an average principal receivables balance of $1,703,

   o had an average credit limit of $7,925, of which the average principal receivables balance represented approximately 22%,

   o     represented approximately 55% of aggregate receivables in the BANK
         PORTFOLIO,

   o     had an average age of 93 months,

   o     had billing addresses in all 50 states and the District of Columbia,

   o included approximately 55% as standard accounts, representing approximately 53% of outstanding PRINCIPAL RECEIVABLES balances, and

    o included approximately 45% as premium accounts, representing approximately 47% of outstanding PRINCIPAL RECEIVABLES balances.

   The following tables summarize characteristics of the MASTER TRUST PORTFOLIO as of the beginning of the day on July 1, 2001. Because the composition of the MASTER TRUST PORTFOLIO may change in the future, these tables are not necessarily indicative of the composition of the MASTER TRUST PORTFOLIO at any subsequent time.

            COMPOSITION BY ACCOUNT BALANCE--MASTER TRUST PORTFOLIO

                                          PERCENTAGE OF                    PERCENTAGE OF
                             NUMBER OF    TOTAL NUMBER     RECEIVABLES         TOTAL
ACCOUNT BALANCE              ACCOUNTS      OF ACCOUNTS     OUTSTANDING      RECEIVABLES
-------------------------  ------------ ---------------  --------------- ---------------
Credit Balance ...........     172,246         1.50%     $   (26,542,902)      (0.13)%
No Balance ...............   4,768,876        41.53                    0        0.00
$0.01 to $1,500.00 .......   3,007,847        26.19        1,438,298,739        7.06
$1,500.01 to $5,000.00  ..   1,944,055        16.93        5,852,328,064       28.73
$5,000.01 to $10,000.00  .   1,273,351        11.09        9,216,635,543       45.25
$10,000.01 to $20,000.00       312,038         2.72        3,768,817,732       18.50
Over $20,000.00 ..........       4,695         0.04          119,482,749        0.59
                           ------------ ---------------  --------------- ---------------
  TOTAL ..................  11,483,108       100.00%     $20,369,019,925      100.00%
                           ============ ===============  =============== ===============

             COMPOSITION BY CREDIT LIMIT--MASTER TRUST PORTFOLIO

                                         PERCENTAGE OF                    PERCENTAGE OF
                            NUMBER OF    TOTAL NUMBER     RECEIVABLES         TOTAL
CREDIT LIMIT                ACCOUNTS      OF ACCOUNTS     OUTSTANDING      RECEIVABLES
------------------------  ------------ ---------------  --------------- ---------------
$0.00 ...................         531         0.01%     $        (7,166)      (0.00)%
$0.01 to $1,500.00 ......     620,173         5.40          378,454,791        1.86
$1,500.01 to $5,000.00  .   2,578,111        22.45        2,765,335,435       13.57
$5,000.01 to $10,000.00     5,428,245        47.27        8,475,421,355       41.61
Over $10,000.00 .........   2,856,048        24.87        8,749,815,510       42.96
                          ------------ ---------------  --------------- ---------------
  TOTAL .................  11,483,108       100.00%     $20,369,019,925      100.00%
                          ============ ===============  =============== ===============

         COMPOSITION BY PERIOD OF DELINQUENCY--MASTER TRUST PORTFOLIO

                                            PERCENTAGE OF                    PERCENTAGE OF
                               NUMBER OF    TOTAL NUMBER     RECEIVABLES         TOTAL
PAYMENT STATUS                 ACCOUNTS      OF ACCOUNTS     OUTSTANDING      RECEIVABLES
---------------------------  ------------ ---------------  --------------- ---------------
Current ....................  11,061,743        96.33%     $18,553,815,576       91.08%
1 to 29 days delinquent  ...     229,019         1.99          869,573,310        4.27
30 to 59 days delinquent  ..      67,780         0.59          296,481,098        1.46
60 to 89 days delinquent  ..      44,311         0.39          220,164,703        1.08
90 days delinquent or more        80,255         0.70          428,985,238        2.11
                             ------------ ---------------  --------------- ---------------
  TOTAL ....................  11,483,108       100.00%     $20,369,019,925      100.00%
                             ============ ===============  =============== ===============

   In the Composition by Account Seasoning table below, account age is determined by the number of months elapsed since the account was originally opened, except that for some accounts converted from standard to premium accounts, account age is determined by the number of months since the account was converted.

           COMPOSITION BY ACCOUNT SEASONING--MASTER TRUST PORTFOLIO

                                              PERCENTAGE OF                    PERCENTAGE OF
                                 NUMBER OF    TOTAL NUMBER     RECEIVABLES         TOTAL
ACCOUNT AGE                      ACCOUNTS      OF ACCOUNTS     OUTSTANDING      RECEIVABLES
-----------------------------  ------------ ---------------  --------------- ---------------
Not more than 6 Months .......           0         0.00%     $             0        0.00%
Over 6 Months to 12 Months  ..      27,951         0.24           41,593,080        0.20
Over 12 Months to 24 Months  .     826,039         7.20        1,271,708,619        6.24
Over 24 Months to 36 Months  .     978,526         8.52        1,700,809,755        8.35
Over 36 Months to 48 Months  .   1,321,303        11.51        2,123,745,663       10.43
Over 48 Months to 60 Months  .   1,728,486        15.05        2,664,353,225       13.08
Over 60 Months to 120 Months     3,833,395        33.38        7,014,665,607       34.44
Over 120 Months ..............   2,767,408        24.10        5,552,143,976       27.26
                               ------------ ---------------  --------------- ---------------
  TOTAL ......................  11,483,108       100.00%     $20,369,019,925      100.00%
                               ============ ===============  =============== ===============

               GEOGRAPHIC DISTRIBUTION--MASTER TRUST PORTFOLIO

                                 PERCENTAGE OF                    PERCENTAGE OF
                    NUMBER OF    TOTAL NUMBER     RECEIVABLES         TOTAL
STATE               ACCOUNTS      OF ACCOUNTS     OUTSTANDING      RECEIVABLES
----------------  ------------ ---------------  --------------- ---------------
New York.........   1,437,040        12.51%     $ 2,506,156,484       12.30%
California ......   1,436,414        12.51        2,489,060,136       12.22
Texas ...........     809,409         7.05        1,610,077,112        7.90
Florida .........     785,307         6.84        1,370,900,544        6.73
New Jersey ......     619,919         5.40        1,108,711,305        5.44
Illinois ........     550,565         4.79          949,986,302        4.66
Ohio ............     442,610         3.85          790,378,513        3.88
Pennsylvania  ...     415,670         3.62          680,347,288        3.34
Michigan ........     358,345         3.12          636,904,130        3.13
Massachusetts  ..     366,461         3.19          588,814,511        2.89
Virginia ........     257,063         2.24          477,161,869        2.34
Georgia .........     223,709         1.95          443,942,184        2.18
North Carolina ..     218,238         1.90          407,762,199        2.00
Maryland ........     218,507         1.90          391,204,544        1.92
Indiana .........     213,920         1.86          375,812,937        1.84
Connecticut .....     186,534         1.62          330,332,977        1.62
Missouri ........     181,935         1.58          319,724,694        1.57
Washington ......     162,014         1.41          307,853,367        1.51
Wisconsin........     187,175         1.63          294,488,374        1.45
Arizona..........     152,854         1.33          290,654,076        1.43
Tennessee........     163,079         1.42          282,407,392        1.39
Colorado ........     154,013         1.34          271,975,839        1.33
Minnesota .......     169,388         1.48          262,958,545        1.29
Louisiana .......     148,786         1.30          257,795,646        1.27
Alabama .........     136,132         1.19          250,036,900        1.23
Kentucky ........     122,434         1.07          204,693,711        1.00
Oklahoma ........     106,042         0.92          195,198,572        0.96
South Carolina  .     102,454         0.89          191,394,877        0.94
Oregon ..........     102,206         0.89          189,260,387        0.93
Nevada ..........      78,820         0.69          166,808,799        0.82
Arkansas ........      88,455         0.77          159,038,699        0.78
Kansas ..........      80,032         0.70          144,383,287        0.71
Mississippi .....      76,523         0.67          136,530,343        0.67
Iowa ............      82,461         0.72          126,686,727        0.62
New Hampshire  ..      58,324         0.51          104,783,113        0.51
New Mexico.......      54,394         0.47          102,822,124        0.50
Rhode Island  ...      59,419         0.52           97,148,692        0.48
West Virginia ...      52,346         0.46           85,966,830        0.42
Maine............      47,673         0.42           84,884,190        0.42
Nebraska ........      49,159         0.43           81,174,334        0.40
Hawaii ..........      40,225         0.35           80,491,523        0.40
Utah ............      40,577         0.35           74,627,378        0.37
Idaho ...........      30,913         0.27           55,535,491        0.27
Vermont .........      27,149         0.24           52,377,746        0.26
Delaware ........      26,579         0.23           52,309,531        0.26
Montana .........      29,128         0.25           50,858,657        0.25
Washington,
 D.C.............      22,011         0.19           42,159,325        0.21
Alaska...........      17,660         0.15           38,839,754        0.19
South Dakota.....      19,985         0.17           34,898,053        0.17
Wyoming..........      17,483         0.15           31,955,555        0.16
North Dakota.....      18,251         0.16           30,315,322        0.15
Other ...........      37,318         0.33           58,429,037        0.29
                  ------------ ---------------  --------------- ---------------
 TOTAL ..........  11,483,108       100.00%     $20,369,019,925      100.00%
                  ============ ===============  =============== ===============

                           MATURITY CONSIDERATIONS

   Each class of notes is scheduled to receive principal as follows:

   o      the Class A scheduled note payment date is the      PAYMENT DATE,
          following the CONTROLLED ACCUMULATION PERIOD,

   o      the Class B scheduled note payment date is the      PAYMENT DATE,
          following payment of Class A, and

   o      the Class C scheduled note payment date is the      PAYMENT DATE,
          following payment of Class B.

CONTROLLED ACCUMULATION

   Principal for payment to Class A will accumulate in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD. The CONTROLLED ACCUMULATION PERIOD is scheduled to begin at the close of business on the
last day of the      MONTHLY PERIOD, but may be delayed based on recent
payment rate experience and the amount of principal collections expected to be available for sharing from other series. On each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD, the master trust trustee shall deposit into the PRINCIPAL FUNDING ACCOUNT for the benefit of the Class A noteholders, the least of:

   o      AVAILABLE INVESTOR PRINCIPAL COLLECTIONS,

   o      the CONTROLLED DEPOSIT AMOUNT, and

   o      ADJUSTED INVESTOR INTEREST before any deposits on that TRANSFER
          DATE.

   The length of the CONTROLLED ACCUMULATION PERIOD may be adjusted if Chase USA believes that, based on expected collections of principal, Class A will be fully repaid on its SCHEDULED NOTE PAYMENT DATE. Whether or not the CONTROLLED ACCUMULATION PERIOD is shortened, we can give no assurance that principal adequate to repay Class A will be available on Class A's SCHEDULED NOTE PAYMENT DATE.

   Note that if the RAPID AMORTIZATION PERIOD begins before the CONTROLLED ACCUMULATION PERIOD, there will be no accumulation of principal. If the RAPID AMORTIZATION PERIOD begins during the CONTROLLED ACCUMULATION PERIOD, all principal in the PRINCIPAL FUNDING ACCOUNT will be paid to Class A on the next PAYMENT DATE.

   See "Description of the Securities--Description of the Series
Certificate--Principal Allocations" and "--Controlled Accumulation" in this supplement for a more detailed discussion.

   Principal on the Class B and Class C notes is expected to be available for payment in one lump sum on the PAYMENT DATE. There will be no controlled accumulation of principal collections for the Class B and Class C notes. Principal will not be paid to Class B until Class A is fully repaid, and no principal will be paid to Class C until Class A and Class B are fully repaid.

RAPID AMORTIZATION PERIOD

   If a PAY OUT EVENT occurs, a rapid amortization will begin and any principal in the PRINCIPAL FUNDING ACCOUNT and principal allocated to the SERIES CERTIFICATE will be distributed to Class A on the following PAYMENT DATE. If Class A is not paid in full on its SCHEDULED NOTE PAYMENT DATE, all principal allocated to the SERIES CERTIFICATE on each subsequent monthly DISTRIBUTION DATE will be paid to Class A until Class A is fully repaid. After Class A is repaid, any remaining principal allocated to the SERIES CERTIFICATE will be paid to Class B on each monthly DISTRIBUTION DATE until Class B is repaid, and finally to Class C on each monthly DISTRIBUTION DATE until Class C is repaid. If charge-offs are allocated to your class of notes and not reimbursed, principal will be paid to you only up to your principal balance net of these charge-offs.

   See "Description of the Securities--Description of the Series
Certificate--Principal Allocations" and "--Pay Out Events" in this supplement for a more detailed discussion.

HISTORICAL PAYMENT RATES

   The following table provides you with the highest and lowest cardholder monthly payment rates for the MASTER TRUST PORTFOLIO during any month in the periods shown, and the average cardholder monthly payment rate for all months in the periods shown. These payment rates are calculated as total payments collected during each month, including recoveries on previously charged-off receivables, expressed as a percentage of total outstanding master trust receivables at the beginning of the month. Monthly averages are shown as an arithmetic average of the payment rate for each month during the indicated period. Payment rates shown in this table are based on total cash payments toward principal and finance charges made by cardholders whose receivables are included in the master trust.

                       CARDHOLDER MONTHLY PAYMENT RATES
                            MASTER TRUST PORTFOLIO

                   SIX MONTHS
                 ENDED JUNE 30,    YEAR ENDED DECEMBER 31,
                 -------------- ----------------------------
                      2001         2000     1999      1998
                 -------------- --------  -------- --------
Highest Month ..      15.70%      15.97%    14.45%   12.70%
Lowest Month ...      13.47%      13.81%    12.21%   10.96%
Monthly
 Average........      15.01%      14.82%    13.51%   12.11%

   We can give no assurance that cardholder monthly payment rates in the future will be similar to this historical experience. If there is a slowdown in the payment rate below the payment rate used to determine the amount deposited in the PRINCIPAL FUNDING ACCOUNT during the CONTROLLED ACCUMULATION PERIOD, we cannot assure you if you hold Class A notes that there will be sufficient time to accumulate the principal collections necessary to pay you principal on the SCHEDULED NOTE PAYMENT DATE for your notes. If the owner trust cannot repay Class A due to insufficient funds in the PRINCIPAL FUNDING ACCOUNT, principal payments to Class B and Class C will be delayed since you cannot receive principal if you hold Class B or Class C notes until Class A is fully repaid. See "Maturity Considerations" in the attached prospectus.

                       RECEIVABLE YIELD CONSIDERATIONS

   Gross revenues from finance charges and fees collected from accounts designated for the MASTER TRUST PORTFOLIO for the six months ended June 30, 2001 and each of the three calendar years 2000, 1999 and 1998 are set forth in the following table. In the following table:

   o Finance Charges and Fees Collected include periodic and minimum finance charges, annual membership fees, late charges, cash advance transaction fees, INTERCHANGE, overlimit fees and fees for returned checks,

   o Average Principal Receivables Outstanding is the average of the beginning of the month balance of master trust PRINCIPAL RECEIVABLES outstanding,

   o Yield from Finance Charges and Fees Collected is calculated as a percentage of Average Principal Receivables Outstanding,

   o historical yield figures are calculated on a cash collections basis, and

   o      the yield percentage for the first half of 2001 is annualized.

                                PORTFOLIO YIELD
                            MASTER TRUST PORTFOLIO
                         (DOLLAR AMOUNTS IN MILLIONS)

                                              SIX MONTHS
                                            ENDED JUNE 30,     YEAR ENDED DECEMBER 31,
                                            -------------- -------------------------------
                                                 2001         2000       1999      1998
                                            -------------- ---------  --------- ---------
Finance Charges and Fees Collected ........     $ 1,837      $ 3,820   $ 3,373    $ 2,795
Average Principal Receivables Outstanding       $20,291      $20,486   $18,332    $15,658
Yield from Finance Charges and Fees
 Collected.................................       18.11%       18.65%    18.40%     17.85%

                         CREATION OF THE OWNER TRUST

   Chase USA and Wilmington Trust Company, a Delaware banking corporation, as OWNER TRUSTEE will form Chase Credit Card Owner Trust 200 - as a Delaware common law trust. The TRUST AGREEMENT for the owner trust provides that the owner trust has been formed for a limited purpose and may not engage in any activities other than:

   o      acquiring, owning and managing the assets of the owner trust,

   o issuing and making payments on the notes and the certificates of beneficial interest in the owner trust, and

   o engaging in other activities incidental to the activities described above, as long as those activities would not be contrary to the status of the owner trust as a "qualifying special purpose entity" under existing accounting literature.

Because of its limited activities, the owner trust has contracted with Chase USA to provide administrative services, including providing notices to you and directions to the INDENTURE TRUSTEE. You should refer to the TRUST AGREEMENT and the DEPOSIT AND ADMINISTRATION AGREEMENT for a complete description of the owner trust's activities.

   The owner trust's assets include:

   o      the SERIES CERTIFICATE, and

   o      the OWNER TRUST SPREAD ACCOUNT.

Only the Class C notes will receive any benefit from the OWNER TRUST SPREAD ACCOUNT.

   The owner trust will not have any other assets and payments of principal and interest on the notes will only be made to the extent that the master trust allocates finance charge and principal collections to the SERIES CERTIFICATE.

   The owner trust's address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of the OWNER TRUSTEE and its telephone number at that address is (302) 651-1000.

                               USE OF PROCEEDS

   The net proceeds from the sale of your notes will be:

   o used to make a deposit into the FINANCE CHARGE ACCOUNT for the initial Interest Payment Date,

   o      used to make an initial deposit into the OWNER TRUST SPREAD
          ACCOUNT, and

   o      paid to Chase USA in consideration for the SERIES CERTIFICATE.

Chase USA will use the proceeds it receives for general corporate purposes.

                         DESCRIPTION OF THE SECURITIES

   The following is a summary of the material provisions of the notes and the Series Certificate for your series. This summary is not a complete description of the terms of the notes or the Series Certificate for your series. You should refer to "Description of the Securities" in the attached prospectus as well as the Indenture, the Pooling and Servicing Agreement and the Series 200 - Supplement for a complete description.

DESCRIPTION OF THE SERIES CERTIFICATE

   The owner trust will hold the SERIES CERTIFICATE to be issued through the SERIES 200 - SUPPLEMENT. The owner trust will pledge the SERIES CERTIFICATE including its allocations of principal and interest from the master trust to the INDENTURE TRUSTEE for your benefit.

GENERAL

   The SERIES CERTIFICATE represents the right to receive its allocation of cardholder payments which have been transferred to the master trust. The SERIES CERTIFICATE will be allocated:

   o a FLOATING ALLOCATION PERCENTAGE of collections of FINANCE CHARGE RECEIVABLES that will be used to pay interest on your notes,

   o a FLOATING ALLOCATION PERCENTAGE of DEFAULT AMOUNTS that will reduce your INVESTOR INTEREST if not paid from collections of FINANCE CHARGE RECEIVABLES,

   o only during the REVOLVING PERIOD, a FLOATING ALLOCATION PERCENTAGE of collections of PRINCIPAL RECEIVABLES, and

   o during the CONTROLLED ACCUMULATION PERIOD or a RAPID AMORTIZATION PERIOD, a FIXED ALLOCATION PERCENTAGE of PRINCIPAL RECEIVABLES that will be used to repay your principal.

The master trust trustee will also allocate to your series:

   o      SHARED PRINCIPAL COLLECTIONS, and

   o      EXCESS FINANCE CHARGE COLLECTIONS.

Class A will also be entitled to amounts in the PRINCIPAL FUNDING ACCOUNT and the ACCUMULATION PERIOD RESERVE ACCOUNT as well as investment earnings on those amounts.

   The SERIES CERTIFICATE is included in GROUP I. The series listed under "Other Series Issued and Outstanding'' below are also included in GROUP I and additional series issued by the master trust may also be included in GROUP I.

   The SERIES CERTIFICATE will not be subordinated to any other series of certificates.

INTEREST ALLOCATIONS

   Interest payments on the SERIES CERTIFICATE for your series will be funded from:

   o finance charge receivables collected during the prior month allocated to the SERIES CERTIFICATE other than INTERCHANGE used to pay a portion of the INVESTOR SERVICING FEE,

   o investment earnings on amounts deposited in the PRINCIPAL FUNDING ACCOUNT for the prior month, and

   o amounts deposited in the ACCUMULATION PERIOD RESERVE ACCOUNT but only if necessary to pay interest to you.

   The owner trust will receive the amount described above that is not applied to:

   o      the INVESTOR SERVICING FEE,

   o      the INVESTOR DEFAULT AMOUNT,

    o the INVESTOR CHARGE-OFFS and unreimbursed REALLOCATED PRINCIPAL COLLECTIONS, and

   o      EXCESS FINANCE CHARGE COLLECTIONS paid to other series.

   The owner trust will receive these amounts on the business day preceding the 15th day of each month.

PRINCIPAL ALLOCATIONS

   Principal payments on the SERIES CERTIFICATE for your series will be funded from:

   o PRINCIPAL RECEIVABLES allocated to the SERIES CERTIFICATE collected during the prior month, minus

   o      PRINCIPAL RECEIVABLES reallocated to other series, plus

   o      SHARED PRINCIPAL COLLECTIONS allocated to your series.

   During the REVOLVING PERIOD, these amounts will be treated as SHARED PRINCIPAL COLLECTIONS and be used to pay principal to other series or to Chase USA.

   During the CONTROLLED ACCUMULATION PERIOD, an amount equal to the least of:

   o      AVAILABLE INVESTOR PRINCIPAL COLLECTIONS allocated to the SERIES
          CERTIFICATE,

   o      the CONTROLLED DEPOSIT AMOUNT, and

   o the excess of the Class A note principal balance over the amount on deposit in the PRINCIPAL FUNDING ACCOUNT will be deposited in the PRINCIPAL FUNDING ACCOUNT to be paid to the owner trust on each TRANSFER DATE for distribution to Class A noteholders on the
     PAYMENT DATE.

   After payment has been made to Class A, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be available to pay Class B and Class C. There is no PRINCIPAL FUNDING ACCOUNT for Class B and Class C.

   During the RAPID AMORTIZATION PERIOD, AVAILABLE INVESTOR PRINCIPAL COLLECTIONS will be paid to the owner trust on each TRANSFER DATE until the SERIES CERTIFICATE is paid in full and will be used to pay Class A, then to pay Class B and finally to pay Class C.

CONTROLLED ACCUMULATION

   The CONTROLLED ACCUMULATION PERIOD is scheduled to last 12 months. However, the SERVICER may extend the REVOLVING PERIOD and postpone the CONTROLLED ACCUMULATION PERIOD by providing a notice to the master trust trustee. The SERVICER can extend the REVOLVING PERIOD only if the number of months needed to fund the PRINCIPAL FUNDING ACCOUNT based on expected principal collections needed to pay principal on Class A is less than 12
months. On each determination date from the    determination date until the
CONTROLLED ACCUMULATION PERIOD begins, the SERVICER will review the amount of expected principal collections until Class A's SCHEDULED NOTE PAYMENT DATE and may elect to postpone the CONTROLLED ACCUMULATION PERIOD. In making this determination, the SERVICER is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to certificateholders of all other series which are not expected to be amortizing or accumulating principal. In no case will the CONTROLLED ACCUMULATION PERIOD be reduced to less than one month.

ALLOCATION PERCENTAGES

   The master trust trustee will use the FLOATING ALLOCATION PERCENTAGE to allocate to the SERIES CERTIFICATE collections of FINANCE CHARGE RECEIVABLES and DEFAULT AMOUNTS at any time and collections of PRINCIPAL RECEIVABLES during the REVOLVING PERIOD.

     o The FLOATING ALLOCATION PERCENTAGE for each month will equal a fraction:

          -    the numerator of which is equal to the ADJUSTED INVESTOR
               INTEREST, and

          -    the denominator of which is equal to the greater of:

               o the sum of the amount of PRINCIPAL RECEIVABLES in the master trust and any amount on deposit in the EXCESS FUNDING ACCOUNT as of the close of business on the last day of the prior month (or, in the case of the first monthly period, the amount of PRINCIPAL RECEIVABLES as of the close of business on the day immediately preceding the CLOSING DATE), and

               o the sum of the numerators used to calculate the INVESTOR PERCENTAGES for allocations of FINANCE CHARGE RECEIVABLES, DEFAULT AMOUNTS or PRINCIPAL RECEIVABLES for other master trust series outstanding.

   The master trust trustee will use the FIXED ALLOCATION PERCENTAGE to allocate to the SERIES CERTIFICATE collections of PRINCIPAL RECEIVABLES during the CONTROLLED ACCUMULATION PERIOD and the RAPID AMORTIZATION PERIOD.

     o    The FIXED ALLOCATION PERCENTAGE for each month will equal a fraction:

          - the numerator of which is equal to the INVESTOR INTEREST as of the last day of the REVOLVING PERIOD, and

          -    the denominator of which is equal to the greater of:

               o the sum of the amount of PRINCIPAL RECEIVABLES in the master trust and any amount on deposit in the EXCESS FUNDING ACCOUNT as of the close of business on the last day of the prior month, and

               o the sum of the numerators used to calculate the INVESTOR PERCENTAGE for allocations of PRINCIPAL RECEIVABLES for other master trust series outstanding.

When there has been an addition or removal of receivables during the prior month, the denominator used to determine these percentages will be adjusted.

REALLOCATION OF CASH FLOWS

   On each TRANSFER DATE, the SERVICER will allocate principal collections to pay Class A and Class B interest and the NET INVESTOR SERVICING FEE in an amount equal to the REALLOCATED PRINCIPAL COLLECTIONS.

   If REALLOCATED PRINCIPAL COLLECTIONS are greater than zero, then principal collections allocated to the INVESTOR INTEREST will be treated as finance charge collections and be available to pay Class A and B interest and the NET INVESTOR SERVICING FEE and the INVESTOR INTEREST will be reduced accordingly. A reduction in the INVESTOR INTEREST will reduce the allocation of finance charge and principal collections to the SERIES CERTIFICATE.

APPLICATION OF COLLECTIONS

   On each TRANSFER DATE, the SERVICER will direct the master trust trustee to apply AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS from the prior month in the following order:

   o deposit an amount equal to the CLASS A INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

   o deposit an amount equal to the CLASS B INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

   o pay an amount equal to the NET INVESTOR SERVICING FEE plus the amount of any overdue NET INVESTOR SERVICING FEE, to the SERVICER,

   o deposit an amount equal to the NET CLASS C INTEREST REQUIREMENT for the related DISTRIBUTION DATE into the NOTE DISTRIBUTION ACCOUNT for distribution to the owner trust on that DISTRIBUTION DATE,

   o treat an amount equal to the INVESTOR DEFAULT AMOUNT, if any, for the related MONTHLY PERIOD, as AVAILABLE INVESTOR PRINCIPAL COLLECTIONS and deposit it into the PRINCIPAL ACCOUNT,

   o treat an amount equal to the sum of the INVESTOR CHARGE-OFFS and the amount of unreimbursed REALLOCATED PRINCIPAL COLLECTIONS as AVAILABLE INVESTOR PRINCIPAL COLLECTIONS and deposit it into the PRINCIPAL ACCOUNT,

   o deposit into the ACCUMULATION PERIOD RESERVE ACCOUNT on and after the RESERVE ACCOUNT FUNDING DATE, but prior to the date on which the ACCUMULATION PERIOD RESERVE ACCOUNT terminates an amount equal to the excess, if any, of the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT over the AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT, and

   o pay to the owner trust an amount equal to the excess, if any, of the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT over the amount then on deposit in the OWNER TRUST SPREAD ACCOUNT.

All remaining amounts will be treated as EXCESS FINANCE CHARGE COLLECTIONS and will be available to cover any shortfalls in finance charge collections for other outstanding series. After payment of shortfalls, the remaining amount will be paid to the owner trust as the holder of the SERIES CERTIFICATE.

    The following diagram provides you with an outline of the allocation of finance charge receivables. This diagram is a simplified demonstration of the allocation and payment provisions contained in this supplement and the attached prospectus.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES


                                                Collection of Finance Charge
                                            Receivables Allocated to Your Series
                                                             |
 During accumulation period:                                 |
withdrawal from Accumulation  \                              |
  Period Reserve Account,        \                           |
      if necessary                  \                        |
                                       \                     V

                                          Available Investor Finance Charge                    Excess Finance Charge
Investor Principal Funding  ----------->               Collections            <-------------    Collections from other
   Investment Proceeds                                                                           series, if necessary

                                                             |
                                                             |
                                                             |
                                                             |
                                                             |
                                                             V

                                        1. Class A Interest Requirement         -----------------|
                                        2. Class B Interest Requirement         -----------------|
                                        3. Net Investor Servicing Fee                            |
                                        4. Net Class C Interest Requirement     -----------------|
                                        5. Investor Default Amount                               |
                                        6. Reimburse Investor Interest                           |
                                        7. Reserve Account deposit, if necessary                 |
                                        8. Owner Trust Spread Account deposit                    |
                                           if necessary                                          |
                                                            |                                    |
                                                            |                                    |
                                                            |                                    |
                                                            V                                    |
                                                                                                 |
                                        Excess Finance Charge Collections to other               |
                                                   series, if necessary                          |
                                                            |                                    |
                                                            |                                    |
                                                            |                                    |
                                                            V                                    |
                                                                                                 |
                                         CHASE CREDIT CARD OWNER TRUST 200---   <-----------------
                                                            |
                                                            |
                                                            |
                                                            V

                                        1. Class A Interest Payment                   |-----------------|
                                        2. Class B Interest Payment             ----->|                 |
                                        3. Class C Interest Payment                   |                 |
                                        4. Owner Trust Spread Account deposit         |                 |
                                                            |                         |                 |
                                                            |                         |   Owner Trust   |
                                                            |                         |  Spread Account |
                                                            V                         |                 |
                                                                                      |                 |
                                       Remaining Class C Interest Requirement   <-----|                 |
                                                            |                         |-----------------|
                                                            |
                                                            |
                                                            V

                                                        Chase USA

   The SERVICER will direct the master trust trustee to apply AVAILABLE INVESTOR PRINCIPAL COLLECTIONS--after reallocating principal collections to cover shortfalls in amounts payable from finance charge collections--in the following order:

   o during the REVOLVING PERIOD, treat as SHARED PRINCIPAL COLLECTIONS and make available to cover any shortfalls in principal collections for other outstanding series and will be shared between series as described below under "--Shared Principal Collections,"

   o during the CONTROLLED ACCUMULATION PERIOD, deposit the CONTROLLED DEPOSIT AMOUNT in the PRINCIPAL FUNDING ACCOUNT and treat any remaining amount as SHARED PRINCIPAL COLLECTIONS, or

   o during the RAPID AMORTIZATION PERIOD, distribute to the owner trust to make principal payments to you.

    The following diagram provides you with an outline of the allocation of principal collections. This diagram is a simplified demonstration of the allocation and payment provisions contained in this supplement and the attached prospectus.

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES





                       Collections of Principal Receivables
                            Allocated to Your Series
                                        |
                                        |
                                        |
                                        V

                              Reallocation to unpaid:
                           1. Class A Interest Payment
                           2. Class B Interest Payment
                           3. Net Investor Servicing Fee
                                        |
                                        |
                                        |
                                        V
                                                                       Shared Principal
                          Available Investor Principal                    Collection
                                   Collections         <-----------    from other series,
                                        |                                if necessary
                                        |
                                        |
                                        V

                           During accumulation period:
                               Controlled Deposit
                                        |
                                        |
                                        |
                                        V

                      Shared Principal Collection to other
                              series, if necessary
                                        |
                                        |
                                        |
                                        V

                   During revolving and accumulation periods:
                      remaining principal paid to Chase USA
                                        |
                                        |
                                        |
                                        V

                      CHASE CREDIT CARD OWNER TRUST 200---
                                        |
                                        |
                                        |
                                        V

                          1. Class A Principal Payment
                          2. Class B Principal Payment
                          3. Class C Principal Payment

SHARED EXCESS FINANCE CHARGE COLLECTIONS

   Finance charge collections--and other amounts treated like finance charge collections--in excess of the amount required to make payments or deposits for the SERIES CERTIFICATE for your series will be made available to other series included in GROUP I whose allocation of finance charge collections is not sufficient to make its required payments or deposits. We call these collections EXCESS FINANCE CHARGE COLLECTIONS. If the SERIES CERTIFICATE for your series requires more finance charge collections than allocated through the INVESTOR PERCENTAGE, it will have access to finance charge collections--and other amounts treated like finance charge collections--from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of EXCESS FINANCE CHARGE COLLECTIONS available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

SHARED PRINCIPAL COLLECTIONS

   Collections of PRINCIPAL RECEIVABLES allocated to the INVESTOR INTEREST in excess of the CONTROLLED DEPOSIT AMOUNT during the CONTROLLED ACCUMULATION PERIOD and principal payments to the owner trust, as the holder of the SERIES CERTIFICATE, during the RAPID AMORTIZATION PERIOD, will be made available to other series whose allocation of principal collections is not sufficient to make payments or deposits required to be made from principal collections allocated to those series. We call these collections SHARED PRINCIPAL COLLECTIONS. If the SERIES CERTIFICATE for your series requires more principal collections than allocated through the INVESTOR PERCENTAGE, it will share in the excess available from other series in GROUP I. Each series that is part of GROUP I and has a shortfall will receive a share of the total amount of SHARED PRINCIPAL COLLECTIONS available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month. SHARED PRINCIPAL COLLECTIONS will not, however, be available to cover INVESTOR CHARGE-OFFS for any series.

   If SHARED PRINCIPAL COLLECTIONS exceed shortfalls, the master trust trustee will distribute the remaining amount to the holder of the TRANSFEROR CERTIFICATE or, under certain circumstances, deposit it into the EXCESS FUNDING ACCOUNT.

DEFAULTED RECEIVABLES

   The DEFAULT AMOUNT represents the investors' share of losses from the MASTER TRUST PORTFOLIO. On each TRANSFER DATE, CMB as SERVICER will calculate the DEFAULT AMOUNT by multiplying:

   o      the FLOATING ALLOCATION PERCENTAGE for that month, by

   o the total amount of receivables in MASTER TRUST PORTFOLIO accounts that were charged-off for that month.

   If the DEFAULT AMOUNT exceeds the amount of finance charge collections allocated to fund this amount for the prior month, then the INVESTOR INTEREST will be reduced by the excess. If the INVESTOR INTEREST is reduced to zero, the SERIES CERTIFICATE will not receive any further allocations of finance charge and principal collections. The INVESTOR INTEREST will also be reduced by the amount of any REALLOCATED PRINCIPAL COLLECTIONS used to make interest payments to Class A and Class B. In no event, however, shall the INVESTOR INTEREST be reduced below zero. Reductions in the INVESTOR INTEREST from both of these items may be reimbursed from subsequent finance charge collections allocated for reimbursement, if available.

PRINCIPAL FUNDING ACCOUNT

   The master trust trustee will establish an account in which it will collect principal collections (other than REALLOCATED PRINCIPAL COLLECTIONS), including SHARED PRINCIPAL COLLECTIONS, during the CONTROLLED ACCUMULATION PERIOD. The amounts collected will be distributed to the owner trust to make principal payments to holders of Class A notes on Class A's SCHEDULED NOTE PAYMENT DATE.

 However, if a rapid amortization occurs, those amounts will be paid to you if you hold Class A notes on the first DISTRIBUTION DATE after the RAPID AMORTIZATION PERIOD begins. There is no PRINCIPAL FUNDING ACCOUNT for Class B and Class C.

   The SERVICER will direct the master trust trustee to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the POOLING AND SERVICING AGREEMENT. As stated above, investment earnings on these investments will be treated as finance charge collections. We call these amounts INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS. If for any month, the INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS are less than the product of:

     o    the actual number of days in that month divided by 360,

     o the balance of the PRINCIPAL FUNDING ACCOUNT as of the RECORD DATE, and

     o    the interest rate on the Class A notes in effect for that month,

then the master trust trustee will withdraw the shortfall from the ACCUMULATION PERIOD RESERVE ACCOUNT and treat those amounts as finance charge collections.

ACCUMULATION PERIOD RESERVE ACCOUNT

   The master trust trustee will establish an account that it will use to fund shortfalls in investment earnings on amounts in the Principal Funding Account during the CONTROLLED ACCUMULATION PERIOD. At least two months prior to the beginning of the CONTROLLED ACCUMULATION PERIOD, the master trust trustee will begin to deposit AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS into this account until the account balance equals the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT.

   CMB as SERVICER will direct the master trust trustee to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the POOLING AND SERVICING AGREEMENT. Investment earnings (net of expenses and losses) will be retained in this account. The master trust trustee will withdraw money from this account in excess of the REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT on each TRANSFER DATE and the amount withdrawn will be used to fund any shortfall in INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS.

   On each TRANSFER DATE during the CONTROLLED ACCUMULATION PERIOD, and on the first TRANSFER DATE during the RAPID AMORTIZATION PERIOD, the SERVICER will withdraw from the ACCUMULATION PERIOD RESERVE ACCOUNT and treat as AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS the lesser of:

     o    the AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT, and

     o the PRINCIPAL FUNDING INVESTMENT SHORTFALL with respect to that TRANSFER DATE.

   The ACCUMULATION PERIOD RESERVE ACCOUNT will be terminated on the earliest to occur of:

     o    the termination date of the master trust,

     o if the CONTROLLED ACCUMULATION PERIOD has not begun, the first TRANSFER DATE after the RAPID AMORTIZATION PERIOD has begun, and

     o    if the CONTROLLED ACCUMULATION PERIOD has begun, the earlier of:

          - the first TRANSFER DATE with respect to the RAPID AMORTIZATION PERIOD, and

          - the TRANSFER DATE immediately preceding the SCHEDULED PRINCIPAL ALLOCATION COMMENCEMENT DATE.

   When this account is closed, funds in this account will be treated as AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS and used to pay interest to you.

 PAY OUT EVENTS

   The REVOLVING PERIOD will continue until the scheduled date for the beginning of the CONTROLLED ACCUMULATION PERIOD unless one of the events identified in the chart below occurs. The chart also indicates whether each listed PAY OUT EVENT is an event that requires a majority vote of the noteholders to declare the occurrence of a PAY OUT EVENT. Unless otherwise specified, PAY OUT EVENTS are declared upon their occurrence without the necessity for a vote. Additionally, some events cause a rapid amortization of the SERIES CERTIFICATE while others will cause a rapid amortization for all series issued by the master trust and outstanding when the event occurs.

                                                         REQUIRES A          CAUSES RAPID           CAUSES RAPID
                                                      MAJORITY VOTE OF      AMORTIZATION OF     AMORTIZATION OF ALL
PAY OUT EVENT                                            NOTEHOLDERS          SERIES 200-              SERIES
--------------------------------------------------  -------------------- -------------------  -----------------------

1.     Chase USA fails to make a payment or deposit          (check)           (check)
       when required under the POOLING AND
       SERVICING AGREEMENT or within five days
       after that date.

2.     Chase USA fails to observe or perform any             (check)           (check)
       covenant or agreement and that failure has a
       material adverse effect on you and the
       failure continues unremedied for 60 days
       after written notice to Chase USA.

3.     Chase USA makes a representation or warranty          (check)           (check)
       that was materially incorrect when made and
       that continues to be materially incorrect
       for 60 days after written notice to Chase
       USA and as a result you are materially and
       adversely affected, unless Chase USA accepts
       reassignment of the related receivables.

4.     Chase USA provides materially incorrect               (check)           (check)
       information about the master trust accounts
       and that information continues to be
       materially incorrect for 60 days after
       written notice to Chase USA and as a result
       you are materially and adversely affected,
       unless Chase USA accepts reassignment of the
       related receivables.

5.     The average of the PORTFOLIO YIELDS for                                 (check)
       three consecutive MONTHLY PERIODS is less
       than the average of the BASE RATES for the
       same period.

6.     Chase USA fails to transfer receivables                                 (check)
       under additional accounts or participations
       when required under the POOLING AND
       SERVICING AGREEMENT.

7.     A SERVICER DEFAULT occurs which has a                 (check)
       material adverse effect on you.

8.     There are insufficient funds in the                                     (check)
       DISTRIBUTION ACCOUNT to pay the INVESTOR
       INTEREST in full on the second DISTRIBUTION
       DATE following the SCHEDULED PRINCIPAL
       ALLOCATION COMMENCEMENT DATE.

9.     Chase USA becomes bankrupt or insolvent or                                                        (check)
       enters receivership or conservatorship.

10.    Chase USA becomes unable to transfer                                                              (check)
       receivables to the master trust in
       accordance with the POOLING AND SERVICING
       AGREEMENT.

11.    The master trust becomes subject to                                                               (check)
       regulation as an"investment company" under
       the Investment Company Act of 1940.

12.    An EVENT OF DEFAULT occurs under the                                    (check)
       INDENTURE.


   Once a rapid amortization begins, principal will begin to be distributed to the owner trust on the first DISTRIBUTION DATE following the month in which the PAY OUT EVENT occurred or was declared. If a rapid amortization begins, the average life of the notes you hold may be shortened.

 SERVICING FEES AND EXPENSES

   The master trust trustee will pay the SERVICER a 2% annual servicing fee payable in twelve equal monthly installments. We expect to pay half of the servicing fee from finance charge collections and half of the servicing fee from INTERCHANGE allocated to the INVESTOR INTEREST. INTERCHANGE paid to the SERVICER is limited to 1% of the ADJUSTED INVESTOR INTEREST. If there is not enough INTERCHANGE to pay half of the servicing fee, none of the master trust, the INDENTURE TRUSTEE nor the noteholders will be responsible for paying the SERVICER the amount of any shortfall.

   The SERVICER will pay expenses out of the servicing fee it receives, including the fees and expenses of any master trust trustee and independent certified public accountants and other fees not stated to be paid by the master trust. CMB as the SERVICER will not be responsible for the payment of any federal, state or local taxes on your notes or on the SERIES CERTIFICATE for your series.


                            DESCRIPTION OF THE NOTES

   The following is a summary of the material terms of the notes. You should refer to "Description of the Securities--Description of the Notes" in the attached prospectus as well as the Indenture for a complete description of the notes.

GENERAL

   The Class A, Class B and Class C notes will be issued under an INDENTURE between the owner trust and The Bank of New York, as INDENTURE TRUSTEE. The form of the INDENTURE has been filed as an exhibit to the Registration Statement and a copy will be filed with the SEC after the notes are issued. The notes are obligations of the owner trust and payments on the notes will only be made if the owner trust receives payment on the SERIES CERTIFICATE.

   Notes will be issued in $1,000 denominations and integral multiples of $1,000, are in registered form and will be available only in book-entry form through DTC. As described in the attached prospectus, as long as the notes are held in book-entry form, you will only be able to transfer your notes through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made to the noteholders in whose names notes are registered on the RECORD DATE, to the extent of available funds, on each PAYMENT DATE.

   The RECORD DATE for the notes is the last business day of the calendar month before the PAYMENT DATE.

SUBORDINATION

   The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made to the Class A notes prior to the Class B notes and the Class C notes. Interest payments will be made to the Class B notes prior to the Class C notes. Principal payments to the Class B notes will not begin until the Class A notes have been paid in full. Principal payments to the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to the SERIES CERTIFICATE are reallocated to pay the Class A notes, the principal amount of the Class C notes and the Class B notes may not be repaid. If principal collections allocated to the SERIES CERTIFICATE are reallocated to pay interest on the Class B notes, the principal amount of the Class C notes may not be repaid. If receivables are sold after an EVENT OF DEFAULT or PAY OUT EVENT, the net proceeds of that sale which are available to pay principal on the notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

INTEREST PAYMENTS

   Interest will begin to accrue on the notes beginning on the CLOSING DATE
and will be paid to you on     and the 15th day of each following month or,
if that day is not a business day, on the following business day.

    On each PAYMENT DATE, you will receive an interest payment based on the interest rate for your class and the outstanding balance of your notes as follows:

   o      the Class A interest rate is    % per annum above one-month LIBOR,

   o      the Class B interest rate is    % per annum above one-month LIBOR,
          and

   o      the Class C interest rate is    % per annum above one-month LIBOR.

   The INDENTURE TRUSTEE will calculate the amount of interest to be paid to you by multiplying:

   o      the note balance of your class as of the last RECORD DATE by

   o      the interest rate for your class by

   o a fraction equal to the number of actual days for that interest period divided by 360.

An interest period is the period from the prior PAYMENT DATE through the day before the current PAYMENT DATE. However, the first interest period begins on the CLOSING DATE and ends on the day before the first PAYMENT DATE. The owner trust will pay interest from money it received from the SERIES CERTIFICATE and deposited in the NOTE DISTRIBUTION ACCOUNT. Interest on each class of notes will be paid from amounts on deposit in the NOTE DISTRIBUTION ACCOUNT; however, Class C interest will also be paid from the OWNER TRUST SPREAD ACCOUNT. Class A will receive interest payments prior to Class B and Class C. Class B will receive interest payments prior to Class C, except to the extent Class C interest payments are paid from the OWNER TRUST SPREAD ACCOUNT.

   If you do not receive your interest in full on any PAYMENT DATE, you will be paid the shortfall on a following PAYMENT DATE as well as interest at the interest rate for your class on those unpaid amounts to the extent of available funds.

   The INDENTURE TRUSTEE will determine one-month LIBOR on the second business day prior to the beginning of each interest period by referring to the rate for dollar deposits for one month on Telerate Page 3750 at 11 a.m. London time. If the rate does not appear, the INDENTURE TRUSTEE will request four major banks in the London interbank market to provide quotes for interest rates on dollar deposits for one month and will use the arithmetic mean of the quotes. If less than two London banks provide quotes, the INDENTURE TRUSTEE will request major New York City banks to provide quotes for interest rates on dollar deposits to be lent to European banks for one month and will use the arithmetic mean of the quotes. LIBOR for the period
from the CLOSING DATE through       will be determined on      . The term
"business day" means (a) any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed or (b) for purposes of determining LIBOR, any day (i) on which dealings in deposits in United States dollars are transacted in the London interbank market and (ii) which satisfies the criteria described in clause (a) above.

   You can call the INDENTURE TRUSTEE at 212-815-7425 to obtain the interest rate for any class of notes for the prior and current interest periods. The ADMINISTRATOR of the owner trust will also notify the Luxembourg Stock Exchange by the first day of the interest period of the interest rate for each class of notes and the amount of interest to be paid to each class of notes on that date. This information will also be included in the monthly noteholder statement.

PRINCIPAL PAYMENTS

   The notes will mature on the      PAYMENT DATE which is the NOTE MATURITY
DATE and are required to be paid on that date.

   The Class A notes are scheduled to be repaid in full on the      PAYMENT
DATE from the amounts on deposit in the PRINCIPAL FUNDING ACCOUNT. The notes may be repaid or redeemed before or after the SCHEDULED NOTE PAYMENT DATE.

   If the Class A notes are repaid, the Class B notes will be repaid in full
on the      PAYMENT DATE.

    If the Class A and Class B notes are repaid, the Class C notes will be
repaid in full on the      PAYMENT DATE.

   The INDENTURE TRUSTEE is required to use the amount on deposit in the NOTE DISTRIBUTION ACCOUNT to pay principal on the SCHEDULED NOTE PAYMENT DATE for each class of notes. If there is an outstanding principal balance of any class of notes after its SCHEDULED NOTE PAYMENT DATE, principal will be paid on the following PAYMENT DATES until the full balance is repaid. After an EVENT OF DEFAULT has been declared, if the INDENTURE TRUSTEE and the noteholders determine that the principal amount of the notes is due and payable, such amounts will be paid to each class in order of seniority. If the full balance is not repaid by the NOTE MATURITY DATE, an EVENT OF DEFAULT will be declared. You may suffer a loss if principal is not repaid to you by the NOTE MATURITY DATE.

OPTIONAL REDEMPTION

   The owner trust will redeem the notes if the TRANSFEROR exercises its option to purchase the SERIES CERTIFICATE when the INVESTOR INTEREST of the SERIES CERTIFICATE is less than or equal to 5% of the INVESTOR INTEREST of the SERIES CERTIFICATE on the CLOSING DATE. If a redemption occurs, you will receive your remaining principal balance plus accrued but unpaid interest through the PAYMENT DATE on which the notes are redeemed. Please refer to "Description of the Securities--Description of the Certificates--Optional Repurchase" in the attached prospectus for a description of the option of the TRANSFEROR to repurchase a series.

DISTRIBUTIONS

   On each TRANSFER DATE for the SERIES CERTIFICATE, the master trust trustee will allocate finance charge and principal collections to pay interest, principal, fees and other amounts on the notes. The timing, calculation, distribution, order, source and priority for payment of these amounts by or on behalf of the INDENTURE TRUSTEE are provided below:

     o deposit the CLASS A INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class A noteholders on the related PAYMENT DATE,

     o deposit the CLASS B INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class B noteholders on the related PAYMENT DATE,

     o deposit the CLASS C INTEREST REQUIREMENT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class C noteholders on the related PAYMENT DATE,

     o deposit the CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class A noteholders on the related PAYMENT DATE,

     o deposit the CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class B noteholders on the related PAYMENT DATE,

     o deposit the CLASS C NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT into the NOTE DISTRIBUTION ACCOUNT for distribution to the Class C noteholders on the related PAYMENT DATE, and

     o    deposit into the OWNER TRUST SPREAD ACCOUNT, the excess, if any, of:

          - the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT for such TRANSFER DATE over

          - the amount on deposit in the OWNER TRUST SPREAD ACCOUNT on such TRANSFER DATE, not taking into account the amount deposited into the OWNER TRUST SPREAD ACCOUNT on such TRANSFER DATE described by this clause.

   Any remaining funds will be distributed to Chase USA as the owner of the equity interest in the owner trust.

   The INDENTURE TRUSTEE can also use the funds on deposit in the OWNER TRUST SPREAD ACCOUNT to pay:

     o    Class C interest to Class C noteholders, and

     o    Class C principal on or after the Class C scheduled maturity date if:

          -    the Class A and B notes have been repaid or

          -    the INVESTOR INTEREST of the SERIES CERTIFICATE is zero.

On each PAYMENT DATE, money on deposit in the NOTE DISTRIBUTION ACCOUNT will be distributed to you.

OWNER TRUST SPREAD ACCOUNT

   The INDENTURE TRUSTEE will establish this account for the benefit of the Class C Notes only. It will be funded from allocations of funds from the SERIES CERTIFICATE after payment of the CLASS A, CLASS B AND CLASS C INTEREST REQUIREMENTS and the CLASS A AND CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNTS for such TRANSFER DATE. The balance of such account will be used to pay Class C interest and principal as described in the preceding section. The availability of funds in this account is intended to increase the likelihood that Class C noteholders will receive the full amount of principal and interest owed to them and to decrease the likelihood that Class C noteholders will suffer a loss of principal. If you purchase Class C notes, you should note that the funds deposited in this account are limited and may not be available when needed to make up interest or principal shortfalls.

   The required balance of the OWNER TRUST SPREAD ACCOUNT will initially
equal $     and will adjust each TRANSFER DATE to an amount equal to the initial principal balance of the notes times a percentage based on the average EXCESS SPREAD PERCENTAGE for the prior three months described in the following chart.

                                                                 PERCENTAGE OF
QUARTERLY EXCESS SPREAD PERCENTAGE                           INITIAL NOTE BALANCE
-----------------------------------------------------------  --------------------
Greater than 4.5%                                                    1.00%
Less than or equal to 4.5% but greater than 4.25%                    1.50%
Less than or equal to 4.25% but greater than 4.0%                    2.00%
Less than or equal to 4.0% but greater than 3.5%                     2.50%
Less than or equal to 3.5% but greater than 3.0%                     3.00%
Less than or equal to 3.0% but greater than 2.5%                     3.50%
Less than or equal to 2.5% but greater than or equal to
 0.0%                                                                4.00%
Less than 0.0%                                                       9.00%

   In the event a PAY OUT EVENT (other than an EVENT OF DEFAULT) occurs, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will increase to 4.0%.

   The balance of the OWNER TRUST SPREAD ACCOUNT will never be required to be more than the CLASS C NOTE PRINCIPAL BALANCE.

   After the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT has increased as specified in the above chart, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT shall remain at that amount, unless further increased or decreased on any TRANSFER DATE to another specified percentage; provided, however, that the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will not be adjusted downward until at least three months have elapsed since the later to occur of:

   o      the CLOSING DATE, and

   o any previous upward adjustment in the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT.

   The quarterly EXCESS SPREAD PERCENTAGES used on the first three TRANSFER DATES will be determined based on the performance of an existing series for the periods before the first full MONTHLY PERIOD.

   The ADMINISTRATOR will be able to modify the method for calculating the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT if the rating agencies agree that the modification will not result in negative rating action on the notes and an authorized officer of Chase USA certifies to the INDENTURE TRUSTEE that the modification will not result in an EVENT OF DEFAULT. The ADMINISTRATOR/TRANSFEROR will not be able to modify this formula if a PAY OUT EVENT relating to the nonpayment of interest or principal has occurred.

   The ADMINISTRATOR will direct the INDENTURE TRUSTEE to invest money on deposit in this account in short-term, highly rated liquid investments permitted under the terms of the INDENTURE. Investment earnings (net of expenses and losses) will be deposited in the NOTE DISTRIBUTION ACCOUNT and will be used to pay Class C interest.

   If an EVENT OF DEFAULT occurs because the owner trust fails to pay interest or principal when due and payable, the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will increase to an amount equal to:

   o      the amount then on deposit in the OWNER TRUST SPREAD ACCOUNT, and

   o the amount available on that date to be deposited in the OWNER TRUST SPREAD ACCOUNT after payments of principal and interest on the notes,

but not greater than the outstanding principal amount of the Class C notes. If an EVENT OF DEFAULT occurs that is not a result of the owner trust failing to pay interest or principal, the INDENTURE TRUSTEE may, or will if it receives written instruction from Class C noteholders representing at least 66 2/3% of the outstanding principal amount of the Class C notes, increase the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT to an amount equal to the outstanding principal amount of the Class C notes.

   Amounts in excess of the REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT will be distributed to Chase USA as the holder of the equity interest in the owner trust. After the payment in full of the Class C notes, the balance of this account will be distributed to Chase USA as the holder of the equity interest in the owner trust.

EVENTS OF DEFAULT

   Each of the following events is an EVENT OF DEFAULT under the INDENTURE:

   o      Class A, B or C principal is not paid on the NOTE MATURITY DATE,

   o the owner trust fails to pay interest on the notes and the failure continues for 35 days,

   o      the owner trust becomes bankrupt or insolvent,

   o failure to observe or perform in any material respect any covenants or agreements contained in the Indenture and that failure has a material adverse effect on you and the failure continues unremedied for 60 days after written notice is given by the INDENTURE TRUSTEE or noteholders representing greater than 50% of the outstanding balance of the notes, or

   o the owner trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

   If an EVENT OF DEFAULT occurs, the INDENTURE TRUSTEE or the holders of a majority of the notes may declare the notes to be immediately due and payable. If the notes are accelerated, the INDENTURE TRUSTEE can:

   o begin proceedings to collect amounts due from the owner trust or exercise other remedies available to it as a secured party,

   o      foreclose on the SERIES CERTIFICATE,

   o sell the SERIES CERTIFICATE in accordance with the restrictions described in the attached prospectus and use the proceeds from the sale to repay you, and

   o allow the OWNER TRUSTEE to continue to hold the SERIES CERTIFICATE and pass through any payments on the SERIES CERTIFICATE to you.

   If an EVENT OF DEFAULT is declared and the notes are accelerated, you may receive principal prior to the SCHEDULED NOTE PAYMENT DATE for your notes.

 NOTEHOLDER REPORTS

   You will receive a monthly report from the ADMINISTRATOR as described in the attached prospectus. In addition, the report will specify if any money is withdrawn from the OWNER TRUST SPREAD ACCOUNT.

   So long as the notes are listed on the Luxembourg Stock Exchange, we will publish a notice in a daily newspaper in Luxembourg that provides the information contained in the monthly report. We expect initially to publish the notice in the Luxemburger Wort.

   If definitive notes are issued, the monthly notice will be mailed to your address as it appears on the INDENTURE TRUSTEE'S register.

                       LISTING AND GENERAL INFORMATION

   We intend to apply to the Luxembourg Stock Exchange to list the Class A notes, the Class B notes and the Class C notes. In connection with the listing application, the Organization Certificate and By-laws of Chase USA, and legal notice relating to the issuance of the Class A notes, the Class B notes and the Class C notes will be deposited before listing with the Chief Registrar of the District Court of Luxembourg, where you may obtain copies of those documents if the notes are listed. The Class A notes, the Class B notes and the Class C notes will trade through the facilities of DTC, CLEARSTREAM and the EUROCLEAR system.

   The securities identification numbers for the notes are listed below:

                                 INTERNATIONAL
                                   SECURITIES
                                 IDENTIFICATION
               CUSIP NUMBER      NUMBER (ISIN)      COMMON CODE
             ---------------- ------------------  ---------------
Class A
Class B
Class C

   As of the date of this supplement, neither the master trust nor the owner trust is involved in any litigation or arbitration proceeding relating to claims that are material in the context of the issuance of the notes, nor so far as Chase USA is aware are any of those proceedings pending or threatened.

   Except as disclosed in this prospectus supplement, there has been no material adverse change in the financial position of the master trust since through the date of this prospectus supplement.

   The transactions described in this prospectus supplement were authorized
by resolutions adopted by Chase USA's Board of Directors on       and were
approved by resolutions adopted by Chase USA's Asset and Loan Securitization
Committee on      .

   Copies of the POOLING AND SERVICING AGREEMENT, the SERIES 200---SUPPLEMENT, the applicable INDENTURE, DEPOSIT AND ADMINISTRATION AGREEMENT and the TRUST AGREEMENT, the annual report of independent certified public accountants described in "Description of the Securities--Description of the Certificates--Evidence as to Compliance" in the attached prospectus, the documents referred to under "Where You Can Find More Information" and the reports to noteholders referred to under "Reports to Securityholders" and "Description of the Securities--Description of the Notes--Reports to Noteholders" in the attached prospectus will be available free of charge at the office of the LISTING AGENT in Luxembourg. Financial information regarding Chase USA is included in the consolidated financial statements of J.P. Morgan Chase & Co.'s Annual Report on Form 10-K for the fiscal year
ended      . Such report is available, and reports for subsequent years will be available, at the office of the LISTING AGENT.

   So long as there is no PAYING AGENT and transfer agent in Luxembourg, Banque Generale du Luxembourg, S.A. will act as intermediary agent in Luxembourg. If securities are issued in fully registered, certificated form under the circumstances described in the attached prospectus, a PAYING AGENT and transfer agent will be appointed in Luxembourg.

   The notes, the POOLING AND SERVICING AGREEMENT, the SERIES 200 - SUPPLEMENT, the INDENTURE and the DEPOSIT AND ADMINISTRATION AGREEMENT are governed by the laws of the State of New York. The TRUST AGREEMENT is governed by the laws of the State of Delaware.

   Any notice to noteholders will be validly given if published in a leading daily newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort, and in at least one Belgian newspaper or, if any of those newspapers shall cease to be published or timely publication in that newspaper shall not be practicable, in such other newspapers as the LISTING AGENT deems necessary to give fair and reasonable notice to noteholders. Any such notice will be deemed to have been given on the date of the last publication provided above.

    Although we intend to apply to list the notes on the Luxembourg Stock Exchange, we cannot guarantee that the application for the listing will be accepted. You should consult with the LISTING AGENT in Luxembourg to determine whether or not the notes are listed on the Luxembourg Stock Exchange.

   This prospectus supplement and the attached prospectus have been prepared by Chase USA solely for use in connection with the offering and listing of the notes described in this prospectus supplement. At the request of the Luxembourg Stock Exchange, Chase USA confirms that it has taken reasonable care to ensure that facts stated in this prospectus supplement and the attached prospectus are true and accurate in all material respects and there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion in this prospectus supplement or the prospectus, and that Chase USA accepts responsibility accordingly.

                                 UNDERWRITING

   Chase USA has agreed to sell to the underwriters listed below the amount of securities of each class set forth next to each underwriter's name. Each underwriter has agreed to purchase that amount of those securities.

 CLASS A NOTES                                  PRINCIPAL AMOUNT
-------------------------------------------- --------------------
J.P. Morgan Securities Inc.                            $




                                             --------------------
   Total                                               $
                                             ====================


CLASS B NOTES
--------------------------------------------
J.P. Morgan Securities Inc.                            $




                                             --------------------
   Total                                               $
                                             ====================


CLASS C NOTES
--------------------------------------------
J.P. Morgan Securities Inc.                            $



                                             --------------------
   Total                                               $
                                             ====================

   The price to public, underwriters' discounts and commissions, the concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of each class of notes are as follows:

                                   UNDERWRITING        SELLING
                     PRICE TO      DISCOUNT AND      CONCESSIONS,      REALLOWANCE,
                      PUBLIC       COMMISSIONS      NOT TO EXCEED      NOT TO EXCEED
                   ------------ ----------------  ----------------- -----------------
Class A Notes            %               %                 %                 %
Class B Notes            %               %                 %                 %
Class C Notes            %               %                 %                 %

   After the offering is completed, Chase USA will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

                                       PROCEEDS TO TRANSFEROR (AS %       UNDERWRITING
                     PROCEEDS TO      OF THE PRINCIPAL AMOUNT OF THE     DISCOUNTS AND
                      TRANSFEROR                  NOTES)                  CONCESSIONS
                   --------------- ----------------------------------  -----------------
Class A Notes             $                          %                         $
Class B Notes             $                          %                         $
Class C Notes             $                          %                         $

   After the public offering, the public offering price and other selling terms may be changed by the underwriters.

   The underwriters' obligations to acquire any Series 200 - notes will be subject to certain conditions. The underwriters will offer the Series 200 - notes for sale only if the owner trust issues the notes, and all conditions to the issuance of the notes are satisfied or waived. The underwriters have agreed either to purchase all of the Series 200 - notes, or none of them.

   The underwriters may reject any orders in whole or in part.

   J.P. Morgan Securities Inc. is a wholly-owned subsidiary of J.P. Morgan Chase & Co. and an affiliate of Chase USA and of The Chase Manhattan Bank.

   Each underwriter has represented and agreed that:

     o it has not offered or sold, and will not offer or sell, any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

     o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom, and

     o it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue or sale of notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

   This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the notes. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. has no obligation to make a market in the notes and any such market-making may be discontinued at any time without notice, in its sole discretion. J.P. Morgan Securities Inc. is among the underwriters participating in the initial distribution of the notes.

                     OTHER SERIES ISSUED AND OUTSTANDING

   The table below discusses the principal characteristics of the other series of certificates that have been issued by the master trust and will be outstanding on the closing date of this series and the notes issued by various owner trusts and secured by certain certificates issued by the master trust. For more specific information with respect to any series, any prospective investor should contact The Chase Manhattan Bank at (212) 270-6000. The Chase Manhattan Bank will provide, without charge, to any prospective investor, a copy of the disclosure documents for any other publicly issued series.

SERIES 1995-3

 1. Class A Certificates
  Initial Investor Interest .....................................................  $450,000,000
  Certificate Rate .....................................................................  6.23%
  Controlled Accumulation Amount (subject to adjustment) .........................  $37,500,000
  Commencement of Controlled Accumulation Period (subject to adjustment)  ......  June 30, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest .................................................  $35,795,636.36
  Other Enhancement ....................................  Subordination of Class B Certificates
  Scheduled Payment Date .....................................................  August 15, 2002
  Series 1995-3 Termination Date ..............................................  April 15, 2005
  Series Issuance Date .....................................................  November 21, 1995
2. Class B Certificates
  Initial Investor Interest ......................................................  $25,568,000
  Certificate Rate .....................................................................  6.39%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date...................................................  September 15, 2002
  Series 1995-3 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1995-4
1. Class A Certificates
  Initial Investor Interest .....................................................  $300,000,000
  Certificate Rate..................................................  Three Month LIBOR + 0.20%
  Controlled Accumulation Amount (subject to adjustment)..........................  $25,000,000
  Commencement of Controlled Accumulation Period (subject to adjustment) ..  September 30, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest .................................................  $35,714,857.14
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date....................................................  November 25, 2002
  Series 1995-4 Termination Date................................................  July 25, 2005
  Series Issuance Date......................................................  November 29, 1995
2. Class B Certificates
  Initial Investor Interest ......................................................  $21,428,000
  Certificate Rate..................................................  Three Month LIBOR + 0.32%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date....................................................  November 25, 2002
  Series 1995-4 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

                              S-47

SERIES 1996-2
1. Class A Certificates
  Initial Investor Interest .....................................................  $550,000,000
  Certificate Rate .....................................................................  5.98%
  Controlled Accumulation Amount (subject to adjustment).......................  $45,833,333.33
  Commencement of Controlled Accumulation Period (subject to adjustment)  ..  December 31, 2004
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest .................................................  $43,750,000.00
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date.....................................................  January 15, 2006
  Series 1996-2 Termination Date...........................................  September 15, 2008
  Series Issuance Date.......................................................  January 23, 1996
2. Class B Certificates
  Initial Investor Interest ......................................................  $31,250,000
  Certificate Rate .....................................................................  6.16%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date....................................................  February 15, 2006
  Series 1996-2 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1996-3
1. Class A Certificates
  Initial Investor Interest .....................................................  $411,983,000
  Certificate Rate .....................................................................  7.09%
  Controlled Accumulation Amount (subject to adjustment).......................  $34,331,916.67
  Commencement of Controlled Accumulation Period (subject to adjustment)  .......  May 31, 2005
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest .................................................  $32,772,440.86
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date........................................................  June 15, 2006
  Series 1996-3 Termination Date............................................  February 15, 2009
  Series Issuance Date...........................................................  May 30, 1996
2. Class B Certificates
  Initial Investor Interest ......................................................  $23,408,000
  Certificate Rate .....................................................................  7.27%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date........................................................  July 15, 2006
  Series 1996-3 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1996-4
1. Class A Certificates
  Initial Investor Interest ...................................................  $1,400,000,000
  Certificate Rate....................................................  One Month LIBOR + 0.13%
  Controlled Accumulation Amount (subject to adjustment)......................  $116,666,666.67
  Commencement of Controlled Accumulation Period (subject to adjustment)  ...  October 31, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ................................................  $150,000,666.67
  Other Enhancement.....................................  Subordination of Class B Certificates

                              S-48

  Scheduled Payment Date....................................................  November 17, 2003
  Series 1996-4 Termination Date................................................  July 17, 2006
  Series Issuance Date......................................................  November 14, 1996
2. Class B Certificates
  Initial Investor Interest .....................................................  $116,666,000
  Certificate Rate....................................................  One Month LIBOR + 0.35%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date....................................................  December 15, 2003
  Series 1996-4 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1997-1
1. Class A Certificates
  Initial Investor Interest ...................................................  $1,150,000,000
  Certificate Rate....................................................  One Month LIBOR + 0.09%
  Controlled Accumulation Amount (subject to adjustment).......................  $95,833,333.33
  Commencement of Controlled Accumulation Period (subject to adjustment)  ...  January 31, 2003
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ...................................................  $123,214,619
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date....................................................  February 15, 2004
  Series 1997-1 Termination Date.............................................  October 15, 2006
  Series Issuance Date......................................................  February 24, 1997
2. Class B Certificates
  Initial Investor Interest ......................................................  $95,833,000
  Certificate Rate....................................................  One Month LIBOR + 0.29%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date.......................................................  March 15, 2004
  Series 1997-1 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1997-4
1. Class A Certificates
  Initial Investor Interest .....................................................  $600,000,000
  Certificate Rate....................................................  One Month LIBOR + 0.16%
  Controlled Accumulation Amount (subject to adjustment)..........................  $50,000,000
  Commencement of Controlled Accumulation Period
   (subject to adjustment) ..................................................  October 31, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ....................................................  $64,285,715
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date....................................................  December 15, 2002
  Series 1997-4 Termination Date..............................................  August 15, 2005
  Series Issuance Date.......................................................  December 8, 1997
2. Class B Certificates
  Initial Investor Interest ......................................................  $50,000,000
  Certificate Rate....................................................  One Month LIBOR + 0.36%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date.....................................................  January 15, 2003

                              S-49

  Series 1997-4 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1997-5
1. Class A Certificates
  Initial Investor Interest .....................................................  $500,000,000
  Certificate Rate ....................................................................  6.194%
  Controlled Accumulation Amount (subject to adjustment)..........................  $41,666,667
  Commencement of Controlled Accumulation Period (subject to adjustment)  ...  October 31, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ....................................................  $39,772,819
  Other Enhancement ....................................  Subordination of Class B Certificates
  Scheduled Payment Date....................................................  December 15, 2002
  Series 1997-5 Termination Date..............................................  August 15, 2005
  Series Issuance Date......................................................  December 23, 1997
2. Class B Certificates
  Initial Investor Interest ......................................................  $28,409,000
  Certificate Rate ....................................................................  6.388%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date.....................................................  January 15, 2003
  Series 1997-5 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1998-1
1. Class A Certificates
  Initial Investor Interest .....................................................  $762,232,488
  Certificate Rate..................................................  One Month LIBOR + 0.2216%
  Controlled Accumulation Amount (subject to adjustment)..........................  $63,519,374
  Commencement of Controlled Accumulation Period (subject to adjustment)  ...  January 31, 2004
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ....................................................  $81,668,141
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date....................................................  February 15, 2005
  Series 1998-1 Termination Date.............................................  October 15, 2007
  Series Issuance Date......................................................  February 12, 1998
2. Class B Certificates
  Initial Investor Interest ......................................................  $63,519,000
  Certificate Rate....................................................  One Month LIBOR + 0.37%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date.......................................................  March 15, 2005
  Series 1998-1 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1998-3
1. Class A Certificates
  Initial Investor Interest .....................................................  $600,000,000
  Certificate Rate ....................................................................  6.000%
  Controlled Accumulation Amount (subject to adjustment)..........................  $50,000,000
  Commencement of Controlled Accumulation Period (subject to adjustment)  .....  March 31, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ....................................................  $47,728,182

                              S-50

  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date.......................................................  April 15, 2003
  Series 1998-3 Termination Date..............................................  August 15, 2005
  Series Issuance Date............................................................  May 1, 1998
2. Class B Certificates
  Initial Investor Interest ......................................................  $34,090,000
  Certificate Rate ....................................................................  6.150%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date.........................................................  May 15, 2003
  Series 1998-3 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1998-4
1. Class A Certificates
  Initial Investor Interest .....................................................  $552,486,188
  Certificate Rate...................................................  One Month LIBOR + 0.134%
  Controlled Accumulation Amount (subject to adjustment)..........................  $46,040,516
  Commencement of Controlled Accumulation Period (subject to adjustment)  ......  July 31, 2007
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ....................................................  $59,195,465
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date......................................................  August 15, 2008
  Series 1998-4 Termination Date............................................  December 15, 2010
  Series Issuance Date..........................................................  July 28, 1998
2. Class B Certificates
  Initial Investor Interest ......................................................  $46,040,000
  Certificate Rate....................................................  One Month LIBOR + 0.36%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date...................................................  September 15, 2008
  Series 1998-4 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1998-5
1. Class A Certificates
  Initial Investor Interest .....................................................  $650,000,000
  Certificate Rate....................................................  One Month LIBOR + 0.16%
  Controlled Accumulation Amount (subject to adjustment)..........................  $54,166,667
  Commencement of Controlled Accumulation Period (subject to adjustment)  ....  August 31, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ....................................................  $69,643,524
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date...................................................  September 15, 2003
  Series 1998-5 Termination Date.............................................  January 15, 2006
  Series Issuance Date.....................................................  September 24, 1998
2. Class B Certificates
  Initial Investor Interest ......................................................  $54,166,000
  Certificate Rate....................................................  One Month LIBOR + 0.36%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date.....................................................  October 15, 2003

                              S-51

  Series 1998-5 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1998-6
1. Class A Certificates
  Initial Investor Interest .....................................................  $650,000,000
  Certificate Rate....................................................  One Month LIBOR + 0.26%
  Controlled Accumulation Amount (subject to adjustment)..........................  $54,166,667
  Commencement of Controlled Accumulation Period (subject to adjustment)  .....  March 31, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ....................................................  $69,643,524
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date.........................................................  May 15, 2002
  Series 1998-6 Termination Date...........................................  September 15, 2004
  Series Issuance Date......................................................  November 24, 1998
2. Class B Certificates
  Initial Investor Interest ......................................................  $54,166,000
  Certificate Rate....................................................  One Month LIBOR + 0.51%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date........................................................  June 15, 2002
  Series 1998-6 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1999-1
1. Class A Certificates
  Initial Investor Interest .....................................................  $750,000,000
  Certificate Rate....................................................  One Month LIBOR + 0.16%
  Controlled Accumulation Amount (subject to adjustment)..........................  $62,500,000
  Commencement of Controlled Accumulation Period (subject to adjustment)  .....  April 30, 2003
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest ....................................................  $80,357,143
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date.........................................................  May 15, 2004
  Series 1999-1 Termination Date...........................................  September 15, 2006
  Series Issuance Date..........................................................  March 4, 1999
2. Class B Certificates
  Initial Investor Interest ......................................................  $62,500,000
  Certificate Rate....................................................  One Month LIBOR + 0.39%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date........................................................  June 15, 2004
  Series 1999-1 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates

SERIES 1999-2
1. Class A Certificates
  Initial Investor Interest .....................................................  $500,000,000
  Certificate Rate....................................................  One Month LIBOR + 0.14%
  Controlled Accumulation Amount (subject to adjustment)..........................  $41,666,667
  Commencement of Controlled Accumulation Period (subject to adjustment)  .....  April 30, 2002
  Annual Servicing Fee Percentage .......................................................  2.0%

                              S-52

  Initial Collateral Interest ....................................................  $53,572,096
  Other Enhancement.....................................  Subordination of Class B Certificates
  Scheduled Payment Date........................................................  June 15, 2002
  Series 1999-2 Termination Date.............................................  October 15, 2004
  Series Issuance Date..........................................................  July 15, 1999
2. Class B Certificates
  Initial Investor Interest ......................................................  $41,666,000
  Certificate Rate....................................................  One Month LIBOR + 0.36%
  Annual Servicing Fee Percentage .......................................................  2.0%
  Initial Collateral Interest..........................  Same as above for Class A Certificates
  Scheduled Payment Date........................................................  July 15, 2002
  Series 1999-2 Termination Date.......................  Same as above for Class A Certificates
  Series Issuance Date.................................  Same as above for Class A Certificates
SERIES 1999-3
SERIES 1999-3 CERTIFICATE
  Initial Principal Amount ......................................................  $965,590,000
  Controlled Accumulation Amount (subject to adjustment)..........................  $70,833,334
  Commencement of Controlled Accumulation Period (subject to adjustment)  ....  August 31, 2003
  Annual Servicing Fee Percentage ......................................................  2.00%
  Series 1999-3 Termination Date.............................................  January 15, 2007
  Series Issuance Date.....................................................  September 29, 1999
1. Class A Notes
  Initial Class A Principal Amount ..............................................  $850,000,000
  Note Rate ............................................................................  6.66%
  Enhancement................................  Subordination of Class B Notes and Class C Notes
  Scheduled Payment Date...................................................  September 15, 2004
  Note Issuance Date.......................................................  September 29, 1999
2. Class B Notes
  Initial Class B Principal Amount ...............................................  $48,295,000
  Note Rate ............................................................................  6.95%
  Enhancement..................................................  Subordination of Class C Notes
  Scheduled Payment Date.....................................................  October 15, 2004
  Note Issuance Date......................................  Same as above for the Class A Notes
3. Class C Notes
  Initial Class C Principal Amount ...............................................  $67,615,000
  Note Rate...........................................................  One Month LIBOR + 0.95%
  Enhancement......................................................  Owner Trust Spread Account
  Scheduled Payment Date..................................  Same as above for the Class B Notes
  Note Issuance Date....................  Same as above for the Class A Notes and Class B Notes
SERIES 2000-1

SERIES 2000-1 CERTIFICATE
  Initial Principal Amount ......................................................  $892,857,000
  Controlled Accumulation Amount (subject to adjustment)..........................  $62,500,000
  Commencement of Controlled Accumulation Period (subject to adjustment)  ...  January 31, 2004
  Annual Servicing Fee Percentage .........................................................  2%
  Series 2000-1 Termination Date................................................  June 15, 2007
  Series Issuance Date..........................................................  March 2, 2000
1. Class A Notes
  Initial Class A Principal Amount ..............................................  $750,000,000
  Note Rate...........................................................  One Month LIBOR + 0.17%
  Enhancement................................  Subordination of Class B Notes and Class C Notes

                              S-53

  Scheduled Payment Date....................................................  February 15, 2005
  Note Issuance Date............................................................  March 2, 2000
2. Class B Notes
  Initial Class B Principal Amount ...............................................  $62,500,000
  Note Rate...........................................................  One Month LIBOR + 0.35%
  Enhancement..................................................  Subordination of Class C Notes
  Scheduled Payment Date.......................................................  March 15, 2005
  Note Issuance Date......................................  Same as above for the Class A Notes
3. Class C Notes
  Initial Class C Principal Amount ...............................................  $80,357,000
  Note Rate...........................................................  One Month LIBOR + 0.73%
  Enhancement......................................................  Owner Trust Spread Account
  Scheduled Payment Date..................................  Same as above for the Class B Notes
  Note Issuance Date....................  Same as above for the Class A Notes and Class B Notes

SERIES 2000-2

SERIES 2000-2 CERTIFICATE
  Initial Principal Amount ....................................................  $1,071,429,000
  Controlled Accumulation Amount (subject to adjustment)..........................  $75,000,000
  Commencement of Controlled Accumulation Period (subject to adjustment)  ..  February 28, 2002
  Annual Servicing Fee Percentage .........................................................  2%
  Series 2000-2 Termination Date................................................  July 15, 2005
  Series Issuance Date.........................................................  April 13, 2000
1. Class A Notes
  Initial Class A Principal Amount ..............................................  $900,000,000
  Note Rate ..........................................................  One Month LIBOR + 0.10%
  Enhancement................................  Subordination of Class B Notes and Class C Notes
  Scheduled Payment Date.......................................................  March 17, 2003
  Note Issuance Date...........................................................  April 13, 2000
2. Class B Notes
  Initial Class B Principal Amount ...............................................  $75,000,000
  Note Rate...........................................................  One Month LIBOR + 0.29%
  Enhancement..................................................  Subordination of Class C Notes
  Scheduled Payment Date.......................................................  April 15, 2003
  Note Issuance Date......................................  Same as above for the Class A Notes
3. Class C Notes
  Initial Class C Principal Amount ...............................................  $96,429,000
  Note Rate...........................................................  One Month LIBOR + 0.68%
  Enhancement......................................................  Owner Trust Spread Account
  Scheduled Payment Date .................................  Same as above for the Class B Notes
  Note Issuance Date....................  Same as above for the Class A Notes and Class B Notes
SERIES 2000-3

SERIES 2000-3 CERTIFICATE
  Initial Principal Amount ......................................................  $892,857,000
  Controlled Accumulation Amount (subject to adjustment)..........................  $62,500,000
  Commencement of Controlled Accumulation Period (subject to adjustment)  ....  August 31, 2004
  Annual Servicing Fee Percentage .........................................................  2%
  Series 2000-3 Termination Date.............................................  January 15, 2008
  Series Issuance Date........................................................  October 3, 2000
1. Class A Notes
  Initial Class A Principal Amount ..............................................  $750,000,000

                              S-54

  Note Rate ..........................................................  One Month LIBOR + 0.13%
  Enhancement................................  Subordination of Class B Notes and Class C Notes
  Scheduled Payment Date...................................................  September 15, 2005
  Note Issuance Date..........................................................  October 3, 2000
2. Class B Notes
  Initial Class B Principal Amount ...............................................  $62,500,000
  Note Rate...........................................................  One Month LIBOR + 0.35%
  Enhancement..................................................  Subordination of Class C Notes
  Scheduled Payment Date.....................................................  October 17, 2005
  Note Issuance Date......................................  Same as above for the Class A Notes
3. Class C Notes
  Initial Class C Principal Amount ...............................................  $80,357,000
  Note Rate...........................................................  One Month LIBOR + 0.70%
  Enhancement......................................................  Owner Trust Spread Account
  Scheduled Payment Date .................................  Same as above for the Class B Notes
  Note Issuance Date....................  Same as above for the Class A Notes and Class B Notes
SERIES 2001-1
SERIES 2001-1 CERTIFICATE
          Initial Principal Amount ..............................................  $850,000,000
          Controlled Accumulation Amount (subject to adjustment) .................  $59,500,000
          Commencement of Controlled Accumulation Period (subject to adjustment) .  January 31,
        2005
          Annual Servicing Fee Percentage .................................................  2%
          Series 2001-1 Termination Date .......................................  June 16, 2008
          Series Issuance Date ................................................  March 15, 2001
1. Class A Notes
          Initial Class A Principal Amount ......................................  $714,000,000
          Note Rate ..................................................  One Month LIBOR + 0.14%
          Enhancement .......................  Subordination of Class B Notes and Class C Notes
          Scheduled Payment Date ...........................................  February 15, 2006
          Note Issuance Date ..................................................  March 15, 2001
2. Class B Notes
          Initial Class B Principal Amount .......................................  $59,500,000
          Note Rate ..................................................  One Month LIBOR + 0.40%
          Enhancement .........................................  Subordination of Class C Notes
          Scheduled Payment Date ..............................................  March 15, 2006
          Note Issuance Date .............................  Same as above for the Class A Notes
3. Class C Notes
          Initial Class C Principal Amount .......................................  $76,500,000
          Note Rate ..................................................  One Month LIBOR + 0.85%
          Enhancement .............................................  Owner Trust Spread Account
          Scheduled Payment Date .........................  Same as above for the Class B Notes
          Note Issuance Date ...........  Same as above for the Class A Notes and Class B Notes
SERIES 2001-2
SERIES 2001-2 CERTIFICATE
          Initial Principal Amount ..............................................  $595,238,000
          Controlled Accumulation Amount (subject to adjustment) .................  $41,666,667
          Commencement of Controlled Accumulation Period (subject to adjustment) ...  April 30,
        2005
          Annual Servicing Fee Percentage .................................................  2%
          Series 2001-2 Termination Date ..................................  September 15, 2008
          Series Issuance Date .................................................  June 14, 2001
1. Class A Notes
          Initial Class A Principal Amount ......................................  $500,000,000

                              S-55

          Note Rate ..................................................  One Month LIBOR + 0.12%
          Enhancement .......................  Subordination of Class B Notes and Class C Notes
          Scheduled Payment Date ................................................  May 15, 2006
          Note Issuance Date ...................................................  June 14, 2001
2. Class B Notes
          Initial Class B Principal Amount .......................................  $41,666,000
          Note Rate ..................................................  One Month LIBOR + 0.36%
          Enhancement .........................................  Subordination of Class C Notes
          Scheduled Payment Date ...............................................  June 15, 2006
          Note Issuance Date .............................  Same as above for the Class A Notes
3. Class C Notes
          Initial Class C Principal Amount .......................................  $53,572,000
          Note Rate ..................................................  One Month LIBOR + 0.90%
          Enhancement .............................................  Owner Trust Spread Account
          Scheduled Payment Date .........................  Same as above for the Class B Notes
          Note Issuance Date .......  Same as above for the Class A Notes and the Class B Notes
SERIES 2001-3
SERIES 2001-3 CERTIFICATE
          Initial Principal Amount ..............................................  $892,857,000
          Controlled Accumulation Amount (subject to adjustment) .................  $62,500,000
          Commencement of Controlled Accumulation Period (subject to adjustment) ...  April 30,
        2003
          Annual Servicing Fee Percentage .................................................  2%
          Series 2001-3 Termination Date ..................................  September 15, 2006
          Series Issuance Date .................................................  June 14, 2001
1. Class A Notes
          Initial Class A Principal Amount ......................................  $750,000,000
          Note Rate ................................................... One Month LIBOR + 0.07%
          Enhancement .......................  Subordination of Class B Notes and Class C Notes
          Scheduled Payment Date ................................................  May 17, 2004
          Note Issuance Date ...................................................  June 14, 2001
2. Class B Notes
          Initial Class B Principal Amount .......................................  $62,500,000
          Note Rate ..................................................  One Month LIBOR + 0.34%
          Enhancement .........................................  Subordination of Class C Notes
          Scheduled Payment Date ...............................................  June 15, 2004
          Note Issuance Date .............................  Same as above for the Class A Notes
3. Class C Notes
          Initial Class C Principal Amount .......................................  $80,357,000
          Note Rate ..................................................  One Month LIBOR + 0.85%
          Enhancement .............................................  Owner Trust Spread Account
          Scheduled Payment Date .........................  Same as above for the Class B Notes
          Note Issuance Date .......  Same as above for the Class A Notes and the Class B Notes
SERIES 2001-4
SERIES 2001-4 CERTIFICATE
          Initial Principal Amount ............................................  $1,000,000,000
          Controlled Accumulation Amount (subject to adjustment) .................  $70,000,000
          Commencement of Controlled Accumulation Period (subject to adjustment) ....  June 30,
        2005
          Annual Servicing Fee Percentage .................................................  2%
          Series 2001-4 Termination Date ...................................  November 17, 2008
          Series Issuance Date ................................................  August 1, 2001
1. Class A Notes
          Initial Class A Principal Amount ......................................  $840,000,000

                              S-56

          Note Rate ....................................................................  5.50%
          Enhancement .......................  Subordination of Class B Notes and Class C Notes
          Scheduled Payment Date ...............................................  July 17, 2006
          Note Issuance Date ..................................................  August 1, 2001
2. Class B Notes
          Initial Class B Principal Amount .......................................  $70,000,000
          Note Rate ..................................................  One Month LIBOR + 0.38%
          Enhancement .........................................  Subordination of Class C Notes
          Scheduled Payment Date .............................................  August 15, 2006
          Note Issuance Date .............................  Same as above for the Class A Notes
3. Class C Notes
          Initial Class C Principal Amount .......................................  $90,000,000
          Note Rate ..................................................  One Month LIBOR + 0.90%
          Enhancement .............................................  Owner Trust Spread Account
          Scheduled Payment Date .........................  Same as above for the Class B Notes
          Note Issuance Date .......  Same as above for the Class A Notes and the Class B Notes

                 GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

   "ADJUSTED INVESTOR INTEREST" means, for any date of determination, an amount equal to:

   o     the Investor Interest as of that date, minus

   o the amount on deposit in the Principal Funding Account for that date.

   "AVAILABLE ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT" will equal the lesser of:

   o     the amount on deposit in the Accumulation Period Reserve
         Account--after giving effect to the interest and earnings retained in that account but before giving effect to any deposit to be made to that account on a Transfer Date, and

   o the Required Accumulation Period Reserve Account Amount for such Transfer Date.

   "AVAILABLE INVESTOR FINANCE CHARGE COLLECTIONS" means, with respect to any Monthly Period, the sum of:

   o the Floating Allocation Percentage of collections of Finance Charge Receivables with respect to that Monthly Period excluding collections of Finance Charge Receivables attributable to Interchange which are allocable to Servicer Interchange,

   o investment earnings on amounts in the Principal Funding Account, if any, with respect to the related Transfer Date, and

   o amounts, if any, to be withdrawn from the Accumulation Period Reserve Account which are required to be included in Available Investor Finance Charge Collections under the Series 200 - Supplement.

   "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, the sum of:

   o the Fixed Allocation Percentage of collections of Principal Receivables received during that Monthly Period and amounts applied to cover the Investor Default Amount and Investor Charge-Offs and previously unreimbursed Reallocated Principal Collections on the related Transfer Date, plus

   o any Shared Principal Collections with respect to other series that are allocated to Series 200 - , minus

   o the amount of Reallocated Principal Collections used to fund the interest payments on the Class A notes and the Class B notes and the Net Investor Servicing Fee.

   "BASE RATE" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

   o     the numerator of which is the sum of:

          -    the Class A Interest Requirement,

          -    the Class B Interest Requirement,

          -    the Net Class C Interest Requirement, and

          - the Investor Servicing Fee with respect to that Monthly Period, and

   o the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

   "CLASS A INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

   o     the Class A Monthly Note Interest, and

   o     any unpaid Class A Note Interest Shortfall.

    "CLASS A MONTHLY NOTE INTEREST" means the product of:

   o     the Class A Note Interest Rate for the related Note Interest Period,

   o     a fraction:

          - the numerator of which is the actual number of days in such Note Interest Period and

          -    the denominator of which is 360, and

   o the Class A Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class A Note Initial Principal Balance.

   "CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

   o     the Class A Scheduled Note Payment Date, and

   o     any Note Principal Due Date,

the Class A Note Principal Balance on that Payment Date.

   "CLASS A NOTE INITIAL PRINCIPAL BALANCE" means $           .

   "CLASS A NOTE INTEREST RATE" means a rate of     % per annum above
one-month LIBOR.

   "CLASS A NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

   o     the excess, if any, of:

          - the Class A Interest Requirement for the preceding Payment Date, over

          - the amount of interest paid on the Class A notes for the preceding Payment Date, plus

   o interest on the amount of overdue interest owed to the Class A noteholders on the preceding Payment Date, to the extent permitted by law, at the Class A Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

   "CLASS A NOTE PRINCIPAL BALANCE" means, as of any date:

   o     the Class A Note Initial Principal Balance, minus

   o the aggregate amount of any principal allocations paid to the Class A noteholders prior to that date.

   "CLASS A SCHEDULED NOTE PAYMENT DATE" means the      Payment Date.

   "CLASS B INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

   o     the Class B Monthly Note Interest, and

   o     any unpaid Class B Note Interest Shortfall.

   "CLASS B MONTHLY NOTE INTEREST" means the product of:

   o     the Class B Note Interest Rate for the related Note Interest Period,

   o     a fraction:

          - the numerator of which is the actual number of days in such Note Interest Period and

          -    the denominator of which is 360, and

   o the Class B Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class B Note Initial Principal Balance.

   "CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

    o    the Class B Scheduled Note Payment Date, and

   o     any Note Principal Due Date,

the Class B Note Principal Balance on that Payment Date.

   "CLASS B NOTE INITIAL PRINCIPAL BALANCE" means $          .

   "CLASS B NOTE INTEREST RATE" means a rate of     % per annum above
one-month LIBOR.

   "CLASS B NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

   o     the excess, if any, of:

          - the Class B Interest Requirement for the preceding Payment Date, over

          - the amount of interest paid on the Class B notes for the preceding Payment Date, plus

   o interest on the amount of overdue interest owed to the Class B noteholders on the preceding Payment Date, to the extent permitted by law, at the Class B Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

   "CLASS B NOTE PRINCIPAL BALANCE" means, as of any date:

   o     the Class B Note Initial Principal Balance, minus

   o the aggregate amount of any principal allocations paid to the Class B noteholders prior to that date.

   "CLASS B SCHEDULED NOTE PAYMENT DATE" means the      Payment Date.

   "CLASS C INTEREST REQUIREMENT" means, with respect to any Payment Date, the sum of:

   o     the Class C Monthly Note Interest, and

   o     the amount of any Class C Note Interest Shortfall.

   "CLASS C MONTHLY NOTE INTEREST" means the product of:

   o     the Class C Note Interest Rate for the related Note Interest Period,

   o     a fraction:

          - the numerator of which is the actual number of days in such Note Interest Period and

          -    the denominator of which is 360, and

   o the Class C Note Principal Balance on the related Record Date or, with respect to the initial Payment Date, the Class C Note Initial Principal Balance.

   "CLASS C NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date on and after the earlier to occur of:

   o     the Class C Scheduled Note Payment Date, and

   o     any Note Principal Due Date,

the Class C Note Principal Balance on that Payment Date.

   "CLASS C NOTE INITIAL PRINCIPAL BALANCE" means $          .

   "CLASS C NOTE INTEREST RATE" means a rate of     % per annum above
one-month LIBOR.

   "CLASS C NOTE INTEREST SHORTFALL" means, with respect to any Payment Date, the sum of:

   o     the excess, if any, of:

          - the Class C Interest Requirement for the preceding Payment Date, over

          - the amount of interest paid on the Class C notes for the preceding Payment Date, plus

    o interest on the amount of overdue interest owed to the Class C noteholders on the preceding Payment Date, to the extent permitted by law, at the Class C Note Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

   "CLASS C NOTE PRINCIPAL BALANCE" means, as of any date:

   o     the Class C Note Initial Principal Balance, minus

   o the aggregate amount of any principal allocations paid to the Class C noteholders prior to that date.

   "CLASS C SCHEDULED NOTE PAYMENT DATE" means the      Payment Date.

   "CMB" or "SERVICER" means The Chase Manhattan Bank as servicer of the Chase Credit Card Master Trust.

   "CONTROLLED ACCUMULATION AMOUNT" means the amount scheduled to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period which is initially scheduled to be $ but can become a larger amount if the Controlled Accumulation Period is shorter than twelve months.

   "CONTROLLED ACCUMULATION PERIOD" means a period:

   o beginning at the close of business on the last day of the Monthly Period (subject to adjustment as described herein) and

   o     ending on the earliest of:

          -    the start of the Rapid Amortization Period, and

          -    the Series Termination Date,

during which collections of Principal Receivables up to the amount specified herein are deposited monthly into the Principal Funding Account.

   "DEFAULT AMOUNT" means the amount of receivables in Defaulted Accounts for any Monthly Period.

   "DEPOSIT AND ADMINISTRATION AGREEMENT" means the agreement between Chase Manhattan Bank USA, National Association, as Depositor and Administrator and Wilmington Trust Company, not in its individual capacity but as Owner Trustee for the Chase Credit Card Owner Trust 200 - , as issuer, under which the Series Certificate will be deposited into the owner trust.

   "DISTRIBUTION DATE" means the 15th day of each month--or, if that day is not a business day, the next succeeding business day--on which distributions of interest or principal are to be made to certificateholders, including the owner trust as holder of the Series Certificate.

   "EVENTS OF DEFAULT" means, with respect to the notes, those events described under "Description of the Securities--Description of the Notes--Events of Default" in this supplement.

   "EXCESS FINANCE CHARGE COLLECTIONS" means those finance charge collections described under "Description of the Securities--Description of the Series Certificate--Shared Excess Finance Charge Collections" in this supplement.

   "EXCESS SPREAD PERCENTAGE" means, with respect to any Monthly Period, the amount, if any, by which the Portfolio Yield exceeds the Base Rate.

   "FIXED ALLOCATION PERCENTAGE" means the Investor Percentage described under "Description of the Securities--Description of the Series
Certificate--Allocation Percentages" in this supplement.

   "FLOATING ALLOCATION PERCENTAGE" means the Investor Percentage described under "Description of the Securities--Description of the Series
Certificate--Allocation Percentages" in this supplement.

   "GROUP I" means the group of series under the master trust to which the Series Certificate for your series belongs.

    "INVESTOR INTEREST" means:

   o     the initial principal amount of the Series Certificate, minus

   o the amount of principal previously paid to the owner trust as certificateholder, minus

   o the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

   "INVESTOR PRINCIPAL FUNDING INVESTMENT PROCEEDS" means the investment earnings on funds in the Principal Funding Account, net of investment expenses and losses for a single Monthly Period.

   "INVESTOR SERVICING FEE" means, as of any Transfer Date, an amount equal to one-twelfth of the product of:

   o     2.0%, and

   o the Adjusted Investor Interest as of the last day of the Monthly Period preceding that Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of:

          - a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the Monthly Period and the denominator of which is 360,

          -    2.0%, and

           the Investor Interest on the Closing Date.

   "LISTING AGENT" means Banque Generale du Luxembourg, S.A., 50 Avenue J.F. Kennedy, L-2951, Luxembourg, phone number 011 352 4242 2367.

   "MONTHLY PRINCIPAL REALLOCATION AMOUNT" means, with respect to any Monthly Period, the sum of:

   o     the lower of:

          - the excess of the Class A Interest Requirement over the Available Investor Finance Charge Collections allocated to the Class A Interest Requirement, and

          - 16% of the initial Investor Interest minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections, plus

   o     the lower of:

          - the sum of (A) the excess of the Class B Interest Requirement over the Available Investor Finance Charge Collections allocated to the Class B Interest Requirement and (B) the excess of the Net Investor Servicing Fee over the Available Investor Finance Charge Collections allocated to the Net Investor Servicing Fee, and

          - 9% of the initial Investor Interest minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections.

   "NET CLASS C INTEREST REQUIREMENT" means for each Transfer Date:

   o     the Class C Interest Requirement, minus

   o     the investment earnings on amounts in the Owner Trust Spread
         Account.

   "NET INVESTOR SERVICING FEE" means the share of the Investor Servicing Fee allocable to the owner trust as holder of the Series Certificate with respect to any Transfer Date which is equal to one-twelfth of the product of:

   o     1.0%, and

   o the Adjusted Investor Interest as of the last day of the Monthly Period preceding that Transfer Date;

 provided, however, that with respect to the first Transfer Date, the Net Investor Servicing Fee shall be equal to the product of:

   o a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the Monthly Period, and the denominator of which is 360,

   o     the Net Servicing Fee Rate, and

   o     the Investor Interest on the Closing Date.

   "NET SERVICING FEE RATE" means 1.0% per annum.

   "NOTE DISTRIBUTION ACCOUNT" means an account in which payments made to the owner trust by the master trust with respect to the Series Certificate are deposited and from which payments to the noteholders are made.

   "NOTE DOCUMENTS" means the Indenture, the Trust Agreement and the Deposit and Administration Agreement.

   "NOTE INITIAL PRINCIPAL BALANCE" means $           .

   "NOTE INTEREST PERIOD" means, with respect to any Payment Date, the period from the previous Payment Date through the day preceding such Payment Date, except that the initial Note Interest Period will be the period from the Closing Date through the day preceding the initial Payment Date.

   "NOTE MATURITY DATE" means       , or if that day is not a business day
the next business day, which will be the Payment Date on which the entire remaining principal balance of the notes will be paid in full.

   "NOTE PRINCIPAL DUE DATE" means any of:

   o     the date on which the master trust is terminated,

   o     the date on which the Investor Interest is paid in full,

   o     the Note Maturity Date,

   o the Payment Date on which the Transferor exercises its option to purchase the Series Certificates and

   o the Payment Date in the month following the Monthly Period in which a Pay Out Event (including an Event of Default) occurs.

   "NOTE RATE" means the interest rate per annum for a class of notes set forth under "Summary of Terms" in this supplement.

   "OWNER TRUST SPREAD ACCOUNT" means the spread account maintained by the owner trust for the benefit of the Class C notes.

   "OWNER TRUSTEE" means Wilmington Trust Company, as Owner Trustee of the owner trust.

   "PAYMENT DATE" means the 15th day of each month--or, if that day is not a business day, the next succeeding business day--on which distributions of interest or principal are to be made to noteholders.

   "PAY OUT EVENT" means, for the Series Certificate of your series, any of the events described under "Description of the Securities--Description of the Series Certificate--Pay Out Events" in this supplement.

   "PORTFOLIO YIELD" means the annualized percentage equivalent of a fraction:

   o     the numerator of which is the sum of:

          -    collections of Finance Charge Receivables,

          -    Investor Principal Funding Investment Proceeds, and

          - amounts withdrawn from the Accumulation Period Reserve Account, and deposited into the Finance Charge Account for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and

   o the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

   "PRINCIPAL FUNDING INVESTMENT SHORTFALL" means, as of any Transfer Date during the Controlled Accumulation Period, a deficiency that occurs when the Investor Principal Funding Investment Proceeds for that Transfer Date are less than the product of:

   o the actual number of days in the related Note Interest Period divided by 360, times

   o     the Class A Note Interest Rate, times

   o the balance in the Principal Funding Account as of the Record Date preceding that Transfer Date.

   "QUARTERLY EXCESS SPREAD PERCENTAGE" means, with respect to any Monthly Period, the average of the current Excess Spread Percentage and the Excess Spread Percentages for the two immediately preceding Monthly Periods.

   "RAPID AMORTIZATION PERIOD" means, for the Series Certificate, a period:

   o beginning on the day a Pay Out Event occurs or such other date as may be specified in this supplement, and

   o     ending on the earlier of:

          - the date on which the Investor Interest of the Series Certificate has been paid in full, or

          -    the Series Termination Date; and

during which the portion of collections of Principal Receivables allocable to the Series Certificate of your series will be paid on each Distribution Date to the owner trust as the holder of the Series Certificate.

   "REALLOCATED PRINCIPAL COLLECTIONS" means with respect to any Transfer Date, Available Investor Principal Collections used to pay interest on the Class A notes and the Class B notes or used to pay the Net Investor Servicing Fee, in an amount equal to the lesser of:

   o     the Monthly Principal Reallocation Amount for the related Monthly
         Period, and

   o the Investor Interest after giving effect to any Investor Charge-Offs for that Transfer Date.

   "RECORD DATE" means the last business day of the calendar month before the Payment Date, as of which a noteholder must be the registered holder of a note to receive a payment on the following Payment Date.

   "REQUIRED ACCUMULATION PERIOD RESERVE ACCOUNT AMOUNT" means, with respect to any Transfer Date on or after which principal is deposited into the Accumulation Period Reserve Account, an amount equal to:

   o     the product of:

          -    84%,

          -    the initial Investor Interest, and

          -    0.5%, or

   o a greater or lesser amount in accordance with the provisions of the Series 200 - Supplement.

   "REQUIRED OWNER TRUST SPREAD ACCOUNT AMOUNT" means the minimum amount required to be held in the Owner Trust Spread Account for the benefit of the
Class C noteholders, equal to $          unless the Quarterly Excess Spread
Percentage:

    o is less than or equal to 4.50% per annum but greater than 4.25% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 1.50% of the Note Initial Principal Balance,

   o is less than or equal to 4.25% per annum but greater than 4.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 2.00% of the Note Initial Principal Balance,

   o is less than or equal to 4.00% per annum but greater than 3.50% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 2.50% of the Note Initial Principal Balance,

   o is less than or equal to 3.50% per annum but greater than 3.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 3.00% of the Note Initial Principal Balance,

   o is less than or equal to 3.00% per annum but greater than 2.50% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 3.50% of the Note Initial Principal Balance,

   o is less than or equal to 2.50% per annum but greater than or equal to 0.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 4.00% of the
         Note Initial Principal Balance, and

   o is less than 0.00% per annum, in which case the Required Owner Trust Spread Account Amount will be increased to an amount equal to 9.00% of the Note Initial Principal Balance.

   The Required Owner Trust Spread Account Amount will never be greater than the Class C Note Principal Balance.

   "RESERVE ACCOUNT FUNDING DATE" means the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or an earlier date determined by the Servicer.

   "SCHEDULED NOTE PAYMENT DATE" means:

   o     for Class A,      ,

   o     for Class B,      , and

   o     for Class C,      ,

or if the Scheduled Note Payment Date for any class is not a business day, the next business day.

   "SCHEDULED PRINCIPAL ALLOCATION COMMENCEMENT DATE" means the
      Distribution Date.

   "SERIES 200 - SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement through which the Series Certificate is issued.

   "SERVICER INTERCHANGE" means, for any Monthly Period, an amount equal to:

   o Finance Charge Receivables allocated to the Investor Interest with respect to that Monthly Period which are attributable to Interchange,

   o     but not in excess of one-twelfth of the product of:

          - the Adjusted Investor Interest, as of the last day of such Monthly Period, and

          -    1.0%.

   "SHARED PRINCIPAL COLLECTIONS" means those principal collections described under "Description of the Securities--Description of the Series
Certificate--Shared Principal Collections" in this supplement.

   "TRUST AGREEMENT" means the agreement under which the owner trust will be established to be entered into by Chase USA, as the Depositor, and Wilmington Trust Company, as the Owner Trustee.

                             PRINCIPAL OFFICE OF
                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                        White Clay Center Building 200
                                  Route 273
                            Newark, Delaware 19711

                        CHASE CREDIT CARD MASTER TRUST
                                   TRUSTEE
                             The Bank of New York
                              101 Barclay Street
                           New York, New York 10286

                     CHASE CREDIT CARD OWNER TRUST 200 -

         OWNER TRUSTEE                                     INDENTURE TRUSTEE
    Wilmington Trust Company                              The Bank of New York
       Rodney Square North                                 101 Barclay Street
    1100 North Market Street                            New York, New York 10286
 Wilmington, Delaware 19890

                       PAYING AGENT AND TRANSFER AGENT
                           The Chase Manhattan Bank
                             450 West 33rd Street
                           New York, New York 10036

                        LISTING AND INTERMEDIARY AGENT
                     Banque Generale du Luxembourg, S.A.
                            50 Avenue J.F. Kennedy
                              L-2951 Luxembourg

             LEGAL ADVISOR TO THE TRANSFEROR AND THE OWNER TRUST
                           as to United States law
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017

                      LEGAL ADVISOR TO THE UNDERWRITERS
                           as to United States law
                   Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Times Square
                           New York, New York 10036

                  INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                          PricewaterhouseCoopers LLP
                         1177 Avenue of the Americas
                           New York, New York 10036

                            PROSPECTUS SUPPLEMENT

                              CHASE CREDIT CARD
                              OWNER TRUST 200 -
                                    ISSUER

                                      $-
                            CLASS A FLOATING RATE
                              ASSET BACKED NOTES

                                      $-
                            CLASS B FLOATING RATE
                              ASSET BACKED NOTES

                                      $-
                            CLASS C FLOATING RATE
                              ASSET BACKED NOTES

                          CHASE MANHATTAN BANK USA,
                             NATIONAL ASSOCIATION
                         TRANSFEROR AND ADMINISTRATOR

                           THE CHASE MANHATTAN BANK
                              SERVICER OF CHASE
                           CREDIT CARD MASTER TRUST

                      UNDERWRITERS OF THE CLASS A NOTES

                                   JPMORGAN

           UNDERWRITERS OF THE CLASS B NOTES AND THE CLASS C NOTES

                                   JPMORGAN

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE NOTES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE NOTES WILL DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL      .

   The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 23, 2001

Prospectus

CHASE CREDIT CARD MASTER TRUST
CHASE CREDIT CARD OWNER TRUSTS
Issuers

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
Transferor and Administrator of Owner Trusts

THE CHASE MANHATTAN BANK
Servicer of Master Trust

ASSET BACKED SECURITIES

                      A security is not a deposit and neither the securities nor the underlying accounts or receivables or series certificates or notes are insured or guaranteed by the FDIC or any other governmental agency.

                      A certificate will represent
                      an interest in the master trust only. A note will be an obligation of an owner trust only. Neither the certificates nor the notes will represent interests in or recourse obligations of Chase USA, the servicer or any of their affiliates.

                      This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

THE MASTER TRUST--

o may periodically issue asset backed certificates in one or more series, including series of asset backed certificates that will be sold to owner trusts and pledged to secure notes, and

o will own receivables in a portfolio of consumer revolving credit card accounts and other property described in this prospectus and in the prospectus supplement.

THE SECURITIES--

o with respect to the certificates, will represent interests in the master trust and will be paid only from the assets of the master trust,

o with respect to the notes, will be obligations of an owner trust and will be secured by the assets of that owner trust, including one or more certificates,

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization,

o     may have one or more forms of credit enhancement, and

o will be issued as part of a series which may include one or more classes of securities.

The certificateholders will receive interest and principal payments from a varying percentage of credit card account collections.

The noteholders will receive interest and principal as described in the prospectus supplement. Each series of notes will be secured by a series certificate issued by the master trust and purchased by the owner trust that will issue the notes and any other assets described in that prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             August 23, 2001

                              TABLE OF CONTENTS

 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND
 THE PROSPECTUS SUPPLEMENT ........................    3
THE MASTER TRUST ..................................    4
THE OWNER TRUSTS ..................................    4
CHASE USA'S CREDIT CARD ACTIVITIES ................    5
  Acquisition and Maintenance of Credit Card
   Accounts .......................................    5
  Billing and Payments ............................    7
  Collection of Delinquent Accounts ...............    8
  Description of First Data Resources, Inc.  ......    9
  Interchange .....................................    9
  Recoveries ......................................    9
THE RECEIVABLES ...................................   10
USE OF PROCEEDS ...................................   11
MATURITY CONSIDERATIONS ...........................   11
  Series of Certificates ..........................   11
  Series of Notes .................................   12
CHASE USA .........................................   12
DESCRIPTION OF THE SECURITIES .....................   13
  Form of Your Securities .........................   13
  DTC .............................................   14
  Clearstream .....................................   14
  Euroclear .......................................   15
  Book-Entry Registration .........................   15
  Definitive Securities ...........................   17
  Initial Settlement ..............................   18
  Secondary Market Trading ........................   18
  Certain U.S. Federal Income Tax  Documentation
   Procedures Relating to  Global Securities  .....   20
  Description of the Certificates .................   20
  Transferor Interest .............................   21
  Issuing New Series of Certificates ..............   22
  Interest Allocations ............................   23
  Principal Allocations ...........................   23
  Transfer and Assignment of Receivables  .........   25
  Chase USA's Representations and  Warranties  ....   25
  Addition of Master Trust Assets .................   27
  Removal of Master Trust Assets ..................   28
  Master Trust Bank Accounts ......................   28
  Companion Series ................................   29
  Funding Period ..................................   30
  Investor Percentage and Transferor  Percentage  .   31
  Application of Collections ......................   31
  Shared Excess Finance Charge  Collections  ......   32
  Shared Principal Collections ....................   32
  Default Allocations .............................   33
  Rebates and Fraudulent Charges ..................   33
  Investor Charge-Offs ............................   33
  Optional Repurchase .............................   33
  Final Payment of Principal; Series  Termination     33
  Pay Out Events ..................................   34
  Servicing Compensation ..........................   34
  The Servicer ....................................   34
  Servicer Default ................................   35
  Payment of Expenses..............................   35
  Reports to Certificateholders ...................   36
  Evidence as to Compliance .......................   36
  Amendments ......................................   37
  List of Certificateholders ......................   38
  The Master Trust Trustee ........................   38
  Master Trust Termination ........................   38
  Description of the Notes ........................   38
  Principal and Interest on the Notes .............   39
  The Indentures ..................................   39
  Certain Covenants ...............................   42
  The Indenture Trustee............................   42
  Transfer and Assignment of the Series
    Certificate ...................................   43
  Reports to Noteholders ..........................   43
  Certain Matters Regarding the  Administrator  ...   43
  Amendments ......................................   43
  Termination .....................................   44
CREDIT ENHANCEMENT ................................   44
  Specific Forms of Credit Enhancement ............   45
SECURITY RATINGS ..................................   47
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES  .........   49
  Transfer of Receivables .........................   49
  Certain Matters Relating to Receivership  .......   49
  Consumer Protection Laws ........................   51
  Industry Litigation .............................   51
  Other Litigation ................................   52
TAX MATTERS .......................................   52
  Tax Characterization of the Master Trust  .......   53
  Tax Considerations Relating to  Certificate
   Owners .........................................   53
  Tax Considerations Relating to Note  Owners  ....   56
  Non-U.S. Certificate Owners and  Non-U.S. Note
   Owners .........................................   57
  Information Reporting and Backup  Withholding  ..   59
  State and Local Taxation ........................   60
EMPLOYEE BENEFIT PLAN CONSIDERATIONS ..............   60
  Certain ERISA Considerations With  Respect to
   Notes ..........................................   61
  Prohibited Transaction Considerations  ..........   61
  Certain ERISA Considerations With  Respect to
   Certificates ...................................   62
  Prohibited Transaction Considerations  ..........   62
PLAN OF DISTRIBUTION ..............................   63
LEGAL MATTERS .....................................   64
REPORTS TO SECURITYHOLDERS ........................   65
WHERE YOU CAN FIND MORE INFORMATION ...............   65
GLOSSARY OF TERMS FOR PROSPECTUS ..................   66

                OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                        AND THE PROSPECTUS SUPPLEMENT

   We provide information to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of securities, including:

   o     the type of securities offered,

   o     the timing and amount of interest and principal payments,

   o     information about the receivables,

   o     information about credit enhancement for each class,

   o     credit ratings, and

   o     the method for selling the securities.

   We have included a description of some of the basic terms and characteristics of the securities that may be offered by this prospectus. We have also included a description of any certificate offered by this prospectus or sold to an owner trust to be pledged to secure notes. In addition, we have included a description summarizing the terms and provisions that would apply to all notes offered by this prospectus.

   If you are purchasing notes, you should review carefully the descriptions of the certificates in this prospectus and the prospectus supplement. The most significant asset of each owner trust will be a certificate issued by the master trust and pledged to secure the notes of the owner trust. The terms and provisions of that certificate will be reflected in the terms and provisions of the notes secured by that certificate.

   Each certificate issued by the master trust and offered to investors or pledged to secure the notes of an owner trust will be:

   o registered under the registration statement we have filed with the SEC relating to the securities,

   o sold through this prospectus and the related prospectus supplement, and

   o rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

   You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

   We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

   You can find a glossary of the defined terms that appear in this document in bold faced type under the caption "Glossary of Terms for Prospectus" beginning on page 66 in this prospectus.

                               THE MASTER TRUST

   The Chase Credit Card Master Trust was formed in October 1995 to issue certificates representing interests in a pool of credit card receivables held by the master trust. Certificates issued by the master trust will be issued in amounts, at prices and on terms to be determined at the time of sale as set forth in a supplement to this prospectus.

   The master trust exists through a POOLING AND SERVICING AGREEMENT among the following parties:

   o     Chase Manhattan Bank USA, National Association, as TRANSFEROR,

   o     The Chase Manhattan Bank, as servicer, and

   o     The Bank of New York, as trustee.

   The Chase Manhattan Bank has delegated substantially all of its servicing duties to Chase USA.

   The master trust will not engage in any business activity other than:

   o     acquiring and holding receivables,

   o     issuing series of certificates and a TRANSFEROR CERTIFICATE,

   o     making payments on these certificates,

   o obtaining any credit enhancement or entering into any enhancement contract necessary to issue certificates,

   o entering into swap agreements to convert specified cash flows from one form to another, and

   o engaging in related activities, which activities cannot be contrary to the status of the master trust as a "qualifying special purpose entity" under existing accounting literature.

Because of the restricted nature of its activities, we do not expect that the obligations of the master trust will ever exceed the value of the assets listed above.

                               THE OWNER TRUSTS

   Each series of notes will be issued by an owner trust. Each owner trust will be formed as a statutory business trust or a common law trust under the laws of the State of Delaware. Chase USA will deposit in an owner trust a SERIES CERTIFICATE rated in one of the four highest rating categories by at least one rating agency. Each owner trust will be the certificateholder of a single SERIES CERTIFICATE. The descriptions of the certificates in this prospectus and in the related supplement are important to purchasers of notes because the SERIES CERTIFICATE will be the most significant asset of each owner trust. The terms and provisions of the SERIES CERTIFICATE, including the payment terms, will be reflected in the terms and provisions of the notes. Each series of notes will be issued under an INDENTURE between the OWNER TRUSTEE and the INDENTURE TRUSTEE. The notes will be secured by the SERIES CERTIFICATE and the other collateral pledged by the owner trust to secure the notes pursuant to the INDENTURE, which may include a reserve account for the benefit of one or more classes of notes.

   The activities of each owner trust will be limited to:

   o     acquiring and holding a SERIES CERTIFICATE,

   o     issuing a single series of notes,

   o     making payments on the notes,

   o entering into swap agreements to convert specified cash flows from one form to another, and

   o engaging in other activities that are appropriate to accomplish those goals, which activities cannot be contrary to the status of the owner trust as a "qualifying special purpose entity" under existing accounting literature.

                      CHASE USA'S CREDIT CARD ACTIVITIES

   Chase USA's portfolio of credit card receivables is originated through MasterCard and VISA accounts principally established by:

   o     Chase USA,

   o Chemical Bank, before the transfer of its credit card business to Chase USA in June 1996, and

   o The Bank of New York, before the purchase of its credit card operations by Chase USA in November 1997.

Some of these accounts are designated as master trust accounts. The receivables which Chase USA will convey to the master trust under the terms of the POOLING AND SERVICING AGREEMENT have been and will be generated from transactions made by the holders of these master trust accounts.

   Chase USA has the right, and currently expects, to add accounts from time to time to the master trust. Accounts available for addition to the master trust might have been originated under policies and procedures which differ from the policies and procedures used to originate accounts currently in the master trust. If Chase USA adds any of these accounts, it does not expect that these differences will have a material effect on your interests.

   Chase USA services credit card accounts at facilities located in:

   o     Hicksville, New York,

   o     San Antonio, Texas,

   o     Tempe, Arizona,

   o     Tampa, Florida,

   o     Wilmington, Delaware and Newark, Delaware.

Many data processing and administrative functions for the BANK PORTFOLIO are performed by First Data Resources, Inc.

ACQUISITION AND MAINTENANCE OF CREDIT CARD ACCOUNTS

   The accounts in the master trust were generated under the VISA U.S.A., Inc. and MasterCard International Inc. programs. Chase USA, a member of VISA and MasterCard International, originated or purchased these accounts. VISA and MasterCard International license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, VISA and MasterCard International provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

   The VISA and MasterCard credit cards are issued by Chase USA as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of these credit cards are processed through the VISA and MasterCard International authorization and settlement systems.

   VISA and MasterCard credit cards may be used:

   o     to purchase merchandise and services,

   o to obtain cash advances from a financial institution, automated teller machine, a check drawn on the account or as overdraft protection, and

   o     to consolidate and transfer balances from other credit cards.

Amounts due on master trust accounts for any of these purposes are included as receivables in the master trust.

   Chase USA entered into an agreement with MasterCard International, effective as of July 1, 1999, as a result of which the BANK PORTFOLIO is expected to have a larger proportion of MasterCard accounts in the future. While this shift may be accompanied by some attrition of accounts, Chase USA believes the amount of any such attrition will not be material. Based on current analyses, Chase USA does not expect its performance of this agreement or any such attrition of accounts to have a material adverse effect on Chase USA, the master trust, the owner trusts or any holders of certificates or notes.

   Chase USA originates accounts through several channels:

   o Applications. Chase USA makes applications for VISA and MasterCard accounts available at all CMB branches and point of sale outlets. Chase USA advertises on television, radio and in magazines with the goal of generating customer applications. Chase USA also mails applications directly to prospective cardholders. In each case, Chase USA reviews an application for completeness and creditworthiness. Applications provide information to Chase USA on the applicant's employment history, income and residence status. A credit report on the applicant, requested from an independent credit reporting agency, will also be evaluated. Discrepancies between the credit report and the application must be resolved before the application can be approved.

         Chase USA generally evaluates the applicant's ability to repay credit card balances through application of a credit scoring system using proprietary models and models developed by independent consulting firms. Credit scoring is intended to provide a general indication, based on the information available from the application, credit bureaus or other sources, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to Chase USA's credit risk tolerance at the time of the approval. Chase USA's personnel and outside consultants regularly review the predictive accuracy of the scoring models.

         Applications are also evaluated with a proprietary profitability model, which determines if the applicant is likely to meet Chase USA's profitability expectations. These expectations are adjusted from time to time based on economic conditions, Chase USA's and CMB's corporate goals and competitive pressures. Applicants who fall outside of Chase USA's desired credit and profitability segments will be denied a credit card.

         An approved application is assigned an initial credit limit based on the applicant's credit score and income level,

   o Direct Mail and Telemarketing. Chase USA uses direct mail and telemarketing solicitation campaigns to access individuals whom Chase USA has identified as desirable cardholders. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with Chase USA's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for pre-screened direct mail or telemarketing solicitation are conditionally offered a credit card without having to complete a detailed application. Credit limits offered to pre-screened prospective cardholders are based on each individual's credit profile, profitability potential and overall indebtedness relative to inferred income,

   o Purchase of Accounts. Chase USA has added, and may continue to add, accounts to its credit card portfolio by purchasing accounts from other financial institutions. Chase USA originally opened credit card accounts it purchased using criteria established by another institution. These purchased accounts may not have been subject to the same level of credit review as accounts Chase USA initially established. Following acquisition, purchased accounts are evaluated against the same criteria used by Chase USA to maintain accounts which it originates. This evaluation might indicate that the purchased account should be closed immediately, which causes Chase USA to authorize no future purchases or cash advances on the card. All accounts passing the evaluation remain open, subject to the same criteria Chase USA uses to periodically evaluate all of its accounts.

Regardless of origination channel, at least once per year each account is subject to a systematic evaluation of payment and behavioral information. Chase USA may adjust the account's credit limit up or down, based on updated credit and profitability scores. Credit limits may also be adjusted at the request of the applicant, subject to Chase USA's independent evaluation of the applicant's payment and card usage history.

   Each cardholder is subject to an agreement governing the terms and conditions of the account. In these agreements, Chase USA has reserved the right:

   o to change or end any terms, conditions, services or features of each account, including increasing or decreasing finance charges, fees or minimum payments, and

   o to sell or transfer the accounts and/or any amounts owed on such accounts to another creditor.

BILLING AND PAYMENTS

   The accounts in the master trust have various billing and payment structures, including varying minimum payment levels and fees. Chase USA sends monthly billing statements to cardholders. The following information reflects the current billing and payment characteristics of the master trust accounts.

   When an account is established it is randomly assigned to a billing cycle. Currently there are 20 billing cycles, each with a different monthly billing date. On each cycle's monthly billing date, all activity since the previous monthly billing date for all accounts in the cycle are processed and billed to cardholders.

   Chase USA generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2.000%. If the calculated minimum payment amount is less than $10.00, it is increased to $10.00. The sum of this amount and any past due amounts equals the minimum payment amount. The minimum payment, however, is never more than the new balance.

   When each account's monthly activity is processed for a billing cycle, finance charges are assessed in two ways:

   o Finance Charges on New Purchases. A daily periodic finance charge is assessed on principal receivables from new purchases if the following criteria are met:

            on the first day of the billing cycle there was a balance outstanding; and

            there was a balance outstanding on the payment date shown on the previous monthly statement.

   If a finance charge is assessed on a new purchase, it will be calculated as described below:

   o Finance Charges on Cash Advances and Pre-Existing Purchases. Daily periodic finance charges on cash advances and pre-existing purchase balances are calculated as follows:

         (average daily cash advance or pre-existing purchase balance) x (applicable daily periodic finance charge rate) x (number of days in the billing cycle)

   In calculating the average daily cash advance and pre-existing purchase balance, Chase USA will add the interest amount accrued on the previous day's ending balance to the current day's balance. New cash advances and new purchases are generally included in their respective average daily balances from the date the advance or purchase occurs, although--as noted above--in some cases finance charges do not begin to accrue until the first day of the following billing cycle.

   Chase USA offers fixed rate and variable rate accounts. The annual percentage rate for fixed rate accounts generally ranges from 9.9% per annum to 19.8% per annum. The current annual percentage rate for variable rate accounts is based on the prime rate published in the "Money Rates" table of The Wall Street Journal plus a spread generally ranging from 4.4% to 14.99%. Chase USA also offers temporary promotional rates and promotional rates on transferred balances. In specific situations, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by Chase USA generally. To the extent that the amount of any finance charge applicable to a purchase balance is less than $0.50, the Bank increases this amount to $0.50.

   Chase USA charges annual membership fees on some accounts while other accounts carry no annual membership fee. For those accounts with an annual membership fee, the fee is generally $20.00 for regular accounts, $40.00 for premium fixed rate accounts and $45.00 for premium variable rate accounts. Chase USA may waive all or a portion of annual membership fees in connection with solicitations of new accounts--and has done so for portions of recent solicitations--or when Chase USA determines that, for competitive reasons, a waiver is necessary. In addition to the annual membership fee, Chase USA may charge accounts other fees generally at the rates specified below, including:

   o a late fee of $29.00 if Chase USA does not receive the required minimum monthly payment by the payment due date noted on the monthly billing statement,

   o a cash advance fee of 3.0% of the amount of each cash advance, with a minimum fee of $5.00 for each cash advance,

   o a balance transfer fee of $50 for each balance transfer, which fee may be reduced in Chase USA's discretion in any balance transfer offer it makes,

   o a fee of $29.00 for each check written on a credit card account--a form of cash advance--which Chase USA does not honor because the credit card account is delinquent, overdrawn or closed,

   o a fee of $29.00 for each dishonored check sent as payment by the cardholder, and

   o an overlimit charge of $29.00 if, at the end of the billing cycle, the total amount owed for principal and finance charges exceeds the cardholder's credit line.

   Cardholder payments to Chase USA are processed and applied to any billed and unpaid finance charges and to billed and unpaid transactions in the order determined by Chase USA. Any excess is applied to unbilled transactions in the order determined by Chase USA and then to unbilled finance charges. We can give you no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

COLLECTION OF DELINQUENT ACCOUNTS

   An account is "delinquent" if, by the payment due date shown on the account's monthly statement, Chase USA has not received the minimum monthly payment. An account is "over limit" if its posted balance exceeds its credit limit.

   Efforts to collect delinquent credit card receivables are made by Chase USA's personnel, collection agencies and attorneys retained by Chase USA. Collection procedures are determined by an adaptive risk control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, Chase USA includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the risk control system, Chase USA mails a separate notice to the cardholder with:

   o     notification that the account is delinquent,

   o     a warning that credit privileges may be revoked, and

   o     a request for payment of the delinquent amount.

Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. If the initial telephone contact fails to resolve the delinquency, Chase USA continues to contact the cardholder by telephone and by mail.

   Based upon the risk control system's analysis, Chase USA may suspend an account as early as the date on which the account becomes 30 days or more delinquent. Chase USA generally suspends the account by the time the account becomes 50 days delinquent. One hundred days after an account becomes delinquent the credit card is automatically canceled. Based on the risk control system's analysis of a delinquent cardholder's behavior, Chase USA may take any or all of the above actions earlier than indicated here. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, Chase USA may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

   Chase USA's policy is to charge-off an account in the billing cycle immediately following the cycle in which the account became one hundred fifty
(150) days delinquent. If Chase USA receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such cardholder's account upon the earlier of sixty (60) days after receipt of such notice and the time period set forth in the previous sentence.

   During the fourth quarter of 2000, JPMC implemented a revised policy for consumer loan charge-offs to conform with the policy statement adopted by the Federal Financial Institutions Examination Council. The FFIEC policy, originally issued in February 1999, established uniform guidelines for the charge-off of consumer loans to delinquent, bankrupt, deceased and fraudulent borrowers. JPMC and Chase USA do not believe that the revised charge-off policy will materially affect the interests of holders of the notes or certificates.

   Chase USA also offers a "Flexible Payment Program" to certain delinquent cardholders who have experienced temporary financial setbacks. In addition, third-party consumer credit counseling services with which Chase USA has no affiliation, provide external debt management programs, which cardholders may elect to use. For both program types, participating cardholders must agree with Chase USA to a schedule of fixed monthly payments for a specified duration at a lowered annual percentage rate and as a result the account will be reported as current. Upon the withdrawal of a customer from either program type, the account returns to its pre-existing terms and may be returned to the pre-existing level of delinquency or may age normally thereafter.

DESCRIPTION OF FIRST DATA RESOURCES, INC.

   First Data Resources, Inc. is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. First Data Resources, Inc. is a subsidiary of First Data Corp.

INTERCHANGE

   Financial institutions participating in the VISA and MasterCard associations receive INTERCHANGE for performing specified tasks. Under the VISA and MasterCard systems, a portion of INTERCHANGE in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. MasterCard and VISA set INTERCHANGE fees annually based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of INTERCHANGE reimbursed to banks issuing their credit cards. Chase USA is required, under the terms of the POOLING AND SERVICING AGREEMENT, to transfer to the master trust a percentage of INTERCHANGE. Each month, INTERCHANGE allocated to the master trust is calculated as follows:

           (INTERCHANGE for the MONTHLY PERIOD) x (total amount of purchases of merchandise and services in the MASTER TRUST PORTFOLIO) / (total amount of purchases of merchandise and services in the entire BANK PORTFOLIO)

INTERCHANGE allocated to the master trust will be treated as collections of finance charge receivables.

RECOVERIES

   Chase USA is required, under the terms of the POOLING AND SERVICING AGREEMENT, to transfer to the master trust a percentage of the recoveries on charged-off accounts received each month. Each month, RECOVERIES allocated to the master trust are calculated as follows:

       (total RECOVERIES collected by Chase USA) x (defaulted receivables in the MASTER TRUST PORTFOLIO) / (defaulted receivables in the BANK PORTFOLIO)

RECOVERIES allocated to the master trust are treated by the master trust as collections of finance charge receivables.

                               THE RECEIVABLES

   The assets of the master trust include receivables generated through accounts designated as master trust accounts, all of which are owned by Chase USA. The master trust assets include:

   o     all monies due or to become due in payment of these receivables,

   o     all proceeds of these receivables,

   o all proceeds of any credit insurance policies relating to these receivables,

   o any INTERCHANGE and RECOVERIES allocable to the master trust because of these receivables,

   o all monies on deposit in specified master trust bank accounts or investments made with these monies, including any earned investment proceeds if the supplement so indicates,

   o proceeds of any credit enhancement, as described in the related supplement, and

   o proceeds of any derivative contracts between the master trust and a counterparty, as described in the related supplement.

   Receivables in the master trust consist of:

   o principal receivables, which are amounts charged by master trust account cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards, and

   o finance charge receivables, which are periodic finance charges and other amounts charged to master trust accounts, including cash advance fees, late fees, and annual membership fees.

   The master trust considers collections of INTERCHANGE and RECOVERIES as collections of finance charge receivables.

   Receivables conveyed to the master trust arise in accounts selected from the BANK PORTFOLIO and designated as master trust accounts. Initially, a group of accounts was selected on the CUT-OFF DATE and designated as master trust accounts; since then additional accounts have been designated for inclusion in the master trust. Accounts initially designated as master trust accounts, new accounts so designated and any future accounts designated for inclusion in the master trust must meet eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. Receivables conveyed to the master trust must also meet eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. If receivables conveyed to the master trust are found to have been ineligible when created or designated for inclusion, Chase USA must accept retransfer of these receivables and either replace them with eligible receivables or pay the value of the retransferred receivables to the master trust.

   Chase USA has agreed to maintain a MINIMUM TRANSFEROR INTEREST in the MASTER TRUST PORTFOLIO, based on the total outstanding amount of principal receivables in the MASTER TRUST PORTFOLIO plus the total amount on deposit in the EXCESS FUNDING ACCOUNT. Chase USA has also agreed to maintain a MINIMUM AGGREGATE PRINCIPAL RECEIVABLES amount. If the average daily TRANSFEROR INTEREST for any 30 consecutive days is below the MINIMUM TRANSFEROR INTEREST, or the amount of principal receivables in the master trust falls below the amount of MINIMUM AGGREGATE PRINCIPAL RECEIVABLES, Chase USA is required by the terms of the POOLING AND SERVICING AGREEMENT to designate accounts for addition to the master trust so that the amount of receivables in these accounts, when added to then-existing receivables in the master trust, equals or exceeds these minimum levels. See "Description of the Securities--Description of the Certificates--Addition of Master Trust Assets" for more information on adding accounts to the master trust.

   The POOLING AND SERVICING AGREEMENT also gives Chase USA the right to remove accounts from the designated list of master trust accounts. If Chase USA does so, the master trust will reconvey all receivables in these removed accounts, whether existing or to be created, to Chase USA. See "Description of the Securities--Description of the Certificates--Removal of Master Trust Assets" for more information on removing accounts from the master trust.

   When the master trust issues a new series of securities, Chase USA will represent and warrant to the master trust that, as of the CLOSING DATE for the new series, the accounts designated as master trust accounts meet the eligibility criteria set forth in the POOLING AND SERVICING AGREEMENT. See "Description of the Securities--Description of the Certificates--Chase USA's Representations and Warranties" for more information on eligibility criteria for accounts and receivables.

                               USE OF PROCEEDS

   The net proceeds from the sale of each series of certificates will generally be paid to Chase USA and used for general corporate purposes. If the master trust is issuing a SERIES CERTIFICATE, it will be deposited in an owner trust in exchange for a series of notes. The net proceeds from the sale of this series of notes will generally be paid to Chase USA and used for general corporate purposes.

   The attached supplement may state that some of these net proceeds will be paid to other parties and/or used for other purposes, such as funding a reserve account or spread account.

                           MATURITY CONSIDERATIONS

SERIES OF CERTIFICATES

   Following the REVOLVING PERIOD, each series of certificates is expected to begin to accumulate principal or begin to distribute principal to certificateholders. The attached supplement describes the conditions under which an accumulation or amortization period will begin for your class of certificates.

   Principal will accumulate in a funding account if your series features controlled accumulation or rapid accumulation and one of these principal accumulation periods begins. As described in the attached supplement, during controlled accumulation on each DISTRIBUTION DATE an amount of principal, up to the amount specified, will be set aside in the funding account. If a PAY OUT EVENT occurs and your series features rapid accumulation, the full amount of principal available to your series will be deposited in a funding account, up to the amount specified in the related supplement. This accumulated principal will be paid to you on the expected payment date or dates for your class of certificates, or earlier if an amortization period begins before your first expected principal payment date. Note that although your series may feature an accumulation period, your class of certificates may not make use of it.

   Principal will be paid to you in increments--up to the amount specified in the attached supplement--if your class of certificates features controlled amortization and this period begins. Your class of certificates might also begin to pay principal to you if the attached supplement specifies that your class will begin rapid amortization. Rapid amortization will begin, for all classes of your series, when a PAY OUT EVENT occurs. During any amortization period, principal will be paid to you only on a DISTRIBUTION DATE.

   If the series described in the attached supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that certificateholders of other classes could begin to receive payments of principal before you do.

   We can give you no assurance that principal will be available when expected, either to accumulate or to pay to you. The scheduled payment date or dates for your class of certificates are based upon assumptions about payment rates on the master trust's credit card receivables, as detailed in the attached supplement. Chase USA can give no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of receivables; collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The attached supplement will provide historical payment rates, total charge-offs and other information relating to the master trust's receivables. We cannot assure you that future payment rates, charge-offs or other factors will be consistent with this historical data. The expected life of your certificates might be longer than expected if principal is collected more slowly. The attached supplement may detail that if the principal payment rate falls below a specified level, a PAY OUT EVENT will occur. The occurrence of any PAY OUT EVENT may substantially shorten the average life of your certificates.

   The attached supplement will state if your series is a COMPANION SERIES to any other outstanding series of certificates. If rapid accumulation begins with respect to, or a PAY OUT EVENT occurs to, a series with a COMPANION SERIES, the COMPANION SERIES may experience delayed payments of principal.

See the table on page 25 for a more complete description of possible accumulation and amortization periods. See "Maturity Considerations" in the attached supplement for specific information about how your series will accumulate and/or pay principal, as well as historical payment rate information for the master trust.

SERIES OF NOTES

   Each series of notes from an owner trust will be secured by the owner trust's pledge of a SERIES CERTIFICATE. The considerations described above for payment of certificates will apply to payment of notes. If a PAY OUT EVENT occurs with respect to a SERIES CERTIFICATE, principal may be paid earlier than scheduled on the related notes. These notes may also be repaid earlier than scheduled when an EVENT OF DEFAULT occurs. See "Description of the Securities--Description of the Notes--The Indentures--Events of Default:
Rights Upon Event of Default."

                                  CHASE USA

   Chase USA, a wholly-owned subsidiary of JPMC, was formed in 1982 and is headquartered in Newark, Delaware. Chase USA is currently chartered as a national bank and as such is regulated primarily by the United States Comptroller of the Currency. Chase USA's activities are predominantly related to credit card lending and other forms of consumer lending.

   The principal executive office of Chase USA is located at White Clay Center Building 200, Route 273, Newark, Delaware 19711, telephone number
(302) 575-5000.

   On December 31, 2000, J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation completed their merger, with the surviving corporation being named J.P. Morgan Chase & Co. CMB, Chase USA and Morgan Guaranty Trust Company of New York are the principal banking subsidiaries of JPMC.

                        DESCRIPTION OF THE SECURITIES

   The securities are in the form of the master trust certificates and the notes from each owner trust offered through this prospectus and the attached supplement and will be issued in "series" consisting of one or more "classes."

   o Certificates. Each series of certificates will represent an interest in the master trust distinct from the TRANSFEROR CERTIFICATE and any other series of certificates issued by the master trust. Each series of certificates will be issued through the POOLING AND SERVICING AGREEMENT and a SERIES SUPPLEMENT to the POOLING AND SERVICING AGREEMENT. If you are purchasing certificates, the attached supplement describes any series-specific provisions supplementing the information in this prospectus.

   o Notes. Each series of notes will be an obligation of a specified owner trust, the primary asset of which will be a SERIES CERTIFICATE issued by the master trust. Each series of notes from an owner trust will be issued through an INDENTURE, entered into by the OWNER TRUSTEE and the INDENTURE TRUSTEE. If you are purchasing notes, the attached supplement describes any provisions of the notes supplementing the information in this prospectus.

Following is a summary of provisions of the securities--either certificates or notes--which you are purchasing. This summary describes the material provisions common to each series of securities; the attached supplement will give you additional information specific to the securities which you are purchasing. This summary is qualified in its entirety by reference to the provisions of the POOLING AND SERVICING AGREEMENT, the SERIES SUPPLEMENT and--if you are purchasing notes--the related indenture, deposit and administration agreement and trust agreement.

   Each series of securities may consist of one or more classes, one or more of which may be senior to other classes. Each class of a series will evidence the right to receive a specified portion of principal and finance charge collections on receivables in the MASTER TRUST PORTFOLIO. Each class of a series may differ from other classes in some aspects, including:

   o     maturity date,

   o     interest rate, and

   o     availability and amount of credit enhancement.

Payments will be made to securityholders in whose names the securities were registered on the RECORD DATES specified in the related supplement.

   Generally, securities offered through this prospectus and the attached supplement:

   o will be represented by certificates or notes registered in the name of a DTC nominee,

   o will be available for purchase in minimum denominations and integral multiples of $1,000, and

   o     will be available for purchase in book-entry form only.

We call the securities in book-entry form, in which you will hold a beneficial interest as described below under "--Book-Entry Registration," "global securities." The attached supplement will specify if your securities have different characteristics from those listed above.

   The attached supplement may state that application will be made to list your series or class of securities on the Luxembourg Stock Exchange or another exchange.

FORM OF YOUR SECURITIES

   Following is a description of the form your securities, whether certificates or notes, will take. We also describe how your securities will be transferred and how payments will be made to you.

   The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. Chase USA has not independently verified the accuracy of this information.

   DTC has informed Chase USA that its nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each series of securities. This means that you, as an owner of securities, will generally not be entitled to DEFINITIVE SECURITIES representing your interest in the issued securities: you will own securities through a book-entry record maintained by DTC. References in this document to distributions, reports, notices and statements will be made to DTC or Cede, as registered holder of the securities, for distribution to you in accordance with DTC procedures. All references in this document to actions by securityholders shall refer to actions taken by DTC upon instructions from DTC participants.

   You may hold your securities through DTC in the U.S., CLEARSTREAM or EUROCLEAR in Europe or in any other manner described in the attached supplement. You may hold your securities directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

DTC

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the clearance and settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC participants' accounts, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its DTC participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its DTC participants are on file with the SEC.

   The information set forth in this section concerning DTC has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. Chase USA makes no representations as to the accuracy or completeness of such information.

CLEARSTREAM

   CLEARSTREAM is incorporated under the laws of Luxembourg. CLEARSTREAM holds securities for CLEARSTREAM CUSTOMERS and facilitates the clearance and settlement of securities transactions between CLEARSTREAM CUSTOMERS through electronic book entry changes in accounts of CLEARSTREAM CUSTOMERS, thereby eliminating the need for physical movement of certificates. Transactions may be settled through CLEARSTREAM in any of 36 currencies, including United States dollars. CLEARSTREAM provides to its CLEARSTREAM CUSTOMERS, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CLEARSTREAM also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. CLEARSTREAM is registered as a bank in Luxembourg, as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. CLEARSTREAM CUSTOMERS are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. CLEARSTREAM CUSTOMERS in the U.S. are limited to securities brokers and dealers and banks. Currently, CLEARSTREAM has approximately 2,000 customers located in over 80 counties, including all major European countries, Canada and the United States. Indirect access to CLEARSTREAM is also available to other institutions that clear through or maintain a custodial relationship with an account holder of CLEARSTREAM. CLEARSTREAM has established an electronic bridge with Euroclear Bank, S.A./N.V. as the operator of the EUROCLEAR system in Brussels to facilitate settlement of trades between CLEARSTREAM and EUROCLEAR.

EUROCLEAR

   The EUROCLEAR system was created in 1968 to hold securities of EUROCLEAR PARTICIPANTS and to clear and settle transactions between EUROCLEAR PARTICIPANTS through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including U.S. dollars. The EUROCLEAR system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The EUROCLEAR system is operated by Euroclear Bank, S.A./N.V., acting as the EUROCLEAR operator, under contract with the COOPERATIVE. All operations are conducted by the EUROCLEAR operator, and all EUROCLEAR securities clearance accounts and EUROCLEAR cash accounts are accounts with the EUROCLEAR operator, not the COOPERATIVE. The COOPERATIVE establishes policy for the EUROCLEAR system on behalf of EUROCLEAR PARTICIPANTS. EUROCLEAR PARTICIPANTS include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the series of securities offered through this document. Indirect access to the EUROCLEAR system is also available to other firms that clear through or maintain a custodial relationship with a EUROCLEAR PARTICIPANT, either directly or indirectly.

   The EUROCLEAR operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.

   Securities clearance accounts and cash accounts with the EUROCLEAR operator are governed by the Terms and Conditions Governing Use of EUROCLEAR and the related Operating Procedures of the EUROCLEAR system and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the EUROCLEAR system, withdrawal of securities and cash from the EUROCLEAR system, and receipts of payments with respect to securities in the EUROCLEAR system. All securities in the EUROCLEAR system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of EUROCLEAR PARTICIPANTS and has no record of or relationship with persons holding through EUROCLEAR PARTICIPANTS.

BOOK-ENTRY REGISTRATION

   Cede, as DTC's nominee, will hold the global securities. CLEARSTREAM and EUROCLEAR will hold omnibus positions on behalf of CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS, respectively, through customers' securities accounts in CLEARSTREAM'S and EUROCLEAR'S names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

   Transfers between DTC participants will occur in accordance with DTC rules. Transfers between CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures, and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS may not deliver instructions directly to the depositaries.

   Because of time-zone differences, credits of securities in CLEARSTREAM or EUROCLEAR as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS on such day. Cash received in CLEARSTREAM or EUROCLEAR as a result of sales of securities by or through a CLEARSTREAM CUSTOMER or a EUROCLEAR PARTICIPANT will be received with value on the DTC settlement date but will be available in the relevant CLEARSTREAM or EUROCLEAR cash account only as of the business day following settlement in DTC.

   Your purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records. Your ownership interest is in turn recorded on the DTC participants' and indirect participants' records. You will not receive written confirmation from DTC of their purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the securities are accomplished by entries made on the books of DTC participants acting on behalf of you and other securityholders. You will not receive securities representing your ownership interest in the securities offered through this document, except in the event that use of the book-entry system for these securities is discontinued.

   To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual owners of the securities; DTC's records reflect only the identity of the DTC participants to whose accounts the securities are credited, which may or may not be the actual securities owners. DTC participants remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede will consent or vote with respect to these securities. Under its usual procedures, DTC mails an omnibus proxy to Chase USA as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC participants to whose accounts these securities are credited on the relevant record date.

   Principal and interest payments on these securities will be made to DTC. DTC's practice is to credit DTC participants' accounts on the applicable DISTRIBUTION DATE or PAYMENT DATE in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such DISTRIBUTION DATE or PAYMENT DATE. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC participant and not of DTC, the master trust trustee, the INDENTURE TRUSTEE, the OWNER TRUSTEE or Chase USA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the master trust trustee, disbursement of these payments to DTC participants shall be the responsibility of DTC, and disbursement of such payments to securityholders shall be the responsibility of DTC participants and indirect participants.

   DTC may discontinue providing its services as securities depository for these securities at any time by giving reasonable notice to Chase USA, the master trust trustee or the INDENTURE TRUSTEE. If this occurs, in the event that a successor securities depository is not obtained, DEFINITIVE SECURITIES will be printed and delivered. Chase USA may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, DEFINITIVE SECURITIES will be delivered to each securityholder. See "--Definitive Securities" for a description of the circumstances under which Definitive Securities will be issued.

   Distributions on securities held through CLEARSTREAM or EUROCLEAR will be credited to the cash accounts of CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations as described under "--Certain U.S. Federal Income Tax Documentation Procedures relating to Global Securities" and "Tax Matters." CLEARSTREAM or the EUROCLEAR operator, as the case may be, will take any other action permitted to be taken by a securityholder under the POOLING AND SERVICING AGREEMENT or INDENTURE on behalf of a CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

   Although DTC, CLEARSTREAM and EUROCLEAR have agreed to the foregoing procedures in order to facilitate transfers of securities among their participants, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE SECURITIES

   Although the attached supplement may indicate that this series of securities, or one or more classes of this series, may be issued in a different form, it is expected that securities offered through this document will be issued in book-entry form. If these securities are initially issued in book-entry form, DEFINITIVE SECURITIES in fully registered, certificated form will not be issued to any party other than DTC or its nominee unless:

   o Chase USA advises the master trust trustee, in the case of certificates, or the OWNER TRUSTEE for this series, in the case of notes, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this series of securities, and the master trust trustee or the OWNER TRUSTEE, as applicable, or Chase USA is unable to locate a qualified successor,

   o Chase USA, at its option, advises the master trust trustee, in the case of certificates, or the OWNER TRUSTEE for this series, in the case of notes, in writing that it elects to terminate the book-entry system through DTC, or

   o after the occurrence of a SERVICER DEFAULT, in the case of certificates, or an EVENT OF DEFAULT, in the case of notes, securityholders representing not less than 50%--or such other percentage specified in the related supplement--of the outstanding principal amount of the certificates or the notes, as applicable, advise the master trust trustee or the OWNER TRUSTEE, as applicable, and DTC through DTC participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the securityholders.

   If any of these events occur, DTC must notify all DTC participants of the availability through DTC of DEFINITIVE SECURITIES. Upon surrender by DTC of the definitive security representing these securities and instructions for re-registration, the master trust trustee will issue the securities as DEFINITIVE SECURITIES, and thereafter the master trust trustee, in the case of certificates, or the OWNER TRUSTEE, in the case of notes, will recognize the holders of these DEFINITIVE SECURITIES as holders under the POOLING AND SERVICING AGREEMENT, in the case of certificates, or the INDENTURE, in the case of notes.

   Allocations of finance charge and principal collections to certificates which are DEFINITIVE SECURITIES will be made by the master trust trustee. Distributions of these amounts on notes which are DEFINITIVE SECURITIES will be made, after these amounts are received through the SERIES CERTIFICATE deposited in the owner trust, by the INDENTURE TRUSTEE. In both cases, payments will be made directly to holders of DEFINITIVE SECURITIES in accordance with the procedures set forth in this prospectus, in the POOLING AND SERVICING AGREEMENT and any related indenture. Payments on each DISTRIBUTION DATE or PAYMENT DATE will be made to holders in whose names the DEFINITIVE SECURITIES were registered at the close of business on the related RECORD DATE. If you own DEFINITIVE SECURITIES in an amount greater than a minimum level stated in the POOLING AND SERVICING AGREEMENT or INDENTURE, as applicable, payments of principal and interest will be sent to you via wire transfer. If you own less than this minimum level of DEFINITIVE SECURITIES, payments will be made by check and mailed to you at an address maintained by the master trust trustee or OWNER TRUSTEE, as applicable.

   The final payment on any security, whether a DEFINITIVE SECURITY or the securities registered in the name of DTC or its nominee, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to securityholders. The master trust trustee or the INDENTURE TRUSTEE, as applicable, will provide this notice to registered securityholders no later than the fifth day of the month in which the final distribution will occur. If the securities are listed on the Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any security, may also be made at the offices of Banque Generale du Luxembourg, S.A.

   DEFINITIVE SECURITIES will be transferable and exchangeable at the offices of any of the transfer agents and registrars, which shall initially be CMB and the master trust trustee or INDENTURE TRUSTEE, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar shall not be required to register the transfer or exchange of DEFINITIVE SECURITIES for a period of fifteen days preceding the due date for any payment on the DEFINITIVE SECURITIES.

INITIAL SETTLEMENT

   All securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CLEARSTREAM and EUROCLEAR will hold positions on behalf of their participants through their respective depositaries, which will hold positions in accounts as DTC participants.

   Custody accounts of investors who elect to hold securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors who elect to hold securities through CLEARSTREAM or EUROCLEAR accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC participants. Secondary market trading between investors holding securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between DTC participants will be settled in same-day funds.

   Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between investors holding securities through CLEARSTREAM and EUROCLEAR will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Clearstream or Euroclear purchaser. When securities are to be transferred from the account of a DTC participant to the account of a CLEARSTREAM CUSTOMER or a EUROCLEAR PARTICIPANT, the purchaser will send instructions to CLEARSTREAM or EUROCLEAR through a CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT at least one business day prior to settlement. CLEARSTREAM or EUROCLEAR will instruct the respective depositary, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S account. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the securities will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the CLEARSTREAM or EUROCLEAR cash debit will be valued instead as of the actual settlement date.

   CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CLEARSTREAM or EUROCLEAR. Under this approach, they may take on credit exposure to CLEARSTREAM or EUROCLEAR until the securities are credited to their accounts one day later.

   As an alternative, if CLEARSTREAM or EUROCLEAR has extended a line of credit to them, CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending securities to the respective depositary for the benefit of CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

   Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CLEARSTREAM CUSTOMERS and EUROCLEAR PARTICIPANTS may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to CLEARSTREAM or EUROCLEAR through a CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT at least one business day prior to settlement. In these cases, CLEARSTREAM or EUROCLEAR will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT the following day, and receipt of the cash proceeds in the CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the CLEARSTREAM CUSTOMER'S or EUROCLEAR PARTICIPANT'S account would instead be valued as of the actual settlement date. Finally, day traders that use CLEARSTREAM or EUROCLEAR and that purchase securities from DTC participants for delivery to CLEARSTREAM CUSTOMERS or EUROCLEAR PARTICIPANTS should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (1) borrowing through CLEARSTREAM or EUROCLEAR for one day--until the purchase side of the day trade is reflected in their CLEARSTREAM or EUROCLEAR accounts--in accordance with the clearing system's customary procedure,

   (2) borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement which would give the securities sufficient time to be reflected in their CLEARSTREAM or EUROCLEAR account in order to settle the sale side of the trade, or

   (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CLEARSTREAM CUSTOMER or EUROCLEAR PARTICIPANT.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION PROCEDURES RELATING TO GLOBAL SECURITIES

   A beneficial owner of global securities holding securities through CLEARSTREAM or EUROCLEAR (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest--including original issue discount--on registered debt issued by U.S. PERSONS, unless:

   o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

   o the beneficial owner provides appropriate certification that it is eligible to obtain an exemption from or a reduced rate of withholding. Certification requirements for NON-U.S. PERSONS are described under "Tax Matters--Non-U.S. Certificate Owners and Non-U.S. Note Owners."

   U.S. PERSONS should complete and file IRS Form W-9.

   The term "U.S. PERSON" means:

   o     a citizen or resident of the United States,

   o a corporation or partnership created or organized in the United States or under the laws of the United States or of any state,

   o an estate the income of which is subject to United States federal income taxation regardless of its source, or

   o     a trust that:

            is subject to the supervision of a court within the United
              States and the control of a United States person as described in section 7701(a)(30) of the tax code, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

   A NON-U.S. PERSON is a beneficial owner of securities that is not a U.S. PERSON.

   Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities and the documentation procedures relating thereto.

DESCRIPTION OF THE CERTIFICATES

   Following is a summary of the material provisions common to all series of certificates issued through the POOLING AND SERVICING AGREEMENT, including generally-distributed certificates and any SERIES CERTIFICATES purchased by owner trusts and pledged to secure series of notes.

   Where the term "certificateholder" is used in the following summary, it refers also to any owner trust holding a SERIES CERTIFICATE pledged to support notes.

   The assets of the master trust are allocated among:

   o     certificateholders of each series, and

   o     providers of uncertificated credit enhancement backed by receivables.

   Each series issued by the master trust is backed by an amount of principal receivables and amounts on deposit in various master trust bank accounts. The attached supplement may describe that your series' INVESTOR INTEREST will be adjusted by the amount of funds deposited in a bank account or accounts, or adjusted in other ways. These amounts can vary from period to period, and on any date are equal to:

        (initial INVESTOR INTEREST on the series' CLOSING DATE) -(aggregate principal payments made to the series' certificateholders) -(aggregate unreimbursed charge-offs and reallocated principal collections for the series)

   Any COLLATERAL INTEREST in a series will also be included in that series' INVESTOR INTEREST; if your series includes a COLLATERAL INTEREST, a description will be included in the attached supplement. During each series' REVOLVING PERIOD, the amount of the series' INVESTOR INTEREST is expected to remain constant to the extent noted in the attached supplement.

   The aggregate INVESTOR INTEREST in the master trust is the sum of the INVESTOR INTERESTS for all series issued from the master trust.

   The certificates of each series represent undivided interests in the assets of the master trust, including the right to each series' INVESTOR PERCENTAGE of all cardholder payments on receivables in the master trust. Certificateholders of each series will therefore receive varying amounts of collections of principal and finance charges each month, and will also be allocated a varying portion of receivables in defaulted accounts written off during each month. Principal collections, finance charge collections and receivables in defaulted accounts may be allocated to your series in different ways: the attached supplement will describe how the various INVESTOR PERCENTAGES are calculated. If your series includes multiple classes of certificates, collections allocated to your series may be further allocated among each class. See "--Investor Percentage and Transferor Percentage" for descriptions of the allocation percentages.

   As a certificateholder, your right to collections is limited to the amounts needed to make required payments to you. Collections allocated to your series or your class of certificates might be reallocated. The attached supplement and the POOLING AND SERVICING AGREEMENT set forth how collections will be allocated to, or reallocated from, your certificates.

   Each series of certificates may be included in a GROUP of series. Series in a GROUP may share excess principal collections, finance charge collections or both among themselves. The attached supplement will state if your series is in a GROUP and, if it is, what other series in your GROUP were outstanding on your series' CLOSING DATE.

   Each series of certificates represents interests in the master trust only, and does not represent interests in or recourse obligations of Chase USA, CMB or any of their affiliates. A certificate is not a deposit and neither the certificates nor the underlying master trust accounts or receivables are insured or guaranteed by the FDIC or any other governmental agency.

TRANSFEROR INTEREST

   The total amount of principal receivables and amounts on deposit in various master trust bank accounts minus the aggregate INVESTOR INTEREST and the interest of credit enhancement providers--if not included as part of the INVESTOR INTEREST--is the TRANSFEROR INTEREST. The TRANSFEROR INTEREST may be certificated or uncertificated. When we refer to the TRANSFEROR CERTIFICATE we mean this interest in the master trust in certificated or uncertificated form. This interest in the master trust is currently uncertificated. The holder of the TRANSFEROR INTEREST is entitled to a varying percentage of cardholder payments from master trust receivables, called the TRANSFEROR PERCENTAGE.

   Chase USA currently owns, and expects to continue owning, the TRANSFEROR INTEREST. See "--Issuing New Series of Certificates."

   The amount of principal receivables in the master trust will vary daily as cardholder payments are received and new receivables are created. The amount of the TRANSFEROR INTEREST will fluctuate from day to day as the amount of master trust principal receivables varies. When a series begins to amortize or accumulate, the INVESTOR INTEREST of the series will decline as principal payments are made--or accumulated for future payment--to certificateholders. The TRANSFEROR INTEREST will increase to reflect this decrease in the INVESTOR INTEREST.

   The TRANSFEROR INTEREST may be reduced through the issuance of a new series as described below under "--Issuing New Series of Certificates." The TRANSFEROR INTEREST may also be reduced, however, if:

   o the servicer adjusts the amount of principal receivables in the master trust for particular charge-offs from principal receivables used to calculate the TRANSFEROR INTEREST, and

   o the TRANSFEROR enters into a participation or other agreement with another person who purchases an interest in the TRANSFEROR CERTIFICATE.

   See "--Chase USA's Representations and Warranties," "--Rebates and Fraudulent Charges" and "--Application of Collections" for other discussions on how the Transferor Interest may be reduced.

ISSUING NEW SERIES OF CERTIFICATES

   The POOLING AND SERVICING AGREEMENT provides that Chase USA, as owner of the TRANSFEROR INTEREST, may from time to time issue new series of certificates. Each new issuance would decrease the TRANSFEROR INTEREST and increase the INVESTOR INTEREST.

   Each new series may have a maturity date, principal payment method, interest rate calculation method or other terms different from any other outstanding series. Each new series may also have credit enhancement available only to that series. Under the POOLING AND SERVICING AGREEMENT, the master trust trustee holds credit enhancement only for the benefit of the related series.

   For Chase USA to exchange a portion of its interest in the master trust for a new series, Chase USA must:

   o notify the master trust trustee at least five business days in advance of the exchange,

   o receive written confirmation from each rating agency rating an outstanding series of securities that issuing the new series of securities will not cause a downgrade or withdrawal of any outstanding rating of certificates and notes,

   o deliver to the master trust trustee a SERIES SUPPLEMENT describing the principal terms of the series,

   o receive a TAX OPINION that issuing the new series will not have adverse tax consequences for any outstanding series,

   o deliver to the master trust trustee an executed credit enhancement contract, if required under the terms of the new series, and

   o deliver an officer's certificate stating that there are enough receivables in the master trust to support all existing series and the new one.

After satisfaction of these conditions and any other conditions set forth in the POOLING AND SERVICING AGREEMENT, the master trust trustee will issue a new series of certificates.

   The POOLING AND SERVICING AGREEMENT also allows the TRANSFEROR, in addition to the new issuances described above, to transfer all or a portion of the TRANSFEROR INTEREST, provided that before the transfer:

   o the master trust trustee receives written notification from each rating agency rating an outstanding series of securities that the transfer will not result in a lowering of its then existing rating of the certificates of any outstanding series rated by it, and

   o     the master trust trustee receives a TAX OPINION.

INTEREST ALLOCATIONS

   For each series of certificates and each related class, interest will accrue from the date specified in the applicable supplement, on the outstanding principal amount of the series or class at the applicable certificate interest rate. Each certificate interest rate may be fixed, floating or any other type of rate. Interest will be distributed to certificateholders in the amounts and on the DISTRIBUTION DATES specified in the related supplement.

   Interest payments made on each DISTRIBUTION DATE to a series will be funded from:

   o collections of finance charges allocated to the series' INVESTOR INTEREST during the preceding MONTHLY PERIOD or MONTHLY PERIODS,

   o investment earnings, if any, on any funds held in master trust bank accounts,

   o any credit enhancement, to the extent described in the related supplement, and

   o any derivative counterparty, to the extent described in the related supplement.

If interest payments will be made less frequently than monthly, an INTEREST FUNDING ACCOUNT may be established to accumulate the required interest amount. If a series has more than one class of certificates, that series may have more than one INTEREST FUNDING ACCOUNT.

   Your class of certificates will pay interest on the dates and at the interest rate specified in the attached supplement. If your certificates bear interest at a floating or variable rate, the attached supplement will describe how that rate is calculated. For each SERIES CERTIFICATE, the related supplement will describe how interest is calculated.

PRINCIPAL ALLOCATIONS

   Each series of certificates will be scheduled to receive principal in a single payment, or in installments beginning on the PRINCIPAL COMMENCEMENT DATE for the series. If a series has more than one class of certificates, a different PRINCIPAL COMMENCEMENT DATE or scheduled principal payment date may be assigned to each class. The related supplement will set forth when each series and class of certificates is expected to receive principal.

   Generally, each series will begin in the REVOLVING PERIOD, during which no principal will be paid to any class of the series. Collections of principal receivables allocated to a series in its REVOLVING PERIOD will be available, if specified in the related supplement, to other series in a GROUP or paid to Chase USA as holder of the TRANSFEROR CERTIFICATE.

   Each series or class of certificates will use one or more of the following principal payment methods:

   o     principal amortization,

   o     controlled amortization,

   o     rapid amortization,

   o     controlled accumulation, and

   o     rapid accumulation.

   One of the principal payment methods named above will commence at the end of the REVOLVING PERIOD and continue until:

   o the DISTRIBUTION DATE on which the INVESTOR INTEREST for the class or series is repaid,

   o     the date on which another principal payment method begins, or

   o     the SERIES TERMINATION DATE.

   Each method involving accumulation will make periodic deposits into a PRINCIPAL FUNDING ACCOUNT. At the end of the accumulation period, the amount in the PRINCIPAL FUNDING ACCOUNT will be paid to certificateholders of the related class or series.

   Each method involving amortization will make periodic payments of principal allocated to the series or class to certificateholders. The frequency of payments will be specified in the related supplement, but in the event of rapid amortization payments will always be made monthly.

   Descriptions of principal payment methods are found in Table I on the following page.

   If your class of certificates is subordinated to more senior classes, you will receive payments of principal only after the more senior classes are fully repaid.

   For a SERIES CERTIFICATE held by an owner trust, the master trust trustee will transfer principal payments on the SERIES CERTIFICATE to the owner trust. The related supplement will set forth how these payments will be made to noteholders.

   You may begin to receive payments of principal earlier or later than expected. See "Maturity Considerations" for a discussion of how this might occur.

TABLE I: DESCRIPTIONS OF PRINCIPAL PAYMENT METHODS

                          PRINCIPAL           CONTROLLED              RAPID             CONTROLLED             RAPID
                         AMORTIZATION        AMORTIZATION         AMORTIZATION         ACCUMULATION         ACCUMULATION
                     ---------------------------------------- -------------------- -------------------- --------------------
Begins               PRINCIPAL           PRINCIPAL            On first occurrence  Adjustable date,     On first occurrence
                     COMMENCEMENT        COMMENCEMENT         of a PAY OUT EVENT   set in related       of a RAPID
                     DATE for series or  DATE for series or                        supplement           ACCUMULATION EVENT
                     class               class                                                          for series or class
After                REVOLVING PERIOD    REVOLVING PERIOD     Any other period     REVOLVING PERIOD     REVOLVING PERIOD
                     Controlled          Controlled                                Controlled           Controlled
                     amortization for    amortization for                          amortization for     amortization for
                     another class       another class                             another class        another class
                     Controlled          Controlled                                Controlled           Controlled
                     accumulation for    accumulation for                          accumulation for     accumulation for
                     another class       another class                             another class        another class
                     Rapid accumulation  Rapid accumulation                        Rapid accumulation   Rapid accumulation
                     for another class   for another class                         for another class    for
                                                                                                        another class
Cannot Begin After   Rapid amortization  Rapid amortization   N/A                  Rapid amortization   Rapid amortization
                                                                                   Rapid accumulation
Ends                 Upon first to occur Upon first to occur  Upon first to occur  Upon first to occur  Upon first to occur
                     of:                 of:                  of:                  of:                  of:
                     Repayment of        Repayment of         Repayment of         Repayment of         Repayment of
                     series or class     series or class      series               series or class      series or class
                     Beginning of rapid  Beginning of rapid   SERIES TERMINATION   Beginning of rapid   Beginning of rapid
                     amortization        amortization         DATE                 amortization         amortization
                     SERIES TERMINATION  SERIES TERMINATION                        Beginning of rapid   SERIES TERMINATION
                     DATE                DATE                                      accumulation         DATE
                                                                                   SERIES TERMINATION
                                                                                   DATE
Amount Paid          Principal allocated CONTROLLED           Principal allocated  CONTROLLED DEPOSIT   Principal allocated
                     to class or series  AMORTIZATION         to class or series   AMOUNT deposited     to class or series
                     (no more than       AMOUNT               (no more than        each period, then    deposited each
                     initial INVESTOR                         initial INVESTOR     paid to              period (no more than
                     INTEREST)                                INTEREST)            certificateholders   initial
                                                                                   when period ends     INVESTOR INTEREST,
                                                                                                        then paid to
                                                                                                        certificateholders
                                                                                                        on scheduled
                                                                                                        payment date
Applies to           Specific class      Specific class       Entire series        Specific class       Specific class
Additional                               CONTROLLED           PAY OUT EVENTS       CONTROLLED DEPOSIT   RAPID ACCUMULATION
Information                              AMORTIZATION         as set forth in the  AMOUNT               EVENTS
                                         AMOUNT               related              as set forth in      as set forth in the
                                         as set forth in      supplement           related              related
                                         related                                   supplement; subject  supplement
                                         supplement                                to adjustment

TRANSFER AND ASSIGNMENT OF RECEIVABLES

   The master trust has all right, title and interest in and to the receivables in accounts designated as master trust accounts, as well as all future receivables created in these accounts. Chase USA, as TRANSFEROR, has indicated on its computer files which accounts are designated as master trust accounts. When new accounts are designated for inclusion in the master trust, Chase USA will provide a complete list of these additional accounts to the master trust trustee and Chase USA will file, on behalf of the master trust, UCC financing statements meeting the requirements of state law. Except as noted above, Chase USA will take no other steps to identify receivables in master trust accounts.

CHASE USA'S REPRESENTATIONS AND WARRANTIES

   When the master trust issues a new series of certificates, Chase USA, as TRANSFEROR, will make several representations and warranties to the master trust, including the following:

   o as of the CLOSING DATE, Chase USA has the authority to consummate the issuance, and

   o as of the initial account selection date or the date each account was added to the master trust, it was an ELIGIBLE ACCOUNT.

If a representation or warranty made by Chase USA on the CLOSING DATE is later found to be materially incorrect when made, and:

   o certificateholders of your series had been materially and adversely affected for a period of at least 60 days,

   o     notice had been given to Chase USA, and

   o     the condition persists beyond 60 days from the date of the notice,

a PAY OUT EVENT for your series can be declared by the master trust trustee, or by certificateholders representing at least 50% of your series' outstanding INVESTOR INTEREST. Declaring a PAY OUT EVENT will automatically begin rapid amortization of principal.

   Chase USA will make other representations and warranties, including:

   o the POOLING AND SERVICING AGREEMENT constitutes a legal, valid and binding obligation enforceable against Chase USA, and

   o the master trust has all right, title and interest in the receivables in the MASTER TRUST PORTFOLIO or has a first priority perfected security interest in these receivables.

If either of these representations and warranties is ever breached, Chase USA might be required to accept reassignment of the entire MASTER TRUST PORTFOLIO. Certificateholders representing 50% or more of all of the master trust's outstanding series' INVESTOR INTEREST may vote to give Chase USA 60 or more days to cure the breach. If, at the end of this time, the breach has not been cured, Chase USA:

   o will be obligated to accept retransfer of the entire MASTER TRUST PORTFOLIO, and

   o will pay into the master trust's PRINCIPAL ACCOUNT on the next DISTRIBUTION DATE a cash sum equal to the outstanding INVESTOR INTEREST and any accrued and unpaid interest due as of that date.

This will constitute payment in full of the aggregate INVESTOR INTEREST. Reassignment of the MASTER TRUST PORTFOLIO to Chase USA is the only remedy to any breach of these representations and warranties.

   Chase USA makes representations and warranties in the POOLING AND SERVICING AGREEMENT concerning master trust accounts and the receivables in the MASTER TRUST PORTFOLIO. Only ELIGIBLE ACCOUNTS can be designated as master trust accounts. Chase USA can give you no assurance that ELIGIBLE ACCOUNTS will remain eligible once added to the master trust.

   Chase USA also represents that each receivable in the MASTER TRUST PORTFOLIO is an ELIGIBLE RECEIVABLE when created. If a receivable is found to be ineligible when created, and this receivable is charged-off as uncollectible or the master trust's rights to the receivable are impaired, Chase USA must accept reassignment of the principal amount of this ineligible receivable. The master trust trustee may allow Chase USA a period of time to cure the ineligibility before requiring reassignment. Chase USA will accept reassignment by directing CMB, as servicer, to deduct the principal amount of the ineligible receivable from the TRANSFEROR INTEREST. If this would make the TRANSFEROR INTEREST a negative number, Chase USA will make a cash deposit in the master trust's PRINCIPAL ACCOUNT in the amount by which the TRANSFEROR INTEREST would have been negative. Any deduction or deposit is considered a repayment in full of the ineligible receivable. Chase USA's obligation to accept reassignment of any ineligible receivable is the only remedy to any breach of a representation or warranty concerning eligibility of receivables.

   The attached supplement may specify additional representations and warranties made by Chase USA when your securities are issued. The master trust trustee is not required to make periodic examinations of receivables in the MASTER TRUST PORTFOLIO or any records relating to them. However, CMB, as servicer, will deliver to the master trust trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the master trust's perfected security interest in the receivables.

ADDITION OF MASTER TRUST ASSETS

   Chase USA has the right to designate, from time to time, additional accounts to be included as master trust accounts. As described above under "The Receivables," Chase USA may also be obligated, from time to time, to designate new accounts to be included as master trust accounts.

   Each new account must be an ELIGIBLE ACCOUNT at the time of its designation. However, new accounts may not be of the same credit quality as existing master trust accounts.

   Chase USA is also permitted to add PARTICIPATIONS to the master trust from time to time. These PARTICIPATIONS must be undivided interests in a pool of assets primarily consisting of receivables arising under consumer credit card accounts owned by Chase USA. To amend the POOLING AND SERVICING AGREEMENT so that a PARTICIPATION may be added to the master trust without certificateholder consent, the following must occur:

   o Chase USA must deliver an officer's certificate to the master trust trustee stating that, in Chase USA's reasonable belief, adding the PARTICIPATION will not have a material adverse effect on certificateholders' interests, and

   o the amendment allowing addition of the PARTICIPATION will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates.

The SEC currently requires that any PARTICIPATIONS added to the master trust be registered under the Securities Act of 1933.

   The POOLING AND SERVICING AGREEMENT allows Chase USA to add accounts to the master trust automatically upon satisfaction of several conditions, including:

   o     each account must be an ELIGIBLE ACCOUNT,

   o Chase USA must not have designated the account as an account not to be added,

   o each new account was selected for inclusion in the master trust through a selection process not harmful to certificateholders' interests, and

   o     as of the addition date, Chase USA is not insolvent.

   In addition to the PARTICIPATION addition requirements noted above, Chase USA must satisfy several conditions to add PARTICIPATIONS and--if accounts are not being added automatically--accounts to the master trust, including:

   o notice to the master trust trustee, each rating agency rating an outstanding series of securities and CMB, as servicer,

   o delivery and acceptance by the master trust trustee of written assignment of receivables in new accounts or PARTICIPATIONS to the master trust,

   o delivery of a computer file or microfiche list with a list of all new accounts or PARTICIPATIONS,

   o representation from Chase USA that, on the addition date, each new account is an ELIGIBLE ACCOUNT and was selected for inclusion in the master trust through a selection process not harmful to certificateholders' interests,

   o as of the addition date, representation from Chase USA that Chase USA is not insolvent, and

   o receipt of confirmation from each rating agency that the addition will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes.

Chase USA expects to file a report on Form 8-K with the SEC on any addition of assets to the master trust not related to an automatic account addition.

REMOVAL OF MASTER TRUST ASSETS

   Chase USA has the right to remove accounts and PARTICIPATIONS from the master trust, subject to several conditions, including an officer's certificate from Chase USA confirming:

   o that removing the accounts or PARTICIPATIONS will not cause a PAY OUT EVENT for any outstanding series,

   o that Chase USA has delivered to the master trust trustee a list of accounts or PARTICIPATIONS to be removed,

   o that Chase USA represents that the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the certificateholders and a random selection procedure was used by Chase USA in selecting the accounts to be removed--and only one such removal is permitted for each monthly period, or the removed accounts are subject to an arrangement with a third party where the third party has the right or the option to purchase the removed accounts, which right or option has arisen in response to a third-party action or decision not to act and not the unilateral action of Chase USA, and the third party has exercised that option,

   o receipt of confirmation from each rating agency that the removal will not result in a downgrade or withdrawal of any ratings of any outstanding series of certificates or notes,

   o that the designation and reassignment of such receivables from removed accounts will not:

            adversely affect the tax characterization as debt of any class of investor certificates of any outstanding series or class in respect of which an opinion was delivered at the time of issuance that such class would be treated as debt for U.S. federal income tax purposes, cause the master trust following such designation and
              acceptance to be deemed to be an association taxable as a corporation, and cause or constitute a taxable event in which gain or loss would be recognized by any investor certificateholder or the master trust, and

   o     that as of the removal date, either:

            the receivables are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such receivables is not more than 60 days, or the receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such receivables does not exceed 90 days.

Chase USA also has the right to remove accounts that have receivables balances of zero in certain circumstances.

MASTER TRUST BANK ACCOUNTS

   The master trust trustee has established and maintains the following bank accounts on behalf of all series issued from the master trust:

   o     the PRINCIPAL ACCOUNT,

   o     the FINANCE CHARGE ACCOUNT,

   o     the COLLECTION ACCOUNT,

   o     the EXCESS FUNDING ACCOUNT, and

   o     one or more DISTRIBUTION ACCOUNTS.

CMB, as PAYING AGENT, has the revocable right to withdraw funds from the DISTRIBUTION ACCOUNTS to make distributions to certificateholders.

   The master trust trustee may establish, as set forth in the related supplement, additional bank accounts for each series, including:

   o     the INTEREST FUNDING ACCOUNT,

   o     the PRINCIPAL FUNDING ACCOUNT, and

   o     the PRE-FUNDING ACCOUNT.

   All of these bank accounts must be established with an ELIGIBLE INSTITUTION, which may include:

   o     CMB, as the servicer, or

   o a depository institution, which may be the master trust trustee or an affiliate, organized under the laws of the United States or any state which at all times:

            has a certificate of deposit rating of "P-1" by Moody's,

            has either a long-term unsecured debt rating of "AAA" by S&P or
              a
              certificate of deposit rating of "A-1+" by S&P, and

            is a member of the FDIC.

   Funds on deposit in any of these master trust bank accounts are invested in permitted investments, which generally include:

   o     U.S. government debt,

   o deposits which mature within 90 days after the date of investment at financial institutions having a rating in Moody's and S&P's highest rating category,

   o commercial paper, other than commercial paper issued by Chase USA or any of its affiliates, having a rating in Moody's and S&P's highest rating category,

   o     bankers' acceptances from the highest-rated financial institutions,

   o     some repurchase agreements, and

   o any other investments, other than investments in Chase USA or any of its affiliates, where the short-term unsecured debt or deposits of the obligor on such investments have a rating in Moody's and S&P's highest ratings category.

Deposits in series-specific bank accounts are for the benefit of the related series, and the related supplement may set forth differing permitted investments for amounts in these series-specific bank accounts.

COMPANION SERIES

   The SERIES CERTIFICATE may be paired with a COMPANION SERIES in the future. The issuance of a COMPANION SERIES is subject to the conditions described above in "--Issuing New Series of Certificates," including the condition that the rating agencies confirm that the issuance of a COMPANION SERIES will not have a negative impact on the ratings of outstanding series of certificates or notes.

   A COMPANION SERIES may be funded with either a deposit to a pre-funding account funded by the sale of the COMPANION SERIES or may have a variable principal amount. Any pre-funding account would be for the benefit of the COMPANION SERIES and not for your benefit.

   As principal is allocated to the SERIES CERTIFICATE, the INVESTOR INTEREST of the COMPANION SERIES will increase and either:

   o an equal amount of funds on deposit in the pre-funding account will be released to Chase USA, or

   o an interest in the variable funding certificate that is equal to the principal allocated to the SERIES CERTIFICATE will be sold and the proceeds will be distributed to Chase USA.

   A COMPANION SERIES may be issued privately or sold publicly. A COMPANION SERIES sold publicly will be registered under the registration statement we have filed with the SEC relating to the securities.

   A COMPANION SERIES would be issued to finance the interest of Chase USA in the MASTER TRUST PORTFOLIO. The TRANSFEROR INTEREST held by Chase USA grows if the amount of PRINCIPAL RECEIVABLES in the master trust does not decrease and principal is paid to a series or accumulated in a principal funding account for the benefit of a series. The INVESTOR INTEREST of a COMPANION SERIES will absorb what would otherwise be growth in the TRANSFEROR INTEREST as a result of payments or deposits in a principal funding account for the benefit of a series. Chase USA may choose to issue a COMPANION SERIES rather than have the growth in the TRANSFEROR INTEREST reflected on its balance sheet for accounting purposes.

   We cannot assure you that terms of a COMPANION SERIES will not have an adverse impact on the timing or amount of payments allocated to the SERIES CERTIFICATE. A COMPANION SERIES will have a claim against the assets allocated to it by the master trust. The master trust will have limited assets. If a rapid amortization or rapid accumulation occurs for a COMPANION SERIES while the SERIES CERTIFICATE is outstanding, the percentage of receivables allocated to the SERIES CERTIFICATE may be reduced if the terms of the supplement relating to the COMPANION SERIES required that the COMPANION SERIES also receive its share of principal collections. In addition, if a rapid amortization or rapid accumulation occurs for a SERIES CERTIFICATE, the percentage of receivables allocated to the COMPANION SERIES may be reduced until the SERIES CERTIFICATE is paid in full. See "--Funding Period" for more discussion on Companion Series.

FUNDING PERIOD

   For any series of certificates, principal receivables may not be available in the amount of the issued certificates. If this occurs, the initial INVESTOR INTEREST will be less than the certificate principal amount. In this case, the related supplement will set forth the terms of the FUNDING PERIOD, which is the period from the series' CLOSING DATE to the earlier of:

   o the date the series' INVESTOR INTEREST equals the certificate principal amount, and

   o     the date specified in the related supplement.

   During the FUNDING PERIOD, the series amount not invested in receivables will be maintained in the PRE-FUNDING ACCOUNT. On the CLOSING DATE, this amount may be up to 100% of the certificate principal amount. The INVESTOR INTEREST will increase as new receivables are conveyed to the master trust or as the INVESTOR INTERESTS of other series are reduced. The INVESTOR INTEREST may decrease due to charge-offs allocated to the series.

   During the FUNDING PERIOD, funds on deposit in the PRE-FUNDING ACCOUNT will be paid to Chase USA as the INVESTOR INTEREST increases. If the FUNDING PERIOD does not end by the date specified in the related supplement, any amount remaining in the PRE-FUNDING ACCOUNT will be repaid to certificateholders. This type of event may also cause repayment of other amounts to certificateholders, as set forth in the related supplement.

   The prospectus supplement for a series with a FUNDING PERIOD will set forth:

   o     the initial INVESTOR INTEREST,

   o the full INVESTOR INTEREST, which is the initial certificate principal balance,

   o the date on which the series' INVESTOR INTEREST is expected to equal the full INVESTOR INTEREST,

   o     when the FUNDING PERIOD will end, and

   o what other events, if any, will occur if the end of the FUNDING PERIOD is reached before the full INVESTOR INTEREST is funded.

   A COMPANION SERIES may use a FUNDING PERIOD to pair a new series with an existing series in, or about to begin, principal amortization or accumulation. As the INVESTOR INTEREST for the existing series decreases, the INVESTOR INTEREST for the COMPANION SERIES will increase. If either the existing series or the COMPANION SERIES experiences a PAY OUT EVENT before the COMPANION SERIES has reached its full INVESTOR INTEREST, the INVESTOR PERCENTAGES for the two series may be reset as described in the related supplements. This could have an effect on the allocation of principal collections to one or both series. We can give you no assurance, if your series is paired with a COMPANION SERIES, that the terms of the COMPANION SERIES will have no impact on the timing or amount of payments made to certificateholders of your series.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

   From the amounts allocated to the master trust, CMB, as servicer, will allocate finance charge collections, principal collections and receivables in defaulted accounts to:

   o     each series,

   o     if a series has multiple classes, each class of the series,

   o     the TRANSFEROR INTEREST, and

   o if the related supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective INVESTOR PERCENTAGES for each series, the TRANSFEROR PERCENTAGE and, where appropriate, the CREDIT ENHANCEMENT PERCENTAGE. The related supplements will set forth how the INVESTOR PERCENTAGES are calculated and, if a series has multiple classes, how allocations will be made among classes.

The TRANSFEROR PERCENTAGE is, in all cases, equal to:

       100% -(all INVESTOR PERCENTAGES for outstanding series) -(all CREDIT ENHANCEMENT PERCENTAGES for outstanding series)

APPLICATION OF COLLECTIONS

   Except in the circumstance described below, CMB, as servicer, must deposit into the COLLECTION ACCOUNT, no later than two days after processing, all payments made on receivables in the MASTER TRUST PORTFOLIO. CMB must also allocate these deposits between accounts and to various parties, as described below. However, CMB will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

   o all rating agencies rating an outstanding series agree in writing that CMB does not need to make daily deposits, or

   o CMB has a short-term rating of "P-1" from Moody's, a short-term rating of "A-1" from S&P and deposit insurance from the Bank Insurance Fund.

CMB must make daily or periodic deposits to the COLLECTION ACCOUNT only to the extent that the funds are needed for deposit into other bank accounts or distribution to certificateholders or other parties. If the COLLECTION ACCOUNT balance ever exceeds this amount for deposit or distribution, CMB will withdraw the excess.

   Each time a COLLECTION ACCOUNT deposit is made, CMB will withdraw the following amounts and apply them as indicated:

   o Transferor Interest and Principal. The TRANSFEROR PERCENTAGE of deposits of principal and finance charge collections will be paid or held for payment to Chase USA as holder of the TRANSFEROR CERTIFICATE. However, if the MINIMUM TRANSFEROR INTEREST exceeds the TRANSFEROR

         INTEREST on the relevant date of processing, principal collections up to the amount of such excess otherwise payable to the TRANSFEROR INTEREST will be deposited to the PRINCIPAL ACCOUNT, the EXCESS FUNDING ACCOUNT, or paid to series of certificates, as set forth in the POOLING AND SERVICING AGREEMENT,

   o Investor Finance Charges. For each series, the relevant INVESTOR PERCENTAGE of finance charge collections will be deposited into the FINANCE CHARGE ACCOUNT for allocation and distribution as set forth in the related supplement,

   o Investor Principal. Each series will be allocated a varying share of principal collections based on the principal distribution status of the series as follows:

            if the series is in the REVOLVING PERIOD, the INVESTOR
              PERCENTAGE of principal collections allocated to the series will be invested or held for investment in new receivables,

            if the series is in controlled accumulation or controlled
              amortization, the INVESTOR PERCENTAGE of principal collections allocated to the series will be available to fund the relevant period's controlled deposit amount or controlled amortization amount, and if the series is in principal amortization or rapid
              amortization, the INVESTOR PERCENTAGE of principal collections allocated to the series will be deposited into the PRINCIPAL ACCOUNT for distribution as provided in the related supplement.

   As described in the related supplement, other series may use principal collections not required by a series in any period to make deposits or distributions. If the MINIMUM TRANSFEROR INTEREST exceeds the TRANSFEROR INTEREST on the relevant date of processing, principal collections allocated to but not needed by a series, up to the amount of such excess, will be deposited to the PRINCIPAL ACCOUNT, the EXCESS FUNDING ACCOUNT, or paid to other series of certificates, as set forth in the POOLING AND SERVICING AGREEMENT.

   If a series of certificates has more than one class, principal and finance charge collections allocated to the series will be further allocated and applied to each class as set forth in the related supplement.

   Principal collections allocated to a series but not required for deposit or distribution may be shared with other series. The related supplement will set forth the manner and priority of any principal sharing. See "--Shared Principal Collections" for more information.

   Principal collections not paid to Chase USA because the TRANSFEROR INTEREST is less than the MINIMUM TRANSFEROR INTEREST will be held in the PRINCIPAL ACCOUNT and paid to Chase USA when the TRANSFEROR INTEREST is again at least equal to the MINIMUM TRANSFEROR INTEREST. Amounts so deposited in the PRINCIPAL ACCOUNT will be allocated as regular principal collections to series in their accumulation or amortization periods, as set forth in the related supplements.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

   If a series is in a GROUP, finance charge collections allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series in the GROUP. If one series requires more finance charge collections than allocated through its INVESTOR PERCENTAGE, it will have access to all of these shared excess finance charge collections in other series in its GROUP. If two or more series require more finance charge collections, excess finance charge collections in the GROUP will be shared between the series in the manner and priority set forth in the related supplements.

SHARED PRINCIPAL COLLECTIONS

   If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. These shared principal collections may be limited to series within a GROUP. If principal collections allocated to a series are shared with another series, the INVESTOR INTEREST for the series from which collections were shared will not be reduced.

DEFAULT ALLOCATIONS

   Each month, MASTER TRUST PORTFOLIO principal receivables in defaulted accounts will be allocated to each series based on each series' INVESTOR PERCENTAGE. Defaulted accounts are ACCOUNTS which were written off by the servicer as uncollectible. The default amount allocated to each series will, if the series has multiple classes of certificates, be further allocated to each class.

REBATES AND FRAUDULENT CHARGES

   CMB may adjust the amount of principal receivables in the MASTER TRUST PORTFOLIO because of:

   o     a rebate or refund to a cardholder,

   o     merchandise refused or returned by a cardholder, and

   o     fraudulent or counterfeit charges.

The TRANSFEROR INTEREST will be reduced--net of the creation of new receivables--by the adjustment amount. If reducing the TRANSFEROR INTEREST would cause it to be less than the MINIMUM TRANSFEROR INTEREST, Chase USA, as TRANSFEROR, will be required to pay the deficient amount into the EXCESS FUNDING ACCOUNT.

INVESTOR CHARGE-OFFS

   Each month, principal receivables in defaulted accounts will be allocated to each series. Allocated default amounts will reduce each series' INVESTOR INTEREST, unless these defaulted amounts are reimbursed through payment of finance charge collections or other amounts, as set forth in each series' supplement. Reducing a series' INVESTOR INTEREST through allocation of default amounts is called an INVESTOR CHARGE-OFF. The INVESTOR INTEREST can be increased through reimbursement of INVESTOR CHARGE-OFFS, which can happen in any MONTHLY PERIOD where finance charge collections are available for that purpose.

   If your series has multiple classes, INVESTOR CHARGE-OFFS will generally be applied to subordinate classes first. If you own a subordinate class of certificates, your INVESTOR INTEREST could be reduced before other classes are affected. The attached supplement describes how INVESTOR CHARGE-OFFS are allocated to your class and any other classes.

OPTIONAL REPURCHASE

   For each series, Chase USA--for so long as Chase USA is the servicer or an affiliate of the servicer--has the option to repurchase the remaining INVESTOR INTEREST when the series' total outstanding INVESTOR INTEREST is no more than 5% of the INVESTOR INTEREST on the series' CLOSING DATE. The repurchase price must be for:

   o the dollar amount of all of the remaining INVESTOR INTEREST--less any amount on deposit in an associated PRINCIPAL FUNDING ACCOUNT--plus any accrued and unpaid interest through the repurchase date, or

   o a different optional repurchase price set forth in the related supplement.

FINAL PAYMENT OF PRINCIPAL; SERIES TERMINATION

   Each series will end on the earliest to occur of:

   o     the date on which the series' INVESTOR INTEREST is reduced to zero,

   o the date set forth in the related supplement as the last day on which interest and principal will be distributed to certificateholders, referred to as the SERIES TERMINATION DATE, and

   o     the date on which the master trust terminates.

If the INVESTOR INTEREST is greater than zero on the SERIES TERMINATION DATE, CMB or the master trust trustee may be required to sell receivables in an amount sufficient to repay the outstanding INVESTOR INTEREST. Chase USA and its affiliates and agents will not be permitted to purchase the receivables in this type of sale.

PAY OUT EVENTS

   For each series issued from the master trust, occurrence of a PAY OUT EVENT will begin rapid amortization of principal. Rapid amortization of principal will interrupt and replace the REVOLVING PERIOD or any other form of principal amortization or accumulation. A PAY OUT EVENT will occur for all series issued from the master trust if any one of the following occurs:

   o     Chase USA, as TRANSFEROR, is insolvent or enters receivership,

   o Chase USA is unable for any reason to transfer receivables to the master trust as required by the POOLING AND SERVICING AGREEMENT, or

   o the master trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

Each series may, in the related supplement, specify additional PAY OUT EVENTS applicable only to that series.

   If Chase USA, as TRANSFEROR, voluntarily begins liquidation or a receiver is appointed for Chase USA, Chase USA will:

   o     immediately stop transferring receivables to the master trust, and

   o     promptly notify the master trust trustee of the event.

Within 15 days the master trust trustee will publish a notice, stating that the master trust trustee intends to liquidate the receivables in the MASTER TRUST PORTFOLIO. The master trust trustee will liquidate the receivables unless instructed to do otherwise by certificateholders representing a majority of the outstanding INVESTOR INTEREST, or by Chase USA's conservator or receiver. The conservator or receiver may have the power to cause or prevent an early sale of master trust assets. Any early sale of these assets could cause early repayment of outstanding certificates. Chase USA and its affiliates and agents will not be permitted to purchase the receivables in this type of sale.

   Rapid amortization begins immediately when any PAY OUT EVENT occurs. If rapid amortization begins for your series before the scheduled payment date on your certificates, you could begin receiving principal distributions earlier than expected, which may shorten the average life of your investment.

SERVICING COMPENSATION

   CMB, as servicer, receives a fee for its servicing activities and reimbursement of expenses incurred in administering the master trust. This servicing fee accrues for each outstanding series, in the amounts and calculated on the balances as set forth in the related supplement. Each series' servicing fee is payable each period from collections of FINANCE CHARGE RECEIVABLES allocated to the series; some series, however, may direct all or a portion of INTERCHANGE toward paying the servicing fee. In series with multiple classes of certificates, each class will be responsible for a portion of the series' servicing fee. Neither the master trust nor certificateholders are responsible for any servicing fee allocable to the TRANSFEROR INTEREST.

THE SERVICER

   The servicer is responsible for servicing and administering receivables in the MASTER TRUST PORTFOLIO. CMB, currently the servicer, has delegated some of its servicing duties to First Data Resources, Inc., a computer data processing servicer for the bankcard industry and substantially all of its remaining duties to Chase USA. The servicer is required to maintain insurance coverage against losses through wrongdoing of its officers and employees who service receivables.

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SERVICER DEFAULT

   The POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT specify the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a SERVICER DEFAULT.

   SERVICER DEFAULTS include:

   o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the master trust trustee to do so, on the required date under the POOLING AND SERVICING AGREEMENT or any SERIES SUPPLEMENT or within the applicable grace period not exceeding 10 business days,

   o failure on the part of the servicer to observe or perform any of its other covenants or agreements if the failure:

            materially adversely affects certificateholders of any series issued and outstanding under the master trust, and

            continues unremedied for a period of 60 days after written notice and continues to materially adversely affect those certificateholders, or the delegation by the servicer of its duties, except as specifically permitted under the POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT,

   o any representation, warranty or certification made by the servicer in the POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT, or any certificate delivered under the terms of those agreements, proves to have been incorrect when made if it:

            materially adversely affects certificateholders of any series issued and outstanding under the master trust, and

            continues to be incorrect in any material respect for a period of 60 days after written notice and continues to materially adversely affect those certificateholders,

   o specific events of bankruptcy, insolvency or receivership of the servicer, or

   o     any other event specified in the related supplement.

   If a SERVICER DEFAULT occurs, the master trust trustee or certificateholders representing a majority of the aggregate outstanding INVESTOR INTEREST may remove CMB as servicer to the master trust and appoint a new servicer. If a new, eligible servicer is not appointed or has not accepted appointment by the time CMB--or a successor servicer--has ceased to act as servicer, the master trust trustee will become the servicer. If the master trust trustee is legally unable to act as successor servicer, then the master trust trustee will use its best efforts to sell the receivables in the MASTER TRUST PORTFOLIO by the solicitation of competitive bids. Chase USA and its affiliates and agents will not be permitted to purchase the receivables in this type of sale.

   Chase USA's rights and obligations as TRANSFEROR will be unaffected by any change in servicer.

   If a conservator or receiver is appointed for the servicer and this causes a SERVICER DEFAULT, the conservator or receiver may have the power to prevent a transfer of servicing duties to a successor servicer.

PAYMENT OF EXPENSES

   CMB, as servicer, has agreed to pay some expenses incurred in servicing the MASTER TRUST PORTFOLIO, including:

   o     fees and expenses of the master trust trustee,

   o     fees and expenses of independent certified public accountants, and

   o     other fees and expenses of the master trust, excluding taxes.

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REPORTS TO CERTIFICATEHOLDERS

   Certificateholders of each series issued from the master trust will receive reports with information on the series and the master trust. CMB, as servicer, will prepare a certificateholder report on each series' DISTRIBUTION DATES, setting forth information as specified in the related supplement. If a series has multiple classes, information will be provided for each class, as specified in the related supplement.

   Periodic information to certificateholders generally will include:

   o     the total amount distributed,

   o     the amount of principal and interest for distribution,

   o principal collections allocated to the series and to each class of certificates,

   o finance charge collections allocated to the series and to each class of certificates,

   o     the aggregate amount of principal receivables in the MASTER TRUST
         PORTFOLIO,

   o the series' INVESTOR INTEREST amount and the INVESTOR INTEREST as a percentage of principal receivables in the MASTER TRUST PORTFOLIO,

   o receivables in the MASTER TRUST PORTFOLIO broken out by delinquency status,

   o     aggregate defaults allocated to the series,

   o INVESTOR CHARGE-OFFS for the series or each class of the series, and any reimbursement of INVESTOR CHARGE-OFFS,

   o     the servicing fee due from the series,

   o for each series or class, the available amount of credit enhancement, if any,

   o the "pool factor," which is the ratio of the current INVESTOR INTEREST to the initial INVESTOR INTEREST,

   o     the PORTFOLIO YIELD for the series, and

   o if the series or a class of certificates bears interest at a floating rate, information relating to the floating rate.

   CMB will also provide an annual summary of distributions to each series by January 31 of the succeeding year. This information is intended to help securityholders prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

   The POOLING AND SERVICING AGREEMENT provides that by March 31 of each calendar year, CMB, as servicer, will have a firm of independent certified public accountants furnish reports showing that, for the prior calendar year:

   o the accounting firm has reviewed management's assertion that the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control as specified by the Committee of Sponsoring Organizations of the Treadway Commission, and that in the accounting firm's opinion, management's assertion is fairly stated in all material respects, and

   o for each outstanding series, the accounting firm has reviewed at least one report prepared by the servicer from each quarter of the calendar year, compared the amounts set forth in the reports with the servicer's computer reports and disclosed any discrepancies.

   The POOLING AND SERVICING AGREEMENT also provides that by March 31 of each year, an officer of CMB will forward a signed statement to the master trust trustee, stating that the servicer has performed under its obligations--as set forth in the POOLING AND SERVICING AGREEMENT--during the prior calendar year, and if there has been a default in the performance of any obligation, specifying the nature and status of the default.

AMENDMENTS

   The POOLING AND SERVICING AGREEMENT and any SERIES SUPPLEMENT may be amended by Chase USA, CMB and the master trust trustee, as set forth in the POOLING AND SERVICING AGREEMENT and the relevant SERIES SUPPLEMENT. These amendments may be made without certificateholder consent to do the following:

   o     cure any ambiguity,

   o     revise specific exhibits and schedules,

   o correct or supplement any provision which may be inconsistent with any other provision, or

   o add any necessary provision not inconsistent with the existing provisions of the operative documents.

No amendment may be made without certificateholder consent which in any material respect would adversely affect any certificateholder's interest or which would significantly change the permitted activities of the master trust.

   Amendment without certificateholder consent can occur only if:

   o CMB, as servicer, furnishes an officer's certificate to the master trust trustee, stating that the amendment will not materially adversely affect any existing certificateholder's interest and will not significantly change the permitted activities of the master trust,

   o the amendment will not cause the master trust to be subject to corporate taxation, or have any other negative federal income tax effect on the master trust or certificateholders,

   o each rating agency rating an affected series of certificates provides written confirmation that the amendment will not cause a downgrade or withdrawal of any existing rating of certificates or notes, and

   o     the amendment does not do any of the following:

            reduce the amount or delay the timing of scheduled
              distributions to certificateholders of any series,

            change the manner or method of calculating interest due to certificateholders of any series,

            alter the requirements for calculating the MINIMUM TRANSFEROR
              INTEREST for any outstanding series,

            change the manner in which the TRANSFEROR INTEREST is
              calculated, or

            reduce the percentage of the INVESTOR INTEREST required to consent to proposed changes which do require certificateholder consent.

   The POOLING AND SERVICING AGREEMENT may be amended by Chase USA, CMB and the master trust trustee with the consent of certificateholders representing a majority of the INVESTOR INTEREST which is adversely affected by an amendment or, with respect to an amendment to significantly change the permitted activities of the master trust, a majority of the INVESTOR INTEREST of all certificateholders. Even with consent, these amendments may not occur if they:

   o reduce the amount of or delay the timing of scheduled distributions to certificateholders of any series,

   o change the manner of calculating the INVESTOR INTEREST, the INVESTOR PERCENTAGE or the amount of defaults allocated to certificateholders without the consent of each affected certificateholder, and

   o reduce the percentage of the INVESTOR INTEREST required to consent to any amendment, without the consent of each affected certificateholder.

LIST OF CERTIFICATEHOLDERS

   Certificateholders representing 10% of the outstanding INVESTOR INTEREST of a series--or any other percentage as set forth in the related supplement--may request access to the master trust trustee's current list of certificateholders for purposes of communicating with other certificateholders about their rights under the POOLING AND SERVICING AGREEMENT. See "--Book-Entry Registration" and "--Definitive Securities."

THE MASTER TRUST TRUSTEE

   Each series' prospectus supplement will identify the master trust trustee under the POOLING AND SERVICING AGREEMENT. Chase USA, CMB and their affiliates may from time to time enter into banking and trustee relationships with the master trust trustee, and all three parties may from time to time hold certificates in their own names.

   In addition, where required by local jurisdictions, the master trust trustee may appoint a co-trustee or separate trustees of all or any part of the master trust. If this occurs, all rights, powers, duties and obligations conferred or imposed by the POOLING AND SERVICING AGREEMENT on the master trust trustee will be conferred or imposed:

   o jointly on the master trust trustee and any separate trustee or co-trustee, or

   o where the master trust trustee shall be incompetent or unqualified to perform required acts, singly upon any separate trustee or co-trustee.

   In each case, a separate trustee or co-trustee shall exercise and perform these rights, powers, duties and obligations solely at the direction of the master trust trustee.

   The master trust trustee may resign at any time. If this occurs, Chase USA will be obligated to appoint a successor master trust trustee. Chase USA may also remove the master trust trustee and appoint a successor if:

   o the master trust trustee ceases to be eligible to continue in that role under the POOLING AND SERVICING AGREEMENT; or

   o     the master trust trustee becomes insolvent.

   Any resignation or removal of a master trust trustee will not become effective until appointment of, and acceptance by, a successor.

MASTER TRUST TERMINATION

   The master trust is scheduled to end on the earliest of:

   o the date the aggregate INVESTOR INTEREST--including the interest of any credit enhancement provider, if not part of the INVESTOR INTEREST--is reduced to zero,

   o the date on which all receivables are sold, disposed of or otherwise liquidated due to insolvency, and

   o     August 31, 2016.

CMB and Chase USA may inform the master trust trustee of a change in the master trust termination date, provided that a change may not affect existing certificateholders.

DESCRIPTION OF THE NOTES

   Following is a summary of the material provisions common to all series of notes issued through an INDENTURE and offered by this prospectus. The particular terms of your notes are described in the related supplement. The summary is qualified in its entirety by references to the provisions of your INDENTURE and related SERIES CERTIFICATE, and the related DEPOSIT AND ADMINISTRATION AGREEMENT and TRUST AGREEMENT.

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
   An owner trust will issue the notes under an INDENTURE. The owner trust will pledge a SERIES CERTIFICATE to the INDENTURE TRUSTEE to secure the payment of the notes. Each owner trust will issue one or more classes of notes that may have different maturity dates, interest rates, priorities of payments and debt ratings.

   Chase USA will own the residual equity interest in each owner trust. Amounts paid to the owner trust as holder of a SERIES CERTIFICATE that are not payable in respect of the notes issued by the owner trust and not required to be retained in a spread account will be distributed to Chase USA.

PRINCIPAL AND INTEREST ON THE NOTES

   The related supplement will describe the timing and priority of payment, seniority, allocations of losses, NOTE RATE and amount of or method of determining payments of principal and interest on each class of notes of your series. Your right to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of notes of your series, as described in related supplement. Payments of interest on the notes of your series may be made prior to payments of principal. The dates for payments of interest and principal on the notes of your series may be different from the DISTRIBUTION DATES for the SERIES CERTIFICATE pledged to secure payment of your notes. One or more classes of notes of your series may be redeemable in whole or in part under the circumstances described in the related supplement, including when Chase USA exercises its option under the POOLING AND SERVICING AGREEMENT to purchase the related SERIES CERTIFICATE.

   Your notes may have fixed principal payment schedules. In that event, you would be entitled to receive on each specified PAYMENT DATE the applicable amount of principal designated to be repaid, in the manner and to the extent described in the related supplement.

   Payments to all the noteholders of each class will have the same priority. Under some circumstances, there may not be sufficient amounts available to pay the amount of interest which is required to be paid to all the noteholders of your class. In that event, you will receive a share, based upon the aggregate amount of interest due to your class, of the aggregate amount available for distribution of interest on the notes of your series.

   If your series includes two or more classes of notes, the sequential order and priority of payment of principal and interest, and any schedule or formula or other provisions for determining the amount of principal and interest of each class will be described in the related supplement. Payments of principal and interest on any class of notes will be made equally among all the noteholders of that class based on the principal amount of notes held by each noteholder.

THE INDENTURES

   Your owner trust will issue one or more classes of notes under an INDENTURE. A form of INDENTURE has been filed as an exhibit to the Registration Statement.

   Events of Default: Rights Upon Event of Default. With respect to the notes of a given series, "EVENTS OF DEFAULT" under your INDENTURE will be any of the following:

   o the owner trust fails to pay interest or principal when due and payable,

   o the owner trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940,

   o     specific events of bankruptcy with respect to the owner trust, and

   o     any other EVENTS OF DEFAULT described in the related supplement.

   During the occurrence of an EVENT OF DEFAULT, the INDENTURE TRUSTEE or holders of a majority in principal amount of the notes of your series may declare the principal of the notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority of the notes with respect to which the EVENT OF DEFAULT has occurred.

   If your notes are declared to be due and payable following an EVENT OF DEFAULT, the INDENTURE TRUSTEE may institute proceedings to collect amounts due or foreclose on the owner trust property, exercise remedies as a secured party, sell the owner trust property to a party or parties other than Chase USA and its affiliates and agents or have the owner trust keep the owner trust property and continue to apply collections on the owner trust property as if there had been no declaration of acceleration. However, the INDENTURE TRUSTEE is prohibited from selling the owner trust property following an EVENT OF DEFAULT, unless:

   o     the holders of all the notes consent to the sale,

   o the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the notes at the date of the sale, or

   o there has been an EVENT OF DEFAULT arising from a failure to make a required payment of principal or interest on the notes, and the INDENTURE TRUSTEE:

            determines that the proceeds of the owner trust property would not be sufficient to make all payments on the notes when those payments would have become due if the obligations had not been declared due and payable, and obtains the consent of the holders of sixty-six and two-thirds percent of the outstanding principal amount of the notes.

   If an EVENT OF DEFAULT occurs and is continuing, the INDENTURE TRUSTEE will not be obligated to exercise any of the rights or powers under the INDENTURE at the request or direction of any noteholders, if the INDENTURE TRUSTEE reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and other limitations contained in the INDENTURE, a majority of the noteholders of your series:

   o will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the INDENTURE TRUSTEE, and

   o may, in some cases, waive any default with respect to their notes, except a default:

            in the payment of principal or interest, or

            in respect of a covenant or provision of the INDENTURE that cannot be modified without the waiver or consent of all the holders of the notes of your series.

   The INDENTURE TRUSTEE'S right to sell the SERIES CERTIFICATE will be subject to restrictions on transferability described in the SERIES SUPPLEMENT, including a requirement that no more than ninety-nine persons hold interests in the master trust (including the SERIES CERTIFICATE) that have been issued without an opinion for federal income tax purposes that those interests would be treated as debt and limitations on the nature of the potential purchasers of the SERIES CERTIFICATE. Examples of these limitations are:

   o any foreign purchaser must certify that its ownership of the SERIES CERTIFICATE is effectively connected with a trade or business within the United States,

   o any potential purchaser that is a partnership, Subchapter S corporation or grantor trust for federal income tax purposes will be required to represent that its interest in the SERIES CERTIFICATE represents less than a specified percentage of its assets, and

   o a potential purchaser must not be an employee benefit plan, a PLAN or any entity whose underlying assets include "plan assets."

   Also, any transfer of the SERIES CERTIFICATE in foreclosure will be subject to the requirement that each purchaser of an interest in the SERIES CERTIFICATE deliver to the master trust trustee and Chase USA an investment letter relating to compliance with applicable securities laws and other restrictions described in the applicable SERIES SUPPLEMENT.

   You may institute proceedings with respect to the INDENTURE only if:

   o you have previously given written notice to the INDENTURE TRUSTEE that an EVENT OF DEFAULT continues,

   o not less than 25% of the noteholders of your series have made written request to the INDENTURE TRUSTEE to institute the proceeding in its own name as INDENTURE TRUSTEE,

   o you have offered the INDENTURE TRUSTEE indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred in complying with that request,

   o the INDENTURE TRUSTEE has for 60 days after receipt of notice, request and offer of indemnity failed to institute the proceeding, and

   o no direction inconsistent with the written request has been given to the INDENTURE TRUSTEE during the 60-day period by a majority of the noteholders.

   In general, the INDENTURE TRUSTEE will enforce the rights and remedies of the holders of accelerated notes. However, holders of notes will have the right to institute any proceeding with respect to the INDENTURE if the following conditions are met:

   o the holder gives the INDENTURE TRUSTEE written notice of a continuing EVENT OF DEFAULT,

   o the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request of the INDENTURE TRUSTEE to institute a proceeding as INDENTURE TRUSTEE,

   o the holders offer indemnity reasonably satisfactory to the INDENTURE TRUSTEE against the costs, expenses and liabilities of instituting a proceeding,

   o the INDENTURE TRUSTEE has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification, and

   o the INDENTURE TRUSTEE has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request.

   In addition in all circumstances, if the owner trust fails to pay interest or principal when due and payable, the holders of the notes will have the right to sue to force payment to be made.

   The INDENTURE TRUSTEE and the noteholders, by accepting the notes, will agree that they will not institute against the owner trust or master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   The INDENTURE TRUSTEE, the OWNER TRUSTEE in its individual capacity, and Chase USA as owner of the equity interest in the owner trust will not be personally liable for the payment of the principal of or interest on the notes or for the agreements of the owner trust contained in the INDENTURE.

   Modification of Indenture. The owner trust and the INDENTURE TRUSTEE may, with the consent of the holders of a majority of the notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the INDENTURE, or modify in any manner the rights of the noteholders.

   The owner trust and the INDENTURE TRUSTEE may, without the consent of the holders of any notes, enter into one or more supplemental indentures for any of the following purposes:

   o to correct the description of any property or to add to the property pledged to secure the notes,

   o to reflect the agreement of another person to assume the role of the owner trust,

   o to add to the covenants of the owner trust, for the benefit of the holders of the notes, or to surrender any right or power of the owner trust,

   o     to transfer or pledge any property to the INDENTURE TRUSTEE,

   o to cure any ambiguity or supplement any provision in any supplemental indenture that may be inconsistent with any other provision in any supplemental indenture if that action would not materially and adversely affect the interests of the holders of the notes,

   o     to appoint a successor trustee with respect to the notes, or

   o to modify, eliminate or add to the provisions of the INDENTURE as necessary to qualify the INDENTURE under the Trust Indenture Act of 1939.

   The owner trust and the INDENTURE TRUSTEE will not enter into any supplemental indenture that would:

   o cause the owner trust or the master trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, or

   o cause a taxable event that would cause the beneficial owner of any outstanding notes to recognize gain or loss.

CERTAIN COVENANTS

   The owner trust will not:

   o except as expressly permitted by the INDENTURE, the DEPOSIT AND ADMINISTRATION AGREEMENT and the TRUST AGREEMENT, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the owner trust,

   o claim any credit on or make any deduction from the principal or interest payable in respect of the notes (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed on the owner trust,

   o permit the validity or effectiveness of the INDENTURE to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the INDENTURE except as permitted by the INDENTURE,

   o permit any lien, claim, or security interest to be created on the assets of the owner trust, or

   o permit the lien of the INDENTURE not to constitute a valid first priority security interest in the owner trust.

   Annual Compliance Statement. The owner trust will be required to present to the INDENTURE TRUSTEE each year a written statement as to the performance of its obligations under the INDENTURE.

   Indenture Trustee's Annual Report. The INDENTURE TRUSTEE will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as INDENTURE TRUSTEE under the INDENTURE, the property and funds physically held by the INDENTURE TRUSTEE and any action it took that materially affects the notes and that has not been previously reported.

   List of Noteholders. Upon the issuance of DEFINITIVE NOTES, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the INDENTURE TRUSTEE maintains for the purpose of communicating with other noteholders. The INDENTURE TRUSTEE may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

   Satisfaction and Discharge of Indenture. An INDENTURE will be discharged with respect to the notes upon the delivery to the INDENTURE TRUSTEE for cancellation of all the notes or, with specific limitations, upon deposit with the INDENTURE TRUSTEE of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE

   The INDENTURE TRUSTEE for your series is identified in the related supplement. The INDENTURE TRUSTEE may resign at any time, in which event your ADMINISTRATOR will appoint a successor INDENTURE TRUSTEE for your series. The ADMINISTRATOR may also remove the INDENTURE TRUSTEE if it ceases to be eligible to continue as an INDENTURE TRUSTEE under the INDENTURE or if the INDENTURE TRUSTEE becomes insolvent. The ADMINISTRATOR will then be obligated to appoint a successor INDENTURE TRUSTEE for your series. If an EVENT OF DEFAULT occurs under an INDENTURE and the related supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, the INDENTURE TRUSTEE may be deemed to have a conflict of interest and be required to resign as INDENTURE TRUSTEE for one or more of those classes of notes. In that case, a successor INDENTURE TRUSTEE will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the INDENTURE TRUSTEE which are different from those of subordinated noteholders. Any resignation or removal of the INDENTURE TRUSTEE and appointment of a successor INDENTURE TRUSTEE for any series of notes will not become effective until the successor INDENTURE TRUSTEE accepts its appointment for your series.

TRANSFER AND ASSIGNMENT OF THE SERIES CERTIFICATE

   On the CLOSING DATE for any series of notes, Chase USA will deposit in the owner trust the SERIES CERTIFICATE under the terms of the DEPOSIT AND ADMINISTRATION AGREEMENT. On the CLOSING DATE, the OWNER TRUSTEE will execute, and the INDENTURE TRUSTEE will authenticate and deliver to Chase USA, the notes.

REPORTS TO NOTEHOLDERS

   On or prior to each TRANSFER DATE, the ADMINISTRATOR will provide to the INDENTURE TRUSTEE for the INDENTURE TRUSTEE to forward to you and to each other noteholder of your series, and to the OWNER TRUSTEE, a statement with the following information on the notes for the related PAYMENT DATE or the period since the previous PAYMENT DATE, as applicable:

   o     the amount of the distribution allocated to principal on the notes,

   o     the amount of the distribution allocated to interest on the notes,

   o     if the notes are floating rate, the rate for the current period,

   o the aggregate outstanding principal balance of the notes after giving effect to all payments reported under the first clause above, and

   o the amount on deposit in the OWNER TRUST SPREAD ACCOUNT, on that PAYMENT DATE, after giving effect to all transfers and withdrawals from and all transfers and deposits to that account on that PAYMENT DATE, and the amount required to be on deposit in the OWNER TRUST SPREAD ACCOUNT on that date.

   Each amount described in the first two clauses above will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes.

   Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the INDENTURE, the INDENTURE TRUSTEE will mail to you and to other investors who at any time during the prior calendar year had been noteholders and received any payment on the notes, a statement containing information which is required for the preparation of federal income tax returns. See "Tax Matters" for information on tax reporting procedures.

CERTAIN MATTERS REGARDING THE ADMINISTRATOR

   The ADMINISTRATOR will, to the extent provided in the DEPOSIT AND ADMINISTRATION AGREEMENT, provide the notices and perform on behalf of the owner trust other administrative obligations required by the INDENTURE.

AMENDMENTS

   Parties to the TRUST AGREEMENT may amend the TRUST AGREEMENT, with notice to the rating agencies and without the consent of the INDENTURE TRUSTEE or the noteholders to cure any ambiguity or correct or supplement any of its provisions for the purpose of modifying the TRUST AGREEMENT or modifying the rights of the noteholders; provided, however, that an amendment will not:

   o as evidenced by an officer's certificate from Chase USA addressed and delivered to the INDENTURE TRUSTEE and the OWNER TRUSTEE, materially and adversely affect the interest of any noteholder or significantly change any permitted activities of the owner trust described in the trust agreement, and

   o as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

   Parties to the DEPOSIT AND ADMINISTRATION AGREEMENT may amend the DEPOSIT AND ADMINISTRATION AGREEMENT, with notice to the rating agencies and with the consent of the INDENTURE TRUSTEE, but without the consent of the noteholders for the purpose of adding any provisions to or changing or eliminating any provisions of the DEPOSIT AND ADMINISTRATION AGREEMENT or modifying the rights of the noteholders; provided, however, that such amendment will not:

   o as evidenced by an officer's certificate from Chase USA addressed and delivered to the INDENTURE TRUSTEE and the OWNER TRUSTEE, materially and adversely affect the interest of any noteholder or the certificateholder or significantly change the purposes and activities of the owner trust, and

   o as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

   In addition, the TRUST AGREEMENT or the DEPOSIT AND ADMINISTRATION AGREEMENT may also be amended by the parties:

   o     with notice to the rating agencies,

   o     with the written consent of the INDENTURE TRUSTEE, and

   o with the consent of the holders of notes evidencing at least a majority of the then outstanding principal amount of the notes,

for the purpose of adding any provisions to or changing in any manner or eliminating any provisions or modifying in any manner the rights of the noteholders, provided, however, that in the case of the TRUST AGREEMENT or the DEPOSIT AND ADMINISTRATION AGREEMENT, no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SERIES CERTIFICATE or distributions that are required to be made for the benefit of the noteholders or (2) reduce the percentage of the holders of notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes.

TERMINATION

   The obligations of the ADMINISTRATOR, Chase USA, the OWNER TRUSTEE and the INDENTURE TRUSTEE under the related INDENTURE, DEPOSIT AND ADMINISTRATION AGREEMENT and TRUST AGREEMENT will end upon the earlier of:

   o the payment to noteholders of the note principal balance and all amounts required to be paid to them under the SERIES CERTIFICATE, the DEPOSIT AND ADMINISTRATION AGREEMENT or the TRUST AGREEMENT, and

   o     the NOTE MATURITY DATE.

                              CREDIT ENHANCEMENT

   CREDIT ENHANCEMENT may be provided with respect to one or more classes of any series, including your series, offered by this prospectus. If so specified in the related supplement, any form of CREDIT ENHANCEMENT may be structured so as to be drawn upon by more than one class to the extent described in the prospectus supplement.

   The type, characteristics and amount of CREDIT ENHANCEMENT for any series or class:

   o will be determined based on several factors, including the characteristics of the receivables and accounts included in the MASTER TRUST PORTFOLIO as of the CLOSING DATE with respect to that series and the desired rating for each class, and

   o will be established on the basis of requirements of each rating agency rating the certificates or the notes of that series or class.

   In general, CREDIT ENHANCEMENT will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates or the notes and/or payment of interest. If losses occur which exceed the amount covered by CREDIT ENHANCEMENT or which are not covered by CREDIT ENHANCEMENT, certificateholders and noteholders, as applicable, will bear their allocable share of deficiencies.

   If CREDIT ENHANCEMENT is provided with respect to a series or class of securities, the related supplement will include a description of:

   o     the amount payable under CREDIT ENHANCEMENT,

   o any additional conditions to payment under CREDIT ENHANCEMENT not described in this prospectus,

   o     the conditions, if any, under which:

            the amount payable under CREDIT ENHANCEMENT may be reduced, and

            - CREDIT ENHANCEMENT may be ended or replaced, and

   o     any material provision of any agreement relating to CREDIT
         ENHANCEMENT.

   Additionally, the related supplement may provide information with respect to any credit enhancement provider, including:

   o     a brief description of its principal business activities,

   o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

   o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

   o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the related supplement.

   The related supplement may specify if CREDIT ENHANCEMENT with respect to a series may be available to pay principal of the series' certificates after PAY OUT EVENTS occur with respect to that series. If so, the credit enhancement provider may have an interest in cash flows in respect of the receivables called the ENHANCEMENT INVESTED AMOUNT, to the extent described in the related supplement.

SPECIFIC FORMS OF CREDIT ENHANCEMENT

   The related supplement will also specify the manner and to what extent the following types of CREDIT ENHANCEMENT or other CREDIT ENHANCEMENT applies to your series of securities or any class of your series:

  Subordination

   One or more classes of securities of any series may be subordinated as described in the related supplement to the extent necessary to fund payments with respect to senior securities. The rights of the holders of any subordinated securities to receive distributions of principal and/or interest on any DISTRIBUTION DATE for that series will be subordinated in right and priority to the rights of the holders of senior securities, but only to the extent described in the related supplement. The related supplement may specify if subordination may apply only in the event of some types of losses not covered by another CREDIT ENHANCEMENT. The related supplement will also set forth information concerning:

   o the amount of subordination of a class or classes of subordinated securities in a series,

   o     the circumstances in which subordination will be applicable,

   o the manner, if any, in which the amount of subordination will be applicable,

   o the manner, if any, in which the amount of subordination will decrease over time, and

   o the conditions under which amounts available from payments that would otherwise be made to holders of subordinated securities will be distributed to holders of senior securities.

   If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related supplement will specify the manner and conditions for applying this cross-support feature.

  Letter of Credit

   One or more letters of credit may provide support for a series or one or more classes of securities. The letter of credit may provide limited protection against some losses in addition to or in lieu of other CREDIT ENHANCEMENT. The issuer of the letter of credit, called the L/C Bank, will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to the conditions specified in the related supplement.

  Cash Collateral Guaranty or Account

   Support for a series or one or more classes of securities may be provided by:

   o a CASH COLLATERAL GUARANTY secured by the deposit of cash or some permitted investments in a CASH COLLATERAL ACCOUNT reserved for the beneficiaries of the CASH COLLATERAL GUARANTY, or

   o     a CASH COLLATERAL ACCOUNT alone.

The amount available from the CASH COLLATERAL GUARANTY or the CASH COLLATERAL ACCOUNT will be the lesser of (1) amounts on deposit in the CASH COLLATERAL ACCOUNT and (2) an amount specified in the related supplement. The related supplement will set forth the circumstances under which payments are made to beneficiaries of the CASH COLLATERAL GUARANTY from the CASH COLLATERAL ACCOUNT or from the CASH COLLATERAL ACCOUNT directly.

  Collateral Interest

   An undivided interest in the master trust called the COLLATERAL INTEREST, in an amount initially equal to the percentage of the certificates of a series specified in the supplement for that series, may initially provide support for a series or one or more classes of certificates. That series may also have the benefit of a CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT with an initial amount on deposit in that account, if any, as specified in the related supplement which will be increased:

   o to the extent the TRANSFEROR elects, subject to the conditions specified in the related supplement, to apply principal collections allocable to the COLLATERAL INTEREST to decrease the COLLATERAL INTEREST,

   o to the extent principal collections allocable to the COLLATERAL INTEREST are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related supplement, and

   o to the extent excess finance charge collections are required to be deposited into the CASH COLLATERAL ACCOUNT as specified in the related supplement.

   The total amount of CREDIT ENHANCEMENT available from the COLLATERAL INTEREST and, if applicable, the CASH COLLATERAL GUARANTY or CASH COLLATERAL ACCOUNT will be the lesser of the sum of:

   o the COLLATERAL INTEREST and the amount on deposit in the CASH COLLATERAL ACCOUNT, and

   o     an amount specified in the related supplement.

   The related supplement will set forth the circumstances under which:

   o payments which otherwise would be made to holders of the COLLATERAL INTEREST will be distributed to holders of certificates, and

   o if applicable, payment will be made under the CASH COLLATERAL GUARANTY or under the CASH COLLATERAL ACCOUNT.

  Surety Bond or Insurance Policy

   A surety bond may be purchased for the benefit of the holders of any series or class of securities to assure distributions of interest or principal with respect to that series or class in the manner and amount specified in the related supplement.

   One or more insurance companies may provide insurance, with respect to a series or one or more classes of securities, to guarantee, with respect to one or more classes of that series, distributions of interest or principal in the manner and amount specified in the related supplement.

  Spread Account

   Support for a series or one or more classes of securities may be provided by the periodic deposit of available excess cash flow from the master trust assets into an account called the SPREAD ACCOUNT, intended to assist with subsequent distribution of interest and principal on that series or class in the manner specified in the related supplement.

  Reserve Account

   The establishment of a RESERVE ACCOUNT provides support for a series or one or more classes of securities. The Reserve Account may be funded, to the extent provided in the related supplement, by:

   o     an initial cash deposit,

   o     the retention of excess cash,

   o periodic distributions of principal or interest or both otherwise payable to one or more classes of securities, including subordinated securities,

   o the provision of a letter of credit, guarantee, insurance policy or other form of credit, or

   o     any combination of these items.

   The Reserve Account will assist with the subsequent distribution of principal or interest on that series or class in the manner provided in the related supplement.

                               SECURITY RATINGS

   Any rating of the securities by a rating agency will indicate:

   o its view on the likelihood that securityholders will receive required interest and principal payments, and

   o its evaluation of the receivables and the availability of any CREDIT ENHANCEMENT for the securities.

   Among the things a rating will not indicate are:

   o     the likelihood that a PAY OUT EVENT will occur,

   o the likelihood that a United States withholding tax will be imposed on non-U.S. securityholders,

   o     the marketability of the securities,

   o     the market price of the securities, or

   o     whether the securities are an appropriate investment for you.

   A rating will not be a recommendation to buy, sell or hold the securities. A rating may be lowered or withdrawn at any time by a rating agency.

   The TRANSFEROR will request a rating of the securities offered by this prospectus and the prospectus supplement from at least one rating agency. It will be a condition to the issuance of the securities of each series or class offered by this prospectus and the related supplement--including each series that includes a PRE-FUNDING ACCOUNT, and, with respect to any series of notes, the related SERIES CERTIFICATE--that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization selected by the TRANSFEROR to rate any series, which will be the rating agency. The rating or ratings applicable to the securities of each series or class offered by this prospectus will be set forth in the related supplement. Rating agencies other than those requested could assign a rating to the securities and that rating could be lower than any rating assigned by a rating agency chosen by the TRANSFEROR.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

   The transfer of receivables to the master trust constitutes either a complete transfer of Chase USA's interest in the receivables or a grant of a security interest in the receivables. If Chase USA's transfer creates a security interest then it constitutes a perfected security interest under applicable law.

   The master trust will have a first priority claim on the receivables subject only to some tax and other governmental liens, which are discussed below.

   The master trust will have a claim against Chase USA if the master trust does not have an unencumbered claim to the receivables. See "Description of the Securities--Description of the Certificates--Chase USA's Representations and Warranties."

   Chase USA will make all necessary filings under the UCC to perfect the master trust's security interest in the receivables.

   Notwithstanding the actions described above to protect the master trust's interest in the receivables, there may be some circumstances in which a creditor of Chase USA could acquire an interest in receivables that would have priority over the master trust. Chase USA represents and warrants that no such prior interests will exist. Chase USA also covenants not to further encumber or sell the receivables.

   In addition, a tax or other governmental lien on Chase USA's property that arises before the transfer of the receivables to the master trust may have a prior claim to the receivables. If the FDIC were appointed as Chase USA's receiver, administrative expenses of the receiver may also have priority over the interest of the master trust in the receivables.

   While Chase USA's affiliate The Chase Manhattan Bank is the servicer, collections from the receivables will be commingled with the servicer's general funds and used for the servicer's benefit before each DISTRIBUTION DATE. The master trust will not have a perfected security interest in commingled collections. If the short-term deposit rating of the servicer is reduced below "A-1" or "P-1" by the applicable rating agency, the servicer will be obligated to cease commingling collections and begin depositing collections into the COLLECTION ACCOUNT within two business days after the date of processing.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

   Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition, engages in certain violations of laws or regulations, or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver.

   Under such circumstances the FDIC could:

   o require the master trust trustee to go through an administrative claims procedure to establish its right to payments collected on the receivables in the master trust,

   o request a stay of proceedings with respect to the master trust's claims against Chase USA, or

   o repudiate without compensation Chase USA's ongoing obligations under the POOLING AND SERVICING AGREEMENT, such as the duty to collect payments or otherwise service the receivables or to provide administrative services to the owner trust.

If the FDIC were to take any of those actions, payments of principal and interest on your notes could be delayed or reduced.

   By statute, the FDIC as conservator or receiver is authorized to repudiate any "contract" of Chase USA upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of receivables to the master trust.

Under a recently enacted FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover, or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifiies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors. Chase USA believes the FDIC regulation applies to the transfer of receivables under the POOLING AND SERVICING AGREEMENT and that the conditions of the regulation have been satisfied.

   If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Chase USA's transfer of the receivables to the master trust. In that event the master trust could be limited to seeking recovery based upon its security interest in the receivables. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Chase USA's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. If the FDIC were to refuse to recognize Chase USA's transfer of the receivables, payments of principal and interest on your notes could be delayed or reduced.

   In the event that the FDIC refused to recognize the transfer of the receivables and repudiated the master trust's security interest in the receivables, the amount of compensation that the FDIC is required to pay is limited to your "actual direct compensatory damages" determined as of the date of the FDIC's appointment as receiver. There is no statutory definition of "actual direct compensatory damages." The staff of the FDIC takes the position that upon repudiation or disaffirmation these damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC interpretation, you would receive interest only through the date of the appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as receiver, you may not receive the full amount of interest owing to you under the certificates or the notes. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of those bonds as of the date of repudiation. Under neither interpretation, however, would you be compensated for the period between the appointment of the receiver and the date of repudiation.

   Chase USA will notify you if a receiver or a conservator is appointed for it. This appointment will cause a PAY OUT EVENT for all outstanding series. After that PAY OUT EVENT occurs, newly created receivables will not be transferred to the master trust and the master trust trustee will proceed to dispose of the receivables in a commercially reasonable manner and on commercially reasonable terms:

   o unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the INVESTOR INTEREST of each outstanding series (or if any series has more than one class, of each class, and any other entity specified in the POOLING AND SERVICING AGREEMENT or SERIES SUPPLEMENT), or

   o     unless otherwise required by the FDIC.

   The proceeds from the sale of the receivables will be treated as collections and will be distributed to certificateholders. The FDIC may delay this procedure as described above.

   If the only PAY OUT EVENT to occur is Chase USA's insolvency and the appointment of a conservator or receiver for it, the FDIC may have the power to prevent the early sale of the receivables and the commencement of the RAPID AMORTIZATION PERIOD. In addition, the FDIC may have the power to cause the early sale of the receivables and the early retirement of the certificates or to prohibit the continued transfer of receivables to the master trust.

   If no SERVICER DEFAULT other than the conservatorship or receivership of the servicer exists, the FDIC may have the power to prevent the appointment of a successor servicer. See "Description of the Securities--Description of the Certificates--Pay Out Events."

CONSUMER PROTECTION LAWS

   The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. The most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts. These statutes:

   o     impose disclosure requirements:

           - when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end,

   o     limit customer liability for unauthorized use,

   o     prohibit discriminatory practices in extending credit, and

   o impose limits on the type of account-related charges that may be assessed.

   Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The master trust may be liable for some violations of consumer protection laws that apply to the related receivables. In addition, a cardholder may be entitled to assert the violations by way of set-off against his or her obligation to pay the amount of receivables owing. Chase USA warrants that all related receivables have been and will be created in compliance with the requirements of those laws. The servicer will also agree to indemnify the master trust, among other things, for any liability arising from such violations of consumer protection laws caused by the servicer. For a discussion of the master trust's rights arising from the breach of these warranties, see "Description of the Securities--Description of the Certificates--Chase USA's Representations and Warranties."

   There have been numerous attempts at the federal, state and local level to further regulate the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts. These ceilings are substantially below the rate of the finance charges and fees that is currently assessed on Chase USA's accounts. Chase USA cannot predict whether any such legislation will be enacted. If ceilings on finance charges or fees are enacted, the yield on the receivable pool may be reduced. This reduction could result in a PAY OUT EVENT and a RAPID AMORTIZATION PERIOD. See "Description of the Securities--Description of the Certificates--Rebates and Fraudulent Charges" and "--Investor Charge-Offs."

INDUSTRY LITIGATION

   In October 1998, the federal government filed an antitrust lawsuit against VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated alleging that these credit card associations restrain competition and limit consumer choice. The government in this lawsuit challenges, among other things:

   o the control of VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated by the same set of banks,

   o the ability of banks to issue both VISA and MasterCard cards, as well as

   o the rules adopted by these associations prohibiting members from offering credit cards of some competitors.

   In public statements, VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated have contested the government's allegations. Chase USA is unable to predict the effect of this lawsuit on Chase USA's credit card business. An adverse decision against VISA U.S.A., Inc., VISA International Inc. and MasterCard International Incorporated, or an adverse settlement of this litigation, could result in changes in the current associations and Chase USA's ability to issue both VISA and MasterCard cards as well as cards of other competitors.

OTHER LITIGATION

   Several lawsuits have recently been commenced against various credit card issuers alleging generally that the manner in which customer payments were credited to accounts resulted in violations of the related account agreements and state and federal law and unjustified finance charges, late fees and penalty interest rates. Two such cases were filed against Chase USA in the federal courts in Texas and California. A court has issued a final judgment and order approving the class action settlement in its entirety, and dismissed the lawsuits with prejudice. Appeals filed by two class members were recently dismissed. We anticipate that all the proceeds required by the settlement will be disbursed by the end of 2001. We continue to believe that the settlement will not have a material adverse effect on Chase USA's ability to originate and service the receivables or on the performance of the receivables under the master trust.

                                 TAX MATTERS

   The following is a general discussion of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a certificate or note. Unless otherwise indicated, this summary deals only with U.S. CERTIFICATE OWNERS and U.S. NOTE OWNERS, as defined below, who acquire their certificates or notes at their original issue price in the original issuance of those certificates or notes and who hold these securities as capital assets.

   This discussion is based on present provisions of the Internal Revenue Code of 1986, as amended, the proposed, temporary and final Treasury regulations promulgated under the tax code, and administrative rulings or pronouncements and judicial decisions all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

   The discussion does not address all of the tax consequences that may be relevant to a particular certificate owner or note owner in light of that certificate owner or note owner's circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to some types of certificate owners or note owners that are subject to special treatment under the tax code, such as:

   o     dealers in securities or currencies,

   o     financial institutions,

   o     tax-exempt entities,

   o     insurance companies,

   o traders in securities who elect to mark their securities holdings to market,

   o persons holding certificates or notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, or

   o     persons whose functional currency is not the U.S. dollar.

In addition, the following discussion does not consider the alternative minimum tax consequences, if any, of the investment in the certificates or notes, or the state, local or foreign tax consequences of the investment. Each prospective certificate owner or note owner is urged to consult its own tax advisor in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate or note.

   Prospective investors should note that no ruling will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Simpson Thacher & Bartlett ("tax counsel") described below are based upon the representations and assumptions set forth in their opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the POOLING AND SERVICING AGREEMENT and the other related documents. If those representations are inaccurate and/or the relevant parties fail to comply with the terms of the POOLING AND SERVICING AGREEMENT or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences set forth in this prospectus may not be accurate.

   For purposes of this discussion, the terms U.S. CERTIFICATE OWNER and U.S. NOTE OWNER mean a beneficial owner of a certificate (other than a SERIES CERTIFICATE) or note, respectively, that is:

   o     a citizen or resident of the United States,

   o a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States,

   o an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

   o     a trust that:

           - is subject to the supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust; or

           - has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

   For purposes of this discussion, the terms NON-U.S. CERTIFICATE OWNER and NON-U.S. NOTE OWNER mean a beneficial owner of a certificate (other than a SERIES CERTIFICATE) or a note, respectively, who is not a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER.

   If a partnership holds certificates or notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A certificate owner or note owner that is a partner of a partnership holding such certificates or notes should consult its own tax advisor.

TAX CHARACTERIZATION OF THE MASTER TRUST

   Tax counsel is of the opinion that the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See "--Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" below.

TAX CONSIDERATIONS RELATING TO CERTIFICATE OWNERS

   Tax Characterization of the Certificates as Debt

   The TRANSFEROR will express in the POOLING AND SERVICING AGREEMENT its intent that the certificates (other than a SERIES CERTIFICATE) will be treated as debt for all U.S. tax purposes. The TRANSFEROR, by entering into the POOLING AND SERVICING AGREEMENT, and each certificate owner, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates (other than a SERIES CERTIFICATE) as debt for U.S. tax purposes. However, the POOLING AND SERVICING AGREEMENT generally refers to the transfer of receivables as a "transfer, assignment and conveyance," and the TRANSFEROR will treat the POOLING AND SERVICING AGREEMENT, for some non-tax accounting purposes, as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

   For U.S. federal income tax purposes, the economic substance of a transaction often determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as, in more limited circumstances, taxpayers, to treat a transaction in

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
accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. However, courts have substantially limited the circumstances in which a taxpayer for tax purposes can ignore the form of a transaction. Nevertheless, tax counsel has advised that, in a properly presented case, this would not prevent a determination of the tax characterization of the certificates based on the economic substance of the transaction.

   The determination of whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by such transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished and the purchaser has obtained substantial incidents of ownership in the transferred property. Among those factors, the primary factors examined are whether the purchaser has the opportunity for gain if the property increases in value and has the risk of loss if the property decreases in value. Tax counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the certificates (other than a SERIES CERTIFICATE) will be properly characterized as indebtedness for U.S. federal income tax purposes. Except where indicated to the contrary, the discussion below assumes that the certificates (other than a SERIES CERTIFICATE) will be considered debt for U.S. federal income tax purposes.

  Taxation of Interest Income on the Certificates

   General. The TRANSFEROR intends to take the position that a U.S. CERTIFICATE OWNER generally will include the stated interest on a certificate in gross income at the time such interest income is received or accrued in accordance with that U.S. CERTIFICATE OWNER'S regular method of tax accounting. This treatment is based on the TRANSFEROR'S position that the stated interest on a certificate is unconditionally payable.

   Under the applicable Treasury regulations, the stated interest on the certificates will be considered unconditionally payable only if the terms and conditions of the certificates make the likelihood of late payment or non-payment of the stated interest a remote contingency. Since the master trust and the master trust trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the certificates, provided the master trust has sufficient cash on hand to allow the master trust trustee to make those interest payments, the TRANSFEROR believes that the late payment or non-payment of stated interest on the certificates is a remote contingency.

   If, however, the stated interest on the certificates is not considered unconditionally payable, the stated interest on the certificates will be considered original issue discount, and a U.S. CERTIFICATE OWNER will be required to include such stated interest in income, as original issue discount, on a daily economic accrual basis regardless of that person's regular method of tax accounting and in advance of receipt of the cash related to such income. In addition, if the stated interest on the certificates is not paid in full on a DISTRIBUTION DATE, the certificates may at such time, and at all later times, be considered to be issued with original issue discount and all U.S. CERTIFICATE OWNERS would be required to include that stated interest in income as original issue discount on an economic accrual basis.

   Original Issue Discount Obligations. Assuming that the stated interest on the certificates is considered to be "unconditionally payable", a series of certificates will not be considered to have been issued with original issue discount unless the stated principal amount of the series of certificates exceeds its issue price by more than a statutory de minimis amount of original issue discount. In this case, the amount of such excess will be considered original issue discount. For this purpose, the issue price of a series of certificates is the first price at which a substantial amount of such series of certificates is sold for money.

   A U.S. CERTIFICATE OWNER must include the amount of such original issue discount in income on a daily economic accrual basis regardless of such U.S. CERTIFICATE OWNER'S method of accounting and in advance of the receipt of the cash related to such income. A U.S. CERTIFICATE OWNER will not be required to include in income separately any payments received on the certificates in respect of such original issue discount. If any series of certificates is issued with original issue discount it will be disclosed in the relevant prospectus supplement.

   Sale, Exchange or Retirement of Certificates

   Upon a sale or other taxable exchange, retirement or disposition of a certificate, a U.S. CERTIFICATE OWNER will recognize gain or loss equal to the difference between:

   o the amount realized on that sale, exchange, retirement or other disposition, less an amount equal to any accrued but unpaid interest that the U.S. CERTIFICATE OWNER has not included in gross income previously, which will be taxable as interest income, and

   o     the U.S. CERTIFICATE OWNER'S adjusted tax basis in such certificate.

This gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the U.S. CERTIFICATE OWNER held the certificate for more than one year at the time of the sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

   Possible Alternative Characterizations

   Although, as described above, it is the opinion of tax counsel that the certificates (other than a SERIES CERTIFICATE) will be properly characterized as debt for U.S. federal income tax purposes, this opinion is not binding on the IRS and, consequently, no assurance can be given that this characterization will prevail. If the IRS were to contend successfully that some or all of the certificates or any COLLATERAL INTEREST were not debt obligations for U.S. federal income tax purposes, all or a portion of the master trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for those purposes. No attempt will be made to comply with any IRS reporting or other requirements that would apply if all or a portion of the master trust were treated as a partnership or as a corporation because in the opinion of tax counsel the certificates (other than a SERIES CERTIFICATE) will be characterized as debt for U.S. federal income tax purposes and any beneficial owner of an interest in a COLLATERAL INTEREST will agree to treat that interest as debt.

   If the master trust were treated in whole or in part as a partnership, other than a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, such partnership would not itself be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of the partnership would be taken into account directly in computing the taxable income of the TRANSFEROR, or the beneficial owner of the TRANSFEROR CERTIFICATE, and any certificate owners treated as partners in the partnership in accordance with their respective partnership interests. The amount and timing of income reportable by any certificate owners treated as partners in the partnership would likely differ from that reportable by those certificate owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's and, under some circumstances, a trust's share of the expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent that they exceeded two percent of the individual's adjusted gross income, and subject to reduction if the individual's adjusted gross income exceeded specified limits. As a result, in these circumstances, a certificate owner subject to these limitations may be taxed on a greater amount of income than the interest payable on that certificate owner's certificates. In addition, all or a portion of the partnership's taxable income that is allocable to a certificate owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income, which generally would be taxable to that certificate owner under the tax code.

   Alternatively, if the master trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the master trust would be subject to U.S. federal income tax at the applicable marginal corporate income tax rates applicable to that income. This entity-level tax could result in reduced distributions to certificate owners. In addition, the distributions from the master trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that any certificates were treated as debt of the corporation, and distributions to owners of those certificates were treated as payments of interest on the certificates. Moreover, distributions to certificate owners not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

TAX CONSIDERATIONS RELATING TO NOTE OWNERS

   Tax Characterization of the Owner Trusts

   Tax counsel is of the opinion that no owner trust will be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. tax purposes. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. See "--Possible Alternative Characterizations--Alternative Characterizations Relating to the Notes" below.

   Tax Characterization of the Notes

   The TRANSFEROR will express in the INDENTURE its intent that the notes will be treated as debt for all U.S. tax purposes and, under the terms of the INDENTURE and the related notes, the TRANSFEROR, and each note owner, by the acceptance of a beneficial interest in a note, will agree to treat each note as debt for such purposes. Tax counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be properly characterized as indebtedness for U.S. tax purposes. Except where indicated to the contrary, the discussion below assumes that the notes will be considered debt for U.S. federal income tax purposes.

   Taxation of Interest Income on the Notes

   General. A U.S. NOTE OWNER generally will include the stated interest on a note in gross income at the time that interest income is received or accrued in accordance with that person's regular method of tax accounting.

   Original Issue Discount Obligations. Assuming that the stated interest on the notes is considered to be "unconditionally payable", a series of notes will not be considered to have been issued with original issue discount unless a substantial amount of such series of notes is sold, pursuant to the original issuance of such notes, to investors at a price that is less than the stated principal amount of such notes by more than a statutory de minimis amount of original issue discount. In this case, the amount of such discount will be considered original issue discount.

   A U.S. NOTE OWNER must include the amount of such original issue discount in income on a daily economic accrual basis regardless of such U.S. NOTE OWNER'S method of accounting and in advance of the receipt of the cash related to such income. A U.S. NOTE OWNER will not be required to include in income separately any payments received on the notes in respect of such original issue discount. If any series of notes is issued with original issue discount it will be disclosed in the relevant prospectus supplement. For this purpose, the issue price of a series of notes is the first price at which a substantial amount of such series of notes is sold for money.

   Sale, Exchange or Retirement of Notes

   Upon a sale or other taxable exchange, retirement or disposition of a note, a U.S. NOTE OWNER will recognize gain or loss equal to the difference between:

   o the amount realized on such sale, exchange, retirement or other disposition, less an amount equal to any accrued but unpaid interest which the U.S. NOTE OWNER has not included in gross income previously, which will be taxable as interest income, and

   o     the U.S. NOTE OWNER'S adjusted tax basis in such note.

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
This gain or loss generally will be capital gain or loss and generally will be long-term gain or loss if the U.S. NOTE OWNER held the note for more than one year at the time of such sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

   Possible Alternative Characterizations

   Alternative Characterizations Relating to the Notes. Although, as described above, it is the opinion of tax counsel that the notes will be properly characterized as debt for U.S. federal income tax purposes, such opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. If the IRS were to contend successfully that some or all of the notes were not debt obligations for U.S. federal income tax purposes, an owner trust could be classified either as a partnership or as a publicly traded partnership taxable as a corporation for those purposes. Because in the opinion of tax counsel the notes will be characterized as debt for U.S. federal income tax purposes, no attempt will be made to comply with any IRS reporting or other requirements that would apply if an owner trust were treated as a partnership or as a publicly traded partnership taxable as a corporation.

   If an owner trust were treated as a partnership, other than as a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, the partnership would not be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of the partnership would be taken into account directly in computing the taxable income of the TRANSFEROR and any note owners treated as partners in the partnership in accordance with their respective partnership interests. The amount and timing of income reportable by any note owners treated as partners in the partnership would likely differ from that reportable by those note owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's and, under some circumstances, a trust's share of the expenses of such partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent that they exceeded two percent of the individual's adjusted gross income, and subject to reduction if the individual's adjusted gross income exceeded specified limits. As a result, under these circumstances, a note owner subject to these limitations may be taxed on a greater amount of income than the interest payable on that note owner's notes. In addition, all or a portion of any taxable income allocated to a note owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income, which generally would be taxable to such note owner under the tax code.

   Alternatively, if an owner trust were classified as a publicly traded partnership taxable as a corporation, the taxable income of the owner trust would be subject to U.S. federal income tax at the marginal corporate income tax rates applicable to such income. This entity-level tax could result in reduced distributions to note owners. In addition, the distributions from the owner trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that any notes were treated as debt of that corporation and distributions to the related note owners were treated as payments of interest thereon. Moreover, distributions to note owners not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

   Alternative Characterization Relating to the Master Trust. If the master trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the master trust would be subject to U.S. federal income tax at the marginal corporate income rates applicable to such income. See "--Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" above. This entity-level tax could result in reduced distributions to an owner trust and, therefore, to note owners.

NON-U.S. CERTIFICATE OWNERS AND NON-U.S. NOTE OWNERS

   Assuming that all of the certificates and notes issued to NON-U.S. CERTIFICATE OWNERS and NON-U.S. NOTE OWNERS are considered debt of the TRANSFEROR for U.S. federal income tax purposes, under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

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
   (a) no withholding of U.S. federal income tax will be required with respect to the payment by the TRANSFEROR or any withholding agent of principal or interest on a certificate or note owned by a NON-U.S. CERTIFICATE OWNER or a NON-U.S. NOTE OWNER provided that:

   o the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the TRANSFEROR entitled to vote within the meaning of section 871(h)(3) of the tax code and the Treasury regulations promulgated under the tax code,

   o the beneficial owner is not a controlled foreign corporation that is related to the TRANSFEROR through stock ownership,

   o the beneficial owner is not a bank whose receipt of interest on a certificate or note is described in section 881(c)(3)(A) of the tax code, and

   o the beneficial owner satisfies the statement requirement set forth in section 871(h) and section 881(c) of the tax code and the Treasury regulations promulgated under the tax code, and

   (b) a certificate or note beneficially owned by an individual who at the time of his or her death is a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER will not be subject to U.S. federal estate tax as a result of such individual's death provided that:

   o the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the TRANSFEROR entitled to vote within the meaning of section 871(h)(3) of the tax code, and

   o the interest payments with respect to the certificate or note would not have been, if received at the time of the individual's death, effectively connected with the conduct of a U.S. trade or business by the individual.

   To satisfy the statement requirement referred to in paragraph (a) above, the certificate owner or the note owner or a financial institution holding the certificate or note on behalf of the owner, must provide, in accordance with specified procedures, the TRANSFEROR or any withholding agent with a statement to the effect that such certificate owner or note owner is not a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER. Currently, these requirements will be met if:

   o the certificate owner or note owner provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER, which certification may be made on an IRS Form W-8BEN or successor form, or

   o the certificate owner or note owner holds certificates or notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.

   Special certification rules apply to certain NON-U.S. CERTIFICATE OWNERS and NON-U.S. NOTE OWNERS that are entities rather than individuals.

   If a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER cannot satisfy the requirements described in paragraph (a) above, payments of interest made to that beneficial owner will be subject to a 30% withholding tax unless that beneficial owner provides the TRANSFEROR or any withholding agent with a properly executed:

   o IRS Form W-8BEN, or successor form, claiming an exemption from, or a reduction in the rate of, that withholding tax under the benefit of an applicable U.S. income tax treaty, or

   o IRS Form W-8ECI, or successor form, stating that the interest paid on the certificate or note is not subject to that withholding tax because it is effectively connected with the certificate owner's or note owner's conduct of a trade or business in the United States.

   The NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER that receives interest that is effectively connected with its conduct of a U.S trade or business, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER. In addition, if that NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income will be included in such foreign corporation's earnings and profits.

   Any gain realized by a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER upon the sale, exchange, retirement or other disposition of a certificate or note generally will not be subject to U.S. federal income tax unless:

   o the gain is effectively connected with a U.S. trade or business of the NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER in the United States,

   o for a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met, or

   o such NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER is subject to tax pursuant to provisions of the tax code regarding the taxation of U.S. expatriates.

   If the certificates or notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER to be treated as engaged in a trade or business in the United States. In that event, the NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax, including, for a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from such partnership. Further, withholding obligations would apply with respect to partnership income that is allocable to a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER. Alternatively, if some or all of the certificates or notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER generally would be subject to U.S. withholding tax at the rate of 30%, unless that rate were reduced under an applicable U.S. income tax treaty. See "--Tax Considerations Relating to Certificate Owners--Possible Alternative Characterizations" and "--Tax Considerations Relating to Note Owners--Possible Alternative Characterizations" above.

   Special rules may apply for NON-U.S. CERTIFICATE OWNERS or NON-U.S. NOTE OWNERS who:

   o     have an office or other fixed place of business in the U.S.,

   o     are former U.S. citizens,

   o are engaged in a banking, financing, insurance or similar business in the U.S., or

   o are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

   These persons should consult their own U.S. tax advisors before investing in the certificates or notes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

   In general, information reporting requirements will apply to some payments of principal and interest paid on certificates or notes and to the proceeds of the sale of a certificate or note made by U.S. CERTIFICATE OWNERS or U.S. NOTE OWNERS other than some exempt recipients, such as corporations. A backup withholding tax will apply to those payments if the U.S. CERTIFICATE OWNER or U.S. NOTE OWNER fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

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
   No information reporting or backup withholding will be required with respect to payments made by the TRANSFEROR or any withholding agent to a NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER if the statement described above under "--Non-U.S. Certificate Owners and Non-U.S. Note Owners" has been received and the payor does not have knowledge that the NON-U.S. CERTIFICATE OWNER or NON-U.S. NOTE OWNER is actually a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER.

   In addition, backup withholding and information reporting will not apply if payments of principal and interest on a certificate or note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a certificate owner or note owner or if a foreign office of a broker, as defined in applicable Treasury regulations, pays the proceeds of the sale of a certificate or note to the owner of that security. If, however, the custodian, nominee, agent or broker is, for U.S. federal income tax purposes:

   o     a United States person,

   o     a controlled foreign corporation,

   o a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States, or

   o a foreign partnership in which one or more United States persons, in the aggregate, owns more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, those payments will not be subject to backup withholding but will be subject to information reporting, unless:

   o that custodian, nominee, agent or broker has documentary evidence in its records that the relevant certificate owner or note owner is not a United States person and other conditions are met, or

   o the certificate owner or note owner otherwise establishes an exemption.

   Payments of principal and interest on a certificate or note paid to the certificate owner or note owner by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a certificate or note, will be subject to both backup withholding and information reporting unless:

   o the relevant certificate owner or note owner provides the statement referred to above under "--Non-U.S. Certificate Owners and Non-U.S. Note Owners," and

   o the payor does not have actual knowledge that the certificate owner or note owner is actually a U.S. CERTIFICATE OWNER or U.S. NOTE OWNER or the certificate owner or note owner otherwise establishes an exemption.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a certificate owner's or note owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

   The discussion above does not address the tax consequences of the purchase, ownership or disposition of a certificate or note under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences of purchasing, owning and disposing of a certificate or note.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

   Before investing in securities, a PLAN fiduciary should determine, among other factors, whether the investment:

   o     is permitted under the governing PLAN,

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
   o is appropriate for the PLAN in view of its overall investment policy and the composition and diversification of its portfolio, and

   o     is prudent considering the factors discussed in this prospectus.

   ERISA and the tax code prohibit some transactions involving the assets of an ERISA PLAN and persons who are either "parties in interest" under ERISA or "disqualified persons" under the tax code. Prohibited transactions may generate excise taxes and other liabilities.PLANS that are not subject to Title I of ERISA or Section 4975 of the tax code (such as governmental, church and non-U.S. PLANS ) may be subject to SIMILAR LAWS which may affect their investment in the securities. Thus, a PLAN fiduciary considering an investment in the securities should also consider whether the investment might constitute a prohibited transaction under ERISA or the tax code or a violation of a SIMILAR LAW by reason of the acquisition of the notes by a PLAN.

CERTAIN ERISA CONSIDERATIONS WITH RESPECT TO NOTES

   PLANS subject to the fiduciary and prohibited transactions rules of ERISA and the tax code can purchase the notes subject to the considerations and conditions discussed below.

PROHIBITED TRANSACTION CONSIDERATIONS

   Treatment of the Notes as Debt Instruments

   Some transactions involving the operation of the owner trust could give rise to prohibited transactions under ERISA and the tax code if the assets of the owner trust were deemed to be assets of an investing PLAN. Generally, under an ERISA regulation, when an ERISA PLAN acquires an "equity interest" in an entity such as the owner trust, the ERISA PLAN'S assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulation apply.

   In general, an "equity interest" is defined under the regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, the TRANSFEROR believes that the notes should be treated as debt rather than equity interests under the regulation because the notes:

   o should be treated as indebtedness under applicable local law and debt, rather than equity, for U.S. tax purposes (see "Tax Matters--Tax Considerations Relating to Note Owners" above), and

   o     should not be deemed to have any "substantial equity features."

Accordingly, the assets of the owner trust should not constitute PLAN assets subject to the fiduciary or prohibited transaction rules of ERISA or the tax code by reason of the acquisition of the notes by an ERISA PLAN.

   Acquisition of Notes

   If an ERISA PLAN purchases notes and a person who has a relationship to the owner trust, such as the TRANSFEROR, the servicer, any trustee, or underwriters, or any of their affiliates, is also a "party in interest" or a "disqualified person" with respect to such PLAN, the purchase may be prohibited under ERISA or the tax code, unless an exemption applies. Accordingly, fiduciaries of a PLAN considering an investment in the notes should consult their own counsel concerning the propriety of the investment prior to making the purchase.

   SIMILAR LAWS governing the investment of the assets of PLANS not subject to Title I of ERISA or Section 4975 of the tax code (such as governmental, church and non-U.S. PLANS) may contain prohibited transaction requirements similar to those under ERISA and/or the tax code. Accordingly, fiduciaries of such PLANS, in consultation with their advisors, should consider the impact of applicable SIMILAR LAWS on an investment in the notes and the considerations discussed above, as applicable.

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   In light of the foregoing, by acceptance of a note, each holder will be deemed to have represented and warranted that either:

   o the holder is not acquiring, or considered to be acquiring, the note with the assets of a PLAN, or

   o     no non-exempt prohibited transaction under Section 406 of ERISA,
         Section 4975 of the tax code or a violation of any SIMILAR LAW will occur as a result of the acquisition and holding of the notes.

   EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS COUNSEL REGARDING THE POTENTIAL CONSEQUENCES UNDER ERISA, THE TAX CODE OR SIMILAR LAWS OF THE ACQUISITION AND HOLDING OF THE NOTES.

CERTAIN ERISA CONSIDERATIONS WITH RESPECT TO CERTIFICATES

PROHIBITED TRANSACTION CONSIDERATIONS

   Treatment of Master Trust Assets as Plan Assets

   Some transactions involving the operation of the master trust might constitute prohibited transactions under ERISA and the tax code, if assets of the master trust were deemed to be assets of an investing PLAN. As noted above, the ERISA regulation concerns whether or not an ERISA PLAN'S assets would include an interest in the underlying assets of an entity (such as the master trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA. If assets of the master trust were deemed to be assets of an investing ERISA PLAN, any person who has discretionary authority or control with respect to master trust assets will be a fiduciary of the investing ERISA PLAN. This fiduciary status would increase the scope of activities which could be considered prohibited transactions under ERISA and the tax code. Accordingly, if PLANS invest in the master trust, the master trust could be deemed to hold PLAN assets unless one of the exceptions contained in the ERISA regulation applies.

   Exception for Insignificant Participation by Benefit Plan Investors

   The ERISA regulation provides that the assets of an entity such as the master trust will not be deemed to be PLAN assets if equity participation in the entity by "benefit plan investors" is not "significant." Examples of benefit plan investors include ERISA PLANS as well as PLANS not subject to Title I of ERISA or Section 4975 of the tax code. Equity participation in an entity by benefit plan investors is not "significant" on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity is held by benefit plan investors. This less than 25% interest excludes the value of any equity interests held by the TRANSFEROR, the master trust trustee or its affiliates. No monitoring or other measures will be taken to ensure that the exception applies with respect to the master trust. No assurance can be given as to whether the value of any class of equity interests in the master trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

   Exception for Publicly Traded Securities

   The ERISA regulation contains an exception which provides that if an ERISA PLAN acquires a "publicly-offered security," the issuer of the security is not deemed to hold PLAN assets solely by reason of such acquisition. A publicly-offered security is a security that is:

   o     freely transferable,

   o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

   o     either:

           - part of a class of securities registered under the Securities Exchange Act of 1934, or

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
           - sold to the PLAN as part of an offering of securities to the public under the Securities Act of 1933 and the class of securities of which this security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of these securities to the public occurred.

   Although it is anticipated that the conditions of this exception may be met with respect to some classes of the certificates, no assurance can be given and no monitoring will be done.

   Fiduciaries and other persons contemplating purchasing the certificates on behalf of or with the assets of any PLAN should consult their own counsel concerning the consequences to the PLAN of an investment in the certificates, including the consequences to the PLAN if the assets of the master trust were to become subject to the fiduciary and prohibited transactions rules of ERISA and the tax code.

   Additional Considerations for Insurance Company General Accounts

   In particular, insurance companies considering the purchase of certificates of any series should consult their own employee benefits counsel or other appropriate counsel with respect to the U.S. Supreme Court's 1993 decision in which it was held that, under some circumstances, assets held in an insurance company's general account may be deemed to be assets of ERISA PLANS that were issued policies supported by the general account. In addition, insurance companies may wish to consult with their own counsel regarding the Small Business Job Protection Act of 1996, which added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and a section of the tax code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of an ERISA PLAN to the extent criteria set forth in DOL regulations are satisfied. This section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL published final regulations, called the general account regulations, for this purpose. The general account regulations provide that when an ERISA PLAN acquires a transition policy issued by an insurance company on or before December 31, 1998, which is supported by assets of the insurance company's general account, the ERISA PLAN'S assets will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998. Accordingly, investors should analyze whether the U.S. Supreme Court case, the relevant ERISA section and the general account regulations may have an impact with respect to their purchase of the certificates of any series.

   As noted above, SIMILAR LAWS governing the investment and management of the assets of PLANS not subject to Title I of ERISA or Section 4975 of the tax code may contain fiduciary and prohibited transaction requirements similar to those under ERISA and/or the tax code. Accordingly, fiduciaries of such PLANS, in consultation with their advisors, should consider the impact of applicable SIMILAR LAWS on an investment in the certificates and the considerations discussed above, as applicable.

   In light of the foregoing, by acceptance of a certificate, each holder will be deemed to have represented and warranted that either:

   o the holder is not acquiring, or considered to be acquiring, the certificate with the assets of a PLAN, or

   o no non-exempt prohibited transaction under Section 406 of ERISA or 4975 of the tax code or a violation of any SIMILAR LAW will occur as a result of such acquisition and holding of the certificates.

                             PLAN OF DISTRIBUTION

   The TRANSFEROR may sell the securities offered by the prospectus:

   o     through underwriters or dealers,

   o     directly to one or more purchasers, or

   o     through agents.

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   The prospectus supplement for any offered series will set forth the terms of the offering of the offered securities, including, without limitation, the names of any underwriters, the purchase price of the offered securities and the resulting proceeds to Chase USA, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   The underwriters of any underwritten securities will purchase the securities for their own account. The underwriters may sell any securities they purchase in one or more transactions. Those sales may be transacted at a fixed public offering price, or at varying prices to be determined at the time of sale, which will be set forth or described in the prospectus supplement for the offered securities.

   If Chase USA sells any securities to dealers as principals, those dealers may re-sell those securities to the public at varying prices set by those dealers from time to time.

   Chase USA also may sell securities through agents on a best-efforts basis at varying prices.

   Each underwriting agreement will provide that Chase USA, as TRANSFEROR of the receivables, will indemnify the underwriters of the offered securities against liabilities under the federal securities laws, or contribute to any amounts the underwriters may be required to pay with respect to such liabilities. Dealers and agents may also be entitled to indemnification or contribution with respect to liabilities under the federal securities laws.

   Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934:

   o Over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

   o Stabilizing transactions, which permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum,

   o Syndicate covering transactions, which involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions, and

   o Penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

   Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered securities to be higher than they would otherwise be in the absence of such transactions. Neither the master trust nor any of the underwriters represent that the underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

   This prospectus and the attached prospectus supplement may be used by J.P. Morgan Securities Inc., a wholly owned subsidiary of J.P. Morgan Chase & Co. and an affiliate of Chase USA, in connection with offers and sales related to market-making transactions in the offered securities. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                LEGAL MATTERS

   Certain legal matters relating to the issuance of the securities will be passed upon for the TRANSFEROR by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the securities will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Helene L. Kaplan, of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, is a member of the Board of Directors of The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and J.P. Morgan Chase & Co. and owns 11,700 shares of JPMC'S common stock, with the associated rights attached thereto, 14,215 units of JPMC'S common

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
stock equivalents which entitle the holder upon termination of service as a member of JPMC'S Board of Directors to receive a cash payment for each unit equal to the fair market value at that time of a share of JPMC'S common stock and 5,592 units of JPMC'S common stock equivalents which entitle the holder upon termination of service as a member of JPMC'S Board of Directors to receive an equal number of shares of JPMC'S common stock.

                          REPORTS TO SECURITYHOLDERS

   Unless and until DEFINITIVE SECURITIES are issued, monthly and annual reports, containing information concerning the applicable master trust or owner trust and prepared by the servicer or the ADMINISTRATOR, will be sent on behalf of the master trust or owner trust to Cede as nominee of DTC and registered holder of the related securities. See "Description of the Securities--Form of Your Securities--Book-Entry Registration," "--Description of the Certificates--Reports to Certificateholders" and "--Evidence as to Compliance." The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of Chase USA or CMB to the securities owners. The servicer will file with the SEC such periodic reports with respect to the master trust and the owner trusts as are required under the Securities Exchange Act of 1934 and the rules and regulations of the SEC under that Act.

                     WHERE YOU CAN FIND MORE INFORMATION

   We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   All required annual, monthly and special SEC reports and other information will be filed by the TRANSFEROR with respect to the master trust or with respect to each owner trust.

   You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

   The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the master trust and any related owner trust until we terminate our offering of the securities.

   As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Comptroller of Chase USA, White Clay Center Building 200, Route 273, Newark, Delaware 19711, (302) 575-5000.

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                       GLOSSARY OF TERMS FOR PROSPECTUS

   "ACCOUNT" means each MasterCard and VISA credit card account established under a credit card agreement between Chase USA and any person and selected by Chase USA to have its receivables included in the master trust including each Additional Account but excluding each Removed Account.

   "ACCUMULATION PERIOD" means either a Controlled Accumulation Period or a Rapid Accumulation Period during which principal collections are accumulated in a Principal Funding Account for payment to certificateholders on a scheduled payment date.

   "ACCUMULATION PERIOD RESERVE ACCOUNT" means an Eligible Deposit Account held for the benefit of the certificateholders of a series to be funded to cover potential shortfalls resulting from the difference between:

   o the amount of investment earnings on funds accumulated in the Principal Funding Account during an Accumulation Period, and

   o  the amount of interest payments to be made to certificateholders.

   "ADDITIONAL ACCOUNT" means each MasterCard and VISA credit card account selected by Chase USA to be included in the master trust as an Account to have its receivables added to the master trust.

   "ADDITIONAL INTEREST" means interest on overdue Monthly Interest at the rate specified in the related supplement.

   "ADMINISTRATOR" means Chase USA as the administrator of an owner trust under a Deposit and Administration Agreement.

   "AMORTIZATION PERIOD" means a Controlled Amortization Period, a Principal Amortization Period or a Rapid Amortization Period.

   "BANK PORTFOLIO" means the portfolio of MasterCard and VISA accounts owned by Chase USA.

   "CASH COLLATERAL ACCOUNT" means an account securing a Cash Collateral
Guaranty.

   "CASH COLLATERAL GUARANTY" means a guaranty secured by the deposit of cash or permitted investments in a Cash Collateral Account reserved for the beneficiaries of that Cash Collateral Guaranty.

   "CHASE USA" means Chase Manhattan Bank USA, National Association.

   "CLEARSTREAM" means Clearstream Banking, societe anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.

   "CLEARSTREAM CUSTOMERS" means organizations participating in Clearstream's book-entry system.

   "CLOSING DATE" means the date of issuance of a series.

   "CMB" means The Chase Manhattan Bank as servicer of the Chase Credit Card Master Trust.

   "COLLATERAL INTEREST" means a subordinated interest in a series of certificates, in an amount initially equal to the percentage of the certificates of a series specified in the prospectus supplement for that series.

   "COLLECTION ACCOUNT" means an Eligible Deposit Account for the benefit of the certificateholders into which the servicer deposits collections on the receivables.

   "COMPANION SERIES" means:

   o a series which has been paired with a previously issued series and has an Investor Interest that increases as the Investor Interest of the previously issued series decreases, or

   o     any series designated as a Companion Series in the related Series
         Supplement.

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
   "CONTROLLED ACCUMULATION AMOUNT" means a designated amount scheduled to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period as specified in the related supplement.

   "CONTROLLED ACCUMULATION PERIOD" means a period:

   o beginning on a date specified in the related supplement after the Revolving Period and

   o     ending on the earliest of:

           the start of the Rapid Accumulation Period,

           the start of the Rapid Amortization Period, and

           the Series Termination Date, and

during which collections of Principal Receivables up to the amount specified in the related supplement are deposited monthly into the Principal Funding Account.

   "CONTROLLED AMORTIZATION AMOUNT" means a designated amount scheduled to be paid on each Distribution Date during the Controlled Amortization Period as specified in the related supplement.

   "CONTROLLED AMORTIZATION PERIOD" means a period:

   o     beginning on a date specified in the related supplement, and

   o     ending on the earlier of:

           the start of the Rapid Amortization Period, and

           the Series Termination Date, and

during which collections of Principal Receivables up to an amount specified in the related supplement are paid to certificateholders on each Distribution Date.

   "CONTROLLED DEPOSIT AMOUNT" means the amount to be deposited in the Principal Funding Account on each Transfer Date during the Controlled Accumulation Period to cover principal amounts due certificateholders on each scheduled payment date equal to the sum of:

   o     the Controlled Accumulation Amount for that Transfer Date, and

   o any remaining shortfall in the Controlled Deposit Amount for any prior Distribution Date.

   "COOPERATIVE" means the Euroclear Clearance System, S.C., a Belgian cooperative corporation.

   "CREDIT ENHANCEMENT" means any instrument, agreement or other arrangement providing support for a series or class of securities. Credit Enhancement may be in the form of:

   o the subordination of one or more classes of the certificates or the notes of a series,

   o     a letter of credit,

   o     cash collateral guaranty or account,

   o     a collateral interest,

   o     a surety bond,

   o     an insurance policy,

   o     a spread account,

   o     a reserve account,

   o     the use of cross support features,

   o another method of Credit Enhancement described in the related supplement, or

   o     any combination of the above.

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
   "CREDIT ENHANCEMENT PERCENTAGE" means the percentage interest in the receivables allocated to some credit enhancement providers.

   "CUT-OFF DATE" means September 27, 1995.

   "DEFAULTED ACCOUNT" means an Account written off as uncollectible by the servicer.

   "DEFINITIVE NOTES" means notes in fully registered, certificated form.

   "DEFINITIVE SECURITIES" means securities in fully registered, certificated form.

   "DEPOSIT AND ADMINISTRATION AGREEMENT" means an agreement between the Bank and an owner trust as specified in the related supplement under which a Series Certificate is deposited with the owner trust and Chase USA agrees to act as Administrator of the owner trust.

   "DISTRIBUTION ACCOUNT" means an Eligible Deposit Account from which distributions are made to certificateholders.

   "DISTRIBUTION DATE" means each date specified in the related supplement on which distributions of interest or principal are to be made to certificateholders.

   "DOL" means the U.S. Department of Labor.

   "ELIGIBLE ACCOUNT" means, as of the relevant Cut-Off Date, or, with respect to Additional Accounts, as of their date of designation for inclusion in the master trust, each Account owned by the Transferor:

   o     which was in existence and maintained with the Transferor,

   o     which is payable in United States dollars,

   o the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions,

   o which has not been classified by the Transferor as counterfeit, deleted, fraudulent, stolen or lost,

   o which has either been originated by the Transferor or acquired by the Transferor from other institutions, and

   o which has not been charged off by the Transferor in its customary and usual manner for charging off Accounts as of the Cut-Off Date and, with respect to an Additional Account, as of its date of designation for inclusion in the master trust.

   "ELIGIBLE DEPOSIT ACCOUNT" means either:

   o     a segregated bank account with an Eligible Institution, or

   o a segregated bank account with the corporate trust department of a depository institution organized under the laws of the United States or any state, including the District of Columbia, or any domestic branch of a foreign bank, and acting as a trustee for funds deposited in such accounts, so long as any of the securities of such depository institution has an investment grade rating from each rating agency.

   "ELIGIBLE INSTITUTION" means those financial institutions described under "Description of the Securities--Description of the Certificates--Master Trust Bank Accounts."

   "ELIGIBLE RECEIVABLE" means each receivable:

   o     which has arisen under an Eligible Account,

   o which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor,

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   o     with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of a receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of the receivable,

   o as to which, at the time of its creation, the Transferor or the master trust has good title free and clear of all liens and security interests arising under or through the Transferor, other than some tax liens for taxes not then due or which the Transferor is contesting,

   o which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions, and

   o which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Delaware.

   "ENHANCEMENT INVESTED AMOUNT" means a subordinated investor interest in cash flows in respect of the receivables to the extent described in the related supplement.

   "ERISA PLAN" means a Plan that is subject to Title I of ERISA or Section 4975 of the tax code.

   "EUROCLEAR" means the system operated by Euroclear Bank, S.A./N.V. under contract with the Cooperative.

   "EUROCLEAR PARTICIPANTS" means participants of the Euroclear system.

   "EVENTS OF DEFAULT" means, with respect to the notes, those events described under "Description of the Securities--Description of the Notes--The Indentures--Events of Default: Rights Upon Event of Default."

   "EXCESS FUNDING ACCOUNT" means the Eligible Deposit Account for the benefit of the certificateholders in which principal collections are held as collateral if the Transferor Interest is less than the Minimum Transferor Interest.

   "FDR" means First Data Resources, Inc., a computer data processing servicer for the bankcard industry.

   "FINANCE CHARGE ACCOUNT" means a bank account held for the benefit of the certificateholders in which the servicer will deposit collections of finance charge receivables allocated to the certificateholders.

   "FINANCE CHARGE RECEIVABLES" means periodic finance charges and other amounts charged in respect of some credit card fees, including cash advance fees, late fees and annual membership fees plus the amount of any Discount Option Receivables.

   "FUNDING PERIOD" means with respect to any pre-funded series, the period:

   o beginning on the Closing Date and ending on a specified date before an Amortization Period or an Accumulation Period begins, and

   o during which the aggregate amount of Principal Receivables in the master trust may be less than the aggregate principal amount of the certificates of the related series and an amount is held in a Pre-Funding Account for the benefit of the certificateholders.

   "GROUP" means each series specified in the related supplement to be included in any group.

   "INDENTURE" means an agreement between an Owner Trustee on behalf of a Chase credit card owner trust and the applicable Indenture Trustee under which notes are issued.

   "INDENTURE TRUSTEE" means the trustee acting on behalf of the noteholders under an Indenture.

   "INTERCHANGE" means fees received by creditors participating in the VISA and MasterCard associations as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for a limited period prior to initial billing.

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   "INTEREST FUNDING ACCOUNT" means an Eligible Deposit Account for the benefit of the certificateholders in which amounts to be paid to certificateholders as interest will be deposited on a monthly basis, if interest payments are made to certificateholders less frequently than monthly.

   "INVESTOR CHARGE-OFF" means, for any Monthly Period, and for any series:

   o the amount by which the sum of (w) related Monthly Interest, (x) overdue Monthly Interest, (y) any Additional Interest, and (z) the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds

   o amounts available to pay those amounts out of collections of Finance Charge Receivables, available credit enhancement amounts, if any, and other sources specified in the related supplement, if any, but not more than the Investor Default Amount.

   "INVESTOR DEFAULT AMOUNT" means, for any Monthly Period, the product of:

   o     the Investor Percentage with respect to that Monthly Period, and

   o the aggregate amount of Principal Receivables in Defaulted Accounts for that Monthly Period.

   "INVESTOR INTEREST" means the aggregate principal amount of the interest of the certificateholders in a series as specified in the related supplement.

   "INVESTOR PERCENTAGE" means each of the varying percentages used to allocate to a series receivables in Defaulted Accounts and collections of Finance Charge Receivables and collections of Principal Receivables.

   "INVESTOR SERVICING FEE" means the servicing fee allocable to the Investor Interest of a series, as specified in the related supplement.

   "JPMC" means J.P. Morgan Chase & Co.

   "MASTER TRUST PORTFOLIO" means the portfolio of MasterCard and VISA accounts selected from the Bank Portfolio to be Accounts designated to have their receivables included in the master trust.

   "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to:

   o the sum of the numerators used to calculate the Investor Percentages for the allocation of collections of Principal Receivables for each series outstanding minus

   o     the amount on deposit in the Excess Funding Account;

provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

   "MINIMUM TRANSFEROR INTEREST" means, for any period, 7% of the sum of:

   o     the average Principal Receivables for that period, and

   o the amount on deposit in each of the Excess Funding Account, the Principal Funding Account and any other bank account specified in the Pooling and Servicing Agreement or any Series Supplement;

provided, however, that Chase USA may reduce the Minimum Transferor Interest to not less than 2% of the sum of the amounts specified above upon satisfaction of the Rating Agency Condition and other conditions set forth in the Pooling and Servicing Agreement.

   "MONTHLY INTEREST" means interest accrued for a specified month for any series or class.

   "MONTHLY PERIOD" means a calendar month, except that the first Monthly Period for any series:

   o     begins on the Closing Date for that series, and

   o ends on the last day of the calendar month before the month in which the first Distribution Date occurs for that series.

   "NON-U.S. CERTIFICATE OWNER" means a beneficial owner of a certificate other than a U.S. Certificate Owner.

   "NON-U.S. NOTE OWNER" means a beneficial owner of a note other than a U.S. Note Owner.

   "NOTE MATURITY DATE" means the final Payment Date on which payments are to be made to the noteholders of a series.

   "NOTE RATE" means the interest rate per annum applicable for any series or class of notes.

   "OWNER TRUSTEE" means the trustee of an owner trust identified in the related supplement.

   "PARTICIPATIONS" means undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Transferor.

   "PAYMENT DATE" means the dates specified in the related supplement on which distributions of interest or principal are to be made to noteholders.

   "PAY OUT EVENT" means, for any series of certificates issued by the master trust, any of the events identified in the related supplement and any of the events described under "Description of the Securities--Description of the Certificates--Pay Out Events."

   "PAYING AGENT" means The Chase Manhattan Bank.

   "PLAN" means:

   o an employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA,

   o a plan within the meaning of Section 4975 of the tax code, whether or not subject to Section 4975 of the tax code, or

   o any entity which may be deemed to hold the assets of any of those plans under ERISA, the regulations promulgated under ERISA (including, without limitation, an insurance company general account), or any Similar Law.

   "POOLING AND SERVICING AGREEMENT" means the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, among the Transferor, the servicer and the master trust trustee, as amended by the First Amendment thereto dated as of March 31, 2001 and as may be further amended from time to time.

   "PORTFOLIO YIELD" means, with respect to any series for any Monthly Period, the annualized percentage equivalent of a fraction:

   o the numerator of which is the sum of collections of Finance Charge Receivables, investment earnings on amounts in the Principal Funding Account--net of investment expenses and losses--and amounts withdrawn from the Accumulation Period Reserve Account deposited into the Finance Charge Account for that Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for that Monthly Period, and

   o the denominator of which is the Investor Interest as of the close of business on the last day of that Monthly Period.

   "PRE-FUNDING ACCOUNT" means a bank account:

   o established with the master trust trustee for the benefit of certificateholders of a series, and

   o in which is deposited the difference between the aggregate amount of principal receivables allocable to that series and the aggregate outstanding principal amount of the certificates of that series.

   "PRINCIPAL ACCOUNT" means a bank account held for the benefit of the certificateholders in which the servicer will deposit collections of Principal Receivables allocated to the certificateholders.

   "PRINCIPAL AMORTIZATION PERIOD" means a period:

   o     beginning on the date specified in the related supplement, and

   o     ending on the earlier of:

           the start of the Rapid Amortization Period, and

           the Series Termination Date, and

during which collections of Principal Receivables allocable to the Investor Interest of a series and other amounts specified in the related supplement will be used on each Distribution Date to make principal distributions to the certificateholders of that series or any class then scheduled to receive principal distributions.

   "PRINCIPAL COMMENCEMENT DATE" means the date on which principal payments on the securities of a series are scheduled to begin.

   "PRINCIPAL FUNDING ACCOUNT" means an Eligible Deposit Account held for the benefit of the certificateholders of a series with an Accumulation Period in which collections of principal receivables are accumulated. At the end of the Accumulation Period, the amount in this account will be paid to certificateholders of the related class or series.

   "PRINCIPAL RECEIVABLES" means receivables that consist of amounts charged by cardholders for:

   o     goods and services,

   o     cash advances, and

   o     consolidation or transfer of balances from other credit cards,

less the amount of any Discount Option Receivables.

   "RAPID ACCUMULATION EVENT" means an event specified in the related supplement that would cause a Rapid Accumulation Period to commence.

   "RAPID ACCUMULATION PERIOD" means a period:

   o beginning when a Rapid Accumulation Event occurs or at such other time as is specified in the related supplement, and

   o     ending on the earliest of:

           the start of the Rapid Amortization Period,

           payment in full of the Investor Interest of the certificates of that series, and the Series Termination Date, and

during which collections of Principal Receivables allocable to a series will be deposited on each Transfer Date into the Principal Funding Account and used to pay principal to the certificateholders of that series or class on the scheduled payment date.

   "RAPID AMORTIZATION PERIOD" means a period:

   o beginning on the day a Pay Out Event occurs or such other date as may be specified in the related supplement, and

   o     ending on the earlier of:

           the date on which the Investor Interest of the certificates of that series have been paid in full, or the related Series Termination Date, and

during which collections of Principal Receivables allocable to a series will be paid on each Distribution Date to the certificateholders of that series.

   "RATING AGENCY CONDITION" means the notification in writing by each rating agency that a proposed action will not result in that rating agency reducing or withdrawing its then-existing rating of the investor certificates or notes of any outstanding series or class with respect to which it is a rating agency.

   "RECORD DATE" means the date specified in the related supplement as of which a certificateholder must be the registered holder of a certificate to receive a payment on the following Distribution Date.

   "RECOVERIES" means amounts received by the servicer with respect to charged-off accounts in the Bank Portfolio.

   "REMOVED ACCOUNTS" means Accounts designated by the Transferor to have their receivables conveyed from the master trust to the Transferor and which no longer constitute Accounts.

   "RESERVE ACCOUNT" means a bank account established to provide support for a series or one or more classes of securities. This type of account may be funded by an initial cash deposit or any other method provided in the related supplement.

   "REVOLVING PERIOD" means, with respect to any series, a period:

   o     beginning on the Closing Date, and

   o ending when an Accumulation Period or Amortization Period begins, and during which collections of Principal Receivables allocable to that series are generally not paid to certificateholders or accumulated but are generally paid to the Transferor.

   "SERIES CERTIFICATE" means a Series Certificate issued by the master trust and deposited in an owner trust.

   "SERIES SUPPLEMENT" means the supplement to the Pooling and Servicing Agreement relating to a particular series.

   "SERIES TERMINATION DATE" means for any series the earliest to occur of:

   o the Distribution Date on which the Investor Interest has been paid in full,

   o the final Distribution Date on which principal and interest with respect to a series is scheduled to be paid as described in the related supplement, and

   o     the Trust Termination Date.

   "SERVICER DEFAULT" means any failure of the servicer under the Pooling and Servicing Agreement and any Series Supplement:

   o to perform its duties or fulfill its obligations (each, a "breach"), and

   o to cure the breach within a specified period of time, including any grace period, after discovery or notice of the breach.

See "--Description of the Securities--Description of the Certificates--Servicer Default" for a description of the specific events that could result in a Servicer Default.

   "SIMILAR LAW" means any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the tax code.

   "SPREAD ACCOUNT" means an account providing support for a series or one or more classes of securities by the periodic deposit in that account of available excess cash flow from the master trust assets.

   "TAX OPINION" means an opinion of counsel to the effect that, for federal income tax purposes:

   o an issuance will not adversely affect the tax characterization as debt of certificates of any outstanding series or class that were characterized as debt at the time of their issuance,

   o following the issuance, the master trust will not be deemed to be an association, or publicly traded partnership, taxable as a corporation, and

   o the issuance will not cause or constitute an event in which gain or loss would be recognized by any certificateholder or the master trust.

   "TRANSFER DATE" means the business day immediately prior to a Distribution Date.

   "TRANSFEROR" means:

   o with respect to the period before June 1, 1996, CMB (formerly known as Chemical Bank), and

   o     with respect to the period beginning on June 1, 1996, Chase USA.

   "TRANSFEROR CERTIFICATE" means the certificate that represents the Transferor Interest in the master trust or the uncertificated interest in the master trust comprising the Transferor Interest.

   "TRANSFEROR INTEREST" means the aggregate principal amount of the interest of the Transferor in the master trust.

   "TRANSFEROR PERCENTAGE" means the percentage of receivables in Defaulted Accounts and collections of Finance Charge Receivables and collections of Principal Receivables allocated to the holder of the Transferor Certificate equal to 100% minus the sum of the applicable Investor Percentages for all series of certificates then outstanding.

   "TRUST TERMINATION DATE" means the earliest of:

   o the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each series outstanding is zero,

   o     August 31, 2016, or

   o if the receivables are sold, disposed of or liquidated after an insolvency event occurs, immediately after that sale, disposition or liquidation.

   "UCC" means the Uniform Commercial Code as in effect in the jurisdiction where Chase USA is located.

   "U.S. CERTIFICATE OWNER" means a beneficial owner of a certificate (other than a Series Certificate) described under "Tax Matters."

   "U.S. NOTE OWNER" means a beneficial owner of a note described under "Tax Matters."

   "U.S. PERSON" means a person described under "Description of the Securities--Form of Your Securities--Certain U.S. Federal Income Tax Documentation Procedures relating to Global Securities."

                                   PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee ...................         $250.00
Printing and Engraving .............               *
Trustee's Fees .....................               *
Legal Fees and Expenses ............               *
Blue Sky Fees and Expenses .........               *
Accountants' Fees and Expenses  ....               *
Rating Agency Fees .................               *
Miscellaneous Fees .................               *
                                     --------------
  Total ............................            $[]*
                                     ==============

------------
*      To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Article IX of the By-laws of Chase Manhattan Bank USA, National Association ("CHASE USA") provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she is or was a director or officer of Chase USA or is or was serving at the request of Chase USA as a director, officer, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "INDEMNITEE"), whether the basis for such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Chase USA to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Chase USA to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, Chase USA shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of Chase USA.

   The right to indemnification described in the immediately preceding paragraph shall include the right to be paid by Chase USA the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereafter an "ADVANCEMENT OF EXPENSES"); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to Chase USA of an undertaking (hereinafter an "UNDERTAKING"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "FINAL ADJUDICATION") that such indemnitee is not entitled to be indemnified for such expenses under such Article IX or otherwise.

    The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by Chase USA within sixty days after a written claim has been received by Chase USA except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against Chase USA to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought b the indemnitee to enforce a right to indemnification under such Article IX (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, Chase USA shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of Chase USA (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by Chase USA (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such Article IX, or by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such Article IX or otherwise shall be on Chase USA.

   Article IX of Chase USA's By-Laws also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders of disinterested stockholders or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense.

   There are directors and officers liability insurance policies presently outstanding which insure directors and officers of Chase USA, Chase USA's parent and certain of its subsidiaries. The policies cover losses for which Chase USA, Chase USA's parent or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Chase USA, Chase USA's parent or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

  1.1--    Form of Underwriting Agreement for Certificates (incorporated by reference to
           Exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form S-3 of
           Chemical Bank (No. 33-94190)).

                               II-2

  1.2--    Form of Underwriting Agreement for Notes (incorporated by reference to Exhibit 1.2 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan
           Bank USA, National Association (No. 333-74303)).

  4.1--    Third Amended and Restated Pooling and Servicing Agreement, dated as of November
           15, 1999, among Chase USA, The Chase Manhattan Bank and The Bank of New York.*

  4.2--    First Amendment to the Third Amended and Restated Pooling and Servicing Agreement,
           dated as of March 31, 2001, among Chase USA, The Chase Manhattan Bank and The Bank of New York.*

  4.3--    Form of Series Supplement for Certificates (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank,
           USA, National Association (No. 333-74303)).

  4.4--    Form of Series Supplement for Series Certificates (incorporated by reference to
           Exhibit 4.3 to Amendment No. 2 to Amendment No. 2 to the Registration Statement
           on Form S-3 of Chase Manhattan Bank USA, National Association (No. 333-74303)).

  4.5--    Form of Delaware Statutory Business Trust Agreement of Chase Credit Card Owner
           Trust 1999 between Chase USA and the Owner Trustee (incorporated by reference to
           Exhibit 4.4 Amendment No. 2 to the Registration Statement on Form S-3 of
           Chase Manhattan Bank USA, National Association (No. 333-74303)).

  4.5a--   Form of Delaware Common Law Trust Agreement of Chase Credit Card Owner Trust 1999
           between the Chase USA and the Owner Trustee (incorporated by reference to Exhibit
           4.4a to Amendment No. 3 to the Registration Statement on Form S-3 of Chase
           Manhattan Bank USA, National Association (No. 333-74303)).

  4.6--    Form of Deposit and Administration Agreement among Chase USA and Chase Credit Card
           Owner Trust 1999 (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA, National
           Association (No. 333-74303)).

  4.7--    Form of Indenture between Chase Credit Card Owner Trust 1999 and the Indenture
           Trustee (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the
           Registration Statement on Form S-3 of Chase Manhattan Bank USA, National
           Association (No. 333-74303)).

  4.8--    Form of Note (contained in Exhibit 4.7)

  5.1--    Opinion of Simpson Thacher & Bartlett.*

  8.1--    Opinion of Simpson Thacher & Bartlett with respect to certain tax matters (included in opinion to be filed as Exhibit 5.1).*

 23.1--    Consent of Simpson Thacher & Bartlett (included in opinion to be filed as Exhibit
           5.1).*

 25.1--    Form T-1 of Indenture Trustee.*

------------
*       To be filed by amendment

  (b) FINANCIAL STATEMENTS

   All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS

   The undersigned Registrants hereby undertake as follows:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "ACT"); notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Act, each filing of the Master Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this Registrant Statement as of the time it was declared effective.

     (g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, on August 23, 2001.

                                CHASE MANHATTAN BANK USA,  NATIONAL
                                ASSOCIATION

                                By: /s/ Keith Schuck
                                ----------------------------------------------
                                    Keith Schuck
                                    Chief Financial Officer and Controller

                                CHASE CREDIT CARD MASTER TRUST
                                            (Co-Registrant)

                                By: /s/ Daniel R. DeMeo
                                ----------------------------------------------
                                    Daniel R. DeMeo
                                    Senior Vice President and Chief Financial
                                      Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 23, 2001 by the following persons in the capacities indicated.

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Wilmot, Nora Brennan, Michael
J. Barrett, Vincent J. Mattamira, Keith W. Schuck, Andrew T. Semmelman, Patricia Garvey, Barbara D'Amico, Robert Birnbaum, Neila Radin, Stephen B. Grant and James Y. Lee, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on August 23, 2001 by the following persons in the capacities indicated.

        SIGNATURE            TITLE
------------------------     --------------------------------------------

-------------------------    Chairman of the Board and Director
    David A. Coulter

/s/ Michael Barrett
-------------------------    President and Director
    Michael Barrett

/s/ Luke S. Hayden           Director
-------------------------
    Luke S. Hayden

                             Director
-------------------------
    Kevin T. Hurley


-------------------------    Director
    Stephen Rotella

/s/ John M. Nuzum
-------------------------    Director
    John M. Nuzum

/s/ Peter Schleif
-------------------------    Director
    Peter Schleif

/s/ Richard J. Srednicki     Director
-------------------------
    Richard J. Srednicki

/s/ Keith W. Schuck          Chief Financial Officer
-------------------------    Controller (Principal Accounting Officer)
    Keith W. Schuck

                                 EXHIBIT INDEX



   EXHIBIT
     NO.     DESCRIPTION
------------ ---------------------------------------------------------------------------------
  1.1--      Form of Underwriting Agreement for Certificates (incorporated by reference to
             Exhibit 1.1 to Amendment No. 1 to the Registration Statement on Form S-3 of
             Chemical Bank (No. 33-94190)).
  1.2--      Form of Underwriting Agreement for Notes (incorporated by reference to
             Exhibit 1.2 to Amendment No. 2 to the Registration Statement on Form S-3 of
             Chase Manhattan Bank USA, National Association (No. 333-74303)).
  4.1--      Third Amended and Restated Pooling and Servicing Agreement, dated as of
             November 15, 1999, among Chase USA, The Chase Manhattan Bank and The
             Bank of New York.*
  4.2--      First Amendment to the Third Amended and Restated Pooling and Servicing
             Agreement, dated as of March 31, 2001, among Chase USA, The Chase
             Manhattan Bank and The Bank of New York.*
  4.3--      Form of Series Supplement for Certificates (incorporated by reference to Exhibit
             4.2 to Amendment No. 2 to the Registration Statement on Form S-3 of Chase
             Manhattan Bank, USA, National Association (No. 333-74303)).
  4.4--      Form of Series Supplement for Series Certificates (incorporated by reference to
             Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-3 of
             Chase Manhattan Bank USA, National Association (No. 333-74303)).
  4.5--      Form of Delaware Statutory Business Trust Agreement of Chase Credit Card
             Owner Trust 1999 between Chase USA and the Owner Trustee (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registration Statement on
             Form S-3 of Chase Manhattan Bank USA, National Association
             (No. 333-74303)).
   4.5a--    Form of Delaware Common Law Trust Agreement of Chase Credit Card Owner
             Trust 1999 between the Chase USA and the Owner Trustee (incorporated by reference to Exhibit 4.4a to Amendment No. 3 to the Registration Statement on
             Form S-3 of Chase Manhattan Bank USA, National Association (No.
              333-74303)).
  4.6--      Form of Deposit and Administration Agreement among Chase USA and Chase
             Credit Card Owner Trust 1999 (incorporated by reference to Exhibit 4.5 to
             Amendment No. 2 to the Registration Statement on Form S-3 of Chase
             Manhattan Bank USA, National Association (No. 333-74303)).
  4.7--      Form of Indenture between Chase Credit Card Owner Trust 1999 and the
             Indenture Trustee (incorporated by reference to Exhibit 4.6 to Amendment No.
             2 to the Registration Statement on Form S-3 of Chase Manhattan Bank USA,
             National Association (No. 333-74303)).
  4.8--      Form of Note (contained in Exhibit 4.7)
  5.1--      Opinion of Simpson Thacher & Bartlett.*
  8.1--      Opinion of Simpson Thacher & Bartlett with respect to certain tax matters
             (included in opinion to be filed as Exhibit 5.1).*
 23.1--      Consent of Simpson Thacher & Bartlett (included in opinion to be filed as
             Exhibit 5.1).*
 25.1--      Form T-1 of Indenture Trustee.*

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*     To be filed by amendment